Exhibit 10.1

LUMP SUM TURNKEY AGREEMENT

for the

ENGINEERING, PROCUREMENT AND CONSTRUCTION

of the

SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL

by and between

SABINE PASS LNG, L.P.

as Owner

and

BECHTEL CORPORATION

as Contractor

Dated as of the 18th Day of December, 2004

TABLE OF CONTENTS

RECITALS

ARTICLE 1	DEFINITIONS

ARTICLE 2	RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS
2.1	Status of Contractor
2.2	Key Personnel, Organization Chart and Contractor Representative
2.3	Subcontractors and Sub-subcontractors
2.4	Subcontracts and Sub-subcontracts
2.5	Contractor Acknowledgements

ARTICLE 3	CONTRACTOR’S RESPONSIBILITIES
3.1	Scope of Work
3.2	Specific Obligations
3.3	Design and Engineering Work
3.4	Spare Parts
3.5	Training Program in General
3.6	Environmental Regulations and Environmental Compliance
3.7	Construction Equipment
3.8	Employment of Personnel
3.9	Clean-Up
3.10	HSE Plan; Security
3.11	Emergencies
3.12	Contractor Permits
3.13	Books, Records and Audits
3.14	Tax Accounting
3.15	Temporary Utilities, Roads, Facilities and Storage
3.16	Subordination of Liens
3.17	Hazardous Materials
3.18	Quality Assurance
3.19	Reports
3.20	Payment
3.21	Commercial Activities
3.22	Title to Materials Found
3.23	Survey Control Points and Layout
3.24	Cooperation with Others
3.25	Responsibility for Property
3.26	Explosives
3.27	Taxes
3.28	Equipment Quality

ARTICLE 4	OWNER’S RESPONSIBILITIES
4.1	Payment and Financing
4.2	Owner Permits

4.3	Access to the Site and Off-Site Rights of Way and Easements
4.4	Operation Personnel
4.5	Sales and Use Tax Matters
4.6	Legal Description and Survey
4.7	Hazardous Materials
4.8	Owner-Provided Items
4.9	LNG Tanker Release

ARTICLE 5	COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS
5.1	Commencement of Work
5.2	Limited Notice to Proceed/Notice to Proceed
5.3	Project Schedule
5.4	CPM Schedule Submissions
5.5	Recovery and Recovery Schedule
5.6	Acceleration and Acceleration Schedule

ARTICLE 6	CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY
6.1	Change Orders Requested by Owner
6.2	Change Orders Requested by Contractor
6.3	Contract Price Adjustment; Contractor Documentation
6.4	Change Orders Act as Accord and Satisfaction
6.5	Timing Requirements for Notifications and Change Order Requests by Contractor
6.6	Evidence of Funds
6.7	Adjustment Only Through Change Order
6.8	Force Majeure
6.9	Extensions of Time and Adjustment of Compensation
6.10	Delay
6.11	Contractor Obligation to Mitigate Delay

ARTICLE 7	CONTRACT PRICE AND PAYMENTS TO CONTRACTOR
7.1	Contract Price
7.2	Interim Payments
7.3	Final Completion and Final Payment
7.4	Payments Not Acceptance of Work
7.5	Payments Withheld
7.6	Interest on Late Payments and Improper Collection
7.7	Offset
7.8	Procedure for Withholding, Offset and Collection on the Letter of Credit
7.9	Payment Error

ARTICLE 8	TITLE AND RISK OF LOSS
8.1	Title
8.2	Risk of Loss

ARTICLE 9	INSURANCE AND LETTER OF CREDIT

9.1	Insurance
9.2	Irrevocable Standby Letter of Credit
9.3	Bechtel General Corporate Facts and Contractor Quarterly Confirmation

ARTICLE 10	OWNERSHIP OF DOCUMENTATION
10.1	Work Product, Contractor’s Intellectual Property and Third Party Proprietary Work Product
10.2	Return/Delivery of Certain Property
10.3	Contractor’s Right to Use of Work Product
10.4	Owner Provided Documents

ARTICLE 11	COMPLETION AND PERFORMANCE LIQUIDATED DAMAGES
11.1	Notice of RFCD and Delivery of LNG for Commissioning, Start-Up and Performance Testing
11.2	Delay in RFCD
11.3	Notice and Requirements for Substantial Completion
11.4	Owner Acceptance of RFCD and Substantial Completion
11.5	Performance Liquidated Damages
11.6	Punchlist
11.7	Notice and Requirements for Final Completion
11.8	Operations Activities
11.9	Schedule Bonus

ARTICLE 12	WARRANTY AND CORRECTION OF WORK
12.1	Warranty
12.2	Correction of Work Prior to Substantial Completion
12.3	Correction of Work After Substantial Completion
12.4	Assignability of Warranties
12.5	Waiver of Implied Warranties

ARTICLE 13	DELAY LIQUIDATED DAMAGES
13.1	Delay Liquidated Damages

ARTICLE 14	CONTRACTOR’S REPRESENTATIONS
14.1	Corporate Standing
14.2	No Violation of Law; Litigation
14.3	Licenses
14.4	No Breach
14.5	Corporate Action
14.6	Financial Solvency

ARTICLE 15	OWNER’S REPRESENTATIONS
15.1	Standing
15.2	No Violation of Law; Litigation
15.3	Licenses
15.4	No Breach
15.5	Corporate Action

15.6	Financial Solvency

ARTICLE 16	DEFAULT, TERMINATION AND SUSPENSION
16.1	Default by Contractor
16.2	Termination for Convenience by Owner
16.3	Suspension of Work
16.4	Suspension by Contractor
16.5	Termination by Contractor
16.6	Termination in the Event of Delayed Notice to Proceed
16.7	Termination in the Event of an Extended Force Majeure
16.8	Contractor’s Right to Terminate

ARTICLE 17	INDEMNITIES
17.1	General Indemnification
17.2	Injuries to Contractor’s Employees and Damage to Contractor’s Property
17.3	Injuries to Owner’s Employees and Damage to Owner’s Property
17.4	Patent and Copyright Indemnification Procedure
17.5	Lien Indemnification
17.6	Owner’s Failure to Comply with Applicable Law
17.7	Landowner Claims
17.8	Legal Defense
17.9	Enforceability

ARTICLE 18	DISPUTE RESOLUTION
18.1	Negotiation
18.2	Arbitration
18.3	Continuation of Work During Dispute
18.4	Escrow of Certain Disputed Amounts By Owner

ARTICLE 19	CONFIDENTIALITY
19.1	Contractor’s Obligations
19.2	Owner’s Obligations
19.3	Definitions
19.4	Exceptions
19.5	Equitable Relief
19.6	Term

ARTICLE 20	LIMITATION OF LIABILITY
20.1	Contractor Aggregate Liability
20.2	Limitation on Contractor’s Liability for Liquidated Damages
20.3	Liquidated Damages In General
20.4	Consequential Damages
20.5	Exclusive Remedies
20.6	Applicability
20.7	Term Limit

ARTICLE 21	MISCELLANEOUS PROVISIONS

21.1	Entire Agreement
21.2	Amendments
21.3	Joint Effort
21.4	Captions
21.5	Notice
21.6	Severability
21.7	Assignment
21.8	No Waiver
21.9	Governing Law
21.10	Successors and Assigns
21.11	Attachments and Schedules
21.12	Obligations
21.13	Further Assurances
21.14	Priority
21.15	Restrictions on Public Announcements
21.16	Potential Lenders, Potential Equity Investors and Equity Participants
21.17	Foreign Corrupt Practices Act
21.18	Language
21.19	Counterparts
21.20	Federal Energy Regulatory Commission Approval
21.21	Owner’s Lender
21.22	Independent Engineer
21.23	Survival

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LIST OF ATTACHMENTS AND SCHEDULES

ATTACHMENT A	Scope of Work and Design Basis

SCHEDULE A-1	Scope of Work

SCHEDULE A-2	Design Basis

SCHEDULE A-3	Conceptual Engineering Documents and Trends List

ATTACHMENT B	Contractor Deliverables

ATTACHMENT C	Payment Schedule

SCHEDULE C-1	Milestone Payment Schedule

SCHEDULE C-2	Monthly Payment Schedule

ATTACHMENT D	Form of Change Order

SCHEDULE D-1	Change Order Form

SCHEDULE D-2	Unilateral Change Order Form

SCHEDULE D-3	Contractor’s Change Order Request Form/Contractor’s Response to a Change Order Proposed by Owner

SCHEDULE D-4	Unit Rates for Change Orders Performed on a Time and Materials Basis

ATTACHMENT E	Project Schedule

ATTACHMENT F	Key Personnel and Contractor’s Organization

ATTACHMENT G	Approved Subcontractors and Sub-subcontractors and List of Major Equipment

ATTACHMENT H	Form of Limited Notice to Proceed and Notice to Proceed

SCHEDULE H-1	Form of Limited Notice to Proceed

SCHEDULE H-2	Form of Notice to Proceed

ATTACHMENT I	Form of Contractor’s Invoices

SCHEDULE I-1	Form of Contractor’s Interim Invoice

SCHEDULE I-2	Form of Contractor’s Final Invoice

ATTACHMENT J	HSE Plan Requirements

ATTACHMENT K	Form of Lien and Claim Waivers

SCHEDULE K-1	Contractor’s Interim Conditional Lien Waiver

SCHEDULE K-2	Contractor’s Interim Unconditional Lien Waiver

SCHEDULE K-3	Subcontractor’s Interim Conditional Lien Waiver

SCHEDULE K-4	Subcontractor’s Interim Unconditional Lien Waiver

SCHEDULE K-5	Contractor’s Final Conditional Lien and Claim Waiver

SCHEDULE K-6	Contractor’s Final Unconditional Lien and Claim Waiver

SCHEDULE K-7	Subcontractor’s Final Conditional Lien and Claim Waiver

SCHEDULE K-8	Subcontractor’s Final Unconditional Lien and Claim Waiver

ATTACHMENT L	Form of RFCD Completion Certificate

ATTACHMENT M	Form of Substantial Completion Certificate

ATTACHMENT N	Form of Final Completion Certificate

ATTACHMENT O	Insurance Requirements

ATTACHMENT P	Contractor Permits

ATTACHMENT Q	Owner Permits

ATTACHMENT R	Form of Irrevocable, Standby Letters of Credit

SCHEDULE R-1	Form of Performance Letter of Credit

SCHEDULE R-2	Form of Payment Letter of Credit

ATTACHMENT S	Performance Tests

ATTACHMENT T	Performance Guarantees, Performance Liquidated Damages, Minimum Acceptance Criteria and Delay Liquidated Damages

ATTACHMENT U	Owner-Provided Items and Responsibility

ATTACHMENT V	Pre-Commissioning, Commissioning, Start-Up and Training

ATTACHMENT W	Operating Spare Parts List

ATTACHMENT X	[Not Used.]

ATTACHMENT Y	Site and Off-Site Rights of Way and Easements

ATTACHMENT Z	[Not Used.]

ATTACHMENT AA	Form of Acknowledgement and Consent Agreement with Lender

ATTACHMENT BB	Form of Contractor and Owner Confirmations

SCHEDULE BB-1	Form of Contractor Quarterly Confirmation

SCHEDULE BB-2	Form of Owner Monthly Confirmation

SCHEDULE BB-3	Form of Owner Quarterly Confirmation

ATTACHMENT CC	Independent Engineer Activities

ATTACHMENT DD	Form of Escrow Agreement

ATTACHMENT EE	Stainless Steel Adjustment, Tank Subcontract Materials Adjustment, Marine Loading Arm Adjustment and BOG Compressor Adjustment

SABINE PASS LNG RECEIVING,

STORAGE AND REGASIFICATION TERMINAL

ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT

THIS ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENT (this “Agreement”), dated as of the 18th Day of December, 2004 (the “Contract Date”), is entered into by and between SABINE PASS LNG, L.P., a Delaware limited partnership, having its principal place of business at 717 Texas Avenue, Suite 3100, Houston, Texas 77002 (“Owner”), and BECHTEL CORPORATION, a Nevada corporation, having an address at 3000 Post Oak Boulevard, Houston, Texas 77056 (“Contractor” and, together with Owner, each a “Party” and together the “Parties”).

RECITALS

WHEREAS, Owner desires to enter into an agreement with Contractor to provide services for the engineering, procurement and construction of a turnkey LNG receiving, storage and regasification terminal to be owned by Owner, located near the town of Johnson’s Bayou in Cameron Parish, Louisiana, and all related appurtenances thereto (as more fully described below, the “Facility” or “Project”), and to commission, start-up and test the Facility, all as further described herein; and

WHEREAS, Contractor, itself or through its vendors, suppliers, and subcontractors, desires to provide the foregoing engineering, procurement, construction, commissioning, start-up and testing services on a turnkey lump sum basis;

NOW THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

Article 1
DEFINITIONS

1.1                                 In addition to other defined terms used throughout this Agreement, when used herein, the following capitalized terms have the meanings specified in this Section 1.1.

“AAA” has the meaning set forth in Section 18.2.

“AAA Rules” has the meaning set forth in Section 18.2.

“Acceleration Schedule” has the meaning set forth in Section 5.6A.

“Actual Insurance Cost” has the meaning set forth in Section 7.1B.

“Administrative Agent” means the administrative agent under the credit agreement for the financing of the Project.

“Advance Payment” has the meaning set forth in Section 7.2A.

“Affiliate” means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or otherwise.

“Agreement” means this Agreement for the performance of the Work (including all Attachments and Schedules attached hereto), as it may be amended from time to time in accordance with this Agreement.

“Applicable Codes and Standards” means any and all codes, standards or requirements applicable to the Work set forth or listed in Attachment A, in any Applicable Law (subject to an adjustment by Change Order in accordance with Section 6.2A.1), or which are set forth or listed in any document or Drawing listed in Attachment A, which codes, standards and requirements shall govern Contractor’s performance of the Work, as provided herein, provided that, with respect to Applicable Codes and Standards which are not set forth in any Applicable Law, any reference herein to Applicable Codes and Standards shall be deemed only to refer to such Applicable Codes and Standards in existence as of the Contract Date.

“Applicable Law” means all laws, statutes, ordinances, orders, decrees, injunctions, licenses, Permits, approvals, rules and regulations, including any conditions thereto, of any Governmental Instrumentality having jurisdiction over all or any portion of the Site or the Facility or performance of all or any portion of the Work or the operation of the Facility, or other legislative or administrative action of a Governmental Instrumentality, or a final decree, judgment or order of a court which relates to the performance of Work hereunder.

“Bechtel General Corporate Facts” has the meaning set forth in Section 9.3.

“BOG Compressor Adjustment” has the meaning set forth in Section 7.1G.

“Boil-Off” means Natural Gas which comes out of a liquid phase into a gas phase in various locations within the Facility (except Natural Gas produced by the vaporizers), and is collected in the boil-off or vapor handling system.

“Books and Records” has the meaning set forth in Section 3.13A.

“Business Day” means every Day other than a Saturday, a Sunday or a Day that is an official holiday for employees of the federal government of the United States of America.

“CAD” has the meaning set forth in Section 3.3E.

“Change Order” means, after the execution of this Agreement, any of the following: (i) a written order issued by Owner to Contractor, in the form of Schedule D-2, (ii) a written instrument signed by both Parties in the form of Schedule D-1, in each case executed pursuant to the applicable provisions of Article 6, or (iii) a determination issued pursuant to Article 18, that authorizes an addition to, deletion from, suspension of, or any other

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modification or adjustment to the requirements of this Agreement, including the Work or any Changed Criteria.

“Changed Criteria” has the meaning set forth in Section 6.1A.

“Changes in Law” means any amendment, modification, superseding act, deletion, addition or change in or to Applicable Law (excluding changes to tax laws where such taxes are based upon Contractor’s income or profits/losses) that occurs and takes effect after the Contract Date.  A Change in Law shall include any official change in the interpretation or application of Applicable Law (including Applicable Codes and Standards set forth in Applicable Law), provided that such change is expressed in writing by the applicable Governmental Instrumentality.

“Cheniere” means Cheniere Energy, Inc.

“Collateral Agent” means the collateral agent under the credit agreement for the financing of the Project.

“Confidential Information” has the meaning set forth in Section 19.3.

“Confirmed Acceleration Directive” has the meaning set forth in Section 5.6A.

“Consequential Damages” has the meaning set forth in Section 20.4.

“Construction Equipment” means the equipment, machinery, structures, scaffolding, materials, tools, supplies and systems owned, rented or leased by Contractor or its Subcontractors or Sub-subcontractors for use in accomplishing the Work, but not intended for incorporation into the Facility.

“Construction Equipment Lessor” means the Subcontractor or Sub-subcontractor, as the case may be, who rents or leases Construction Equipment.

“Contract Date” has the meaning set forth in the preamble.

“Contract Price” has the meaning set forth in Section 7.1, as may be adjusted by Change Order in accordance with the terms of this Agreement.

“Contractor” has the meaning set forth in the preamble hereto.

“Contractor Group” means (i) Contractor and its Affiliates and (ii) the respective directors, officers, agents, employees, representatives of each Person specified in clause (i) above.

“Contractor Permits” means the Permits listed in Attachment P and any other Permits (not listed in either Attachment P or Attachment Q) necessary for performance of the Work which are required to be obtained in Contractor’s name pursuant to Applicable Law.

“Contractor Quarterly Confirmation” has the meaning set forth in Section 9.3.

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“Contractor Representative” means that Person or Persons designated by Contractor in a written notice to Owner specifying any and all limitations of such Person’s authority, and acceptable to Owner, who shall have complete authority to act on behalf of Contractor on all matters pertaining to this Agreement or the Work including giving instructions and making changes in the Work.  The Contractor Representative as of the Contract Date is designated in Section 2.2B.

“Contractor’s Confidential Information” has the meaning set forth in Section 19.2.

“Contractor’s Intellectual Property” has the meaning set forth in Section 10.1A.

“Cool Down” means the controlled process by which a process system is taken from its ambient condition (purged and cleaned of air, moisture and debris, etc.) and cooled down to its cryogenic temperature (at or below - 260°F) through the use of LNG, which shall be set forth in the Project Commissioning Plan.  A system has achieved “Cool Down” when it has reached its cryogenic temperature in a stable condition.

“Corrective Work” has the meaning set forth in Section 12.3.

“CPM Schedule” has the meaning set forth in Section 5.4.

“Day” means a calendar day.

“Default” has the meaning set forth in Section 16.1A.

“Defect” or “Defective” has the meaning set forth in Section 12.1A.

“Defect Correction Period” means the period commencing upon Substantial Completion and ending eighteen (18) months thereafter.

“Delay Liquidated Damages” has the meaning set forth in Section 13.1C.

“Design Basis” means the basis of design and technical limits and parameters of the Facility as set forth in Schedule A-2.

“Disclosing Party” has the meaning set forth in Section 19.3.

“Dispute” has the meaning set forth in Section 18.1.

“Dispute Notice” has the meaning set forth in Section 18.1.

“Drawings” means the graphic and pictorial documents showing the design, location and dimensions of the Facility, generally including plans, elevations, sections, details, schedules and diagrams, which are prepared as a part of and during the performance of the Work.

“Effective Date” means the date on which Owner issues the Limited Notice to Proceed in accordance with Section 5.2A.

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“Equipment” means all equipment, materials, supplies, software, licenses and systems required for the completion of and incorporation into the Facility.

“Escrow Agent” means the escrow agent under the Escrow Agreement.

“Escrow Agreement” means the escrow agreement between Owner, Escrow Agent and Contractor, which shall be in the form attached hereto as Attachment DD.

“Escrowed Amounts” has the meaning set forth in Section 18.4.

“Excessive Monthly Precipitation” means that the total precipitation measured at the Site for the Month that the event in question occurred has exceeded the following selected probability levels for such Month for Weather Station 417174 BPT, Port Arthur AP Beaumont TX, as specified in the National Oceanic and Atmospheric Administration publication titled “Climatography of the U.S. No. 81, Supplement No. 1, Monthly Precipitation Probabilities and Quintiles, 1971-2000.”:

(1)                                  For the period from Contractor’s mobilization to the Site until completion of the last Tank pile cap, the selected probability level of 0.6 shall apply; and

(2)                                  For all other periods after Contractor’s mobilization to the Site, the selected probability level of 0.8 shall apply.

The Parties recognize that the assessment as to whether or not total precipitation measured at the Site for a given Month constitutes Excessive Monthly Precipitation can only be made after the end of the Month in question.

“Facility” means the facilities contemplated in this Agreement (including the Scope of Work), including the LNG receiving, storage and regasification facilities to be engineered, procured, constructed, pre-commissioned, commissioned and tested by Contractor under this Agreement.

“FERC” means the Federal Energy Regulatory Commission.

“FERC Authorization” means the authorization by the FERC granting to Owner the approvals requested in that certain application filed by Owner with the FERC on December 22, 2003, in Docket No. CP04-47-000 (as may be amended from time to time) pursuant to Section 3(a) of the Natural Gas Act and the corresponding regulations of the FERC.

“Final Completion” means that all Work and all other obligations under this Agreement (except for that Work and obligations that survive the termination or expiration of this Agreement, including obligations for Warranties and correction of Defective Work pursuant to Section 12.3 and any other obligations covered under Section 11.7), are fully and completely performed in accordance with the terms of this Agreement, including: (i) the achievement of Substantial Completion; (ii) any and all Liquidated Damages due and owing have been paid to Owner in accordance with Section 20.3C; (iii) the completion of all Punchlist items; (iv) delivery by Contractor to Owner of a fully executed Final

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Conditional Lien and Claim Waiver in the form of Schedule K-5; (v) delivery by Contractor to Owner of all documentation required to be delivered under this Agreement as a prerequisite of achievement of Final Completion, including Record Drawings; (vi) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractor’s personnel, supplies, waste, materials, rubbish, and temporary facilities; (vii) delivery by Contractor to Owner of fully executed Final Conditional Lien and Claim Waivers from all Major Subcontractors in the form in Attachment K-7; (viii) fully executed Final Conditional Lien and Claim Waivers from Major Sub-subcontractors in a form substantially similar to the form in Attachment K-7; (ix) delivery by Contractor to Owner of a Final Completion Certificate in the form of Attachment N and as required under Section 11.7; and (x) Contractor has, pursuant to Section 3.4, delivered to the Project all Operating Spare Parts required by the Operating Spare Parts List to be delivered to the Project prior to Final Completion.

“Final Completion Certificate” has the meaning set forth in Section 11.7.

“Final Conditional Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.3, which shall be in the form of Attachment K, Schedules K-5 and K-7.

“Final Unconditional Lien and Claim Waiver” means the waiver and release provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.3, which shall be in the form of Attachment K, Schedules K-6 and K-8.

“First Draw” has the meaning set forth in Section 4.1A.

“Force Majeure” means any act or event that (i) prevents or delays the affected Party’s performance of its obligations in accordance with the terms of this Agreement, (ii) is beyond the reasonable control of the affected Party, not due to its fault or negligence and (iii) could not have been prevented or avoided by the affected Party through the exercise of due diligence.  Force Majeure may include catastrophic storms or floods, Excessive Monthly Precipitation, lightning, tornadoes, hurricanes, a named tropical storm, earthquakes and other acts of God, wars, civil disturbances, revolution, acts of public enemy, acts of terrorism, credible threats of terrorism, revolts, insurrections, sabotage, riot, plague, epidemic, commercial embargoes, expropriation or confiscation of the Facility, epidemics, fires, explosions, industrial action or strike (except as excluded below), and actions of a Governmental Instrumentality that were not requested, promoted, or caused by the affected Party.  For avoidance of doubt, Force Majeure shall not include any of the following: (i) economic hardship unless such economic hardship was otherwise caused by Force Majeure; (ii) changes in market conditions unless any such change in market conditions was otherwise caused by Force Majeure; (iii) industrial actions and strikes involving only the employees of Contractor or any of its Subcontractors, except for industrial actions and strikes involving the employees of the Sub-subcontractor supplying the nickel steel for the Tanks; or (iv) nonperformance or delay by Contractor or its Subcontractors or Sub-subcontractors, unless such nonperformance or delay was otherwise

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caused by Force Majeure.

“GAAP” means generally accepted accounting principles.

“Geotechnical Reports” means the following reports, each prepared by Tolunay-Wong Engineers, Inc. and provided by Owner to Contractor prior to the Contract Date: (i) the Geotechnical Investigation, Sabine LNG Terminal, Cryogenic Tanks, Sabine, Louisiana, dated September 12, 2003; (ii) the Final Report, Geotechnical Investigation, Sabine LNG Terminal, Process Area, LNG Pipe Racks, Berth and Construction Docks, Sabine, Louisiana, dated September 19, 2003; and (iii) Geological Hazard Evaluation, Sabine LNG Terminal, Sabine, Louisiana, dated September 19, 2003.

“Good Engineering and Construction Practices” or “GECP” means the generally accepted practices, skill, care, methods, techniques and standards employed by the international LNG industry at the time of the Contract Date that are commonly used in prudent engineering, procurement and construction to safely design, construct, pre-commission, commission, start-up and test LNG related facilities of similar size and type as the Facility, in accordance with Applicable Law and Applicable Codes and Standards.

“Governmental Instrumentality” means any federal, state or local department, office, instrumentality, agency, board or commission having jurisdiction over a Party or any portion of the Work, the Facility or the Site.

“Guarantee Conditions” means the Sendout Rate Guarantee Conditions and Ship Unloading Time Guarantee Conditions.

“Guaranteed Substantial Completion Date” has the meaning set forth in Section 5.3A as may be adjusted by Change Order in accordance with the terms of this Agreement.

“Hazardous Materials” means any substance that under Applicable Law is considered to be hazardous or toxic or is or may be required to be remediated, including (i) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls and processes and certain cooling systems that use chlorofluorocarbons, (ii) any chemicals, materials or substances which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” or any words of similar import pursuant to Applicable Law, or (iii) any other chemical, material, substance or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Instrumentality, or which may be the subject of liability for damages, costs or remediation.

“HSE Plan” has the meaning set forth in Section 3.10A.

“Indemnified Party” means any member of the Owner Group or the Contractor Group, as the context requires.

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“Indemnifying Party” means Owner or Contractor, as the context requires.

“Independent Engineer” means the engineer(s) employed by Lender.

“Insurance Allowance” has the meaning set forth in Section 7.1B.

“Interim Conditional Lien Waiver” means the conditional waiver and release provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.2D, which shall be in the form of Attachment K, Schedules K-1 and K-3.

“Interim Unconditional Lien Waiver” means the unconditional waiver and release provided to Owner by Contractor, Major Subcontractors and Major Sub-subcontractors in accordance with the requirements of Section 7.2D, which shall be in the form of Attachment K, Schedules K-2 and K-4.

“Insolvency Event” in relation to any Party means the bankruptcy, insolvency, liquidation, administration, administrative or other receivership or dissolution of such Party, and any equivalent or analogous proceedings by whatever name known and in whatever jurisdiction, and any step taken (including, without limitation, the presentation of a petition or the passing of a resolution or making a general assignment or filing for the benefit of its creditors) for or with a view toward any of the foregoing.

“Invoice” means Contractor’s request for a payment pursuant to Section 7.2, which invoice shall be in the form of Attachment I.

“Key Personnel” or “Key Persons” has the meaning set forth in Section 2.2A.

“Landowner” means any landowner that has leased land or provided a right of way or easement to Owner in connection with the Project.

“Lender” means any entity or entities providing temporary or permanent debt financing to Owner for the Facility.

“Letter of Credit” has the meaning set forth in Section 9.2.

“Level II” means a level of detail in the CPM Schedule that has two hundred (200) to three hundred (300) activities and has logical relationships at a summary level. The work breakdown structure in the Level II CPM Schedule is by Project phase (engineering, procurement, construction, startup and commissioning) and discipline/commodity (process engineering, mechanical engineering, etc. for engineering disciplines and Site work, concrete, steel, piping, etc. for construction).  Critical major Equipment (including bulk material requirements) and Subcontract procurement and deliveries are captured in the Level II CPM Schedule. All major schedule milestones are shown.  The Level II CPM Schedule may be resource loaded to check staffing levels or installation rates.

“Level III” means a level of detail in the CPM Schedule which is an implementation (control) schedule used to direct the Work by providing schedule parameters to the more

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detailed implementation level, identify and resolve schedule problems, status progress in terms of Milestones, measure the impact of scope changes and delays, develop recovery plans, and support schedule-related contractual action.  The work breakdown structure in the Level III CPM Schedule is at an area level (common area, turbine generator area, vaporizer area, Tanks, pipe racks, etc.), and shall involve over one thousand (1,000) activities.  The Level III CPM Schedule is developed with the assistance of and accepted by Contractor’s Key Personnel. The deliverables by each engineering discipline are captured at this level.  All major Equipment (including bulk material requirements) are scheduled at area level and detailed construction activities at each commodity level follow the same area concept.  The Subcontract schedules are similarly developed for each area, as applicable.

“Limited Notice to Proceed” or “LNTP” has the meaning set forth in Section 5.1.

“Liquidated Damages” means Delay Liquidated Damages and Performance Liquidated Damages.

“LNG” means liquefied Natural Gas.

“LNTP Work” has the meaning set forth in Section 11 of Attachment A.

“LDEQ” means the Louisiana Department of Environmental Quality.

“Louisiana Sales and Use Tax” has the meaning set forth in Section 4.5A.

“Louisiana Sales and Use Tax Allowance” has the meaning set forth in Section 7.1A.

“Major Equipment” means the items of Equipment listed as such in Attachment G.

“Major Subcontract” means any Subcontract having an aggregate value in excess of Five Million U.S. Dollars (U.S.$5,000,000) and any Subcontract listed in Attachment G as a Subcontract for a specified critical element of the Work even if the Subcontract aggregate value is less than Five Million U.S. Dollars (U.S.$5,000,000).

“Major Subcontractor” means the Subcontractors listed as such in Attachment G and, in addition, any Subcontractor with whom Contractor enters, or intends to enter, into a Major Subcontract.

“Major Sub-subcontract” means any Sub-subcontract with a Sub-subcontractor listed in Attachment G.

“Major Sub-subcontractor” means the Sub-subcontractors listed as such in Attachment G.

“Marine Loading Arm Adjustment” has the meaning set forth in Section 7.1F.

“Memorandum of Understanding” means the Memorandum of Understanding between Cheniere LNG, Inc., Cheniere and Contractor, dated August 22, 2003.

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“Milestone” means a designated portion of the Work, as shown in Attachment C, Schedule C-1.

“Minimum Acceptance Criteria” or “MAC” means the Sendout Rate MAC and the Ship Unloading Time MAC.

“Minimum Acceptance Criteria Correction Period” has the meaning set forth in Section 11.5B.

“MMSCFD” means million SCFD.

“Month” means a Gregorian calendar month; “month” means any period of thirty (30) consecutive Days.

“Monthly” means an event occurring or an action taken once every Month.

“Monthly Payments” has the meaning set forth in Section 7.2B.

“Monthly Progress Reports” has the meaning set forth in Section 3.19A.3.

“Natural Gas” means combustible gas consisting primarily of methane.

“Notice to Proceed” or “NTP” has the meaning set forth in Section 5.2B.

“Off-Site Rights of Way and Easements” has the meaning set forth in Section 4.3B.

“Operating Spare Part Allowance” has the meaning set forth in Section 7.1C.

“Operating Spare Parts” has the meaning set forth in Section 3.4.

“Operating Spare Parts List” has the meaning set forth in Section 3.4.

“Operations Activity” or “Operations Activities” has the meaning set forth in Section 11.8.

“Owner” has the meaning set forth in the preamble hereto.

“Owner Default” has the meaning set forth in Section 16.5.

“Owner Group” means (i) Owner, its parent, Lender, and each of their respective Affiliates and (ii) the respective directors, officers, agents, employees and representatives of each Person specified in clause (i) above.

“Owner Monthly Confirmation” has the meaning set forth in Section 4.1A.

“Owner Permits” means the Permits listed in Attachment Q and any other Permits (not listed in either Attachment P or Attachment Q) necessary for performance of the Work or the operation of the Facility and which are required to be obtained in Owner’s name pursuant to Applicable Law.

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“Owner Quarterly Confirmation” has the meaning set forth in Section 4.1B.

“Owner Representative” means that Person or Persons designated by Owner in a written notice to Contractor who shall have complete authority to act on behalf of Owner on all matters pertaining to the Work, including giving instructions and making changes in the Work.  Owner designates Ed Lehotsky as the Owner Representative.  Notification of a change in Owner Representative shall be provided in advance, in writing, to Contractor.

“Owner’s Confidential Information” has the meaning set forth in Section 19.1.

“P&ID’s” means piping and instrumentation diagrams.

“Party” or “Parties” means Owner and/or Contractor and their successors and permitted assigns.

“Payment Schedule” means the schedule of Milestone payments as set forth in Attachment C, Schedule C-1, and the schedule of Monthly Payments set forth in Attachment C, Schedule C-2.

“Payment Letter of Credit” has the meaning set forth in Section 9.2.

“Performance Guarantee(s)” means the Sendout Rate Performance Guarantee and the Ship Unloading Time Performance Guarantee.

“Performance Letter of Credit” has the meaning set forth in Section 9.2.

“Performance Liquidated Damages” means the Sendout Rate Performance Liquidated Damages and the Ship Unloading Time Performance Liquidated Damages.  The Performance Liquidated Damages are shown in Attachment T.

“Performance Test Procedures” has the meaning set forth in Section 11.3.

“Performance Tests” means the tests performed (including any repetition thereof) to determine whether the Facility meets the Performance Guarantees and/or Minimum Acceptance Criteria set forth in Attachment T, which tests shall be as specified in and consistent with Attachment S.

“Permit” means any valid waiver, certificate, approval, consent, license, exemption, variance, franchise, permit, authorization or similar order or authorization from any Governmental Instrumentality required to be obtained or maintained in connection with the Facility, the Site or the Work.

“Person” means any individual, company, joint venture, corporation, partnership, association, joint stock company, limited liability company, trust, estate, unincorporated organization, Governmental Instrumentality or other entity having legal capacity.

“Potential Lender” has the meaning set forth in Section 21.16A.

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“Progress Record Drawings and Specifications” means Drawings and Specifications that show all current “as-built” conditions, as required under Attachment B.

“Project” has the meaning specified for “Facility.”

“Project Commissioning Plan” means the detailed plan which shall be provided by Contractor to Owner in accordance with Attachment V.

“Project Insurances” has the meaning set forth in Section 7.1B.

“Project Schedule” means the schedule for performance of the Work, including the date for LNTP, the date for NTP, the Target Bonus Date and the Guaranteed Substantial Completion Date, as more particularly described in Attachment E.

“PSIG” means pounds per square inch, gauge.

“Punchlist” means a list of those finishing items required to complete the Work, the completion of which shall not materially interrupt nor affect the safe operation of all or any part of the Facility after RFCD or Substantial Completion, as more fully described in Section 11.6 of this Agreement.

“Qualified Research Expenditures” means the costs funded by Owner under this Agreement that are incurred in connection with Work performed by Contractor, its Subcontractors and Sub-subcontractors which meet all of the requirements of Section 41(d)(1) of the Internal Revenue Code of 1986, as amended, and which are related to the development or improvement of a business component of the Facility.

“Ready For Cool Down” or “RFCD” means that all of the following have occurred: (i) Contractor has completed all applicable Work, other than the Work meeting the definition of Punchlist, in accordance with the requirements contained in this Agreement to ensure that System 1, the first System to undergo Cool Down, is ready for use to receive and dispatch LNG and Natural Gas so that the Cool Down phase can commence; and (ii) Contractor has delivered to Owner a RFCD Completion Certificate for such System in the form of Attachment L as required under Section 11.1A.

“Ready for Performance Testing” means that all of the following have occurred with respect to the Facility: (i) Cool Down has been completed for System 1, System 2, and System 3; (ii) all Tanks have been successfully filled to their high levels (but not simultaneously); (iii) all vaporizers have been operated individually; (iv) Contractor has completed all procurement, fabrication, assembly, erection, installation and pre-commissioning checks and tests of the Facility to ensure that the entire Work and each component thereof was sufficiently fabricated, assembled, erected and installed so as to be capable of being operated safely within the requirements contained in this Agreement; and (v) all portions of the Facility have attained the state of completion necessary for commencement of the Sendout Rate Performance Test.

“Receiving Party” has the meaning set forth in Section 19.3.

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“Record Drawings and Specifications” means final, record Drawings and Specifications of the Facility showing the “as-built” conditions of the completed Facility, as required under Attachment B.

“Recovery Schedule” has the meaning set forth in Section 5.5.

“Reimbursable Costs” means the Unit Rates, other direct costs and applicable markups and allowances set forth in Schedule D-4.

“RFCD Completion Certificate” has the meaning set forth in Section 11.1A.

“RFCD Delay Liquidated Damages” has the meaning set forth in Section 13.1A.

“Safety Standards” has the meaning set forth in Section 3.10A.

“SCF” means standard cubic feet.

“SCFD” means standard cubic feet per Day.

“Schedule Bonus” has the meaning set forth in Section 11.9.

“Scope of Work” means the description of Work to be performed by Contractor as set forth in this Agreement, including as more specifically set forth in Attachment A.

“SEC” means the Securities and Exchange Commission or any successor entity thereto.

“Sendout Rate” has the meaning set forth in Attachment T.

“Sendout Rate Guarantee Conditions” has the meaning set forth in Attachment T.

“Sendout Rate MAC” has the meaning set forth in Attachment T.

“Sendout Rate Performance Guarantee” has the meaning set forth in Attachment T.

“Sendout Rate Performance Liquidated Damages” has the meaning set forth in Attachment T.

“Ship Unloading Time” has the meaning set forth in Attachment T.

“Ship Unloading Time Guarantee Conditions” has the meaning set forth in Attachment T.

“Ship Unloading Time MAC” has the meaning set forth in Attachment T.

“Ship Unloading Time Performance Guarantee” has the meaning set forth in Attachment T.

“Ship Unloading Time Performance Liquidated Damages” has the meaning set forth in Attachment T.

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“Site” means those areas shown in greater detail in Attachment Y.

“Specifications” means those documents consisting of the written requirements for Equipment, standards and workmanship for the Work, which are prepared as a part of and during the performance of the Work.

“Stainless Steel Adjustment” has the meaning set forth in Section 7.1D.

“Subcontract” means an agreement by Contractor with a Subcontractor for the performance of any portion of the Work.

“Subcontractor” means any Person, including an Equipment supplier or vendor, who has a direct contract with Contractor to manufacture or supply Equipment which is a portion of the Work, to lease Construction Equipment to Contractor in connection with the Work, or to otherwise perform a portion of the Work.

“Substantial Completion” means that all of the following have occurred with respect to the Facility: (i) all Minimum Acceptance Criteria have been achieved; (ii) all Performance Guarantees for the Facility have been achieved, or in the case that all Performance Guarantees have not been achieved but all Minimum Acceptance Criteria have been achieved, Contractor has paid Performance Liquidated Damages in accordance with Section 20.3C (except such Performance Liquidated Damages that are not due as a condition of Substantial Completion if Contractor, at Owner’s election, is taking corrective actions under Section 11.5A(i)); (iii) any Substantial Completion Delay Liquidated Damages due and owing have been paid in accordance with Section 20.3C; (iv) the Work (including training in accordance with Section 3.5 and the delivery of all documentation required as a condition of Substantial Completion under this Agreement (including documentation required for operation, including test reports)) has been completed in accordance with the requirements of this Agreement other than any Work which meets the definition of Punchlist; (v) Contractor has delivered to Owner the Substantial Completion Certificate in the form of Attachment M, as required under Section 11.3; (vi) Contractor has obtained all Contractor Permits for the Facility; and (vii) Contractor has, pursuant to Section 3.4, delivered to the Project all Operating Spare Parts required by the Operating Spare Parts List to be delivered to the Project prior to Substantial Completion.

“Substantial Completion Certificate” has the meaning set forth in Section 11.3.

“Substantial Completion Delay Liquidated Damages” has the meaning set forth in Section 13.1B.

“Sub-subcontract” means any agreement by a Subcontractor with a Sub-subcontractor or by a Sub-subcontractor with another Sub-subcontractor for the performance of any portion of the Work.

“Sub-subcontractor” means any Person, including an Equipment supplier or vendor, who has a direct or indirect contract with a Subcontractor or another Sub-subcontractor to manufacture or supply Equipment which comprises a portion of the Work, to lease Construction Equipment to Subcontractor or another Sub-subcontractor in connection with

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the Work, to perform a portion of the Work or to otherwise furnish labor or materials.

“Subsurface Soil Conditions” means subsurface conditions at the Site, including subsurface conditions on the sea bottom of the dredging basin where Work shall be performed.

“System” means a System of the Facility, being System 1, System 2 or System 3.  System 1, 2 and 3 shall compose the entire Facility.

“System 1” means the first System to undergo Cool Down and is comprised of all components of the Facility, with the exception of System 2 and System 3.

“System 2” means Tank 2.

“System 3” means Tank 3.

“Tank” means any of Tank 1, Tank 2 or Tank 3.

“Tank 1” means the first LNG storage tank to be constructed by Contractor.

“Tank 2” means the second LNG storage tank to be constructed by Contractor.

“Tank 3” means the third LNG storage tank to be constructed by Contractor.

“Tank Subcontract Materials Adjustment” has the meaning set forth in Section 7.1E.

“Target Bonus Date” means the date specified in Attachment E as may be adjusted by Change Order in accordance with the terms of this Agreement.

“Target Completion” means that all of the following have occurred with respect to the Facility: (i) Cool Down has been completed for System 1 and System 2; (ii) Contractor has completed all procurement, fabrication, assembly, erection, installation and precommissioning checks of all of the vaporizers for the Facility to ensure that all such vaporizers and each component thereof was sufficiently fabricated, assembled, erected and installed so as to be capable of being operated safely within the requirements contained in this Agreement, and thirteen vaporizers have been operated to their rated capacity; (iii) Contractor has completed all procurement, fabrication, assembly, erection, installation and pre-commissioning checks and tests of System 1 and System 2 to ensure that these Systems and each component thereof was sufficiently fabricated, assembled, erected and installed so as to be capable of being operated safely within the requirements contained in this Agreement; and (iv) System 1 and System 2 collectively achieve a Sendout Rate of 2,000 MMSCFD or above at a temperature of no less than 40°F and at a pressure of no less than 1,250 PSIG, as measured at the exit for the main Facility transfer meter, for a continuous period of a minimum of twenty-four (24) hours.

“Taxes” means any and all taxes, assessments, levies, duties, fees, charges and withholdings of any kind or nature whatsoever and howsoever described, including Louisiana Sales and Use Taxes, value-added, sales, use, gross receipts, license, payroll,

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federal, state, local or foreign income, environmental, profits, premium, franchise, property, excise, capital stock, import, stamp, transfer, employment, occupation, generation, privilege, utility, regulatory, energy, consumption, lease, filing, recording and activity taxes, levies, duties, fees, charges, imposts and withholding, together with any and all penalties, interest and additions thereto.

“Technical Services Agreement” means the Technical Services Agreement between Cheniere LNG, Inc., Cheniere and Contractor, dated October 14, 2003.

“Third Party” means any Person other than a member of (i) the Contractor Group, (ii) the Owner Group, or (iii) any Subcontractor or Sub-subcontractor or any employee, officer or director of such Subcontractor or Sub-subcontractor.

“Third Party Proprietary Work Product” has the meaning set forth in Section 10.1A.

“Unit Rates” has the meaning set forth in Section 6.1C.

“USACE” means the United States Army Corps of Engineers.

“U.S. Dollars” or “U.S.$” means the legal tender of the United States of America.

“Warranty” or “Warranties” has the meaning set forth in Section 12.1A.

“Work” means the work obligations, duties and responsibilities to be performed by or on behalf of Contractor in connection with the procurement, engineering, design, fabrication, erection, installation, manufacture, inspection, repair (including Corrective Work), testing (including Performance Tests), training, pre-commissioning, commissioning and placing into service of the Facility and the related component Equipment and Systems, and the required related labor and materials, all in accordance with the terms of this Agreement and the various Attachments, including Attachment A.

“Work Product” has the meaning set forth in Section 10.1A.

1.2                                 The meanings specified in this Article 1 are applicable to both the singular and plural. As used in this Agreement, the terms “herein,” “herewith,” “hereunder” and “hereof” are references to this Agreement taken as a whole, and the terms “include,” “includes” and “including” mean “including, without limitation,” or variant thereof.  Reference in this Agreement to an Article or Section shall be a reference to an Article or Section contained in this Agreement (and not in any Attachments or Schedules to this Agreement) unless expressly stated otherwise, and a reference in this Agreement to an Attachment or Schedule shall be a reference to an Attachment or Schedule attached to this Agreement unless expressly stated otherwise.

Article 2
RELATIONSHIP OF OWNER, CONTRACTOR AND SUBCONTRACTORS

2.1                                 Status of Contractor.  The relationship of Contractor to Owner shall be that of an independent contractor.  Any provisions of this Agreement which may appear to give Owner or the Owner Representative the right to direct or control Contractor as to details of performing the

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Work, or to exercise any measure of control over the Work, shall be deemed to mean that Contractor shall follow the desires of Owner or the Owner Representative in the results of the Work only and not in the means by which the Work is to be accomplished, and Contractor shall have the complete right, obligation and authoritative control over the Work as to the manner, means or details as to how to perform the Work.  Nothing herein shall be interpreted to create a master-servant or principal-agent relationship between Contractor, or any of its Subcontractors or Sub-subcontractors, and Owner.  Nevertheless, Contractor shall comply with all provisions, terms and conditions of this Agreement, and the fact that Contractor is an independent contractor does not relieve it from its responsibility to fully, completely, timely and safely perform the Work in compliance with this Agreement.  Except to the extent set forth in this Agreement, including Sections 6.1C, 6.2D, 11.5A, 11.8 and 16.3, and subject at all times to Section 6.7, Owner shall not be entitled to issue any instruction or directive to Contractor or any of its Subcontractors or Sub-subcontractors in connection with performance of the Work.  Owner shall provide a copy to Contractor of any written communication from Owner to any Subcontractor or Sub-subcontractor that relates to Contractor’s performance of the Work.

2.2                                 Key Personnel, Organization Chart and Contractor Representative.

A.                                   Key Personnel and Organization Chart. Attachment F sets forth Contractor’s organizational chart to be implemented for the Work and also contains a list of key personnel (“Key Personnel” or “Key Persons”) from Contractor’s organization who will be assigned to the Work.  Key Personnel shall, unless otherwise expressly stated in Attachment F, be devoted full-time to the Work until Substantial Completion, and Key Personnel shall not be removed or reassigned without Owner’s prior written approval (such approval not to be unreasonably withheld); provided, however, Owner’s prior written approval shall not be required in the event Contractor removes or reassigns a Key Person at any time prior to Owner’s issuance of the NTP.  All requests for the substitution of Key Personnel shall include a detailed explanation and reason for the request and the resumes of professional education and experience for a minimum of two (2) candidates of equal or greater qualifications and experience.  Should Owner approve of the replacement of a Key Person, Contractor shall, so far as reasonably practicable, allow for an overlap of at least one (1) week during which both the Key Person to be replaced and the Owner-approved new Key Person shall work together full time.  The additional cost of any replacement of such Key Personnel and overlap time shall be entirely at Contractor’s expense.  Owner shall have the right, but not the obligation, at any time to reasonably request that Contractor replace any Key Person with another employee acceptable to Owner.  In such event, Contractor shall reasonably consider Owner’s request that Contractor replace such Key Person.

B.                                     Contractor Representative.  Contractor designates Asok Kumar as the Contractor Representative.  Notification of a change in Contractor Representative shall be provided in advance, in writing, to Owner. The Contractor Representative is a Key Person.

2.3                                 Subcontractors and Sub-subcontractors.  Owner acknowledges and agrees that Contractor intends to have portions of the Work accomplished by Subcontractors pursuant to written Subcontracts between Contractor and such Subcontractors, and that such Subcontractors may have certain portions of the Work performed by Sub-subcontractors.  All Subcontracts shall,

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so far as reasonably practicable, be consistent with the terms or provisions of this Agreement.  No Subcontractor or Sub-subcontractor is intended to be or shall be deemed a third-party beneficiary of this Agreement.  Contractor shall be fully responsible to Owner for the acts and omissions of Subcontractors and Sub-subcontractors and of Persons directly or indirectly employed by either of them in the performance of the Work, as it is for the acts or omissions of Persons directly employed by Contractor.  The work of any Subcontractor or Sub-subcontractor shall be subject to inspection by Owner to the same extent as the Work of Contractor.  All Subcontractors and Sub-subcontractors and their respective personnel on Site or who may come on the Site or the Off-Site Rights of Way and Easements are to be instructed by Contractor in the terms and requirements of Contractor’s safety and environmental protection regulations and policies and shall be expected to comply with such regulations.  In the event that any personnel are not adhering to such regulations and policies, such personnel shall be removed by Contractor.  In no event shall Contractor be entitled to any adjustment of the Contract Price or Project Schedule as a result of compliance with such regulations and policies set forth in the HSE Plan, or any removal of personnel necessitated by non-compliance.  Nothing contained herein shall (i) create any contractual relationship between any Subcontractor and Owner, or between any Sub-subcontractor and Owner, or (ii) obligate Owner to pay or cause the payment of any amounts to Subcontractor or Sub-subcontractor.

2.4                                 Subcontracts and Sub-subcontracts.

A.                                   Approved List.   Attachment G sets forth a list of contractors and suppliers that Contractor and Owner have agreed are approved for selection as Subcontractors for the performance of that portion of the Work specified in Attachment G.   Approval by Owner of any Subcontractors or Sub-subcontractors does not relieve Contractor of any responsibilities under this Agreement.

B.                                     Additional Proposed Major Subcontractors  In the event that Contractor is considering the selection of a Subcontractor not listed on Attachment G that would qualify as a Major Subcontractor, Contractor shall (i) notify Owner of its proposed Major Subcontractor as soon as reasonably practicable during the selection process and furnish to Owner all information reasonably requested by Owner with respect to Contractor’s selection criteria, and (ii) notify Owner no less than ten (10) Business Days prior to the execution of a Major Subcontract with a Major Subcontractor not listed on Attachment G.  Owner shall have the discretion, not to be unreasonably exercised, to reject any proposed Major Subcontractor not listed on Attachment G for a Major Subcontract.  Contractor shall not enter into any Major Subcontract with a proposed Major Subcontractor that is rejected by Owner in accordance with the preceding sentence.  Owner shall undertake in good faith to review the information provided by Contractor pursuant to this Section 2.4B expeditiously and shall notify Contractor of its decision to accept or reject a proposed Major Subcontractor as soon as practicable after such decision is made.  Failure of Owner to accept or reject a proposed Major Subcontractor within ten (10) Business Days shall be deemed to be an acceptance of such Major Subcontractor, but Owner’s acceptance of a proposed Major Subcontractor shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement.

C.                                     Other Additional Proposed Subcontractors.  For any Subcontractor not

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covered by Section 2.4A or 2.4B and having a Subcontract value in excess of One Million U.S. Dollars (U.S. $1,000,000), Contractor shall, within fifteen (15) Business Days after the execution of any such Subcontract, notify Owner in writing of the selection of such Subcontractor and inform Owner generally what portion of the Work such Subcontractor is performing.

D.                                    Delivery of Subcontracts.  Within ten (10) Days of Owner’s request, Contractor shall furnish Owner with a copy of any Subcontract, excluding provisions regarding pricing, discount or credit information, payment terms, payment schedules, retention, performance security, bid or proposal data, and any other information which Contractor or any Subcontractor reasonably considers to be commercially sensitive information.

E.                                      Terms of Major Subcontracts and Sub-subcontracts.  In addition to the requirements in Section 2.3 and without in any way relieving Contractor of its full responsibility to Owner for the acts and omissions of Subcontractors and Sub-subcontractors, each Major Subcontract and each Major Sub-subcontract shall contain the following provisions:

1.                                       the Major Subcontract and the Major Sub-subcontract may be assigned to Owner without the consent of the respective Major Subcontractor or Major Sub-subcontractor; provided, however, with respect to each Construction Equipment rental or lease agreement that falls within the definition of Major Subcontract or Major Sub-subcontract, Contractor shall only be obligated to use its best efforts to include a provision that such agreement may be assigned to Owner without the consent of the respective Construction Equipment Lessor; and

2.                                       so far as reasonably practicable, the Major Subcontractor and the Major Sub-subcontractor shall comply with all requirements and obligations of Contractor to Owner under this Agreement, as such requirements and obligations are applicable to the performance of the work under the respective Major Subcontract or Major Sub-subcontract.

2.5                                 Contractor Acknowledgements.

A.                                   The Agreement.  Prior to the execution of this Agreement under the Memorandum of Understanding and the Technical Services Agreement, Contractor performed engineering, cost estimating and related services and developed, provided or verified all of the information that forms the Scope of Work and Design Basis (subject to Section 4.8) listed in Attachment A, for the purpose of determining that such information is adequate and sufficiently complete for Contractor to engineer, procure, construct, pre-commission, commission, start-up and test a fully operational LNG receiving, storage and regasification facility for the Contract Price, within the required times set forth in the Project Schedule, and in accordance with all requirements of this Agreement, including Applicable Codes and Standards, Applicable Law, Warranties, Minimum Acceptance Criteria and Performance Guarantees.  Accordingly, subject to Section 4.8 and Section 13 of Schedule A-1, Contractor (i) hereby agrees that it shall have no right to claim or seek an

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increase in the Contract Price or an adjustment to the Project Schedule with respect to any incomplete, inaccurate or inadequate information that may be contained or referenced in Attachment A, (ii) hereby waives and releases Owner from and against any such claims, and (iii) shall not be relieved of its responsibility to achieve all requirements under this Agreement (including meeting Applicable Codes and Standards, Applicable Law, Minimum Acceptance Criteria and Performance Guarantees) due to any such incomplete, inaccurate or inadequate information.  Subject to Section 4.8, Owner makes no guaranty or warranty, express or implied, as to the accuracy, adequacy or completeness of any information that is contained in or referenced in Attachment A.

B.                                     Conditions of the Site.

1.                                       Subject to adjustment as appropriate pursuant to Section 4.3, Contractor agrees and acknowledges that it is sufficiently familiar with the Site and the Off-Site Rights of Way and Easements to perform the Work in accordance with the Project Schedule, and understands the climate, terrain, logistics, and other difficulties that it may encounter in performing the Work in accordance with the Project Schedule.  Except as otherwise provided in this Agreement, including Contractor’s rights pursuant to Section 6.8A, Contractor waives any right to claim an adjustment in the Contract Price or the Project Schedule in respect of any failure to timely perform the Work in accordance with the Project Schedule as a result of any of the following conditions at the Site: (i) river levels, topography; (ii) climatic conditions, tides, and seasons; (iii) availability of laborers, Subcontractors, Sub-subcontractors, Construction Equipment or any other items or supplies; (iv) adequate availability and transportation of Equipment; and (v) breakdown or other failure of Construction Equipment; provided, however, that Contractor does not assume the risk or waive its rights with respect to those conditions in Section 2.5B.2.  This Section 2.5B.1 shall not affect the rights of Contractor with respect to Change Orders in accordance with Section 4.3.

2.                                       If Contractor encounters Subsurface Soil Conditions that (i) are materially different from the information regarding such Subsurface Soil Conditions as provided in the Geotechnical Reports (including the encountering of Subsurface Soil Conditions that could not be reasonably be anticipated by Contractor using GECP based on the information provided in the Geotechnical Reports) and (ii) adversely affects (a) Contractor’s costs of performance of the Work, (b) Contractor’s ability to perform the Work in accordance with the Project Schedule or (c) Contractor’s ability to perform any material obligation under this Agreement, Contractor shall be entitled to a Change Order; provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9.

C.                                     Applicable Law and Applicable Codes and Standards.  Contractor has investigated to its satisfaction Applicable Law and Applicable Codes and Standards in existence as of the Contract Date, and warrants that it can perform the Work at the Contract Price and within the Project Schedule in accordance with such Applicable Law and Applicable Codes and Standards.  Contractor shall perform the Work in accordance with Applicable Law (including Applicable Codes and Standards), whether or not such

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Applicable Law or Applicable Codes and Standards came into effect before the Contract Date or during the performance of the Work; provided, however, Contractor shall be entitled to a Change Order for any Change in Law to the extent allowed under Section 6.2A.1.  Contractor shall advise Owner of any change in Applicable Codes and Standards which does not constitute a Change in Law and, upon such advisement, Owner may elect, at its sole option, to implement a change in accordance with Section 6.1D.

Article 3
CONTRACTOR’S RESPONSIBILITIES

3.1                                 Scope of Work.

A.                                   Generally.  Subject to Section 3.1B, the Work shall be performed on a turnkey basis and shall include all of the Work required to achieve RFCD, Substantial Completion and Final Completion in accordance with the requirements of this Agreement, including achieving the Minimum Acceptance Criteria and Performance Guarantees.  Contractor shall be required to integrate and use Owner’s operations personnel in its pre-commissioning commissioning, testing, start-up efforts, subject to Owner’s obligations under Section 4.4.  Contractor shall perform the Work in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, with the explicit understanding that the Facility will operate as a LNG receiving, storage and regasification facility meeting all requirements and specifications of this Agreement.  It is understood and agreed that the Work shall include any incidental work that can reasonably be inferred as necessary to complete the Facility in accordance with GECP, Applicable Law, Applicable Codes and Standards, and all other terms and provisions of this Agreement, excluding only those items which Owner has specifically agreed to provide under the terms of this Agreement.  Without limiting the generality of the foregoing, the Work is more specifically described in Attachment A.

B.                                     Exception to Scope of Work.  Contractor shall not be responsible for providing (i) the Owner Permits; (ii) LNG; (iii) those requirements set forth under Sections 4.3, 4.4 and 4.8; (iv) legal description of the Site and a survey of the Site showing the boundaries of the Site and one survey control point pursuant to Section 4.6; and (v) any other obligations or requirements set forth in this Agreement as required to be performed by Owner.

3.2                                 Specific Obligations.  Without limiting the generality of Section 3.1 or the requirements of any other provision of this Agreement, Contractor shall:

A.                                   procure, supply, transport, handle, properly store, assemble, erect and install all Equipment;

B.                                     provide construction, construction management (including the furnishing of all Construction Equipment used in the field, and all Site supervision and craft labor), inspection and quality control services required to ensure that the Work is performed in accordance herewith;

C.                                     negotiate all guarantees, warranties, delivery schedules and performance

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requirements with all Subcontractors so that all Subcontracts are, so far as reasonably practicable, consistent with this Agreement, as set forth in Sections 2.3 and 2.4;

D.                                    perform shop and other inspections of the work of Subcontractors and Sub-subcontractors as required by Contractor to ensure that such work meets all of the requirements of this Agreement;

E.                                      ensure that the Work is performed in accordance with the Project Schedule;

F.                                      until Substantial Completion, conduct and manage all pre-commissioning, start-up, operations, commissioning, Performance Testing of the Facility, while supervising and directing operating personnel provided by Owner;

G.                                     obtain all Contractor Permits;

H.                                    provide assistance, information and documentation as reasonably requested by Owner to enable Owner to obtain the Owner Permits; provided that such assistance, information and documentation shall not include Contractor’s provision of information, testimony, documents or data by Contractor’s employees under oath (unless specifically authorized by Contractor) and activities outside the field of Contractor’s expertise, training or experience of personnel assigned to the performance of the Work under this Agreement (expect to the extent provided for by Change Order issued pursuant to Section 6.1 and agreed by Contractor);

I.                                         provide training for Owner’s operating and maintenance personnel per Section 3.5;

J.                                        cooperate with and respond promptly to reasonable inquiries from Owner; provided that such cooperation shall not include Contractor’s provision of information, testimony, documents or data by Contractor’s employees under oath (unless specifically authorized by Contractor) and activities outside the field of Contractor’s expertise, training or experience of personnel assigned to the performance of the Work under this Agreement (expect to the extent provided for by Change Order issued pursuant to Section 6.1 and agreed by Contractor);

K.                                    be responsible for connecting the Facility to the permanent utilities to the extent set forth in Attachment A;

L.                                      supply all initial fills, excluding LNG and Natural Gas; and

M.                                 perform all design and engineering Work in accordance with this Agreement, including that specified in Section 3.3.

3.3                                 Design and Engineering Work.

A.                                   General.  Contractor shall, as part of the Work, perform all design and engineering Work in accordance with this Agreement and cause the Work to meet and achieve the requirements of this Agreement, including achieving the Minimum

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Acceptance Criteria and Performance Guarantees.

B.                                     Drawings and Specifications.  Upon receipt of the Limited Notice to Proceed or Notice to Proceed issued in accordance with Sections 5.1 and 5.2, Contractor shall commence the preparation of the Drawings and Specifications for all Work relating to such LNTP or NTP.  The Drawings and Specifications shall be based on the requirements of this Agreement, including the Scope of Work, Design Basis, GECP, Applicable Codes and Standards and Applicable Law.

C.                                     Review Process.

1.                                       Submission by Contractor.  Contractor shall submit copies of the Drawings and Specifications specified in Attachment B to Owner for formal review, comment or disapproval in accordance with Attachment B.

2.                                       Review Periods.  Owner shall have up to ten (10) Business Days from its receipt of Drawings and Specifications submitted in accordance with Section 3.3C.1 to issue to Contractor written comments, proposed changes and/or written disapprovals of the submission of such Drawings and Specifications to Contractor.

If Owner does not issue any comments, proposed changes or written disapprovals within such time periods, Contractor may proceed with the development of such Drawings and Specifications and any construction relating thereto, but Owner’s lack of comments or disapproval, if applicable, shall in no event constitute an approval of the matters received by Owner.

In the event that Owner disapproves the Drawings or Specifications (which disapproval shall not be unreasonably issued), Owner shall provide Contractor with a written statement of the reasons for such rejection within the time period required for Owner’s response, and Contractor shall provide Owner with revised and corrected Drawings and Specifications as soon as possible thereafter.  In the event Owner unreasonably disapproves such Drawings and Specifications and such unreasonable disapproval adversely impacts Contractor’s costs or ability to perform the Work in accordance with the Project Schedule, Contractor shall be entitled to a Change Order provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9.

Provided that Owner has not disapproved of the Drawings and Specifications, such Drawings and Specifications shall be the Drawings and Specifications that Contractor shall use to construct the Work; provided that Owner’s lack of disapproval of or comments on, or any approval by Owner of, any Drawings and Specifications shall not in any way be deemed to limit or in any way alter Contractor’s responsibility to perform and complete the Work in accordance with the requirements of this Agreement.

D.                                    Design Licenses.  Contractor shall perform all design and engineering Work in accordance with Applicable Law, and all Drawings and Specifications shall be signed and stamped by design professionals licensed in accordance with Applicable Law.

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E.                                      CAD Drawings.  Those Drawings and Record Drawings specified in Attachment A and Attachment B and prepared by Contractor or its Subcontractors or Sub-subcontractors under this Agreement shall be prepared using computer aided design (“CAD”).  Contractor shall provide Drawings, including Record Drawings, in their native formats as set forth in Attachment B along with six (6) hard copies.

F.                                      Progress P&ID’s.  During the Project, Contractor shall maintain and provide Owner with access to a marked, up-to-date set of P&ID’s maintained for and by Contractor.

G.                                     Record Drawings and Specifications.  As a condition precedent to Final Completion, Contractor shall deliver to Owner the Record Drawings and Specifications in accordance with Attachment A and Attachment B.

H.                                    Other Information.  Contractor shall deliver copies of all other documents required to be delivered pursuant to Attachment B within and in accordance with the requirements and timing set forth in Attachment B.

3.4                                 Spare Parts.  Not later than one hundred and eighty (180) Days prior to the Guaranteed Substantial Completion Date, Contractor shall deliver to Owner a detailed list of all manufacturer and Contractor-recommended spare parts and special tools necessary for operating and maintaining all Equipment (including components and systems of such Equipment) for two (2) years following Substantial Completion (“Operating Spare Parts”).  Within thirty (30) Days thereafter, Owner shall specify in writing which items on the list it wishes Contractor to purchase and whether such items are requested to be delivered to the Site prior to Substantial Completion or prior to Final Completion. Within a further thirty (30) Days, Contractor shall confirm the extent to which it is able to comply with Owner’s request and shall submit to Owner the final list of Operating Spare Parts to be purchased (“Operating Spare Parts List”).  Prior to and as a condition precedent to Substantial Completion, Contractor shall deliver to the Site all Operating Spare Parts required to be delivered to the Site prior to Substantial Completion as set forth in the Operating Spare Parts List. Prior to and as a condition to achieving Final Completion, Contractor shall deliver to the Site all Operating Spare Parts required to be delivered to the Site prior to Final Completion as set forth in the Operating Spare Parts List.  The Operating Spare Parts List shall include all information specified in Attachment W.  An allowance for the cost of Operating Spare Parts is included in the Contract Price as set forth in Section 7.1C.

3.5                                 Training Program in General.  As part of the Work, a reasonable number of personnel designated by Owner in its sole discretion (but not to exceed the number of Persons listed in Attachment V) shall be given a training course designed and administered by Contractor, which shall be based on the outline of the program contained in Attachment V and shall cover at a minimum the following topics: (i) the testing of each item of Equipment; (ii) the start-up, operation and shut-down of each item of Equipment; (iii) the performance of routine, preventative and emergency maintenance for each item of Equipment; and (iv) spare parts to be maintained for each item of Equipment, and their installation and removal. Training shall be provided by personnel selected by Contractor who, in Contractor’s and the Equipment Subcontractor’s or Sub-subcontractor’s judgment, are qualified to provide such training, and shall take place at such locations and at such times as agreed upon by the Parties.  Contractor shall provide trainees with

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materials described in Attachment V.  Contractor shall also provide to Owner all training materials and aids developed to conduct such training in order to facilitate future training by Owner of additional personnel.

3.6                                 Environmental Regulations and Environmental Compliance.  Without limitation of Section 3.1, Contractor shall perform the Work and shall design, construct,  pre-commission, commission, start-up and test the Facility in compliance with Contractor’s HSE Plan.  Contractor shall dispose of all non-hazardous wastes and Hazardous Materials brought onto the Site or Off-Site Rights of Way and Easements by Contractor or any of its Subcontractors or Sub-subcontractors or generated during performance of the Work, all of which shall be disposed in off-Site locations permitted to receive such non-hazardous wastes and Hazardous Materials.  Contractor shall deliver to Owner (i) notice of any pending or threatened material environmental claim with respect to the Project, and (ii) promptly upon their becoming available, copies of written communications with any Governmental Instrumentality relating to any such material environmental claim.

3.7                                 Construction Equipment.  Contractor shall furnish all Construction Equipment necessary and appropriate for the timely and safe completion of the Work in compliance with this Agreement.  Notwithstanding anything to the contrary contained in this Agreement, Contractor shall be responsible for damage to or destruction or loss of, from any cause whatsoever, all such Construction Equipment.  Contractor shall require all insurance policies (including policies of Contractor and all Subcontractors and Sub-subcontractors) in any way relating to such Construction Equipment to include clauses stating that each underwriter will waive all rights of recovery, under subrogation or otherwise, against Owner, Lender and any Owner Affiliates.

3.8                                 Employment of Personnel.

A.                                   Contractor shall not employ, or permit any Subcontractor or Sub-subcontractor to employ, at the Site, in connection with its performance under this Agreement, any Person who is demonstrably not skilled or qualified in the work assigned to such Person.  Contractor agrees to promptly remove (or to require any Subcontractor to remove) from its services in connection with the Work any Person who does not meet the foregoing requirements.  In addition, Contractor agrees that, after receipt of written notice from Owner, it shall promptly remove from the Work any employee or agent of Contractor or of Contractor’s Subcontractors or Sub-subcontractors who, in Owner’s reasonable opinion, is unsafe, incompetent, careless, unqualified to perform the Work assigned to such Person, creates an unsafe work environment, disregards the terms and conditions of this Agreement, or is interrupting, interfering with or impeding the timely and proper completion of the Work.  NOTWITHSTANDING THE FOREGOING, OWNER SHALL HAVE NO LIABILITY AND CONTRACTOR AGREES TO RELEASE, INDEMNIFY, DEFEND AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ANY AND ALL CLAIMS, CAUSES OF ACTION, DAMAGES, LOSSES, COST AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) AND LIABILITIES, OF WHATSOEVER KIND OR NATURE, WHICH MAY DIRECTLY OR INDIRECTLY ARISE OR RESULT FROM CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR CHOOSING TO TERMINATE THE EMPLOYMENT OF ANY SUCH EMPLOYEE (INCLUDING ANY KEY PERSON) OR REMOVE SUCH EMPLOYEE FROM THE PROJECT WHO FAILS TO MEET THE FOREGOING

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REQUIREMENTS FOLLOWING A REQUEST BY OWNER TO HAVE SUCH EMPLOYEE REMOVED FROM THE WORK.  ANY SUCH EMPLOYEE SHALL BE REPLACED AT THE COST AND EXPENSE OF CONTRACTOR OR THE RELEVANT SUBCONTRACTOR, AS APPROPRIATE; PROVIDED, HOWEVER, THAT SHOULD (I) CONTRACTOR DISAGREE WITH OWNER’S IDENTIFICATION OF AN INDIVIDUAL FOR REMOVAL FROM THE PERFORMANCE OF SERVICES UNDER THIS SECTION 3.8A, (II) OWNER NOT RETRACT ITS REQUEST FOR REMOVAL UPON BEING ADVISED OF SUCH DISAGREEMENT, AND (III) SUCH INDIVIDUAL DOES NOT IN FACT CONFORM TO THE FOREGOING CRITERIA FOR REMOVAL, CONTRACTOR SHALL BE ENTITLED TO A RECIPROCAL INDEMNITY FROM OWNER IN RESPECT TO ANY CLAIMS, CAUSES OF ACTION, DAMAGES, LOSSES, COST AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) AND LIABILITIES OF WHATEVER KIND OR NATURE, WHICH MAY DIRECTLY OR INDIRECTLY ARISE FROM CONTRACTOR’S REMOVAL OF ANY SUCH EMPLOYEE (INCLUDING ANY KEY PERSON) FROM THE PROJECT.

B.                                     Contractor is responsible for maintaining labor relations in such manner that, so far as reasonably practicable, there is harmony among workers.  Contractor and its Subcontractors and Sub-subcontractors shall conduct their labor relations in accordance with the recognized prevailing local area practices. Contractor shall inform Owner promptly of any labor dispute, anticipated labor dispute, request or demand by a labor organization, its representatives or members which may reasonably be expected to affect the Work. Contractor further agrees to inform Owner, before any commitments are made, during the negotiations of any agreements or understandings with local or national labor organizations.

3.9                                 Clean-Up.  Contractor shall, to Owner’s reasonable satisfaction, at all reasonable times keep the Site free from all waste materials or rubbish caused by the activities of Contractor or any of its Subcontractors or Sub-subcontractors.  As soon as practicable after the completion of all Punchlist items, Contractor shall remove, at its own cost, all of its Construction Equipment and remove from the Site all waste material and rubbish that was generated or brought on to the Site by Contractor or any of its Subcontractors or Sub-subcontractors.  The Site shall be restored to the extent, if any, required by Attachment A.  In the event of Contractor’s failure to comply with any of the foregoing, Owner may accomplish the same; provided, however, that Contractor shall be responsible for all reasonable costs associated with such removal and/or restoration, including costs associated with permitting and transportation.

3.10                           HSE Plan; Security.

A.                                   Contractor recognizes and agrees that safety and physical security are of paramount importance in the performance of the Work and that Contractor is responsible for performing the Work in a safe and physically secure manner.  No later than sixty (60) Days after Owner’s issuance of the LNTP, Contractor shall submit to Owner for its review a health, safety and environmental plan (including a drug testing program) meeting the requirements set forth in Attachment J (the “HSE Plan”).  Contractor further agrees to perform the Work in accordance with the health, safety and environmental rules and standards of Applicable Law, GECP and the HSE Plan (collectively, the “Safety Standards”), and Contractor shall assume all costs associated with compliance therewith.  Owner’s review of the HSE Plan shall not in any way relieve Contractor of its obligations

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under this Agreement (including Contractor’s obligations to conduct the Work in accordance with the health, safety and environmental rules of Applicable Law and GECP).  Contractor shall appoint one or more (as appropriate) safety representative(s) reasonably acceptable to Owner who shall be resident at the Site, have responsibility to correct unsafe conditions or unsafe acts associated with the Work and the Facility, act on behalf of Contractor on health, safety and environmental matters, and participate in periodic safety meetings with Owner. Contractor further agrees to provide or cause to be provided necessary training and safety equipment to its employees, Subcontractors and Sub-subcontractors and to Owner personnel temporarily visiting the Site to ensure their compliance with the foregoing Safety Standards and enforce the use of such training and safety equipment.  Contractor shall maintain all accident, injury and any other records required by Applicable Law or by Permit and shall furnish Owner a Monthly summary of injuries and labor hours lost due to injuries.  Should Owner at any time observe Contractor, or any of its Subcontractors or Sub-subcontractors, performing the Work at the Site in violation of the Safety Standards or in an unsafe manner, or in a manner that would, if continued, violate the Safety Standards or become unsafe, then Owner shall have the right (but not the obligation) to require Contractor to stop the affected Work until such time as the manner of performing such Work has been rendered safe; provided, however, that at no time shall Contractor be entitled to an adjustment of the Contract Price or Project Schedule based on such Work stoppage.  Contractor shall be responsible for the security, fencing, guarding, lighting, and supervision of the Facility until all of the requirements of Substantial Completion have been satisfied.

B.                                     All Work performed hereunder, as applicable, shall comply with the minimum federal safety standards for the design, installation, inspection, testing, construction, extension, operation, replacement, and maintenance of facilities contained in Title 49, Code of Federal Regulations, Parts 192 (to the extent applicable) and 193 and in Title 33 C.F.R. Part 127. Contractor shall comply with requirements of the Operator Qualification Program that are outlined in Sub-Part H of 49 C.F.R. Part 193 and Sub-Part G of C.F.R. Part 195, where applicable, in connection with the Work.  The term “pipeline facilities” shall include new and existing pipe, rights-of-way, and any equipment, facility, or building used in the transportation of gas, including LNG, or treatment of gas during the course of transportation.  The term “transportation of gas” shall include the gathering, transmission, or distribution of gas by pipeline or the storage of gas.

3.11                           Emergencies.  In the event of any emergency endangering life or property in any way relating to the Work, whether on the Site or otherwise, Contractor shall take such action as may be reasonable and necessary to prevent, avoid or mitigate injury, damage, or loss and shall, as soon as reasonably possible, report any such incidents, including Contractor’s response thereto, to Owner.  If Contractor fails to take such action and the emergency requires immediate action, then Owner, with or without notice to Contractor may, but shall be under no obligation to, take reasonable action as required to address such emergency.  The taking of any such action by Owner, or Owner’s failure to take any action, shall not limit Contractor’s liability.  Contractor shall reimburse Owner in an amount equal to the reasonable costs incurred by Owner in taking such action.

3.12                           Contractor Permits.  Contractor shall be responsible for obtaining the Contractor

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Permits.  Contractor shall provide Owner with copies of such Contractor Permits as soon as reasonably practicable after they are obtained.  Contractor shall provide information, assistance and documentation to Owner as reasonably requested in connection with the Owner Permits; provided that such information, assistance and documentation shall not include Contractor’s provision of information, testimony, documents or data by Contractor’s employees under oath (unless specifically authorized by Contractor) and activities outside the field of Contractor’s expertise, training or experience of personnel assigned to the performance of the Work under this Agreement (expect to the extent provided for by Change Order issued pursuant to Section 6.1 and agreed by Contractor).

3.13                           Books, Records and Audits.

A.                                   Contractor shall keep full and detailed books, construction logs, records, daily reports, schedules, accounts, payroll records, receipts, statements, electronic files, correspondence and other pertinent documents as may be necessary for proper management under this Agreement, as required under Applicable Law or this Agreement, and in any way relating to this Agreement (“Books and Records”).  Contractor shall maintain all such Books and Records in accordance with GAAP and shall retain all such Books and Records for a minimum period of three (3) years after Final Completion, or such greater period of time as may be required under Applicable Law.

B.                                     Upon reasonable notice, Owner shall have the right to have audited Contractor’s Books and Records by Owner’s third party auditors but only to the extent necessary to validate payments made to Contractor or invoiced by Contractor on the basis of Reimbursable Costs and as permitted under Section 4.5.  When requested by Owner, Contractor shall provide Owner’s auditors with reasonable access to all such relevant Books and Records, and Contractor’s personnel shall cooperate with such auditors to effectuate the audit or audits hereunder.  Owner shall have the right upon consent of Contractor (such consent not to be unreasonably withheld or delayed) to have the auditors copy all such Books and Records.  Contractor shall bear all costs incurred by it in assisting with audits performed pursuant to this Section 3.13. Contractor shall include audit provisions identical to this Section 3.13 in all Major Subcontracts.  No access to Books and Records shall be granted to Owner’s auditors until such auditors have signed a confidentiality agreement with Contractor in accordance with the standard practice in the auditing industry for audits of this kind.

C.                                     Contractor shall not, and shall provide that its Subcontractors, Sub-subcontractors and agents or employees of any of them shall not, without Owner’s prior written approval, (i) pay any commissions or fees, or grant any rebates, to any employee or officer of Owner or its Affiliates, (ii) favor employees or officers of same with gifts or entertainment of a significant cost or value, or (iii) enter into any business arrangements with employees or officers of same.

3.14                           Tax Accounting.  Within a reasonable period of time following a request therefor by Owner, subject to Section 4.5C, Contractor shall provide Owner’s third party auditors with any information (including Books and Records) regarding quantities and descriptions of any Equipment installed on or ordered for the Facility and any other information as Owner’s third party

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auditors may deem reasonably necessary in connection with the preparation of Owner’s tax returns (including information reasonably required to determine the amount of Qualified Research Expenditures incurred in connection with the Work) or other tax documentation in connection with the Project; provided, however, if, in connection with such preparation, Owner’s third party auditors request information relating to the actual cost for any item of Work and such item of Work is included in the Contract Price or in any lump sum Change Order, Contractor shall provide such information to Owner’s third party auditors as provided in Section 4.5C.  No access to the aforementioned information (including Books and Records) shall be granted to Owner’s auditors until such auditors have signed a confidentiality agreement with Contractor in accordance with the standard practice in the auditing industry for audits of this kind.

3.15                           Temporary Utilities, Roads, Facilities and Storage.  Until Substantial Completion, Contractor shall provide and pay for all temporary utilities (i.e., electricity, water (other than the water provided by Owner for the hydrotest in accordance with Attachment U), communication, cable, telephone, waste and sewer) necessary for the performance of the Work, including installation and usage costs.  Subject to Section 4.3, Contractor shall construct and maintain temporary access and haul roads as may be necessary for the proper performance of this Agreement.  Contractor shall provide Owner with sufficient office space at the time of Contractor’s mobilization at the Site to accommodate Owner’s Site representative and support staff at the Site.  Contractor shall provide Owner with all office space, construction trailers, utilities, storage and warehousing, security, telephones, furnishings, and other temporary facilities required for their oversight of the Work, as set forth in more detail in Attachment A, Schedule A-1.  Once title to Equipment has passed to Owner as set forth in Section 8.1B, such Equipment shall, if stored at a location other than on the Site, be segregated from other goods, and shall be clearly marked as “Property of Sabine Pass LNG, L.P.”

3.16                           Subordination of Liens.  Contractor hereby subordinates any mechanics’ and materialmen’s liens or other claims or encumbrances that may be brought by Contractor against any or all of the Work, the Site or the Facility to any liens granted in favor of Lender, whether such lien in favor of Lender is created, attached or perfected prior to or after any such liens, claims or encumbrances, and shall require its Subcontractors and Sub-subcontractors to similarly subordinate their lien, claim and encumbrance rights.  Contractor agrees to comply with reasonable requests of Owner for supporting documentation required by Lender in connection with such subordination, including any necessary lien subordination agreements.  Nothing in this Section 3.16 shall be construed as a limitation on or waiver by Contractor of any of its rights under Applicable Law to file a lien or claim or otherwise encumber the Facility as security for any undisputed payments owed to it by Owner hereunder which are past due; provided that such lien, claim or encumbrance shall be subordinate to any liens granted in favor of Lenders.

3.17                           Hazardous Materials.  Contractor shall not, nor shall it permit or allow any Subcontractor or Sub-subcontractor to, bring any Hazardous Materials on the Site and shall bear all responsibility and liability for such materials; provided, however, that Contractor may bring onto the Site such Hazardous Materials as are necessary to perform the Work so long as the same is done in compliance with Applicable Law, Applicable Codes and Standards, and the HSE Plan, and Contractor shall remain responsible and liable for all such Hazardous Materials.  If Contractor or any Subcontractor or Sub-subcontractor encounter pre-existing Hazardous Materials at the Site, and Contractor or any Subcontractor or Sub-subcontractor knows or suspects that such material is

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Hazardous Material, Contractor and its Subcontractors and Sub-subcontractors shall promptly stop Work in the affected area and notify Owner.  If under such circumstances Contractor or any of its Subcontractors or Sub-subcontractors fail to stop Work and notify Owner, Contractor shall be responsible and liable to Owner for all damages, costs, losses and expenses to the extent attributable to such failure.

3.18                           Quality Assurance.  On or before the date Owner issues the NTP, Contractor shall submit to Owner for its review an outline of a Facility-specific quality assurance plan and an inspection plan.  No later than sixty (60) Days after the date Owner issues the NTP, Contractor shall submit to Owner for its written approval (which shall not be unreasonably withheld), a Facility-specific quality assurance plan and an inspection plan, including witness points, but excluding tests and inspections relating to commissioning.  No later than one hundred twenty (120) Days after the date Owner issues the NTP, Contractor shall submit to Owner for its written approval (which shall not be unreasonably withheld), detailed inspection procedures.  Contractor’s quality assurance plan shall provide for a quality assurance individual to be present at the Site to supervise the implementation of the quality assurance plan, the inspection plan, and the inspection procedures.  Owner’s review and approval of Contractor’s quality assurance plan, inspection plan and inspection procedure shall in no way relieve Contractor of its responsibility for performing the Work in compliance with this Agreement.

3.19                           Reports.

A.                                   Contractor shall provide Owner with an electronic copy of the following reports and other documentation:

1.                                       minutes for all weekly status and other Project-related meetings with Owner within five (5) Business Days following such meeting;

2.                                       safety incident reports within three (3) Business Days of the occurrence of any such incident; except for any safety incident involving a significant non-scheduled event such as LNG or Natural Gas releases, fires, explosions, mechanical failures, unusual over-pressurizations or major injuries which shall be provided to Owner within eight (8) hours of the occurrence of such incident; provided, however, notification shall be provided to Owner immediately if the incident is of significant magnitude to threaten public or employee safety, cause significant property damage or interrupt the Work;

3.                                       Monthly progress reports (“Monthly Progress Reports”) with the information specified in Attachment A.

3.20                           Payment.  Contractor shall timely make all payments required to be paid to Owner pursuant to the terms of this Agreement.

3.21                           Commercial Activities.  Neither Contractor nor its employees shall establish any commercial activity or issue concessions or permits of any kind to Third Parties for establishing commercial activities on the Site or any other lands owned or controlled by Owner.

3.22                           Title to Materials Found.  As between Owner and Contractor, the title to water,

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soil, rock, gravel, sand, minerals, timber, dredge material, and any other materials developed or obtained in the excavation or other operations of Contractor, any Subcontractor or Sub-subcontractor and the right to use said materials or dispose of same is hereby expressly reserved by Owner.  Notwithstanding the foregoing, Contractor shall be permitted, without charge, to use in the Work any such materials that comply with the requirements of this Agreement. Material dredged in the performance of the Work shall be deposited in the areas designated by Owner as set forth in Attachment Y.

3.23                           Survey Control Points and Layout.  Contractor shall establish all survey control points and layout the entire Work in accordance with the requirements of this Agreement, which shall be based on the survey control point established by Owner pursuant to this Agreement.  If Contractor or any of its Subcontractors, Sub-subcontractors or any of the representatives or employees of any of them move or destroy or render inaccurate the survey control point provided by Owner, such control point shall be replaced by Contractor at Contractor’s own expense.

3.24                           Cooperation with Others.

A.                                   Cooperation on the Site.  Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Owner or Owner’s other contractors or subcontractors may be working at the Site during the performance of this Agreement and Contractor’s Work or use of certain facilities may be interfered with as a result of such concurrent activities. Owner shall provide Contractor with reasonable notice of any request for access to the Site by (i) any of Owner’s other contractors or subcontractors seeking to perform work at the Site or (ii) any Landowner.  Subject to Section 4.3, Contractor agrees to use reasonable efforts to accommodate such request and to coordinate the performance of the Work with such other contractors or subcontractors performing work at the Site so as not to materially interfere with any of Owner’s other contractors or subcontractors performing work at the Site.

B.                                     Cooperation Within the Off-Site Rights of Way and Easements.  Owner shall provide Contractor with reasonable prior notice of access to the Off-Site Rights of Way and Easements by (i) any of Owner’s other contractors or subcontractors seeking to perform work within such Off-Site Rights of Way and Easements (ii) any Landowner.  Likewise, Contractor shall provide Owner with reasonable prior notice of any access to the Off-Site Rights of Way and Easements by Contractor or any of its Subcontractors or Sub-subcontractors.  Subject to the provisions of this Agreement, including Section 4.3, Contractor acknowledges that Owner or Owner’s other contractors or subcontractors may be working within the Off-Site Rights of Way and Easements and that other Persons (including any Landowner) may be on or using the Off-Site Rights of Way and Easements during the performance of this Agreement and Contractor’s Work or use of certain facilities may be interfered with as a result of such concurrent activities. Subject to Section 4.3, Contractor agrees to use reasonable efforts to accommodate such request and to coordinate the performance of the Work with such other contractors or subcontractors performing work within the Off-Site Rights of Way and Easements so as not to materially interfere with any of Owner’s other contractors or subcontractors performing work within the Off-Site Rights of Way and Easements; provided, however, Contractor shall in all cases coordinate the Work with any Persons (other than Owner or Owner’s other contractors or

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subcontractors) on or using the Off-Site Rights of Way and Easements, and Contractor shall adhere to the reasonable instructions provided by Owner or the applicable Landowner(s) in connection with Work performed within such Off-Site Rights of Way and Easements.

3.25                           Responsibility for Property.  Contractor shall plan and conduct its operations so that neither Contractor nor any of its Subcontractors or Sub-subcontractors shall (i) enter upon lands (other than the Site and Off-Site Rights of Way and Easements) or waterbodies in their natural state unless authorized by the appropriate owner or entity; (ii) close or obstruct any utility installation, highway, waterway, harbor, road or other property unless Permits are obtained and authorized by the appropriate entity or authority; or (iii) disrupt or otherwise interfere with the operation of any portion of any pipeline, telephone, conduit or electric transmission line, ditch, navigational aid, dock or structure unless otherwise specifically authorized by the appropriate entity or authority.  The foregoing includes damage arising from performance of the Work through operation of Construction Equipment or stockpiling of materials.

3.26                           Explosives.  Explosives shall be transported to the Site only when required to perform the Work under this Agreement and with abundant, prior notice to and written approval of Owner. Contractor shall be responsible for properly purchasing, transporting, storing, safeguarding, handling and using explosives required to perform the Work under this Agreement. Contractor shall employ competent and qualified personnel for the use of explosives and, notwithstanding any other provision in this Agreement to the contrary, shall assume full responsibility for damages claimed by any Third Party to the extent caused by the improper use of explosives by Contractor or any Subcontractor or Sub-subcontractor. Residual surplus explosives shall be promptly removed from the Site and properly disposed of by Contractor.

3.27                           Taxes.  Subject to Sections 4.5 and 7.1A, the Contract Price includes all Taxes payable by Contractor, its Subcontractors and Sub-subcontractors in connection with the Work.  Subject to Section 4.5, as between Owner and Contractor, Contractor shall be responsible for the payment of all Taxes payable by Contractor, its Subcontractors and Sub-subcontractors in connection with the Work.

3.28                           Equipment Quality.  Contractor shall furnish reasonable evidence as to the kind, quality, and quantity of all Major Equipment.  Without prior written approval by Owner which specifically waives the requirements of this Agreement, where this Agreement specifies certain Major Equipment be incorporated into the Facility, Contractor shall not use any Major Equipment other than as specified in this Agreement.  If Contractor wishes to modify the requirements contained herein, then it shall make written application to Owner for Owner’s approval (such approval not to be unreasonably withheld), prior to performing any such Work.  Such application shall (i) identify the requirements being modified, (ii) certify that the quality of the proposed substitute is equal to or better than that currently specified, and (iii) certify that the substitute is suited to the same use and capable of performing the same function as that specified.  If the preceding requirements are not followed, then any substitution shall constitute a material failure by Contractor to comply with its obligations under this Agreement.  All Major Equipment shall be fabricated, applied, installed, connected, operated (during start-up and testing), cleaned and conditioned in accordance with the instructions of the applicable Subcontractor or Sub-subcontractor.

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Article 4
OWNER’S RESPONSIBILITIES

Owner shall comply with the following provisions in a timely manner in accordance with the Project Schedule at no cost to Contractor:

4.1                                 Payment and Financing.  Owner shall timely pay the Contract Price in accordance with the provisions of Article 7 hereof.  As a condition of NTP, Owner shall obtain and maintain financing for the Project sufficient to make payments to Contractor in accordance with the terms of this Agreement.

A.                                   Owner Monthly Confirmation. Beginning with Owner’s issuance of the NTP and continuing monthly thereafter until the first draw is made under the financing (the “First Draw”), Owner shall deliver to Contractor a statement in the form of Schedule BB-2 (“Owner Monthly Confirmation”) confirming that Owner has sufficient funds to continue to fulfill its payment obligations up to the date of the First Draw and confirming that no event has come to the attention of Owner which would materially and adversely affect the continued availability of such funding.  Each Owner Confirmation shall be signed by an appropriate senior officer of Owner.

B.                                     Owner Quarterly Confirmation.  After the First Draw, and continuing quarterly thereafter, Owner shall deliver to Contractor a statement in the form of Schedule BB-3 (“Owner Quarterly Confirmation”) confirming that Owner has sufficient funds through itself or financing to continue to fulfill its payment obligations under this Agreement and confirming that no event has come to the attention of Owner which would materially and adversely affect the continued availability of such funding. Such Owner Quarterly Confirmation shall be signed by an appropriate senior officer of Owner.

4.2                                 Owner Permits.  Owner shall be responsible for obtaining the Owner Permits.  Owner shall maintain and, to the extent applicable, renew such Owner Permits.  To the extent Owner has already obtained any of the Owner Permits as of the Effective Date of this Agreement, Owner shall provide copies of such Owner Permits to Contractor on or before the Effective Date.  To the extent Owner has not obtained any Owner Permits prior to the Effective Date, Owner shall obtain such Owner Permits in accordance with the schedule contained in Attachment Q and Owner shall provide Contractor with complete copies of such Owner Permits within five (5) Business Days after obtaining them.  The terms of all such Permits shall be compatible with Contractor’s performance of the Work, and Owner shall promptly notify Contractor of any changes to the terms of any such Owner Permit that impacts Contractor’s performance of the Work under this Agreement.  Owner shall provide information, assistance and documentation to Contractor as reasonably requested in connection with the Contractor Permits.

4.3                                 Access to the Site and Off-Site Rights of Way and Easements.

A.                                   In accordance with Attachment U and subject to the terms of this Agreement, including Sections 3.24A and 4.3C, Owner shall provide Contractor with access to and care and custody of the Site.  Such access shall be sufficient to permit Contractor to progress with construction on a continuous basis without material

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interruption or interference by others.  To the extent that (i) any of Owner’s other contractors or subcontractors working at the Site prior to Substantial Completion or (ii) any Landowner accessing the Site prior to Substantial Completion, in either case materially interrupts or interferes with Contractor’s performance of the Work and such interruption or interference adversely affects Contractor’s ability to perform the Work in accordance with the Project Schedule or Contractor’s cost of performance of the Work, Contractor shall be entitled to a Change Order; provided that Contractor complies with the requirements in Sections 6.2, 6.5 and 6.9.

B.            Subject to Section 3.24B, the Contract Price is based on Owner providing Contractor with access to the off-Site rights of way and easements listed in Attachment Y (the “Off-Site Rights of Way and Easements”) sufficient to permit Contractor to progress with construction without material interruption or interference by others while adhering to the reasonable instructions provided by Owner or the applicable Landowner(s) in connection with Work performed within such Off-Site Rights of Way and Easements.  To the extent Contractor is not provided with sufficient access to such Off-Site Rights of Ways and Easements to progress with construction without material interruption or interference by others, and such interruption or interference adversely affects Contractor’s cost of performance of the Work or Contractor’s ability to perform the Work in accordance with the Project Schedule, Contractor shall be entitled to a Change Order; provided that (i) Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9 and (ii) at or prior to the Contract Date, Contractor did not know or reasonably should have known (based on information made available by Owner to Contractor or investigations made by Contractor prior to the Contract Date) that its access was or would be restricted.

C.                                     Contractor shall provide Owner access to the Site at all times.

4.4                                 Operation Personnel.  Owner shall provide to Contractor a minimum of fifty (50) qualified and competent operating and maintenance personnel sufficient to commission and test the Facility under the supervision of Contractor as set forth in Attachment V.  Until Substantial Completion, such personnel shall be under the direction and control of and supervised by Contractor.  Such operating and maintenance personnel shall be available for training as required pursuant to Section 3.5.  To the extent not set forth in Attachment V, Contractor shall prepare for Owner’s review a Project Commissioning Plan regarding the utilization of Owner’s operation and maintenance personnel and Contractor’s personnel during commissioning and for the conduct of Performance Tests.  Such Project Commissioning Plan shall be mutually agreed-upon by the Parties, each acting reasonably, no later than forty-five (45) Days after Owner’s receipt of Contractor’s proposed Project Commissioning Plan.  Without in any way limiting Contractor’s obligation to provide forces and labor during commissioning and Performance Testing, Contractor agrees that if any activity during commissioning and Performance Testing requires direct supervision by Contractor, such supervision shall be performed by Contractor or a Subcontractor or Sub-subcontractor. Owner shall remain responsible for all costs associated with Owner’s operation and maintenance personnel, including salaries, travel and expenses.

4.5                                 Sales and Use Tax Matters.

A.                                   Owner shall participate in the Louisiana Enterprise Zone Program, which

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shall allow Owner to receive a rebate directly from the State of Louisiana Department of Revenue of the rebatable portion of Louisiana state, parish and local-option sales and use tax (“Louisiana Sales and Use Tax”) incurred and paid by Contractor and its Subcontractors or Sub-subcontractors in connection with performance of the Work.  Contractor shall provide to Owner, for itself and its Subcontractors and Sub-subcontractors, all documentation as may be reasonably requested by Owner and available to Contractor and its Subcontractors and Sub-subcontractors in order to allow Owner to secure such rebate.  Such documentation shall include invoice documentation supporting all Louisiana Sales and Use Taxes paid by Contractor and its Subcontractors and Sub-subcontractors for the purchase of Equipment, including purchases of Equipment made under lump sum contract agreements.  Such invoice documentation shall be provided to Owner on a timely basis and shall clearly identify (i) the item of Equipment purchased, (ii) the amount of Louisiana Sales and Use Tax paid; and (iii) all information (including Owner’s name, the taxpayer’s name, the Project name and the Project address) to properly establish that the Equipment was used in connection with or incorporated into the Facility.  If the Equipment was taken from Contractor’s, Subcontractor’s or Sub-subcontractor’s inventory, subject to Section 4.5C, Contractor shall provide Owner with an invoice, journal vouchers or other similar documentation as may be required to evidence that the applicable Louisiana Sales and Use Tax was paid by Contractor, Subcontractor or Sub-subcontractor on such inventory.  Owner’s tax consultant (as notified by Owner to Contractor) shall assist Owner to secure all available rebates of Louisiana Sales and Use Taxes and is authorized to request and receive information directly from Contractor and its Subcontractors and Sub-subcontractors on behalf of Owner.  No information shall be provided to Owner’s tax consultant until such tax consultant has signed a confidentiality agreement with Contractor and any applicable Subcontractor and Sub-subcontractor with terms customary in the audit industry for audits of this kind.

B.                                     Owner shall provide Contractor with any state and local manufacturing, pollution control or other applicable sales and use tax exemption certificates which are valid under Applicable Law, including the governing law specified in Section 21.9.  Contractor and Owner shall reasonably cooperate with each other to minimize any and all Taxes relating to the Project.  If Contractor or any Subcontractor or Sub-subcontractor incurs any sales and use taxes on any items of Equipment for which Owner has previously provided Contractor with a valid applicable sales and use tax exemption certificate, Contractor shall be responsible for the payment of such sales and use taxes without reimbursement by Owner; provided, however, the foregoing provision shall not affect Contractor’s right to a Change Order in accordance with Section 7.1A.

C.                                     Pursuant to Section 3.14, Owner shall have the right to have its third party auditors audit the Books and Records of Contractor and its Sub-contractors or Sub-subcontractors to confirm that all Louisiana Sales and Use Taxes paid by Contractor and its Subcontractors and Sub-subcontractors in connection with the Work are properly owed under Applicable Law; provided, however, if the determination of the proper amount of such Louisiana Sales and Use Tax assessed on any one or more items of Equipment is dependent upon knowing the actual cost incurred by Contractor or its Sub-contractors or Sub-subcontractors for such item of Equipment and the compensation of such item of Equipment is included in the Contract Price or in any lump sum Change Order, that portion

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of the audit devoted to reviewing the actual cost incurred by Contractor or its Sub-contractors or Sub-subcontractors for such item of Equipment shall be performed by Owner’s tax consultant, which shall be retained by Owner at Owner’s sole expense.  The Parties agree that (unless the amount of Louisiana Sales and Use Tax properly payable for an item of Equipment is subject to litigation) such tax consultant shall not disclose to Owner the actual cost incurred by Contractor or its Sub-contractors or Sub-subcontractors for any item of Equipment included in the Contract Price, but the Parties agree that such tax consultant may report to Owner the proper Louisiana Sales and Use Taxes properly payable under Applicable Law.  No access to Books and Records shall be granted to Owner’s third party auditors until such auditors have signed a confidentiality agreement with Contractor and any applicable Subcontractor or Sub-subcontractor with terms customary in the audit industry for audits of this kind.

4.6                                 Legal Description and Survey.   As of the Contract Date, Owner has provided to Contractor (i) the legal description of the Site as set forth in Attachment Y and (ii) a survey of the Site showing the boundaries of the Site and one survey control point, prepared by Lonnie G. Harper & Associates, dated January 26, 2004.  Contractor shall be entitled to rely upon the accuracy of this information.  To the extent any existing structures or utilities are shown in the survey, Contractor shall independently verify the locations of such existing structures and utilities.

4.7                                 Hazardous Materials.  Owner shall remove, transport and, as appropriate, dispose of any Hazardous Materials discovered or released at the Site, including any Hazardous Materials brought on the Site or generated by Third Parties, but excluding any Hazardous Materials brought on to the Site or generated by Contractor or any of its Subcontractors or Sub-subcontractors.  In addition, as between Owner and Contractor, Owner shall be responsible for any Hazardous Materials discovered or released within the Off-Site Rights of Way and Easements, including any Hazardous Materials brought on the Off-Site Rights of Way and Easements or generated by Third Parties but excluding any Hazardous Materials brought on the Off-Site Rights of Way and Easements by Contractor or any of its Subcontractors or Sub-subcontractors.  OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS CONTRACTOR GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY CONTRACTOR GROUP TO THE EXTENT ARISING FROM ANY CONTAMINATION OR POLLUTION RESULTING FROM ANY HAZARDOUS MATERIALS FOR WHICH OWNER IS RESPONSIBLE UNDER THIS SECTION 4.7.

4.8                                 Owner-Provided Items.

A.                                   Owner shall be responsible for those items of information so identified in Attachment A, including information defined as “Rely Upon” in the Design Basis included in Attachment A, Schedule A-2 and for providing to Contractor the information specified in Attachment U.  Contractor shall not be required to examine or be deemed to have examined any such information and Owner shall remain fully responsible for the accuracy, completeness and sufficiency of such information.  If Owner makes a change to any such information, or if Contractor discovers an error in such information or non-compliance of such information with Applicable Law or Applicable Codes and Standards, Contractor shall be entitled to a Change Order; provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9.  All other information in the Design

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Basis shall be the responsibility of Contractor.

B.                                     Owner shall provide those items in Attachment A which are expressly listed as being the obligation of Owner and the items listed in Attachment U (within the times listed in Attachment U).  The items already provided by Owner are listed in Attachment U.

4.9                                 LNG Tanker Release.  Owner shall endeavor to obtain a release of Contractor Group and Owner Group from the owner of any LNG tanker and related LNG cargo from any and all damages, losses, costs and expenses arising out of or resulting from claims for damage to or destruction of an LNG tanker and loss of the related LNG cargo or personal injury or death of any employee, officer or director employed by the company operating, owning or leasing such LNG tanker or owning the related LNG cargo in connection with the delivery of LNG of any LNG tanker to the Project where such damage, destruction, loss, injury or death occurs prior to Substantial Completion.  Owner shall endeavor to obtain a release which shall apply regardless of the cause of such damage, destruction, injury or death, including the sole or joint negligence, breach of contract or other basis of liability of any member of the Contractor Group and any member of the Owner Group.

Article 5
COMMENCEMENT OF WORK, PROJECT SCHEDULE, AND SCHEDULING OBLIGATIONS

5.1                                 Commencement of Work.  Upon Contractor’s receipt from Owner of the limited notice to proceed (“Limited Notice to Proceed” or “LNTP”), Contractor shall promptly commence with the performance of the LNTP Work.  The LNTP shall be issued in the form attached hereto as Attachment H, Schedule H-1.  Contractor shall not, and shall not be obligated to, commence performance of the LNTP Work until receipt from Owner of such LNTP.

5.2                                 Limited Notice to Proceed/Notice to Proceed.

A.                                   Limited Notice to Proceed.  The portion of the Contract Price payable for the LNTP Work shall be made in accordance with the Payment Schedule set forth in Attachment C, Schedule C-2 and the applicable provisions of Article 7.  Owner shall not issue the LNTP until the following conditions have been met:

1.                                       Owner has furnished to Contractor documentation which demonstrates that Owner has sufficient funds to fulfill its payment obligations in connection with Contractor’s performance of the LNTP Work, or that Owner has obtained financing from one or more Lenders to fulfill its payment obligations in connection with such LNTP Work;

2.                                       Owner has obtained all Owner Permits that are necessary for performance of the LNTP Work, or if Owner has not obtained all such Owner Permits at the commencement of the LNTP Work, by issuance of the LNTP, Owner commits to obtain any such remaining Owner Permits in such time so as to not delay the performance of Contractor’s LNTP Work; and

3.                                       Owner shall be in compliance with its other obligations set forth in

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Article 4 as necessary for the LNTP Work.

B.                                     Notice to Proceed.  Contractor shall not, and shall not be obligated to, commence performance of the Work (other than the LNTP Work) until Owner issues the full notice to proceed (“Notice to Proceed” or “NTP”) authorizing the same pursuant to the terms and conditions of this Agreement.  Upon Contractor’s receipt from Owner of the NTP, Contractor shall promptly commence with the performance of the Work.  The NTP shall be issued in the form attached hereto as Attachment H, Schedule H-2.  Contractor shall timely file in the required superior court and post at the Site a notice of commencement as required under La. Rev. Stat. §9:4801, et. seq. and shall provide copies of such notice of commencement to Subcontractors and Sub-subcontractors as required under La. Rev. Stat. §9:4801, et. seq.  Owner shall not issue an NTP until the following conditions have been met:

1.                                       Owner has furnished to Contractor reasonable documentation which demonstrates that Owner (i) has sufficient funds to fulfill its payment obligations under this Agreement, or (ii) has obtained financing from one or more Lenders to fulfill its payment obligations under this Agreement, including (a) satisfaction, or waiver by Lenders, of all applicable conditions precedent to the occurrence of the closing date of the financing, which shall be prior to or contemporaneous with the issuance of the Notice to Proceed, and (b) evidence of the execution of the credit agreement with respect to such financing by Owner and Lenders (including a copy of such executed credit agreement);

2.                                       Owner has obtained all Owner Permits (including the FERC Authorization) which are shown in Attachment Q as required to be obtained prior to the issuance of the NTP;

3.                                       Owner has made payment to Contractor of all undisputed amounts owed as of the date of the NTP that were earned in connection with Contractor’s performance of the LNTP Work;

4.                                       the Advance Payment has been received by Contractor in cleared funds;

5.                                       Owner shall be in compliance with its other obligations set forth in Article 4 as necessary for the commencement of the Work; and

6.                                       ninety (90) Days or more have elapsed since Owner’s issuance of the LNTP and, provided, in any event, that NTP shall not be issued earlier than April 4, 2005.

5.3                                 Project Schedule.  Contractor shall perform the Work in accordance with the Project Schedule.

A.                                   Guaranteed Substantial Completion Date.  Contractor shall achieve Substantial Completion no later than the date specified in Attachment E (“Guaranteed Substantial Completion Date”).  The Guaranteed Substantial Completion Date shall only

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be adjusted by Change Order as provided under this Agreement.

B.                                     Final Completion.  Contractor shall achieve Final Completion no later than ninety (90) Days after achieving Substantial Completion for the Facility.

5.4                                 CPM Schedule Submissions.  On or before Owner’s issuance of the Notice to Proceed, Contractor shall prepare and submit to Owner for its review a detailed critical path method schedule for the Work (“CPM Schedule”), which shall be detailed at a Level II for all activities for the Project (including engineering, procurement, construction, pre-commissioning, commissioning, testing and startup). In addition, no later than one hundred and twenty (120) Days after the delivery of the initial CPM Schedule by Contractor to Owner, Contractor shall submit to Owner for its review a revised CPM Schedule, which shall be detailed at a Level III for all activities for the Project (including engineering, procurement, construction, pre-commissioning, commissioning, testing and startup).  The initial CPM Schedule shall govern Contractor’s Work until the revised CPM Schedule is prepared and reviewed by Owner.  Each of the initial and revised CPM Schedules shall be referred to as the “CPM Schedule,” and each shall comply with the requirements of this Section 5.4 and shall be provided to Owner in its native electronic format.  The CPM Schedule shall be prepared by Contractor using Primavera Project Planner (P3).  Without limitation of the foregoing, the CPM Schedule shall include the information and meet the requirements set forth in Section 9.4 of Attachment A.

5.5                                 Recovery and Recovery Schedule.  If, at any time during the prosecution of the Work, (i) should the Monthly Progress Report show that any activity on the critical path is forty-five (45) or more Days behind schedule, or should Contractor fail to provide a Monthly Progress Report in compliance with the requirements of this Agreement and Owner reasonably determines that any activity on the critical path is forty-five (45) or more Days behind schedule and (ii) Contractor or any of its Subcontractors or Sub-subcontractors are in Owner’s reasonable judgment responsible for such delay, Owner may, in addition to any other remedies that it may have under this Agreement, require that Contractor prepare a schedule to explain and display how it intends to regain compliance with the CPM Schedule (“Recovery Schedule”). Within ten (10) Business Days after the determination by Owner of the requirement for a Recovery Schedule, Contractor shall prepare the Recovery Schedule and submit it to Owner for its review.  The Recovery Schedule shall (i) represent Contractor’s best judgment as to how it shall regain compliance with the CPM Schedule, (ii) be prepared in accordance with GECP, (iii) have a level of detail sufficient for Contractor to direct, manage and perform the Work, and (iv) have a maximum duration of sixty (60) Days unless recovery cannot be reasonably achieved in such time, in which case the duration of the Recovery Schedule shall be for that period of time reasonably necessary to regain compliance with the CPM Schedule.  Contractor shall address all comments received from Owner during Owner’s review of the Recovery Schedule, and Contractor shall provide a written statement describing why any of Owner’s comments or proposed changes to the Recovery Schedule were not implemented by Contractor.  Any of Owner’s comments or proposed changes to the Recovery Schedule that Contractor implements should be reflected in the revised Recovery Schedule.  The revised Recovery Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing the Work (including all activities of Subcontractors and Sub-subcontractors) to regain compliance with the CPM Schedule.  The cost of preparing and executing the Recovery Schedule shall be at Contractor’s sole cost and expense; provided, however, if the preparation of a Recovery Schedule is combined with

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a request by Owner for a Change Order and the cost of preparing the Change Order for such request (excluding any costs associated with recovery) exceeds Thirty Thousand U.S. Dollars ($30,000), then Contractor is entitled to reimbursement for such preparation costs in accordance with Section 6.1A.  Owner’s review and comments regarding the Recovery Schedule shall not relieve Contractor of any obligations for performance of the Work, change the Guaranteed Substantial Completion Date or be construed to establish the reasonableness of the Recovery Schedule.

5.6                                 Acceleration and Acceleration Schedule.

A.                                   Even if the Work is otherwise in compliance with the CPM Schedule, Owner may, at any time, direct Contractor in writing to advance one or both of the Target Bonus Date and Guaranteed Substantial Completion Date; provided, however, such directive shall be reasonable and Contractor shall have agreed in writing that such acceleration is commercially and technically feasible and, provided further no such directive shall adversely affect Contractor’s ability to earn the Schedule Bonus in accordance with Section 11.9.  For the purposes of this Section 5.6A, Contractor’s ability to earn the Schedule Bonus would be adversely affected if Contractor would achieve the Schedule Bonus but for the directive.  In the event of such agreement, the directive shall be termed herein a “Confirmed Acceleration Directive” and shall be set forth in a Change Order.  In no event shall Owner have the right to issue a unilateral acceleration directive requiring Contractor to achieve Substantial Completion prior to the original Guaranteed Substantial Completion Date specified in this Agreement as of the Contract Date, nor shall Owner have the have the right to issue a unilateral acceleration directive requiring Contractor to achieve Target Completion prior to the original Target Bonus Date specified in this Agreement as of the Contract Date.  In the event of a Confirmed Acceleration Directive, Owner shall pay Contractor for the documented costs plus fee attributable to such acceleration and appropriate incentives, if any, shall be mutually agreed upon by the Parties with respect to such early proposed completion and set forth in the Change Order.  Such costs may include any shift differential, premium, or overtime payments to workers or field supervisors and other employees of Contractor dedicated to the Work on a full-time basis actually incurred over and above Contractor’s normal rates, and overtime charges for Construction Equipment.  Any adjustment to the Contract Price or any other Changed Criteria necessitated by such acceleration of the Work shall be implemented by Change Order.  Upon execution of the Change Order, Contractor shall immediately commence and diligently perform the acceleration of the Work, and shall prepare a schedule to explain and display how it intends to accelerate the Work and how that acceleration will affect the critical path of the CPM Schedule (the “Acceleration Schedule”).  With respect to the Acceleration Schedule, Contractor shall do the following:

1.                                       No later than the tenth (10th) Business Day after execution of the Change Order with respect to the Confirmed Acceleration Directive, Contractor shall prepare the Acceleration Schedule and submit it to Owner for its review.  The Acceleration Schedule shall represent Contractor’s best judgment as to how it shall satisfy the Confirmed Acceleration Directive.  The Acceleration Schedule shall be prepared using GECP and to a similar level of detail as the CPM Schedule.

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2.                                       On the tenth (10th) Business Day after execution of the Change Order with respect to the Confirmed Acceleration Directive (or such longer time as specified in writing by Owner), Contractor shall participate in a conference with Owner, and with any other Person (including Subcontractors and Sub-subcontractors) whom Owner reasonably designates to participate, to review and evaluate the Acceleration Schedule.  Any revisions to the Acceleration Schedule necessary as a result of this review shall be resubmitted for review by Owner as soon as reasonably practicable or as mutually agreed by the Parties.  The revised Acceleration Schedule shall then be the schedule which Contractor shall use in planning, organizing, directing, coordinating, performing, and executing that portion of the Work that is affected by such acceleration, with the CPM Schedule governing the performance of all other Work.

Owner’s review of the Acceleration Schedule shall not constitute an independent evaluation or determination by Owner of the workability, feasibility, or reasonableness of that schedule.

Article 6
CHANGES; FORCE MAJEURE; AND OWNER-CAUSED DELAY

6.1                                 Change Orders Requested by Owner.  Until Substantial Completion, Owner shall be entitled to a Change Order upon request in accordance with this Section 6.1.

A.                                   If Owner submits to Contractor in writing a duly signed proposed Change Order, Contractor must respond to Owner, to the extent practicable, within thirty (30) Days with a written statement setting forth the effect, if any, which such proposed Change Order would have on the Contract Price (including any adjustments in the Contract Price or Project Schedule resulting from a proposed Change Order issued with respect to any of the items identified in Section 12.3 of Schedule A-1), the Project Schedule, the Design Basis, the Payment Schedule, any of the Minimum Acceptance Criteria, Performance Guarantees or Guarantee Conditions, and/or any other obligation or potential liability of Contractor hereunder (collectively or individually, the “Changed Criteria”).  The written statement shall be in the form of Schedule D-3, and shall include, to the extent practicable, all information required by Section 6.5B.  Owner shall respond to Contractor’s written statement within fourteen (14) Business Days of receipt, responding to Contractor’s statement as to the effects of the proposed Change Order on the Changed Criteria.  If it is not practicable for Contractor to provide all of the information required under this Section 6.1A to be submitted with such written statement within such thirty (30) Day period, Contractor shall provide Owner with as much information as practicable as well as a written explanation of the reason additional time is required.  To the extent Contractor incurs costs exceeding Thirty Thousand U.S. Dollars (U.S.$30,000) (which costs shall be adequately documented and supported by Contractor) in responding to any one proposed Change Order, Contractor shall be reimbursed for such excess costs in responding to such Change Order within twenty-five (25) Days after receipt of Contractor’s invoice therefor; provided that Contractor first gives Owner written notice of the estimate of the cost of such preparation before preparing the response, such estimate is in excess of Thirty Thousand U.S. Dollars (U.S.$30,000), Owner approves in writing the preparation of the response,

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and such proposed Change Order is not implemented.

B.                                     If the Parties agree on such Changed Criteria of the proposed Change Order (or modify such proposed Change Order so that the Parties agree on such Changed Criteria), the Parties shall execute such Change Order incorporating the Changed Criteria, which shall be in the form of Schedule D-1, and such Change Order shall become binding on the Parties, as part of this Agreement.

C.            If the Parties cannot agree on such Changed Criteria of the proposed Change Order within ten (10) Days of Contractor’s receipt of Owner’s response to Contractor’s written statement, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately without the requirement of a written statement by Contractor as required under Section 6.1A, Owner may (subject to this Section 6.1C), by issuance of a unilateral Change Order in the form attached hereto as Schedule D-2, require Contractor to commence and perform the changed Work specified in the unilateral Change Order on a time and material basis as set forth in Schedule D-4 with the effect of such unilateral Change Order on the Changed Criteria (or if the Parties agree on the effect of such unilateral Change Order for some but not all of the Changed Criteria, the impact of each of the components of the Changed Criteria on which the Parties disagree) to be determined as soon as possible but without prejudice to Contractor’s right to refer any Dispute for resolution in accordance with Article 18.  The rates specified in Schedule D-4 are “Unit Rates,” and the Unit Rates and all other Reimbursable Costs shall be used to the extent applicable to the changed Work.  The Parties acknowledge and agree that unilateral Change Orders submitted by Owner in accordance with this Section 6.1C shall be limited to additions or modifications to, or deductions from the Work and that Owner shall not have the unilateral right to change, amend or modify any of the other Changed Criteria or the terms of this Agreement.  Pending resolution of the Dispute, Contractor shall perform the Work as specified in such unilateral Change Order and Owner shall continue to pay Contractor in accordance with the terms of this Agreement and any previously agreed Change Orders.  When Owner and Contractor agree on the effect of such unilateral Change Order on all of the Changed Criteria, such agreement shall be recorded by execution by the Parties of a Change Order in the form attached hereto as Schedule D-1, which shall supersede the unilateral Change Order previously issued and relating to such changed Work.  With the exception of any Contract Price adjustment contemplated under Sections 7.1A through 7.1H, in no event shall Owner be entitled to issue any unilateral Change Order in accordance with this Section 6.1C where such unilateral Change Order (i) would result in an increase equal to or exceeding an amount equal to five percent (5%) of the Contract Price as originally set forth in Section 7.1, or (ii) in conjunction with other unilateral Change Orders issued by Owner (other than any Contract Price adjustment contemplated under Sections 7.1A through 7.1H), would in themselves result in an increase equal to or exceeding an amount equal to ten percent (10%) of the Contract Price as originally set forth in Section 7.1.  For the avoidance of doubt, the Parties agree that the adjustments contemplated under Sections 7.1A through 7.1H do not constitute unilateral Change Orders.

D.                                    In the event of a change in any Applicable Code and Standard which does not constitute a Change in Law, Contractor shall provide written notice to Owner regarding

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such change.  Upon receipt of such notice from Contractor, Owner may submit a proposed Change Order to Contractor in accordance with this Section 6.1 in the event Owner, at its sole option, elects for Contractor to implement such change in Applicable Code and Standard.  In the event Owner does not, at its sole option, elect for Contractor to implement such change in Applicable Code and Standard, Contractor shall not be required to perform in accordance with such Applicable Code and Standard.  In the event, however, that compliance with such Applicable Code and Standard is mandatory for Contractor to comply with GECP and Owner does not, at its sole option, after receipt of written notice from Contractor regarding same, elect for Contractor to implement such change in Applicable Code and Standard, then Owner waives its rights to claim a breach of GECP with respect to such change in Applicable Code and Standard.

6.2                                 Change Orders Requested by Contractor.

A.                                   Contractor shall have the right to a Change Order in the event of any of the following occurrences:

1.                                       Any Change in Law that adversely affects (i) Contractor’s costs of performance of the Work; (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement;

2.                                       Acts or omissions of any member of Owner Group or any other Person for whom Owner is responsible, including in the case of Owner any failure to perform any obligation under this Agreement, that adversely affects (i) Contractor’s costs of performance of the Work, (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement; provided that Contractor shall not be entitled to a Change Order to the extent that such acts or omissions of Owner are caused, directly or indirectly, by Contractor’s failure to perform its obligations under this Agreement;

3.                                       Force Majeure to the extent allowed under Section 6.8A;

4.                                       Acceleration of the Work directed by Owner pursuant to Section 5.6, provided that a Change Order has been issued;

5.                                       Owner’s request for an increase in coverage under the Letter of Credit pursuant to Section 9.2 to cover any increase in the Contract Price as a result of Change Orders to the extent set forth in Section 9.2;

6.                                       To the extent expressly permitted under Sections 3.3C, 4.3A, 4.3B, 4.8A, 7.1, 8.2A, 11.2, 12.2A and 16.4;

7.                                       Delay beyond the permissible times specified in Section 1A.9(g)(i) or Section 1A.11(ii) of Attachment O for the delivery by Owner to Contractor of builder’s risk or marine cargo insurance proceeds received by the Collateral Agent shall relieve Contractor of any obligation under this Agreement to effect repairs or

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other restoration of the Work affected by the insured occurrence for any costs of repairs or restoration exceeding the sum of the deductible under such insurance and any amounts previously paid to Contractor under such insurance and shall entitle Contractor to a Change Order adjusting the Contract Price and Project Schedule, but only to the extent such delay adversely affects (i) Contractor’s cost of performance of the Work, (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule, or (iii) or Contractor’s ability to perform any material obligation under this Agreement;  provided that, notwithstanding the foregoing, in no event shall this Section 6.2A.7 in any way relieve Contractor from any obligation to perform any work necessary to maintain the builder’s risk and marine cargo insurance in full force and effect;

8.                                       Suspension in Work ordered by Owner pursuant to Section 16.3;

9.                                       Subsurface Soil Conditions to the extent allowed under Section 2.5B.2;

10.                                 Discovery of Hazardous Materials at the Site or on the Off-Site Rights of Way and Easements for which Owner is responsible under Section 4.7 that adversely affects (i) Contractor’s costs of performance of the Work, (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement;

11.                                 Owner’s issuance of (i) the LNTP in accordance with Section 5.2A after January 4, 2005 or (ii) the NTP in accordance with Section 5.2B after April 4, 2005, but only to the extent that such delay adversely affects (i) Contractor’s costs of performance of the Work, (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement; and

12.                                 Owner’s election to issue a Change Order with respect to any of the items identified in Section 12.3 of Schedule A-1, but only to the extent the implementation of any such activity previously identified as an exclusion adversely impacts (i) Contractor’s cost of performance of the Work, (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any obligation under this Agreement.

B.                                     Should Contractor desire to request a Change Order under this Section 6.2, Contractor shall, pursuant to Section 6.5, notify Owner in writing and issue to Owner, at Contractor’s expense, a request for a proposed Change Order in the form attached hereto as Schedule D-3, a detailed explanation of the proposed change and Contractor’s reasons for proposing the change, documentation necessary to verify the effects of the change on the Changed Criteria, and all other information required by Section 6.5.  Any adjustments to the Contract Price shall (unless otherwise agreed) be requested on a lump sum basis and shall be based on the requirements in Schedule D-4 and the Unit Rates specified therein to the extent applicable to the Change Order.

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C.                                     Owner shall respond to Contractor’s request for a Change Order within twenty (20) Days of receipt, stating (i) whether Owner agrees that Contractor is entitled to a Change Order and (ii) the extent, if any, to which Owner agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, including any adjustment to the Contract Price and the estimated costs for each item making up the adjustment to the Contract Price.  If Owner agrees that a Change Order is necessary and agrees with Contractor’s statement regarding the effect of the proposed Change Order on the Changed Criteria, including mutual agreement on the costs, then Owner shall issue such Change Order, which shall be in the form of Schedule D-1, and such Change Order shall become binding on the Parties as part of this Agreement upon execution thereof by the Parties.  Owner shall be entitled to decline a Change Order with respect to any request by Contractor for a Change Order if the Change Order request, when submitted, is not adequately documented and supported by Contractor as required under this Agreement.

D.                                    If the Parties agree that Contractor is entitled to a Change Order but cannot agree on the effect of the proposed Change Order on the Changed Criteria within thirty (30) Days of Owner’s receipt of Contractor’s written notice and proposed Change Order and all other required information, or if Owner desires that the proposed changed Work set forth in the proposed Change Order commence immediately, the rights, obligations and procedures set forth in Section 6.1C are applicable.

E.                                      If the Parties cannot agree upon whether Contractor is entitled to a Change Order within thirty (30) Business Days of Owner’s receipt of Contractor’s written notice and proposed Change Order, then the Dispute shall be resolved as provided in Article 18.  Pending resolution of the Dispute, Contractor shall continue to perform the Work required under this Agreement, and Owner shall continue to pay Contractor in accordance with the terms of this Agreement, any Change Orders and any previously agreed or unilateral Change Orders.

6.3                                 Contract Price Adjustment; Contractor Documentation.  If a Change Order is executed on a time and material basis pursuant to Section 6.1C or 6.2D, then the Contract Price shall be adjusted as set forth in Schedule D-4.  Contractor shall use reasonable efforts to minimize such costs (consistent with the requirements of this Agreement).

6.4                                 Change Orders Act as Accord and Satisfaction.  Unless otherwise expressly stated in the Change Order, Change Orders agreed pursuant to Section 6.1B or 6.2C by the Parties shall constitute a full and final settlement and accord and satisfaction of all effects of the change as described in the Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change.  Accordingly, unless otherwise expressly stated in such Change Order, Contractor expressly waives and releases any and all right to make a claim or demand or to take any action or proceeding against Owner for any other consequences arising out of, relating to, or resulting from such change reflected in such Change Order, whether the consequences result directly or indirectly from such change reflected in such Change Order, including any claim or demand for damages due to delay, disruption, hindrance, impact, interference, inefficiencies or extra work arising out of, resulting from, or related to, the change reflected in that Change Order (including any claims or demands that any Change Order or number of Change Orders,

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individually or in the aggregate, have impacted the unchanged Work).

6.5                                 Timing Requirements for Notifications and Change Order Requests by Contractor.  Should Contractor desire to seek an adjustment to the Contract Price, the Project Schedule, the Payment Schedule, any of the Minimum Acceptance Criteria or Performance Guarantees or any other modification to any other obligation of Contractor under this Agreement for any circumstance that Contractor has reason to believe may give rise to a right to request the issuance of a Change Order, Contractor shall, with respect to each such circumstance:

A.                                   notify Owner in writing of the existence of such circumstance within twenty (20) Days of the date that Contractor knew of the first occurrence or beginning of such circumstance; provided however, if such circumstance is an emergency, notice shall be given as soon as reasonably practicable.  In such notice, Contractor shall state in detail all known and presumed facts upon which its claim is based, including the character, duration and extent of such circumstance, the date Contractor first knew of such circumstance, any activities impacted by such circumstance, a good faith estimate of the cost (which such costs shall be adequately documented and supported by Contractor) and time consequences of such circumstance (including showing a good faith estimate of the impact of such circumstance, if any, on the critical path of the CPM Schedule) and any other details or information that are expressly required under this Agreement.  Contractor shall only be required to comply with the notice requirements of this Section 6.5A once for continuing circumstances, provided that the notice expressly states that the circumstance is continuing and includes Contractor’s best estimate of the time and cost consequences of such circumstance; and

B.                                     submit to Owner a request for a Change Order as soon as reasonably practicable after giving Owner written notice but in no event later than forty-five (45) Days after the completion of each such circumstance, together with a written statement with all information currently available (i) detailing why Contractor believes that a Change Order should be issued, plus all documentation reasonably requested by Owner, including information and details expressly required under this Agreement (including the information required by Schedule D-4, applicable detailed estimates and cost records and a graphic demonstration using the CPM Schedule and Monthly Progress Reports showing Contractor’s entitlement to a time extension to the Project Schedule pursuant to the terms of this Agreement); and (ii) setting forth the effect, if any, which such proposed Change Order has or would have for the Work on any of the Changed Criteria.  Contractor shall promptly supplement its request for Change Order with additional information as such additional information (if any) becomes available.

If Contractor fails to provide the notice as required under this Section 6.5, and if Owner demonstrates that it has been prejudiced on account of such failure to provide notice, then, to the extent that Owner is so prejudiced, Contractor waives its right for, and releases Owner from and against any claims for, adjustments in the Contract Price, the Project Schedule, Payment Schedule, any Work, any of the Minimum Acceptance Criteria or Performance Guarantees or any other modification to any other obligation of Contractor under this Agreement.  Oral notice, shortness of time, or Owner’s actual knowledge of a particular circumstance shall not waive, satisfy, discharge or otherwise excuse

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Contractor’s strict compliance with this Section 6.5.  Contractor shall have the burden of proof with respect to any claim made by it.

6.6                                 Evidence of Funds.  With the exception of any Contract Price adjustment contemplated under Sections 7.1A through 7.1H, Contractor shall not be obligated to proceed with any Change Order that, alone or in conjunction with other Change Orders, would result in an increase exceeding an amount equal to five percent (5%) of the Contract Price unless Owner furnishes, to Contractor’s reasonable satisfaction, documentation which demonstrates either that Owner has (i) sufficient funds to pay for such Change Order, or (ii) obtained financing from one or more Lenders in sufficient funds to pay for such Change Order.

6.7                                 Adjustment Only Through Change Order.  Unless otherwise provided in this Agreement, no change in the requirements of this Agreement, whether an addition to, deletion from, suspension of or modification to this Agreement, including any Work, shall be the basis for an adjustment for any change in the Contract Price, the Project Schedule, Payment Schedule, any Work, any of the Minimum Acceptance Criteria or Performance Guarantees or any other obligations of Contractor or right of Owner under this Agreement unless and until such addition, deletion, suspension or modification has been authorized by a Change Order executed and issued in accordance with and in strict compliance with the requirements of this Section 6.7.  Contractor shall not perform any change in the Work unless and until such change is authorized pursuant to this Section 6.7, and should Contractor perform or claim to perform any changes in the Work prior to authorization by Change Order, all such costs and expenses incurred by Contractor shall be for Contractor’s account.  No course of conduct or dealings between the Parties, nor implied acceptance of additions, deletions, suspensions or modifications to this Agreement, including any Work, and no claim that Owner has been unjustly enriched by any such addition, deletion, suspension or modification to this Agreement, whether or not there is in fact any such unjust enrichment, shall be the basis for any claim for an adjustment in the Contract Price, the Project Schedule, the Payment Schedule, any Work, any of the Minimum Acceptance Criteria or Performance Guarantees or any other obligations of Contractor under this Agreement.

6.8                                 Force Majeure.

A.                                   Contractor Relief.  If the commencement, prosecution or completion of the Work is prevented or delayed by Force Majeure (including the effects of such Force Majeure), then Contractor shall be entitled to an extension to the Target Bonus Date and/or the Guaranteed Substantial Completion Date to the extent, if any, permitted under Section 6.8A.1 and an adjustment to the Contract Price to the extent, if any, permitted under Section 6.8A.2, provided that Contractor has complied with the notice and Change Order requirements in Section 6.5 and the mitigation requirements in Section 6.11.  In addition, if Force Majeure (including the effects of such Force Majeure) prevents Contractor’s performance with respect to any portion of the Work, Contractor shall, subject to Section 6.11, be relieved from performance of such portion of the Work for the time period that such Force Majeure, or the effects of such Force Majeure, are continuing.  All time extensions to the Project Schedule and adjustments to the Contract Price for such delays or preventions shall be by Change Order implemented and documented as required under Article 6.

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1.                                       Time Extension.  Contractor shall be entitled to an extension to the Target Bonus Date and/or the Guaranteed Substantial Completion Date for delay or prevention that meets the requirements of Section 6.8A, if and to the extent such delay or prevention causes a delay in the critical path of the Work.  Contractor shall demonstrate to Owner its entitlement to relief under this Section by providing to Owner an updated CPM Schedule using Primavera Project Planner (P3) in its native electronic format with actual durations entered for all activities on the critical path and re-forecasted clearly to indicate Contractor’s entitlement to a time extension under this Section 6.8A.

2.                                       Compensation. Contractor shall be entitled to an adjustment to the Contract Price for any delay or prevention that meets the requirements of Section 6.8A, if such delay or prevention occurs for a continuous period of at least thirty (30) Days.  If Contractor is entitled to such adjustment to the Contract Price, the adjustment to the Contract Price shall only include reimbursement for the standby time for Contractor’s employees and Construction Equipment and other standby expenses which are incurred by Contractor after the expiration of such thirty (30) Day period and which are caused by such Force Majeure and the effects thereof.  Reimbursement for such standby costs shall be in the amount of Ninety-Three Thousand Seven Hundred Fifty U.S. Dollars (U.S.$93,750) per Day that the Force Majeure event, or the effects of such Force Majeure, continues, up to an aggregate amount of Three Million Seven Hundred Fifty Thousand U.S. Dollars (U.S.$3,750,000).

B.                                     Owner Relief.  Subject to Section 6.8C, Owner’s obligations under this Agreement shall be suspended to the extent that performance of such obligations is delayed or prevented by Force Majeure, but without prejudice to Contractor’s entitlement to a Change Order to the extent set forth in Section 6.2A.

C.                                     Payment Obligations.  No obligation of a Party to pay moneys under or pursuant to this Agreement shall be excused by reason of Force Majeure.

6.9                                 Extensions of Time and Adjustment of Compensation.  With respect to any of the circumstances set forth in Section 6.2A which cause delay of the commencement, prosecution or completion of the Work for which Contractor is entitled to a Change Order (with the exception of delay resulting from an event of Force Majeure, which shall be governed in accordance with Section 6.8), Contractor shall be entitled to an extension to the Target Bonus Date and/or Guaranteed Substantial Completion Date if and to the extent: (i) such delay causes a delay in the critical path of the Work; (ii) Contractor has complied with the notice and Change Order requirements in Section 6.5 and the mitigation requirements of Section 6.11; and (iii) such delay is not attributable to Contractor or any of its Subcontractors or Sub-subcontractors.  Contractor shall demonstrate to Owner its entitlement to relief under this Section by providing to Owner an updated CPM Schedule using Primavera Project Planner (P3) in its native electronic format with actual durations entered for all activities on the critical path and re-forecasted clearly to indicate Contractor’s entitlement to a time extension under this Section 6.9.  Contractor shall be entitled to an adjustment to the Contract Price for reasonable, additional costs incurred by Contractor for delay or in mitigation or avoidance of a delay which would otherwise meet such requirements of

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this Section 6.9.  For the avoidance of doubt, Section 6.9 shall govern the determination of any right of Contractor to an adjustment to the Target Bonus Date and/or the Guaranteed Substantial Completion Date for delay unless such delay is caused by Force Majeure.

6.10                           Delay. For the purposes of this Agreement, the term “delay” shall include hindrances, disruptions or obstructions, or any other similar term in the industry and the resulting impact from such hindrances, disruptions or obstructions, including inefficiency, impact, ripple or lost production.

6.11                           Contractor Obligation to Mitigate Delay.  Contractor shall not be entitled to any adjustment to the Project Schedule or adjustment to the Contract Price for any portion of delay to the extent Contractor could have taken, but failed to take, reasonable actions to mitigate such delay.

Article 7
CONTRACT PRICE AND PAYMENTS TO CONTRACTOR

7.1                                 Contract Price.  As compensation in full to Contractor for the full and complete performance of the Work and all of Contractor’s other obligations under this Agreement, Owner shall pay and Contractor shall accept Six Hundred Forty-Six Million, Nine Hundred Thirty-Six Thousand U.S. Dollars (U.S.$646,936,000) (the “Contract Price”) plus payment for Reimbursable Costs which Contractor is entitled to receive under the terms of this Agreement.  The Contract Price is subject to adjustment only by Change Order as provided in Article 6, and includes all Taxes payable by Contractor and its Subcontractors and Sub-subcontractors in connection with the Work, the Louisiana Sales and Use Tax Allowance, the Insurance Allowance, the Operating Spare Part Allowance, and costs, charges, and expenses of whatever nature necessary for performance of the Work.

A.                                   Louisiana Sales and Use Tax Allowance.  Included in the Contract Price is an allowance of Fourteen Million Three Hundred Sixteen Thousand U.S. Dollars ($14,316,000) for Louisiana Sales and Use Taxes arising in connection with the Work (“Louisiana Sales and Use Tax Allowance”).  If the actual amount of Louisiana Sales and Use Taxes paid by Contractor and its Subcontractors and Sub-subcontractors is less than the Louisiana Sales and Use Tax Allowance, Owner shall be entitled to a Change Order reducing the Contract Price by such difference.  If the actual amount of Louisiana Sales and Use Taxes paid by Contractor and its Subcontractors and Sub-subcontractors is greater than the Louisiana Sales and Use Tax Allowance, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference; provided that Contractor shall reasonably cooperate with Owner to minimize any and all Louisiana Sales and Use Taxes arising in connection with the Work, and provided further that in the event Owner discovers that it has paid Contractor for any improperly assessed Louisiana Sales and Use Taxes, Contractor shall reasonably assist Owner in the recovery of such refunds and overpayments.

B.                                     Insurance Allowance.  Included in the Contract Price is an allowance of Five Million Six Hundred Thousand U.S. Dollars (U.S.$5,600,000) for the cost of insurance premiums for the builders risk insurance, marine cargo insurance, delay in

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startup insurance, marine delay in startup insurance, charterer legal liability insurance, and marine terminal liability operations insurance (the “Project Insurances”) required to be provided by Contractor in accordance with Attachment O (“Insurance Allowance”).  On or before the date Owner issues the NTP, Contractor shall notify Owner in writing of the actual cost of the insurance premiums charged to Contractor by Contractor’s insurance carrier for the Project Insurances (“Actual Insurance Cost”), which Actual Insurance Cost shall be adequately documented by Contractor. If the Actual Insurance Cost is less than the Insurance Allowance, Owner shall be entitled to a Change Order reducing the Contract Price by such difference.  If the Actual Insurance Cost is greater than the Insurance Allowance, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference.  Contractor shall be responsible for the placement of the Project Insurances required to be provided by Contractor in accordance with Attachment O, provided that Contractor shall reasonably cooperate with Owner to minimize such Actual Insurance Cost to the extent reasonably practicable.

1.                                       The Contract Price has been based upon naming the Owner Group as additional insureds on the commercial general liability and umbrella or excess liability policies specified in Section 1A.2 and 1A.4 of Attachment O and providing sudden and accidental pollution liability coverage (including clean up on or off the Site) under such commercial general liability policy.  Accordingly, should (i) the insurance provider(s) charge any additional premium for naming the Owner Group as named insureds under such policies as compared to naming the Owner Group as additional insureds or (ii) Contractor not be able to procure such sudden and accidental liability coverage and, instead, is required to procure a stand-alone pollution policy, Contractor shall be entitled to a Change Order increasing the Contract Price in the actual amount of such increased premium associated with naming the Owner Group as named insureds rather than additional insureds or procurement of such stand-alone pollution policy.

C.                                     Operating Spare Part Allowance.         Included in the Contract Price is an allowance of Two Million Eight Hundred Thousand U.S. Dollars (U.S.$2,800,000) for supply and delivery of Operating Spare Parts (“Operating Spare Part Allowance”).  If the actual cost charged to Contractor for the supply and delivery of Operating Spare Parts provided to Owner under this Agreement is less than the Operating Spare Part Allowance, Owner shall be entitled to a Change Order reducing the Contract Price by such difference.  If the actual cost for the supply and delivery of Operating Spare Parts provided to Owner under this Agreement is greater than the Operating Spare Part Allowance, Contractor shall be entitled to a Change Order increasing the Contract Price by such difference.

D.                                    Stainless Steel Adjustment.  On the date Owner issues the NTP, the Contract Price shall be subject to an upward or downward adjustment by Change Order to account for changes in the commodity pricing of 304L stainless steel pipe, fittings and flanges, as set forth in Section 1 of Attachment EE (the “Stainless Steel Adjustment”).

E.                                      Tank Subcontract Materials Adjustment.  The Contract Price shall be subject to an upward or downward adjustment by Change Order to account for changes in the commodity pricing of certain materials used in the Tanks, as set forth in Section 3 of

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Attachment EE (the “Tank Subcontract Materials Adjustment”).

F.                                      Marine Loading Arm Adjustment.  On the date Owner issues the NTP, the Contract Price shall be subject to an upward or downward adjustment by Change Order to account for currency fluctuations between the Euro and the U.S. Dollar as set forth in Section 2 of Attachment EE for the marine loading arms (the “Marine Loading Arm Adjustment”).

G.                                     BOG Compressor Adjustment.  On the date Owner issues the NTP, the Contract Price shall be subject to an upward or downward adjustment by Change Order to account for currency fluctuations between the Yen and the U.S. Dollar as set forth in Section 2 Attachment EE for the Boil-Off gas compressor (the “BOG Compressor Adjustment”).

H.                                    Reimbursable Scope of Work Items.  Until such time as the Parties otherwise mutually agree to a lump sum Change Order, Owner shall be invoiced by Contractor for Work performed in connection with the following items (other than the development of such Change Order) on the basis of Reimbursable Costs in accordance with the procedures set forth in, and to the extent provided under, Section 13 of Attachment A:

1.                                       Submerged combustion vaporizers;

2.                                       High pressure sendout compressor;

3.                                       Requirements issued by the FERC after June 1, 2004;

4.                                       Requirements issued by the LDEQ after March 1, 2004; and

5.                                       Requirements issued by the USACE after June 1, 2004.

In the event the Parties mutually agree to a lump sum Change Order, the Contract Price shall be subject to an adjustment in accordance with Section 13 of Attachment A.  In addition, the Project Schedule may be adjusted for items 3, 4 or 5 above, but only to the extent that such items 3, 4 or 5 adversely affects Contractor’s ability to perform the Work in accordance with the Project Schedule, provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9.

7.2                                 Interim Payments.

A.                                   Advance Payment.  On or before and as a condition precedent to the issuance of the Notice to Proceed in accordance with Section 5.2B and upon Owner’s receipt of an Invoice from Contractor, Owner shall pay Contractor a lump sum equal to five percent (5%) of the Contract Price (the “Advance Payment”).

B.                                     Payments.  Subject to Section 5.2A, with the exception of the Advance Payment, payments shall be made by Owner to Contractor in accordance with the Payment Schedule set forth in Attachment C (as may be amended by Change Order), which allocates

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seventy percent (70%) of the Contract Price to be paid based on completion of the Milestones set forth in Attachment C, Schedule C-1, and (ii) thirty percent (30%) to be paid based on the Monthly payments set forth in Attachment C, Schedule C-2 (the “Monthly Payments”), as adjusted pursuant to Section 7.2F.  Owner shall also make payments to Contractor in accordance with the Reimbursable Costs where so specified in this Agreement and for any unilateral Change Orders issued in accordance with Section 6.1C.  Each payment shall be subject to Owner’s right to withhold payments under this Agreement as set forth in Section 7.5 and Section 20.3.  Payments shall be made in U.S. Dollars to an account designated by Contractor.  The Payment Schedule, including Milestones and Monthly Payments, shall be amended only by Change Order pursuant to this Agreement.

C.                                     Invoices.  Within ten (10) Days after the end of each Month, Contractor shall submit to Owner an Invoice for all Milestones completed up to the date of the Invoice,  if any, and the Monthly Payment, which Invoice shall be in the amount equal to the payment due for such completed Milestones and Monthly Payment.  Contractor shall not be entitled to any payment whatsoever for any portion of the Work (except for the Monthly Payments) relating to a particular Milestone until such Milestone is completed.  Such Monthly Invoice shall also include amounts properly due and owing for Work performed during the prior Month and pursuant to a unilateral Change Order issued pursuant to Section 6.1C or 6.2D, and for other Reimbursable Costs.  All Invoices, other than the Invoice for final payment under this Agreement, shall be in the form of Schedule I-1.  Within ten (10) Days after the end of each Month, Contractor shall submit to Owner a Monthly Progress Report, the receipt of which shall be a condition of payment under this Article 7.

D.                                    Interim Lien Waivers.  As a condition of payment, each Invoice received by Owner prior to Final Completion shall be accompanied by a fully executed (i) Interim Conditional Lien Waiver from Contractor in the form of Schedule K-1 for all Work performed through the date of the Invoice for which payment is requested and (ii) Interim Unconditional Lien Waiver from Contractor in the form of Schedule K-2 for all Work performed through the date of the last Invoice submitted by Contractor.  In addition, as a condition of payment, Contractor shall also provide (i) fully executed Interim Conditional Lien Waivers in the form of Schedule K-3 from each Major Subcontractor whose invoice is received by Contractor in the Month covered by Contractor’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Major Subcontractor through the date of such Major Subcontractor’s invoice), together with fully executed Interim Unconditional Lien Waivers from each Major Subcontractor for all Work performed by such Major Subcontractor through the date of each such Major Subcontractor’s preceding invoice; (ii) fully executed Interim Conditional Lien Waivers in substantially the form of Schedule K-3 from each Major Sub-subcontractor whose invoice is received by Contractor in the Month covered by Contractor’s Invoice (with each such Interim Conditional Lien Waiver covering all Work performed by each such Major Sub-subcontractor through the date of such Major Sub-subcontractor’s invoice), together with fully executed Interim Unconditional Lien Waivers from each Major Sub-subcontractor in substantially the form set forth in Schedule K-4 for all Work performed by such Major Sub-subcontractor through the date of each such Major

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Sub-subcontractor’s preceding invoice; provided that if Contractor fails to provide to Owner an Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver from a Major Subcontractor or Major Sub-subcontractor as required in this Section 7.2D, Owner’s right to withhold payment for the failure to provide any such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver shall be limited to the amount that should have been reflected in such Interim Conditional Lien Waiver or Interim Unconditional Lien Waiver.

E.                                      Review and Payment.  Each Invoice shall be reviewed by Owner and, upon Owner’s reasonable request, Contractor shall furnish such supporting documentation and certificates and provide such further information as may be reasonably requested by Owner.  Within fifteen (15) Days after receipt of any Invoice, Owner shall provide notice to Contractor of any disputed amount set forth in such Invoice, including an explanation of why such amount is disputed.  Unless so disputed by Owner, each Invoice (less any withholdings allowed under this Agreement) shall be due and paid no later than twenty-five (25) Days after it, and all applicable documentation required under Attachment I, is received by Owner.  If an Invoice is disputed by Owner, then payment shall be made within the twenty-five (25) Day period for all undisputed amounts and the dispute shall be resolved pursuant to Article 18. Payment on disputed amounts shall be made as soon as such dispute is resolved.

F.                                      Reconciliation of Monthly Payments.  If at any time during the course of the Project: (i) the Monthly Progress Reports show that any activity on the critical path is ninety (90) Days or more behind schedule; and (ii) Contractor or any of its Subcontractors or Sub-subcontractors are not excused under the terms of this Agreement for such delay, then the date for payment of the last Monthly Payment as shown in the Payment Schedule shall be revised to a later date according to the number of Days that the activity is behind schedule and the remaining Monthly Payments not yet disbursed to Contractor under this Agreement shall be readjusted and spread out proportionately through the remainder of the period, ending upon the revised date for payment of the last Monthly Payment; provided that, in the event that Contractor recovers the delay such that the activity in question ceases to be behind schedule, the Monthly Payments shall be recalculated so that such Monthly Payments shall be due in accordance with the original Payment Schedule as of the Contract Date.

7.3                                 Final Completion and Final Payment.  Upon Final Completion, Contractor shall, in addition to any other requirements in this Agreement for achieving Final Completion, including those requirements set forth in Section 1.1 for the definition of Final Completion, submit a fully executed final Invoice in the form attached hereto as Schedule I-2, along with (i) a statement summarizing and reconciling all previous Invoices, payments and Change Orders; (ii) an affidavit that all payrolls, Taxes, bills for Equipment, and any other indebtedness connected with the Work for which Contractor and its Subcontractors and Sub-subcontractors are liable (excluding Corrective Work) have been paid; (iii) fully executed Final Conditional Lien and Claim Waiver from Contractor in the form of Schedule K-5, (iv) fully executed Final Conditional Lien and Claim Waivers from each Major Subcontractor in the form set forth in Schedule K-7; and (v) fully executed Final Conditional Lien and Claim Waivers from each Major Sub-subcontractor in substantially the form set forth in Schedule K-7.  No later than twenty-five (25) Days after receipt

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by Owner of such final Invoice and all reasonably requested documentation and achieving Final Completion, Owner shall, subject to its rights to withhold payment under this Agreement, pay Contractor the balance of the Contract Price, provided that Contractor provides to Owner at or before the time of such payment the following: (x) fully executed Final Unconditional Lien and Claim Waiver from Contractor in the form of Schedule K-6; and (y) fully executed Final Unconditional Lien and Claim Waivers from each Major Subcontractor and Major Sub-subcontractor in substantially the form of Schedule K-8; provided that the Parties agree that “substantially” means that the same protections shall be provided to Owner as set forth in Schedule K-8.

7.4                                 Payments Not Acceptance of Work.  No payment made hereunder by Owner shall be considered as approval or acceptance of any Work by Owner or a waiver of any claim or right Owner may have hereunder.  All payments shall be subject to correction in subsequent payments.

7.5                                 Payments Withheld.  In addition to disputed amounts set forth in an Invoice, Owner may, in addition to any other rights under this Agreement, and upon giving Contractor ten (10) Days’ prior written notice referenced in Section 7.8, withhold payment on an Invoice or a portion thereof, or collect on the Letter of Credit, in an amount and to such extent as may be reasonably necessary to protect Owner from loss due to:

A.                                   Defective Work, unless Contractor has, within fourteen (14) Days of a separate written notice given prior to the ten (10) Day notice referenced in Section 7.8, either (i) remedied such Defective Work or (ii) if such Defective Work cannot be remedied by the exercise of reasonable diligence within such fourteen (14) Day period, provided Owner with a written plan, reasonably acceptable to Owner, to remedy such Defective Work and commenced the remedy of such Defective Work;

B.                                     liens or other encumbrances on all or a portion of the Site, the Work or the Facility, which are filed by any Subcontractor, any Sub-subcontractor or any other Person acting through or under any of them unless Contractor has, within fourteen (14) Days of a separate written notice given prior to the ten (10) Day notice referenced in Section 7.8, taken any of the following actions: (i) paid, satisfied or discharged the applicable liability, (ii) removed the lien or other encumbrance, or (iii) provided Owner with a bank guarantee or bond reasonably satisfactory to Owner and Lender in the applicable amount;

C.                                     any material breach by Contractor of any term or provision of this Agreement; unless Contractor has, within fourteen (14) Days of a separate written notice given prior to the ten (10) Day notice referenced in Section 7.8, either (i) cured such breach or (ii) if such breach cannot be cured by the exercise of reasonable diligence within such fourteen (14) Day period, Contractor has commenced corrective action and is diligently exercising all commercially practicable efforts to cure such breach;

D.                                    the assessment of any fines or penalties against Owner as a result of Contractor’s failure to comply with Applicable Law or Applicable Codes and Standards;

E.                                      amounts paid by Owner to Contractor in a preceding Month incorrectly;

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F.                                      Liquidated Damages which Contractor owes under the terms of this Agreement; or

G.                                     any other costs or liabilities which Owner has incurred for which Contractor is responsible under this Agreement.

Owner shall pay Contractor the amount withheld or collected on the Letter of Credit as soon as practicable, but in no event later than fifteen (15) Business Days after Owner’s receipt of an Invoice from Contractor, if Contractor, as appropriate, (i) pays, satisfies or discharges the applicable liability and provides Owner with reasonable evidence of such payment, satisfaction or discharge, (ii) removes the lien or other encumbrance, (iii) cures the breach in question, (iv) remedies the Defective Work in question, or (v) provides Owner with a bank guarantee or bond reasonably satisfactory to Owner and Lender in the amount of the withheld payment.

7.6                                 Interest on Late Payments and Improper Collection.  Any amounts due but not paid hereunder, any amounts withheld from Contractor but later finally determined in accordance with the dispute resolution procedure set forth in Article 18 to have been improperly withheld, or any amounts collected by Owner on the Letter of Credit but later finally determined in accordance with the dispute resolution procedure set forth in Article 18 to have been improperly collected, shall bear interest at the lesser of (i) an annual rate equal to the prime rate set from time to time by Citibank, N.A. plus three percent (3%), or (ii) the maximum rate permitted under Applicable Law.

7.7                                 Offset.  Owner may, in accordance with Section 7.8B, offset any amount due and payable from Contractor to Owner under this Agreement against any amount due and payable to Contractor hereunder.

7.8                                 Procedure for Withholding, Offset and Collection on the Letter of Credit.  Except as provided in Sections 16.1B and 20.3C (in which case, Owner shall follow the procedure set forth in Section 16.1B or Section 20.3C, as applicable), Owner shall:

A.                                   prior to exercising its right to withhold payment in accordance with this Agreement, provide Contractor with ten (10) Days’ written notice stating Owner’s intent to withhold and the amount to be withheld;

B.                                     prior to exercising its right to offset in accordance with this Agreement, provide Contractor with ten (10) Days’ prior written notice stating Owner’s intent to offset and the amount to be offset; and

C.                                     prior to exercising its right to collect on the Letter of Credit in accordance with this Agreement, provide Contractor with ten (10) Days’ written notice (i) specifying the nature of Contractor’s breach and the liabilities, damages, losses, costs or expenses owed to Owner; (ii) stating Owner’s intent to draw against the Letter of Credit; and (iii) specifying the amount to be drawn.

Notwithstanding the foregoing, should any payment under any Invoice become due before the expiration of any notice period specified in this Section 7.8, Owner shall nevertheless be entitled to withhold from such Invoice amounts equal to the amounts specified in

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Owner’s notice, but Owner shall promptly pay such withheld amounts to Contractor if Contractor cures the cause for such withholding or offset.

7.9                                 Payment Error.  If an error is made in connection with a payment, and such payment is an overpayment, the Party receiving the payment in error shall immediately refund the mistaken amount to the paying Party.  Without limiting the preceding sentence, and in addition to any other remedy available to Owner under this Agreement, if Owner discovers that any amount paid by it to Contractor in a preceding Month was incorrect, then Owner may, at its sole discretion, upon giving Contractor ten (10) Days’ prior written notice in accordance with Section 7.8, either: (i) offset such amount against future payments, or (ii) in the event that (A) the amount in question exceeds Three Million U.S. Dollars (U.S.$3,000,000) or (B) less than Three Million U.S. Dollars (U.S.$3,000,000) remains payable to Contractor under this Agreement, or amounts are due to Owner in connection with the final Invoice issued in accordance with Section 7.3, collect on the Letter of Credit for such amounts until sufficient and accurate supporting information is provided pursuant to Section 7.2.  The foregoing provision shall not apply during the Defect Correction Period.

Article 8
TITLE AND RISK OF LOSS

8.1                                 Title.

A.                                   Clear Title.

1.                                       Contractor warrants and guarantees that Owner shall have legal title to and ownership of all or any portion of the Work (other than Work Product) and the Facility upon payment therefor.

2.                                       Contractor warrants and guarantees that legal title to and ownership of the Work and the Facility shall be free and clear of any and all liens, claims, security interests or other encumbrances arising out of the Work when title thereto passes to Owner, and if any such warranty or guarantee is breached, Contractor shall have the liability and obligations set forth in Section 17.5.

B.                                     Title to Work.  Title to all or any portion of the Work (other than Work Product) shall pass to Owner upon payment by Owner therefor.  Transfer of title to Work shall be without prejudice to Owner’s right to reject Defective Work, or any other right in this Agreement.

8.2                                 Risk of Loss.

A.                                   Notwithstanding passage of title as provided in Section 8.1 of this Agreement, Contractor shall bear the risk of physical loss and damage with respect to the Facility and the Work until the earlier of Substantial Completion or termination of this Agreement; provided that Owner shall at all times bear the risk of physical loss and damage if and to the extent arising from (i) war (whether declared or undeclared), civil war, act of terrorism, sabotage, blockade, insurrection; or (ii) ionizing radiation, or contamination by radioactivity from nuclear fuel, or from any nuclear waste from the

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combustion of nuclear fuel properties of any explosive nuclear assembly or nuclear component thereof.   In the event that any physical loss or damage to the Facility or the Work arises from one or more of the events set forth in the preceding sentence, and Owner elects to rebuild such physical loss or damage, Contractor shall be entitled to a Change Order to the extent such event adversely affects (i) Contractor’s costs of performance of the Work; (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement; provided that Contractor complies with the requirements set forth in Sections 6.2, 6.5 and 6.9.

B.                                     Upon and from the occurrence of Substantial Completion, Owner shall assume care, custody and control of the Facility and shall bear the full risk of physical loss and damage to the Work and the Facility; provided, however, notwithstanding the foregoing, Contractor shall remain fully responsible and liable to Owner for its Warranty and Corrective Work obligations under this Agreement.

Article 9
INSURANCE AND LETTER OF CREDIT

9.1                                 Insurance.

A.                                   Provision of Insurance.  The Parties shall provide the insurance as specified in Attachment O on terms and conditions stated therein.

B.                                     No Cancellation.  All policies providing coverage hereunder shall contain a provision that at least thirty (30) Days’ prior written notice shall be given to the non-procuring Parties and additional insureds prior to cancellation, non-renewal or material change in the coverage.

C.                                     Obligations Not Relieved.  Anything in this Agreement to the contrary notwithstanding, the occurrence of any of the following shall in no way relieve Contractor from any of its obligations under this Agreement: (i) failure by Contractor to secure or maintain the insurance coverage required hereunder; (ii) failure by Contractor to comply fully with any of the insurance provisions of this Agreement; (iii) failure by Contractor to secure such endorsements on the policies as may be necessary to carry out the terms and provisions of this Agreement; (iv) the insolvency, bankruptcy or failure of any insurance company providing insurance to Contractor; or (v) failure of any insurance company to pay any claim accruing under its policy.

D.                                    Failure to Provide Insurance.  If any Party fails to provide or maintain insurance as required herein, and fails to cure such failure within fourteen (14) Days of receiving notice of such failure (provided that such fourteen (14) Day cure period falls within the applicable sixty (60) Day notice period required under Section 2 of Attachment O), the other Party shall have the right but not the obligation to purchase such insurance and shall be entitled to recover the insurance premium reasonably paid in respect of such insurance from the other Party in accordance with this Agreement; provided that, prior to execution of a Change Order in accordance with Section 7.1B for any additional amounts

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owed for the Project Insurances, Owner shall not be entitled to recover from Contractor any insurance premiums paid by Owner with respect to any amounts in excess of the Insurance Allowance for Project Insurances.

E.                                      Unavailable Insurance.  If any insurance (including the limits or deductibles thereof) hereby required to be maintained, other than insurance required by Applicable Law to be maintained, shall not be reasonably available in the commercial insurance market, Owner and Contractor shall not unreasonably withhold their agreement to waive such requirement to the extent that maintenance thereof is not so available; provided, however, that the Party shall first request any such waiver in writing from the other Party, which request shall be accompanied by written reports prepared by two (2) independent advisers, including insurance brokers, of recognized international standing certifying that such insurance is not reasonably available in the commercial insurance market (and, in any case where the required amount is not so available, explaining in detail the basis for such conclusions), such insurance advisers and the form and substance of such reports to be reasonably acceptable to the other Party.  Any such waiver shall be effective only so long as such insurance shall not be available and commercially feasible in the commercial insurance market.

9.2                                 Irrevocable Standby Letter of Credit.  On or before the issuance of the Notice to Proceed in accordance with Section 5.2B, Contractor shall deliver to Owner the following: (i) an irrevocable standby letter of credit in the amount of ten percent (10%) of the Contract Price (“Performance Letter of Credit”) and (ii) an irrevocable standby letter of credit in the amount of five percent (5%) of the Contract Price (“Payment Letter of Credit”).  As used herein, “Letter of Credit” shall mean, as applicable, either the Performance Letter of Credit or the Payment Letter of Credit.  Each Letter of Credit shall name Owner as beneficiary, shall be in the relevant form set forth in Attachment R, and shall be issued and confirmed by a commercial bank in the United States of America with a long-term rating of at least A- by Standard & Poor’s and at least A3 by Moody’s Investors Service.  If at any time the rating of the commercial bank that issued the applicable Letter of Credit falls below either of such ratings, Contractor shall replace such Letter of Credit within ten (10) Days with an equivalent instrument issued by a commercial bank in the United States of America meeting such rating requirements.  Owner shall have the right to draw down on or collect against either Letter of Credit upon Owner’s demand in the event of the following: (i) the owing by Contractor to Owner under this Agreement for Liquidated Damages or any other liabilities, damages, losses, costs or expenses for which Contractor is liable under this Agreement; and (ii) Owner has provided notice to Contractor in accordance with Section 7.8C, except such notice is not required where Contractor does not pay Liquidated Damages as set forth in Section 20.3C.  The amount drawn on a Letter of Credit shall not be greater than the amount that Owner, at the time of the drawing, reasonably estimates is owed it under this Agreement for Liquidated Damages, liabilities, damages, losses, costs or expenses or is necessary to remedy the breach of this Agreement.  In addition, should the issuing commercial bank notify Owner and Contractor pursuant to the terms of either Letter of Credit that it has decided not to extend the applicable Letter of Credit beyond the then current expiration date, Owner shall also have the right to draw down on or collect against the applicable Letter of Credit for all remaining funds available under such Letter of Credit upon Owner’s demand if Contractor has not, prior to thirty (30) Days before the then current expiration date, delivered to Owner a replacement letter of credit substantially identical to the applicable Letter of Credit and from a commercial bank meeting the

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requirements in this Section 9.2.  The amount of the Performance Letter of Credit shall decrease to an aggregate amount of five percent (5%) of the Contract Price thirty (30) Days after the issuing commercial bank’s receipt from Owner of (i) a copy of the Substantial Completion Certificate signed by Contractor and (ii) a copy of the Substantial Completion Certificate signed by Owner showing that Owner accepts the Substantial Completion Certificate.  No later than thirty (30) Days after Owner’s acceptance of the Substantial Completion Certificate, Owner shall provide the commercial bank that issued the applicable Letter of Credit with written notice of such acceptance.  The Performance Letter of Credit shall remain in full force and effect from the issuance of such Performance Letter of Credit through the expiration of the Defect Correction Period, at which time the Performance Letter of Credit will be returned to Contractor.  No later than fourteen (14) Days following the expiration of the Defect Correction Period, Owner shall provide the commercial bank that issued the Performance Letter of Credit with written notice of the expiration of the Defect Correction Period.  Partial drawings are permitted under each Letter of Credit.  The amount of the Payment Letter of Credit shall be reduced to zero, on a pro-rata basis, in equal monthly amounts, commencing with the Month immediately following issuance of the NTP and concluding eleven (11) Months thereafter.  In the event the Contract Price is increased by one or more Change Orders in accordance with the terms of this Agreement, by a cumulative amount of Ten Million U.S. Dollars (U.S.$10,000,000) or more, Contractor shall, upon Owner’s request, increase the amount of the Letter of Credit to reflect the corresponding increase in such Contract Price.  Such increase in the Letter of Credit shall be reflected in a Change Order mutually agreed upon by the Parties.

9.3                                 Bechtel General Corporate Facts and Contractor Quarterly Confirmation.  As soon as available to Contractor after the end of each fiscal year of Contractor, but in no event later than one hundred and fifty (150) Days after the end of each such fiscal year, Contractor shall deliver to Owner the unaudited report titled “Bechtel Corporation Consolidated General Facts” (the “Bechtel General Corporate Facts”) and a copy of the letter from Contractor’s auditor to Contractor confirming that the Bechtel General Corporate Facts is fairly stated in all material respects in relation to Contractor’s audited financial statements from which it was derived.  In addition, within thirty (30) Days after the end of each fiscal quarter of Contractor, Contractor shall deliver to Owner a statement in the form of Schedule BB-1 (“Contractor Quarterly Confirmation”).  Such Contractor Quarterly Confirmation shall be signed by an appropriate senior officer of Contractor.  The Bechtel General Corporate Facts delivered pursuant to this Section 9.3 shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein. Owner acknowledges the confidential and business sensitive nature of each Bechtel General Corporate Facts and Contractor Quarterly Confirmation.  Owner agrees that it shall keep such documents confidential and that it shall not disclose, or permit the disclosure of, any such document to any other Person under any circumstances, without Contractor’s prior written consent.  Contractor hereby confirms its consent to the release of such documents to the Lenders; provided that such Lenders agree in writing to keep such documents confidential.

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Article 10
OWNERSHIP OF DOCUMENTATION

10.1                           Work Product, Contractor’s Intellectual Property and Third Party Proprietary Work Product

A.                                   Ownership of Work Product. Owner and Contractor acknowledge that during the course of, and as a result of, the performance of the Work and prior work related to the Facility done by Contractor for Owner under the Memorandum of Understanding or the Technical Services Agreement, Contractor or its Subcontractors or Sub-subcontractors will create, or have created, for this Project and will deliver, or have delivered, to Owner, certain written materials, plans, Drawings (including P&IDs), Specifications, or other tangible results of performance of the Work under this Agreement or performance of work under the Memorandum of Understanding or the Technical Services Agreement (hereinafter individually or collectively referred to as “Work Product”).  Subject to this Section 10.1, Owner shall own all rights, title and interest to the Work Product and any and all intellectual property rights in the Work Product (including all patents and applications therefor, all inventions, trade secrets, know-how, technology, technical data, customer lists, copyrights and all registrations and applications therefor, and all industrial designs) irrespective of any copyright notices or confidentiality legends to the contrary which may have been placed in or on such Work Product by Contractor, a Subcontractor, Sub-subcontractor or any other Person.  Notwithstanding the foregoing, Contractor shall retain ownership of all intellectual property rights previously owned by Contractor or developed by it outside this Agreement, the Memorandum of Understanding or the Technical Services Agreement (hereinafter referred to as “Contractor’s Intellectual Property”), regardless of whether such Contractor’s Intellectual Property is embedded in the Work Product, and nothing in this Agreement shall result in a transfer of ownership of either Contractor’s Intellectual Property or the intellectual property rights previously owned or developed by Contractor’s Subcontractors or Sub-subcontractors outside this Agreement, the Memorandum of Understanding or the Technical Services Agreement (“Third Party Proprietary Work Product”).

B.                                     Use of the Work Product, Contractor’s Intellectual Property and Third Party Proprietary Work Product. Owner shall be entitled to use the Work Product and Contractor hereby grants Owner an irrevocable and royalty-free license to use and (subject to Section 10.1C) modify Contractor’s Intellectual Property and Third Party Proprietary Work Product which in either case is embedded in the Work Product relating to the Facility, in each case solely for the purpose of: (i) operating and maintaining the Facility, (ii) training operators for the Facility; and (iii) repairing, replacing, expanding, completing or modifying any part of the Facility.  Owner shall be entitled to assign its rights in the Work Product and in such license; provided that such assignee shall only be entitled to use the Work Product and Contractor’s Intellectual Property and Third Party Proprietary Work Product which is embedded in the Work Product for the purposes specified in clauses (i) through (iii) above.

C.                                     Modification of Work Product or Contractor’s Intellectual Property. In addition, Owner or its contractors shall be entitled to modify (a) the Work Product or (b) Contractor’s Intellectual Property embedded in the Work Product in connection with the purposes set forth in clauses (i) through (iii) in Section 10.1B; provided that Owner shall first remove, or cause to be removed, all references to Contractor from the Work Product and Contractor’s Intellectual Property embedded in the Work Product.  OWNER SHALL DEFEND, INDEMNIFY AND HOLD THE CONTRACTOR GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’

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FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY ANY MEMBER OF THE CONTRACTOR GROUP AND CAUSED BY ANY MODIFICATIONS TO THE WORK PRODUCT OR CONTRACTOR’S INTELLECTUAL PROPERTY.

D.                                    Cheniere’s Use of the Work Product and Contractor’s Intellectual Property for Other Projects.  In addition, and subject to Cheniere agreeing to the indemnity provision as set out below, Cheniere shall be entitled to use the Work Product and Contractor hereby grants solely to Cheniere an irrevocable and royalty-free license, non-transferable and non-assignable (except as set forth below) to use Contractor’s Intellectual Property embedded in the Work Product, in each case solely for the purpose of developing other projects majority-owned by Cheniere, including the Corpus Christi and Creole Trail projects, provided that (i) Cheniere shall first remove all references to Contractor and the Project from the Work Product and Contractor’s Intellectual Property embedded in the Work Product, (ii) the use of any of Contractor’s Intellectual Property on such other projects shall be limited to such Contractor’s Intellectual Property which is embedded in the Work Product; and (iii) Cheniere shall not assign (except to an Affiliate of Cheniere) such Work Product or license without Contractor’s consent, which consent shall not be unreasonably withheld. CHENIERE SHALL DEFEND, INDEMNIFY AND HOLD THE CONTRACTOR GROUP HARMLESS FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) INCURRED BY ANY MEMBER OF THE CONTRACTOR GROUP AND CAUSED BY USE OF THE WORK PRODUCT OR CONTRACTOR’S INTELLECTUAL PROPERTY IN CONNECTION WITH PROJECTS OTHER THAN THE PROJECT WHICH IS THE SUBJECT OF THIS AGREEMENT.

E.                                      Identification of Third Party Proprietary Work Product.  Contractor shall identify which portions of the Work Product contain Third Party Proprietary Work Product for which Cheniere shall need to obtain permission from the appropriate owners of such Third Party Proprietary Work Product for use by Cheniere on projects other than the Project.  Notwithstanding anything to the contrary in this Agreement, no license is granted to Owner with respect to the use of any Contractor proprietary software or systems.

10.2                           Return/Delivery of Certain Property.  All Work Product, and all copies thereof, shall be returned or delivered to Owner upon the earlier of expiration of the Defect Correction Period and termination of this Agreement, except that (i) Contractor may, subject to its confidentiality obligations set forth in Article 19, retain one record set of the Work Product and may use and modify such Work Product in accordance with Section 10.3, and (ii) Contractor’s Subcontractors and Sub-subcontractors may retain any Work Product generated by them so long as Owner has been provided the following copies of such Work Product: six (6) hard copies; two (2) reproducible Drawings, where applicable; and two (2) sets each of fully editable and operable native and .pdf files of documents on CD for all such Drawings and Specifications.

10.3                           Contractor’s Right to Use of Work Product.  With the exception of any granted United States patents owned, or pending patents filed by, Owner or any of Owner’s Affiliates, Owner hereby grants Contractor an irrevocable and royalty-free license to use and modify the Work Product for any other project, provided that Contractor removes from the Work Product any reference to the Project or Owner.

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10.4                           Owner Provided Documents.  All written materials, plans, drafts, specifications, computer files or other documents (if any) prepared or furnished by Owner or any of Owner’s other consultants or contractors shall at all times remain the property of Owner, and Contractor shall not make use of any such documents or other media for any other project or for any other purpose than as set forth herein.  All such documents and other media, including all copies thereof, shall be returned to Owner upon the earlier of expiration of the Defect Correction Period and termination of this Agreement, except that Contractor may, subject to its confidentiality obligations as set forth in Article 19, retain one record set of such documents or other media.

Article 11
COMPLETION AND PERFORMANCE LIQUIDATED DAMAGES

11.1                           Notice of RFCD and Delivery of LNG for Commissioning, Start-Up and Performance Testing.

A.                                   Notice of RFCD.  Without limitation of the foregoing or any other scheduling requirements contained in this Agreement, Contractor shall give Owner one hundred twenty (120) Days’ prior written notice of the date on which it expects to achieve RFCD so that Owner can arrange for the delivery of an LNG shipment for the Cool Down of System 1.  Sixty (60) Days after such initial notice, Contractor shall give Owner a second written notice specifying the date on which Contractor expects to achieve RFCD.  Owner shall schedule the LNG shipment to Contractor for the purpose of Contractor achieving Cool Down of System 1 in accordance with such second written notice.  In the event that Contractor at any time becomes aware or has reason to believe that its ability to achieve RFCD will be delayed beyond the date specified in either its first or second written notice given pursuant to this Section 11.1A, Contractor shall immediately give Owner written notice of such fact and of the revised date on which Contractor then expects to achieve RFCD.  Owner shall use all commercially reasonable efforts to reschedule the delivery of the LNG shipment so as to accommodate the revised date notified by Contractor.  At such time as the Facility has achieved RFCD, Contractor shall certify to Owner in the form of Attachment L (“RFCD Completion Certificate”) that all requirements under this Agreement for RFCD have occurred.  The RFCD Completion Certificate shall be accompanied by all other supporting documentation as may be required to establish that the requirements for RFCD have been met.

B.                                     Notice of Delivery of LNG for Commissioning, Start-Up and Performance Testing.  Without limitation of the foregoing or any other scheduling requirements contained in this Agreement, Contractor shall give Owner one hundred twenty (120) Days’ prior written notice of the date on which it expects that it will need LNG beyond that required for RFCD to commence or continue commissioning, start-up and Performance Testing so that Owner can arrange for the delivery of an LNG shipment for such commissioning, start-up and Performance Testing.  Sixty (60) Days after such initial notice, Contractor shall give Owner a second written notice specifying the date on which Contractor expects that it will need such additional LNG to commence or continue commissioning, start-up and Performance Testing.  Owner shall schedule the LNG shipment to Contractor for the purpose of Contractor conducting commissioning, start-up and Performance Testing requiring the use of LNG beyond that delivered for RFCD in

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accordance with such second written notice.  In the event that Contractor at any time becomes aware or has reason to believe that its ability to use such LNG for commissioning, start-up and Performance Testing will be delayed beyond the date specified in either its first or second written notice given pursuant to this Section 11.1B, Contractor shall immediately give Owner written notice of such fact and of the revised date on which Contractor then expects that it will need such LNG for commissioning, start-up and Performance Testing.  Owner shall use all commercially reasonable efforts to reschedule the delivery of the LNG shipment so as to accommodate the revised date notified by Contractor.

11.2                           Delay in RFCD.   In the event RFCD is delayed beyond the date specified in the second written notice given by Contractor to Owner pursuant to Section 11.1A, Owner shall, at Contractor’s request, hold the LNG shipment for a maximum period of fifteen (15) Days.  After the expiry of such fifteen (15) Day period, Owner, at its election, may either: (i) hold the LNG shipment until such time as RFCD is achieved, or (ii) turn away such LNG shipment.  Under either subsection (i) or (ii), Contractor is liable to Owner for RFCD Delay Liquidated Damages as provided in Section 13.1A, unless such delay is not caused by Contractor or any of its Subcontractors or Sub-subcontractors or anyone directly or indirectly employed by them.  In the event Owner turns away the LNG shipment under subsection (ii) above, Owner shall use all commercially reasonable efforts to reschedule an LNG shipment as soon as reasonably practicable.  In the event Owner has failed to use all commercially reasonable efforts to reschedule the delivery of the LNG shipment after Owner has turned away an LNG shipment under clause (ii) above and Contractor has achieved RFCD (or acts or omissions by Owner or an event of Force Majeure have prevented RFCD from occurring), Contractor shall be entitled to a Change Order to the extent such failure adversely affects (i) Contractor’s costs of performance of the Work; (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any material obligation under this Agreement; provided that Contractor complies with the requirements set forth, as applicable, in Sections 6.2, 6.5, 6.8 and 6.9.

11.3                           Notice and Requirements for Substantial Completion.  Contractor shall give Owner not less than ninety (90) Days’ prior written notice of its intention to commence the Performance Tests, and, on the sixtieth (60th) Day and thirtieth (30th) Day immediately prior to Contractor’s intention to commence such testing activities, Contractor shall provide written notices to Owner.  The Parties shall, no later than twenty-four (24) months after Owner’s issuance of the Notice to Proceed, mutually agree upon final test procedures for the conduct of the Performance Tests as specified in and consistent with Attachment S (these test procedures and the test parameters specified in Attachment S hereinafter referred to as “Performance Test Procedures”).  Contractor shall provide all labor, equipment, supplies, and all other items necessary for the conduct of the Performance Tests; provided, however, that Owner shall provide operating personnel for supervision by Contractor in accordance with Section 4.4 and the LNG necessary for Contractor to achieve Cool Down in accordance with Section 11.1A, and to commence or continue commissioning, start-up and conduct the Performance Tests in accordance with Section 11.1B.  Contractor shall analyze the data obtained during all Performance Tests, and ensure that such data reflects the performance standards required hereunder.  A complete copy of all raw performance data and a detailed listing of all testing instrumentation utilized shall be provided to Owner at the completion of testing.  Upon achieving all requirements under this Agreement for Substantial Completion, Contractor shall certify to Owner in the form of

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Attachment M (“Substantial Completion Certificate”) that all of the requirements under this Agreement for Substantial Completion have occurred and shall provide with such Substantial Completion Certificate a Performance Test report and analysis to Owner.  At a minimum, the Performance Test report shall include (i) the raw data, (ii) the instrumentation utilized for the Performance Tests, (iii) the procedures utilized during the Performance Tests, (iv) calculations and information, and a full explanation concerning same, for adjustments to the Guarantee Conditions, as and to the extent specified in the Performance Test Procedures, and (v) any other reasonable supporting information used to demonstrate that the Work has met the Minimum Acceptance Criteria or Performance Guarantees, as the case may be. The Substantial Completion Certificate shall be accompanied by all other supporting documentation as may be reasonably required to establish that the requirements for Substantial Completion have been met.

11.4                           Owner Acceptance of RFCD and Substantial Completion.

A.                                   Owner Acceptance of RFCD.  Owner shall notify Contractor whether it accepts or rejects the RFCD Completion Certificate within seventy-two (72) hours following Owner’s receipt thereof.  All Work shall continue during pendency of Owner’s review.  Acceptance of RFCD (which such acceptance shall not be unreasonably withheld) shall be evidenced by Owner’s signature on such RFCD Completion Certificate.  The date of RFCD shall be based upon, and the date of Owner’s acceptance of RFCD shall be deemed to have occurred on, the date listed on the RFCD Completion Certificate; provided that all requirements under this Agreement for RFCD were achieved on such date listed on the RFCD Completion Certificate except for the payment of any and all Liquidated Damages due and owing to Owner and provided further that the payment to Owner of such Liquidated Damages shall have been made within the time and in accordance with Section 20.3C in order for RFCD to have occurred on the date listed in the RFCD Completion Certificate.  If Owner does not agree that RFCD has occurred, then Owner shall state the basis for its rejection in reasonable detail in such notice.  If the Parties do not mutually agree on when and if RFCD has occurred, the Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue.  In the event such issue is not resolved within forty-eight (48) hours of the delivery by Owner of its notice to Contractor, the Parties shall resolve such dispute in accordance with Section 18.1A.  Owner’s acceptance of RFCD shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement.  As used in this Section 11.4A, “unreasonably withheld” means that Owner fails to accept the RFCD Completion Certificate even if all of the requirements under this Agreement for the achievement of RFCD have been achieved.  For the avoidance of doubt, “unreasonably withheld,” as used in this Section 11.4A, means that Owner cannot fail to accept the RFCD Completion Certificate if all the requirements under this Agreement for the achievement of RFCD have been achieved.

B.                                     Owner Acceptance of Substantial Completion.  Owner shall notify Contractor whether it accepts or rejects the Substantial Completion Certificate within ten (10) Days following Owner’s receipt thereof.  All Work shall continue during pendency of Owner’s review.  Acceptance of Substantial Completion (which such acceptance shall not be unreasonably withheld) shall be evidenced by Owner’s signature on such Substantial Completion Certificate.  The date of Substantial Completion shall be based upon, and the

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date of Owner’s acceptance of Substantial Completion shall be deemed to have occurred on, the date listed on the Substantial Completion Certificate, provided that all requirements under this Agreement for Substantial Completion were achieved on such date listed on the Substantial Completion Certificate except for the payment of any and all Liquidated Damages due and owing to Owner and provided further that the payment to Owner of such Liquidated Damages shall have been made within the time and in accordance with Section 20.3C in order for Substantial Completion to have occurred on the date listed in the Substantial Completion Certificate.  If Owner does not agree that Substantial Completion has occurred, then Owner shall state the basis for its rejection in reasonable detail in such notice.  If the Parties do not mutually agree on when and if Substantial Completion has occurred, the Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue.  In the event such issue is not resolved within ten (10) Days of the delivery by Owner of its notice to Contractor, the Parties shall resolve such dispute in accordance with Section 18.1A.  Owner’s acceptance of Substantial Completion shall not relieve Contractor of any of its obligations to perform the Work in accordance with the requirements of this Agreement.  Notwithstanding anything to the contrary in this Section, Owner shall not be required to accept the Substantial Completion Certificate if the requirements under this Agreement for the achievement of Substantial Completion have not been achieved.  As used in this Section 11.4B, “unreasonably withheld” means that Owner fails to accept the Substantial Completion Certificate even if all of the requirements under this Agreement for the achievement of Substantial Completion have been achieved.  For the avoidance of doubt, “unreasonably withheld,” as used in this Section 11.4B, means that Owner cannot fail to accept the Substantial Completion Certificate if all the requirements under this Agreement for the achievement of Substantial Completion have been achieved.

11.5                           Performance Liquidated Damages.

A.                                   Minimum Acceptance Criteria Achieved.  In the event that, by the Guaranteed Substantial Completion Date, the Facility fails to achieve one or more of the Performance Guarantees, as evidenced by the Performance Test results, but meets all of the Minimum Acceptance Criteria and all other requirements for Substantial Completion, then Owner shall have the right, upon written notice to Contractor, to elect one of the following options.

(i)                                     Owner may elect to take care, custody and control of the Facility and Contractor shall be granted reasonable access to the Facility for a maximum period terminating on the date occurring one hundred and eighty (180) Days thereafter (or such later date as the Parties may mutually agree) so that Contractor shall take corrective actions in order to achieve the outstanding Performance Guarantee(s) and conduct additional Performance Tests.  If this option is elected by Owner, Substantial Completion shall be achieved and, Owner shall sign the Substantial Completion Certificate and Contractor shall only be responsible for the payment of Delay Liquidated Damages owing up to the date of Substantial Completion, which shall be paid in accordance with Section 20.3C.  At any time within such one hundred and eighty (180) Day period (or such later time period as the Parties may mutually agree), Contractor shall be entitled to cease taking such corrective actions by giving notice to Owner to that effect and, in that event, Contractor shall pay

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Performance Liquidated Damages to Owner in accordance with Section 20.3C based on the results of the last Performance Test conducted by Contractor prior to the issuance of Contractor’s notice. If the outstanding Performance Guarantee(s) are achieved within such one hundred and eighty (180) Day period (or such later time period as the Parties may mutually agree), Contractor shall have no liability for payment of any Performance Liquidated Damages.  If Contractor does not give notice as provided in this Section 11.5A(i) and Contractor does not achieve the outstanding Performance Guarantees within such one hundred and eighty (180) Day period (or such later time period as the Parties may mutually agree), Contractor shall pay to Owner the applicable Performance Liquidated Damages in accordance with Section 20.3C based on the results of the last Performance Test conducted by Contractor.

(ii)                                  Owner may elect to require Contractor to continue to take corrective actions to achieve such Performance Guarantee(s), and Contractor shall continue to be liable to Owner for Substantial Completion Delay Liquidated Damages until Contractor has achieved such Performance Guarantee(s) or exercised its option as set forth below.  If Owner fails to exercise either this option (ii) or option (i) above within ten (10) Business Days of Owner’s receipt of Contractor’s written notice demanding that Owner elect its option, Owner shall be deemed to have exercised this option (ii).  In the event that Owner exercises, or is deemed to have exercised, this option (ii), Contractor shall have the right at its option at any time to cease taking corrective actions to achieve the Performance Guarantee(s) and turn over care, custody and control of the Facility to Owner, and in that event Contractor shall, with respect to each Performance Guarantee not achieved, pay to Owner the applicable Performance Liquidated Damages for such Performance Guarantee in accordance with Section 20.3C based on the results of the last Performance Test conducted by Contractor.  Unless Contractor exercises its option as set out above in this clause (ii), Contractor shall continue to take the corrective actions required to achieve each Performance Guarantee not achieved. Upon achievement of such Performance Guarantee or exercise by Contractor of its option as set out above in this clause (ii) and payment of Performance Liquidated Damages as provided above in this clause (ii), Substantial Completion shall be achieved, Owner shall, sign the Substantial Completion Certificate, Owner shall take care, custody and control of the Facility, and Contractor shall only be responsible for the payment of Delay Liquidated Damages owing up to the date of Substantial Completion, which shall be paid in accordance with Section 20.3C.

Unless Contractor has previously exercised its option under clause (ii) of this Section 11.5A, if the outstanding Performance Guarantee(s) are not achieved within one hundred and eighty (180) Days after the Guaranteed Substantial Completion Date (or such later date as the Parties may mutually agree), then Owner shall take care, custody and control of the Facility, Substantial Completion shall be achieved, and Contractor shall pay to Owner the applicable Performance Liquidated Damages in accordance with Section 20.3C based on the last Performance Test conducted by Contractor with respect to each Performance Guarantee.  Upon Owner taking care, custody and control of the Facility, Substantial Completion shall be achieved, Owner shall sign the Substantial Completion Certificate and Contractor shall only be responsible for the payment of Delay Liquidated Damages owing up to the date of Substantial Completion, which shall be paid in accordance with Section 20.3C. For the period of time that Contractor is taking corrective

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action to achieve the Performance Guarantees pursuant to clause (ii) of this Section 11.5A, Contractor shall continue to have care, custody and control of the Facility and Contractor shall operate the Facility as provided in Section 11.8A.

B.                                     Minimum Acceptance Criteria Not Achieved.  In the event that the Facility fails to achieve all of the Minimum Acceptance Criteria, as evidenced by the Performance Test results, by the Guaranteed Substantial Completion Date, as such date may be extended by Change Order as provided herein, then (i) Substantial Completion shall not occur and (ii) the provisions of Section 13.1B shall apply.  In addition to the foregoing, Contractor shall attempt for a period of one hundred and eighty (180) Days after the Guaranteed Substantial Completion Date (“Minimum Acceptance Criteria Correction Period”) to correct the Work to enable the Facility to achieve all of the Minimum Acceptance Criteria and otherwise achieve Substantial Completion.  If the Facility has not achieved all of the Minimum Acceptance Criteria and Substantial Completion upon the termination of the Minimum Acceptance Criteria Correction Period, then Owner shall have, in its sole discretion, the option of either (i) granting Contractor a second one hundred and eighty (180) Day Minimum Acceptance Criteria Correction Period under the same terms and conditions as the first, including the application of Section 13.1B; or (ii) claiming Contractor Default pursuant to Article 16.  If, on the other hand, the Facility has achieved all of the Minimum Acceptance Criteria and Substantial Completion during the Minimum Acceptance Criteria Correction Period (or during the second one hundred and eighty (180) Day period, should Owner elect that option), then Contractor shall be liable to Owner for all Delay Liquidated Damages and the payment of the Performance Liquidated Damages for any Performance Guarantees not achieved.

11.6                           Punchlist.

A.                                   Punchlist for RFCD.  Prior to RFCD, Owner and Contractor shall inspect the entire Work, and Contractor shall prepare a proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection. Contractor shall promptly provide the proposed Punchlist to Owner for its review, together with an estimate of the time and cost necessary to complete or correct each Punchlist item.  Contractor shall add to the proposed Punchlist any Punchlist items that are identified by Owner within ten (10) Days after Owner’s receipt of the proposed Punchlist from Contractor, and Contractor shall initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed Punchlist (including those items identified by Owner during Owner’s review) that are not of a Punchlist nature.  Notwithstanding anything to the contrary in this Agreement, Contractor and Owner are not required as a condition of RFCD to agree upon and identify every Punchlist item and include it on the Punchlist, but Contractor is required to complete as a condition of RFCD all Work that does not meet the definition of Punchlist as provided in Section 1.1.  In the event of a dispute regarding whether a specific item of Work meets the definition of Punchlist under Section 1.1, the Parties shall resolve such dispute in accordance with Section 18.1A.  Upon Contractor’s completion or correction of any items necessary to achieve RFCD, such Punchlist as modified by any Owner additions, shall govern Contractor’s performance of the Punchlist items up to Substantial Completion.

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B.                                     Punchlist for Substantial Completion.  Upon completion of the Performance Tests and prior to Substantial Completion, Owner and Contractor shall inspect the entire Work, and Contractor shall prepare an updated and revised proposed Punchlist of items identified as needing to be completed or corrected as a result of such inspection.  Contractor shall promptly provide the proposed updated, revised Punchlist to Owner for its review, together with an estimate of the time and cost necessary to complete or correct each Punchlist item.  Contractor shall add to the proposed, revised Punchlist any Punchlist items that are identified by Owner within ten (10) Days after Owner’s receipt of the proposed revised Punchlist from Contractor, and Contractor shall immediately initiate measures to complete or correct, as appropriate, any item on Contractor’s proposed, revised Punchlist (including those items identified by Owner during Owner’s review) that are not of a Punchlist nature.  Notwithstanding anything to the contrary in this Agreement, Contractor and Owner are not required as a condition of Substantial Completion to agree upon and identify every Punchlist item and include it on the Punchlist, but Contractor is required to complete as a condition of Substantial Completion all Work that does not meet the definition of Punchlist as provided in Section 1.1.  In the event of a dispute regarding whether a specific item of Work meets the definition of Punchlist under Section 1.1, the Parties shall resolve such dispute in accordance with Section 18.1A.  Owner shall provide Contractor with access to the Facility after Substantial Completion sufficient to enable Contractor to complete all Punchlist items, so long as such access does not unreasonably interfere with operation of the Facility and subject to any reasonable security or safety requirements of Owner.  Upon Contractor’s completion or correction of any items necessary to achieve Substantial Completion, as modified by any Owner additions, such Punchlist shall govern Contractor’s performance of the Punchlist items up to Final Completion.  All Work on the Punchlist shall be completed by the date required for Final Completion, as specified in Section 5.3B, or Owner may, in addition to any other rights that it may have under this Agreement, complete such Punchlist Work at the expense of Contractor.  In the event Owner elects to complete such Punchlist Work, Contractor shall pay Owner, within ten (10) Days after receipt of written notice from Owner, all reasonable costs and expenses incurred by Owner in performing such Punchlist Work, or, at Owner’s sole discretion, Owner may withhold or offset amounts owed to Contractor or collect on the Letter of Credit in accordance with Section 7.8 in the amount of such costs and expenses.  Any Defective Work identified after agreement between the Parties of the Punchlist shall be corrected by Contractor as a Warranty item under Article 12.

11.7                           Notice and Requirements for Final Completion.  Final Completion shall be achieved when all requirements for Final Completion set forth in the definition of Final Completion under Section 1.1 have been satisfied.  Upon Final Completion, Contractor shall certify to Owner in the form of Attachment N (“Final Completion Certificate”) that all of such requirements have occurred.  Owner shall notify Contractor whether it accepts or rejects the Final Completion Certificate within ten (10) Days following Owner’s receipt thereof.  Acceptance of Final Completion (which such acceptance shall not be unreasonably withheld) shall be evidenced by Owner’s signature on such certificate, which shall be forwarded to Contractor with such notice. The date of Final Completion shall be based upon, and the date of Owner’s acceptance of Final Completion shall be deemed to have occurred on, the date listed on the Final Completion Certificate; provided that all requirements under this Agreement for Final Completion were achieved on such date listed on the Final Completion Certificate.  If Owner does not agree that

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Final Completion has occurred, then Owner shall state the basis for its rejection in such notice.  If the Parties do not mutually agree on when and if Final Completion has occurred, the Parties shall thereupon promptly and in good faith confer and make all reasonable efforts to resolve such issue.  In the event such issue is not resolved within ten (10) Days of the delivery by Owner of its notice, the Parties shall resolve such dispute in accordance with Section 18.1A.  Owner’s acceptance of Final Completion shall not relieve Contractor of any of its remaining obligations in accordance with the requirements of this Agreement.  Notwithstanding anything to the contrary in this Section, Owner shall not be required to accept the Final Completion Certificate if the requirements under this Agreement for the achievement of Final Completion have not been achieved.  As used in this Section 11.7, “unreasonably withheld” means that Owner fails to accept the Final Completion Certificate even if all of the requirements under this Agreement for the achievement of Final Completion have been achieved.  For the avoidance of doubt, “unreasonably withheld,” as used in this Section 11.7, means that Owner cannot fail to accept the Final Completion Certificate if all the requirements under this Agreement for the achievement of Final Completion have been achieved.

11.8                           Operations Activities.

A.                                   Operation by Contractor.  Prior to Substantial Completion and after RFCD, to the extent Contractor has care, custody and control of the Facility, Contractor shall, to the extent reasonably possible, operate the Facility in accordance with Owner’s reasonable instructions and all Permits, including the performance of activities in connection with (i) the berthing of LNG tankers; (ii) the nomination and delivery of Natural Gas to delivery points designated by Owner; and (iii) such other activities as reasonably requested (each, an “Operations Activity” and, collectively, the “Operations Activities”).  Contractor shall not have the obligation to follow Owner’s instructions for any Operations Activity if such Operations Activity in Contractor’s reasonable opinion has more than a minimal impact on Contractor’s cost of performance of the Work or Contractor’s ability to perform the Work in accordance with the Project Schedule or Contractor’s ability to perform any other obligation under this Agreement, the intent of this Section 11.8A being that Contractor’s performance of the Work shall have priority over the operation of the Facility; provided, however, notwithstanding the foregoing, Owner shall be entitled to direct Contractor to stop, or cause to be stopped, all or any portion of the Work if the continuance of such Work would, in Owner’s reasonable opinion, be unsafe or cause damage to the Project or the Facility.  Within twelve (12) hours of receipt of Owner’s instructions regarding such Operations Activity, Contractor shall provide notice to Owner informing Owner whether it can comply with Owner’s instructions and the reason if it cannot so comply.  Contractor’s performance of the Operations Activities shall not in any way release Contractor or any surety of Contractor from any obligations or liabilities pursuant to this Agreement.  Notwithstanding anything to the contrary in this Section 11.8A, any restrictions concerning Operations Activity shall not apply to the receipt of any LNG which is required to be delivered by Owner as a condition of achieving Cool Down of the Facility or the Performance Testing of the Facility, or the consequent gasification and sendout of any such LNG.

B.                                     Operation by Owner.  Upon Owner’s election to take care, custody and control of the Facility in accordance with Section 11.5, Owner has the right to operate the Facility.  Owner shall bear the risk of physical loss and damage to the Work and the

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Facility as provided in Article 8.

11.9                           Schedule Bonus. In the event Contractor achieves Target Completion on or before the Target Bonus Date, Contractor shall earn a schedule bonus in the amount of Twelve Million U.S. Dollars (U.S.$12,000,000) (the “Schedule Bonus”).  If Target Completion is not achieved on or before the Target Bonus Date, the amount of such Schedule Bonus payable to Contractor shall be decreased by an amount of Three Hundred Thousand U.S. Dollars (U.S.$300,000) for each Day which passes after the Target Bonus Date until Target Completion occurs, down to a Schedule Bonus amount of zero (U.S.$0).  If Contractor earns the Schedule Bonus or any portion thereof, Contractor shall invoice Owner for the applicable amount of such Schedule Bonus in the next Invoice cycle under this Agreement, and Owner shall pay Contractor the applicable amount of such Schedule Bonus within the time required under this Agreement for making payments of amounts invoiced by Contractor.  The failure of Contractor to achieve Target Completion by the Target Bonus Date shall not create a separate liability for Contractor under this Agreement.

Article 12
WARRANTY AND CORRECTION OF WORK

12.1                           Warranty.

A.                                   General.  The warranties set forth in this Article 12 (collectively, the “Warranty” or “Warranties”) are in addition to any of the Minimum Acceptance Criteria or Performance Guarantees set forth in this Agreement.  Any Work, or component thereof, that is not in conformity with any Warranty is defective (“Defective”) and contains a defect (“Defect”).

B.                                     Warranty of Work.  Contractor hereby warrants that:

1.                                       the Equipment, and each component thereof, shall be new (unless otherwise specified in this Agreement) and of good quality;

2.                                       the Work (including the Equipment) shall be in accordance with all of the requirements of this Agreement, including in accordance with GECP, Applicable Law and Applicable Codes and Standards; and

3.                                       the Work (including the Equipment) shall be free from encumbrances to title, as set forth in greater detail in Section 8.1.

C.                                     Documentation Warranty.  Contractor warrants that the written instructions regarding the use of Equipment, including those instructions in operation and maintenance manuals, shall conform to this Agreement and GECP as of the time such instructions are prepared.  If any non-conformance with the Warranty specified in this Section 12.1C occurs or is discovered at any time prior to or during the Defect Correction Period, Contractor shall, at its sole expense, furnish Owner with corrected instructions.

D.                                    Assignment and Enforcement of Subcontractor Warranties.  Contractor shall, without additional cost to Owner, obtain warranties from Subcontractors that meet or exceed the requirements of this Agreement; provided, however, Contractor shall not in any

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way be relieved of its responsibilities and liability to Owner under this Agreement, regardless of whether such Subcontractor warranties meet the requirements of this Agreement, as Contractor shall be fully responsible and liable to Owner for its Warranty and Corrective Work obligations and liability under this Agreement for all Work.  All such warranties shall run to the benefit of Contractor but shall permit Contractor, prior to assignment to Owner, the right (upon mutual agreement of the Parties), to authorize Owner to deal with Subcontractor on Contractor’s behalf.  Such warranties, with duly executed instruments assigning the warranties shall be delivered to Owner concurrent with the end of the Defect Correction Period.  This Section 12.1D shall not in any way be construed to limit Contractor’s liability under this Agreement for the entire Work or its obligation to enforce Subcontractor warranties.

E.                                      Exceptions to Warranty.  The Warranty excludes remedy, and Contractor shall have no liability to Owner, for any damage or defect to the extent caused by: (i) improper repairs or alterations, misuse, neglect or accident by Owner; (ii) operation, maintenance or use of the Facility, Work or any component thereof in a manner not in compliance with a material requirement of operation and maintenance manuals delivered by Contractor to Owner; (iii) normal wear and tear; (iv) normal corrosion or (v) an event of Force Majeure (but only, with respect to obligations under Article 12, to the extent such event of Force Majeure occurs after Substantial Completion).

12.2                           Correction of Work Prior to Substantial Completion.

A.                                   General Rights.  All Work shall be subject to inspection by Owner at all reasonable times to determine whether the Work conforms to the requirements of this Agreement.  Upon Owner giving reasonable prior notice, Contractor shall furnish Owner with access to all locations where Work is in progress on the Site and at the offices of Contractor and its Major Subcontractors.  Owner shall be entitled to provide Contractor with written notice of any Work which Owner believes does not conform to the requirements of this Agreement.  If any Work is Defective, then Contractor shall, at its own expense correct such Defective Work.  The cost of disassembling, dismantling or making safe finished Work for the purpose of inspection, and reassembling such portions (and any delay associated therewith) shall be borne by (i) Contractor, if such Work is found not to conform with the requirements of this Agreement and (ii) by Owner, if such Work is found to conform with the requirements of this Agreement, and Contractor shall be entitled to a Change Order in such event; provided that Contractor complies with the requirements set forth in Sections 6.2 and 6.5.

B.                                     Witness Points.  Contractor shall provide Owner with a list of witness points for all Major Equipment no later than thirty (30) Days’ after execution of the relevant Subcontract and Owner shall notify Contractor which of the witness points it wishes its personnel to witness. Contractor shall provide Owner with at least fifteen (15) Days prior written notice of the actual scheduled date of each of the tests Owner has indicated it wishes to witness.  Contractor shall cooperate with Owner if Owner elects to witness any additional tests, and Contractor acknowledges that Owner shall have the right to witness all tests being performed in connection with the Work.

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C.                                     No Obligation to Inspect.  Owner’s right to conduct inspections under Sections 12.2A and 12.2B shall not obligate Owner to do so.  Neither the exercise of Owner of any such right, nor any failure on the part of Owner to discover or reject Defective Work shall be construed to imply an acceptance of such Defective Work or a waiver of such Defect.  In addition, Owner’s acceptance of any Work which is later determined to be Defective shall not in any way relieve Contractor from its obligations under this Article 12.

12.3                           Correction of Work After Substantial Completion.  If, during the Defect Correction Period, any Work or component thereof is found to be Defective, and Owner provides written notice to Contractor within the Defect Correction Period regarding such Defect, Contractor shall, at its sole cost and expense, promptly correct (whether by repair, replacement or otherwise) such Defective Work (the correction of the Defective Work is hereby defined as the “Corrective Work”).  Any such notice from Owner shall state with reasonable specificity the date of occurrence or observation of the alleged Defect and the reasons supporting Owner’s belief that Contractor is responsible for performing Corrective Work.  Owner shall provide Contractor with access to the Facility sufficient to perform its Corrective Work, so long as such access does not unreasonably interfere with operation of the Facility and subject to any reasonable security or safety requirements of Owner.  In the event Contractor utilizes spare parts owned by Owner in the course of performing the Corrective Work, Contractor shall supply Owner free of charge with new spare parts equivalent in quality and quantity to all such spare parts used by Contractor as soon as possible following the utilization of such spare parts.

A.                                   Owner Right to Perform Corrective Work.  If Contractor fails to commence the Corrective Work within a reasonable period of time not to exceed ten (10) Business Days, or does not complete such Corrective Work promptly (and provided that Owner provides Contractor access to the Facility in accordance with Section 12.3), then Owner, upon providing prior written notice to Contractor, may perform such Corrective Work, and Contractor shall be liable to Owner for the reasonable costs incurred by Owner in connection with performing such Corrective Work, and shall pay Owner, within ten (10) Days after receipt of written notice from Owner, an amount equal to such costs (or, at Owner’s sole discretion, Owner may withhold or offset amounts owed to Contractor or collect on the Letter of Credit in accordance with Section 7.8 in the amount of such costs and expenses); provided, however, if Defective Work discovered during the Defect Correction Period presents an imminent threat to the safety or health of any Person and Owner knows of such Defective Work, Owner may perform such Corrective Work in order to correct such Defective Work without giving prior written notice to Contractor.  In such event, Contractor shall be liable to Owner for the reasonable costs incurred by Owner in connection with performing such Corrective Work, and shall pay Owner, after receipt of written notice from Owner, an amount equal to such costs (or, at Owner’s sole discretion, Owner may withhold or offset amounts owed to Contractor or collect on the Letter of Credit in accordance with Section 7.8 in the amount of such costs).  To the extent any Corrective Work is performed by or on behalf of Owner, Contractor’s obligations with respect to such Defective Work that is corrected by on or behalf of Owner shall be relieved, with the exception of Contractor’s obligation to pay Owner the reasonable costs incurred by Owner in connection with performing such Corrective Work.

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B.                                     Extended Defect Correction Period for Corrective Work.  With respect to any Corrective Work performed by Contractor, the Defect Correction Period for such Corrective Work shall be extended for an additional one (1) year from the date of the completion of such Corrective Work; provided, however, in no event shall the Defect Correction Period for any Work (including Corrective Work) extend beyond thirty-six (36) Months after Contractor’s achievement of Substantial Completion.

C.                                     Standards for Corrective Work.  All Corrective Work shall be performed subject to the same terms and conditions under this Agreement as the original Work is required to be performed. In connection with the Corrective Work, any change to Equipment that would alter the requirements of this Agreement may be made only with prior written approval of Owner in accordance with Section 3.28.

D.                                    Expiration of Defect Correction Period.  Contractor shall not be liable to Owner for any Defective Work discovered after the expiration of the Defect Correction Period (as may be extended pursuant to Section 12.3B), except for any liability of Contractor pursuant to its indemnification, defense and hold harmless obligations under this Agreement.

12.4                           Assignability of Warranties.  The Warranties made in this Agreement shall be for the benefit of Owner and its successors and permitted assigns and the respective successors and permitted assigns of any of them, and are fully transferable and assignable.

12.5                           Waiver of Implied Warranties.  THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT (INCLUDING WARRANTIES) ARE EXCLUSIVE AND THE PARTIES HEREBY DISCLAIM, AND OWNER HEREBY WAIVES ANY AND ALL WARRANTIES IMPLIED UNDER APPLICABLE LAW (INCLUDING THE GOVERNING LAW SPECIFIED IN SECTION 21.9), INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY AND IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

Article 13
DELAY LIQUIDATED DAMAGES

13.1                           Delay Liquidated Damages.

A.                                   Delay in RFCD.  If RFCD occurs after the date listed in Contractor’s second notice given in accordance with Section 11.1A for a reason attributable to Contractor or any of its Subcontractors or Sub-subcontractors, Contractor shall pay to Owner the amounts listed in Attachment T per Day for each Day, or portion thereof, of delay until RFCD occurs (the “RFCD Delay Liquidated Damages”).

B.                                     Delay in Substantial Completion.  If Substantial Completion occurs after the Guaranteed Substantial Completion Date, Contractor shall pay to Owner the amounts listed in Attachment T per Day for each Day, or portion thereof, of delay until Substantial Completion occurs (the “Substantial Completion Delay Liquidated Damages”).

C.                                     Delay Liquidated Damages.  The term “Delay Liquidated Damages” as used in this Agreement means the RFCD Delay Liquidated Damages and/or the Substantial Completion Delay Liquidated Damages.

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Article 14
CONTRACTOR’S REPRESENTATIONS

Contractor represents and warrants as of the Contract Date that:

14.1                           Corporate Standing.  It is a corporation duly organized, validly existing and in good standing under the laws of Nevada, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects, taxes or business.

14.2                           No Violation of Law; Litigation.  It is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement.  There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Contractor) threatened against Contractor that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Contractor, or its ability to perform under this Agreement.

14.3                           Licenses.  It is the holder of all licenses required to permit it to operate or conduct its business in Louisiana now and as contemplated by this Agreement.

14.4                           No Breach.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under, the charter or by-laws of Contractor, or any Applicable Law or regulation, or any order, writ, injunction or decree of any court, or any agreement or instrument to which Contractor is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.

14.5                           Corporate Action.  It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Contractor of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Contractor and constitutes a legal, valid and binding obligation of Contractor enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

14.6                           Financial Solvency.  It is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

Article 15
OWNER’S REPRESENTATIONS

Owner represents and warrants as of the Contract Date that:

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15.1                           Standing.  It is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware, is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects or business.

15.2                           No Violation of Law; Litigation.  It is not in violation of any Applicable Law, or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Agreement.  There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the best knowledge of Owner) threatened against Owner that, if adversely determined, could reasonably be expected to have a material adverse effect on the financial condition, operations, prospects or business, as a whole, of Owner, or its ability to perform under this Agreement.

15.3                           Licenses.  It is the holder of or will take the necessary action to obtain all Owner Permits under Attachment Q.

15.4                           No Breach.  Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof and thereof will conflict with or result in a breach of, or require any consent under, the constituent documents of Owner, any Applicable Law, any order, writ, injunction or decree of any court, or any agreement or instrument to which Owner is a party or by which it is bound or to which it or any of its property or assets is subject, or constitute a default under any such agreement or instrument.

15.5                           Corporate Action.  It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by Owner of this Agreement has been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by Owner and constitutes a legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally.

15.6                           Financial Solvency.  Owner intends to obtain financing from one or more Lenders to enable it to fulfill its payment obligations under this Agreement.

Article 16
DEFAULT, TERMINATION AND SUSPENSION

16.1                           Default by Contractor.

A.                                   Owner Rights Upon Contractor Default.  If Contractor shall at any time: (i) fail to commence the Work in accordance with the provisions of this Agreement; (ii) abandon the Work; (iii) fail to achieve Substantial Completion within one hundred and eighty (180) Days after the Guaranteed Substantial Completion Date (as adjusted by Change Order); (iv) repudiate or fail to materially comply with any of its material obligations under this Agreement; (v) be in Default pursuant to Section 21.7; (vi) fail to

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maintain insurance required under this Agreement; (vii) materially disregard Applicable Law or Applicable Standards and Codes; or (viii) experience an Insolvency Event (each of the foregoing being a “Default”) then, Owner has the right (without prejudice to any other rights under the Agreement) to provide written notice to Contractor specifying the nature of the Default and demanding that such Default be cured.  If: (a) with respect to any clause above (with the exception of clause (viii), (1) Contractor fails to cure such Default within thirty (30) Days after receipt of such notice or, (2) if the Default cannot be cured within such thirty (30) Day period through the diligent exercise of all commercially practicable efforts, Contractor fails to diligently exercise all commercially practicable efforts to cure such condition or fails to cure such condition within ninety (90) Days after receipt of such notice to cure such Default; or (b) Contractor experiences an Insolvency Event, Owner, in the event of (a) or (b), at its sole option and, without prejudice to any other rights that it has under this Agreement and, upon notice to Contractor, may (y) take such steps as are reasonably necessary to overcome the Default condition, in which case Contractor shall be liable to Owner for any and all reasonable costs and expenses (including all reasonable attorneys’ fees, consultant fees and arbitration expenses) incurred by Owner in connection therewith, or (z) terminate for Default Contractor’s performance of all of the Work.

B.                                     Additional Rights of Owner Upon Termination.  In the event that Owner terminates this Agreement for Default in accordance with Section 16.1A, then Owner may, at its sole option, (i) enter onto the Site and, for the purpose of completing the Work, take possession of the Facility, Equipment, Construction Equipment, Work Product, Books and Records and other items thereon owned or rented by Contractor (subject to the relevant Construction Equipment lease or rental agreements), (ii) take assignment of any or all of the Subcontracts, and/or (iii) either itself or through others complete the Work.  If the unpaid balance of the Contract Price shall exceed all actual costs and expenses incurred by Owner on account of the termination for Default (including all costs incurred to complete the Work in accordance with the Project Schedule), then such excess shall be paid by Owner to Contractor, but such amount shall not be paid until after Final Completion has been achieved.  If such amount incurred by Owner shall exceed the unpaid balance of the Contract Price, then, at Owner’s sole option, Contractor shall pay Owner the difference within ten (10) Days after receipt of written notice from Owner, or, after the expiration of such ten (10) Day period, Owner shall have the right and authority to offset or draw down on the Letter of Credit in the amount of such difference.  For the avoidance of doubt, prior to exercising such right to offset or collect on the Letter of Credit, Owner shall not be required to provide the notice as set forth in Section 7.8.  Contractor’s liability under this Section 16.1B is in addition to any other liability provided for under this Agreement and Owner shall have the right and authority to set off against and deduct from any such excess due Contractor by Owner any other liability of Contractor to Owner under this Agreement.  Owner agrees to act reasonably to mitigate any costs it might incur in connection with any termination for Default.  Subject to the limitation of liability set forth in Section 20.1, in addition to the amounts recoverable above in this Section 16.1B, Owner shall be entitled to delay damages under this Section 16.1B which, for this purpose, means (i) Delay Liquidated Damages owed by Contractor to Owner under this Agreement up to the date of termination, and (ii) during the period commencing after termination and ending on the date Substantial Completion is achieved by a substitute contractor, the costs incurred during this period by such substitute contractor to accelerate the work in order to achieve

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the Guaranteed Substantial Completion Date (as may have been adjusted by Change Order) contemplated by this Agreement.

C.                                     Obligations Upon Termination.  Upon termination for Default in accordance with Section 16.1A, Contractor shall (i) immediately discontinue Work on the date specified in the notice; (ii) place no further orders for Subcontracts, Equipment, or any other items or services; (iii) inventory, maintain and turn over to Owner all Construction Equipment owned by Contractor and (subject to the relevant Construction Equipment lease or rental agreements) all Construction Equipment rented by Contractor and, in each case, present on the Site prior to Contractor’s receipt of the termination notice or provided by Owner for performance of the terminated Work; (iv)  promptly make every reasonable effort to procure assignment or cancellation upon terms satisfactory to Owner of all Subcontracts, including rental agreements; (v) cooperate with Owner in the transfer of Work Product, including Drawings and Specifications, Permits and any other items or information and disposition of Work in progress so as to mitigate damages; (vi) comply with other reasonable requests from Owner regarding the terminated Work; (vii) thereafter preserve and protect Work already in progress and to protect Equipment at the Site or in transit thereto, and to comply with any Applicable Law and any Applicable Codes and Standards; and (viii) perform all other obligations under Section 16.1B.

16.2                           Termination for Convenience by Owner.  Owner shall have the right to terminate this Agreement for its convenience by providing Contractor with a written notice of termination, to be effective upon receipt by Contractor. Upon termination for convenience, Contractor shall (i) immediately discontinue the Work on the date of the notice, (ii) place no further orders for Subcontracts, Equipment, or any other items or services, (iii) promptly make every reasonable effort to procure cancellation upon terms satisfactory to Owner and Contractor of all Subcontracts, including rental agreements, unless Owner elects to take assignment of any such Subcontracts, (iv) assist Owner in the maintenance, protection, and disposition of Work in progress, including Equipment at the Site or in transit to the Site, (v) cooperate with Owner for the efficient transition of the Work, and (vi) cooperate with Owner in the transfer of Work Product, including Drawings and Specifications, Permits and any other items or information and disposition of Work in progress and Owner may, at its sole option, take assignment of any or all of the Subcontracts.  Contractor shall be paid the following amounts no later than twenty five (25) Days after submission of Contractor’s invoice(s) therefor: (i) the portion of the Contract Price for the Work performed prior to termination, less that portion of the Contract Price previously paid to Contractor; (ii) actual costs reasonably incurred by Contractor on account of such termination (which costs shall be adequately documented and supported by Contractor), including cancellation charges owed by Contractor to Subcontractors (provided that Owner does not take assignment of such Subcontracts) and costs associated with demobilization of Contractor’s and Subcontractors’ personnel and Construction Equipment; and (iii) in respect of loss of profit, a lump sum equal to ten percent (10%) of the Contract Price paid to Contractor as of the effective date of termination, less the unamortized portion of the Advance Payment (as represented by the remaining amount of the Payment Letter of Credit) as of the effective date of termination; provided, however, Contractor shall not be entitled to such loss of profit if (A) in accordance with Section 16.7, an event of Force Majeure has caused suspension of the Project for at least one hundred and eighty (180) consecutive Days; (B) FERC Authorization has not been issued by December 31, 2005 on terms acceptable to Owner; or (C) Owner has not obtained project financing on or before December 31, 2005.  If no Work has been

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performed by Contractor at the time of termination, Contractor shall be paid the sum of One Hundred U.S. Dollars (U.S.$100) for its undertaking to perform.

16.3                           Suspension of Work.  Owner may, for any reason, at any time and from time to time, by giving thirty (30) Days’ prior written notice to Contractor, suspend the carrying out of the Work or any part thereof, whereupon Contractor shall suspend the carrying out of such suspended Work for such time or times as Owner may require and shall take reasonable steps to minimize any costs associated with such suspension.  During any such suspension, Contractor shall properly protect and secure such suspended Work in such manner as Owner may reasonably require.  Unless otherwise instructed by Owner, Contractor shall during any such suspension maintain its staff and labor on or near the Site and otherwise be ready to proceed expeditiously with the Work as soon as reasonably practicable after receipt of Owner’s further instructions. Except where such suspension ordered by Owner is the result of or due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor, Contractor shall be entitled to a Change Order to recover the reasonable costs of such suspension, including demobilization and remobilization costs, if necessary, and a time extension to the Project Schedule if and to the extent permitted under Section 6.9.  As soon as reasonably practicable after receipt of notice to resume suspended Work, Contractor shall promptly resume performance of the Work to the extent required in the notice.  In no event shall Contractor be entitled to any additional profits or damages due to such suspension.  In the event that Owner suspends all of the Work and such suspension (i) continues for an individual period exceeding ninety (90) consecutive Days, or (ii) in the event that one or more suspension periods continue for more than one hundred and twenty (120) Days in the cumulative aggregate, and provided that such suspension is not due to the fault or negligence of Contractor or any Subcontractor or Sub-subcontractor or an event of Force Majeure, then Contractor shall have the right to terminate this Agreement by providing fourteen (14) Days’ written notice to Owner.  In the event of such termination, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 16.2.

16.4                           Suspension by Contractor.

A.                                   Suspension by Contractor for Owner’s Failure to Pay Undisputed Amounts Before the First Draw.

Prior to the First Draw, if:

(i)             Owner fails to deliver the Owner Monthly Confirmation in accordance with Section 4.1A or an Owner Monthly Confirmation indicates that either (A) Owner does not have sufficient funds to continue to fulfill its payment obligations up to the date of the First Draw or (B) an event has come to the attention of Owner which would materially and adversely affect the continued availability of such funding; and

(ii)          Owner fails to pay any undisputed amount due and owing to Contractor,

then, provided that Owner’s failure to pay any undisputed amount is not for a reason attributable to Contractor or any of its Subcontractors or

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Sub-subcontractors, Contractor may, upon providing written notice to Owner, suspend performance of the Work until Contractor receives such undisputed amounts and Owner delivers to Contractor an Owner Monthly Confirmation meeting the criteria set forth in Section 4.1.  Contractor shall be entitled to a Change Order on account of any suspension in accordance with this Section 16.4A; provided that Contractor complies with the requirements in Sections 6.2, 6.5 and 6.9.

B.                                     Suspension by Contractor for Owner’s Failure to Pay Undisputed Amounts.  If Owner fails to pay any undisputed amount due and owing to Contractor and such failure continues for more than thirty (30) Days after the due date for such payment, then Contractor may suspend performance of the Work until Contractor receives such undisputed amounts.  Prior to any such suspension, Contractor shall provide Owner with at least fourteen (14) Days’ prior written notice of its intent to suspend performance of the Work.  Contractor shall be entitled to a Change Order on account of any suspension in accordance with this Section 16.4B; provided that Contractor complies with the requirements in Sections 6.2, 6.5 and 6.9.

C.                                     Suspension by Contractor for Owner’s Failure to Fund Escrow Account.  If Owner fails, in accordance with Section 18.4, to escrow disputed and unpaid amounts in excess of Ten Million One Hundred Thousand U.S. Dollars (U.S.$10,100,000) and such failure continues for more than fifteen (15) Days after the time by which Owner is required to escrow amounts in accordance with Section 18.4 for such disputed and unpaid amounts, then Contractor may suspend performance of the Work until Owner escrows any disputed and unpaid amounts exceeding Ten Million U.S. Dollars (U.S.$10,000,000).  Prior to any such suspension, Contractor shall provide Owner with at least ten (10) Days’ prior written notice of its intent to suspend performance of the Work.  Contractor shall be entitled to a Change Order on account of any suspension in accordance with this Section 16.4C; provided that Contractor complies with the requirements in Sections 6.2, 6.5 and 6.9.

D.                                    Undisputed Amounts.  An amount shall be considered “undisputed” under Sections 16.4A, 16.4B and 16.5 if the amount invoiced by Contractor is contested in bad faith by Owner or if Owner has failed to give notice of a disputed amount in accordance with Section 7.2E by the due date for payment of the applicable invoiced amount.

16.5                           Termination by Contractor. If Owner shall at any time: (i) fail to pay any undisputed amount; (ii) fail to materially comply with any of its material obligations under this Agreement (but only to the extent such material failure and the impact thereof is not subject to adjustment by Change Order as set forth in Section 6.2); or (iii) experience an Insolvency Event (each of the foregoing being an “Owner Default”) then, Contractor has the right (without prejudice to any other rights under the Agreement) to provide written notice to Owner specifying the nature of the Owner Default and demanding that such Owner Default be cured.  If: (a) with respect to clause (i) Owner fails to cure such Owner Default within forty-five (45) Days after receipt of such notice; (b) with respect to clause (ii), (1) Owner fails to cure such Owner Default within forty-five (45) Days after receipt of such notice or, (2) if the Owner Default cannot be cured within such forty five (45) Day period through the diligent exercise of all commercially practicable efforts, Owner fails to diligently exercise all commercially practicable efforts to cure such condition or fails to

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cure such condition within ninety (90) Days after receipt of such notice to cure such Owner Default; or (c) Owner experiences an Insolvency Event, Contractor may, in the event of (a), (b) or (c), at its sole option and without prejudice to any other rights that it has under this Agreement, and upon notice to Owner, terminate this Agreement.  In the event of such termination under this Section 16.5, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 16.2 in the event of an Owner termination for convenience.

16.6                           Termination in the Event of Delayed Notice to Proceed.  In the event Owner fails to issue the NTP in accordance with Section 5.2B by December 31, 2005, then either Party shall have the right to terminate this Agreement by providing a written notice of termination to the other Party, to be effective upon receipt by the other Party. In the event of such termination, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 16.2, except that, in respect of loss of profit, Contractor shall only be entitled to a lump sum equal to One Hundred Fifty Thousand U.S. Dollars (U.S.$150,000).

16.7                           Termination in the Event of an Extended Force Majeure. In the event (i) any one Force Majeure event or the effects thereof causes suspension of a substantial portion of the Work for a period exceeding one hundred (100) consecutive Days or (ii) any one or more Force Majeure events or the effects thereof causes suspension of a substantial portion of the Work for a period exceeding one hundred and eighty (180) Days in the aggregate during any continuous twenty-four (24) month period, then either Party shall have the right to terminate this Agreement by providing fourteen (14) Days’ written notice of termination to the other Party, to be effective upon receipt by such other Party.  In the event of such termination, Contractor shall have the rights (and Owner shall make the payments) provided for in Section 16.2.

16.8                           Contractor’s Right to Terminate.  Contractor’s sole right to terminate this Agreement is specified in Sections 16.3, 16.5, 16.6 and 16.7.

Article 17
INDEMNITIES

17.1                           General Indemnification.  IN ADDITION TO ITS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS CONTAINED ELSEWHERE IN THIS AGREEMENT, CONTRACTOR SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND THE OWNER GROUP FROM ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) TO THE EXTENT THAT SUCH DAMAGES, LOSSES, COSTS AND EXPENSES RESULT FROM ANY OF THE FOLLOWING:

A.                                   FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW; PROVIDED THAT THIS INDEMNITY SHALL BE LIMITED TO FINES AND PENALTIES IMPOSED ON OWNER GROUP AND RESULTING FROM THE FAILURE OF CONTRACTOR OR ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS TO COMPLY WITH APPLICABLE LAW;

B.                                     WITH THE EXCEPTION OF ACTUAL OR ASSERTED VIOLATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY RELATED TO (I) THE DOCUMENTS AND INFORMATION

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PREPARED BY BLACK & VEATCH OR SHINER MOSELEY, OR (II) THE USE FOR THE PROJECT OF THE BOIL-OFF GAS CONDENSER SYSTEM DESCRIBED IN U.S. PATENT NO. 6,745,576B1, “NATURAL GAS VAPOR GAS RECONDENSER SYSTEM,” DATED JUNE 8, 2004, ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES SUFFERED BY A THIRD PARTY AND RESULTING FROM ACTUAL OR ASSERTED VIOLATION OR INFRINGEMENT OF ANY DOMESTIC OR FOREIGN PATENTS, COPYRIGHTS OR TRADEMARKS OR OTHER INTELLECTUAL PROPERTY OWNED BY A THIRD PARTY TO THE EXTENT THAT SUCH VIOLATION OR INFRINGEMENT RESULTS FROM PERFORMANCE OF THE WORK BY CONTRACTOR OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS, OR ANY IMPROPER USE OF THIRD PARTY CONFIDENTIAL INFORMATION OR OTHER THIRD PARTY PROPRIETARY RIGHTS THAT MAY BE ATTRIBUTABLE TO CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR IN CONNECTION WITH THE WORK;

C.                                     CONTAMINATION OR POLLUTION SUFFERED BY A THIRD PARTY TO THE EXTENT RESULTING FROM CONTRACTOR’S OR ANY SUBCONTRACTOR’S OR SUB-SUBCONTRACTOR’S USE, HANDLING OR DISPOSAL OF HAZARDOUS MATERIALS BROUGHT ON THE SITE OR ON THE OFF-SITE RIGHTS OF WAYS AND EASEMENTS BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR;

D.                                    FAILURE BY CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR TO PAY TAXES FOR WHICH SUCH PERSON IS LIABLE;

E.                                      FAILURE OF CONTRACTOR TO MAKE PAYMENTS TO ANY SUBCONTRACTOR IN ACCORDANCE WITH THE RESPECTIVE SUBCONTRACT, BUT NOT EXTENDING TO ANY SETTLEMENT PAYMENT MADE BY OWNER TO ANY SUBCONTRACTOR AGAINST WHICH CONTRACTOR HAS PENDING OR PROSPECTIVE CLAIMS, UNLESS SUCH SETTLEMENT IS MADE WITH CONTRACTOR’S CONSENT, EXCEPT AFTER ASSUMPTION OF SUCH SUBCONTRACT BY OWNER IN ACCORDANCE WITH SECTION 16.1B; OR

F.                                      PERSONAL INJURY TO OR DEATH OF ANY PERSON (OTHER THAN EMPLOYEES OF ANY MEMBER OF THE CONTRACTOR GROUP, THE OWNER GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR), AND DAMAGE TO OR DESTRUCTION OF PROPERTY OF THIRD PARTIES TO THE EXTENT ARISING OUT OF OR RESULTING FROM THE NEGLIGENCE IN CONNECTION WITH THE WORK OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANYONE DIRECTLY OR INDIRECTLY EMPLOYED BY THEM.

17.2                           Injuries to Contractor’s Employees and Damage to Contractor’s Property. NOTWITHSTANDING THE PROVISIONS OF SECTION 17.1F, AND EXCEPT AS OTHERWISE PROVIDED IN SECTION 4.7, CONTRACTOR SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE OWNER GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF EMPLOYEES, OFFICERS OR DIRECTORS OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OCCURRING IN CONNECTION WITH THE WORK OR THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, DEATH, DAMAGE OR DESTRUCTION,

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INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE OWNER GROUP.

17.3                           Injuries to Owner’s Employees and Damage to Owner’s Property.  EXCEPT AS OTHERWISE PROVIDED IN SECTIONS 3.17 AND 17.1C, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM AND AGAINST ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES,  AND LITIGATION OR ARBITRATION EXPENSES) RESULTING FROM OR RELATED TO (I) INJURY TO OR DEATH OF ANY MEMBER OF THE OWNER GROUP OR EMPLOYEES OF OWNER’S OTHER CONTRACTORS (II) DAMAGE TO OR DESTRUCTION OF PROPERTY OF OWNER GROUP (EXCLUDING THE WORK, THE FACILITY AND THE PROJECT) OR OF OWNER’S OTHER CONTRACTORS OCCURING IN CONNECTION WITH THE PROJECT, REGARDLESS OF THE CAUSE OF SUCH INJURY, DEATH, DAMAGE OR DESTRUCTION, INCLUDING THE SOLE OR JOINT NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP.

17.4                           Patent and Copyright Indemnification Procedure.  IN THE EVENT THAT ANY VIOLATION OR INFRINGEMENT FOR WHICH CONTRACTOR IS RESPONSIBLE TO INDEMNIFY THE OWNER GROUP AS SET FORTH IN SECTION 17.1B RESULTS IN ANY SUIT, CLAIM, TEMPORARY RESTRAINING ORDER OR PRELIMINARY INJUNCTION CONTRACTOR SHALL, IN ADDITION TO ITS OBLIGATIONS UNDER SECTION 17.1B, MAKE EVERY REASONABLE EFFORT, BY GIVING A SATISFACTORY BOND OR OTHERWISE, TO SECURE THE SUSPENSION OF THE INJUNCTION OR RESTRAINING ORDER.  IF, IN ANY SUCH SUIT OR CLAIM, THE WORK, THE FACILITY, OR ANY PART, COMBINATION OR PROCESS THEREOF, IS HELD TO CONSTITUTE AN INFRINGEMENT AND ITS USE IS PRELIMINARILY OR PERMANENTLY ENJOINED, CONTRACTOR SHALL PROMPTLY MAKE EVERY REASONABLE EFFORT TO SECURE FOR OWNER A LICENSE, AT NO COST TO OWNER, AUTHORIZING CONTINUED USE OF THE INFRINGING WORK.  IF CONTRACTOR IS UNABLE TO SECURE SUCH A LICENSE WITHIN A REASONABLE TIME, CONTRACTOR SHALL, AT ITS OWN EXPENSE AND WITHOUT IMPAIRING PERFORMANCE REQUIREMENTS, EITHER REPLACE THE AFFECTED WORK, IN WHOLE OR PART, WITH NON-INFRINGING COMPONENTS OR PARTS OR MODIFY THE SAME SO THAT THEY BECOME NON-INFRINGING.

17.5                           Lien Indemnification.  SHOULD CONTRACTOR OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR OR ANY OTHER PERSON, INCLUDING ANY CONSTRUCTION EQUIPMENT LESSOR, ACTING THROUGH OR UNDER ANY OF THEM FILE A LIEN OR OTHER ENCUMBRANCE AGAINST ALL OR ANY PORTION OF THE WORK, THE SITE OR THE FACILITY, CONTRACTOR SHALL, AT ITS SOLE COST AND EXPENSE, REMOVE OR DISCHARGE, BY PAYMENT, BOND OR OTHERWISE, SUCH LIEN OR ENCUMBRANCE WITHIN TWENTY-ONE (21) DAYS OF CONTRACTOR’S RECEIPT OF WRITTEN NOTICE FROM OWNER NOTIFYING CONTRACTOR OF SUCH LIEN OR ENCUMBRANCE; PROVIDED THAT OWNER SHALL HAVE MADE PAYMENT OF ALL AMOUNTS PROPERLY DUE AND OWING TO CONTRACTOR UNDER THIS AGREEMENT, OTHER THAN AMOUNTS DISPUTED IN ACCORDANCE WITH SECTION 7.2E.  IF CONTRACTOR FAILS TO REMOVE OR DISCHARGE ANY SUCH LIEN OR ENCUMBRANCE WITHIN SUCH TWENTY-ONE (21) DAY PERIOD IN CIRCUMSTANCES WHERE OWNER HAS MADE PAYMENT OF ALL AMOUNTS PROPERLY DUE AND OWING TO CONTRACTOR UNDER THIS AGREEMENT, OTHER THAN AMOUNTS DISPUTED IN ACCORDANCE WITH SECTION 7.2E, THEN OWNER MAY, IN ITS SOLE DISCRETION AND IN ADDITION TO ANY OTHER RIGHTS THAT IT HAS UNDER THIS AGREEMENT, REMOVE OR DISCHARGE SUCH LIEN AND ENCUMBRANCE USING WHATEVER MEANS THAT OWNER, IN ITS SOLE DISCRETION, DEEMS APPROPRIATE, INCLUDING THE PAYMENT OF SETTLEMENT AMOUNTS THAT IT DETERMINES IN ITS SOLE DISCRETION AS BEING NECESSARY TO REMOVE OR DISCHARGE SUCH

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LIEN OR ENCUMBRANCE.  IN SUCH CIRCUMSTANCE, CONTRACTOR SHALL BE LIABLE TO OWNER FOR ALL DAMAGES, COSTS, LOSSES AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, CONSULTANT FEES AND ARBITRATION EXPENSES, AND SETTLEMENT PAYMENTS) INCURRED BY OWNER ARISING OUT OF OR RELATING TO SUCH REMOVAL OR DISCHARGE.  ALL SUCH DAMAGES, COSTS, LOSSES AND EXPENSES SHALL BE PAID BY CONTRACTOR NO LATER THAN THIRTY (30) DAYS AFTER RECEIPT OF EACH INVOICE FROM OWNER.

17.6                           Owner’s Failure to Comply with Applicable Law.  OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM THE FAILURE OF ANY MEMBER OF OWNER GROUP TO COMPLY WITH APPLICABLE LAW; PROVIDED THAT THIS INDEMNITY SHALL BE LIMITED TO FINES AND PENALTIES IMPOSED ON CONTRACTOR GROUP AND RESULTING FROM OWNER’S FAILURE TO COMPLY WITH APPLICABLE LAW.

17.7                           Landowner Claims.  SUBJECT TO CONTRACTOR’S INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTIONS 17.1A AND 17.1C, OWNER SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE CONTRACTOR GROUP FROM AND AGAINST ANY AND ALL DAMAGES, LOSSES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES) ARISING OUT OF OR RESULTING FROM CLAIMS OCCURRING IN CONNECTION WITH THE WORK AND THE PROJECT AND BROUGHT BY ANY LANDOWNER ON WHOSE LAND, RIGHT OR WAY OR EASEMENT CONTRACTOR OR ANY OF ITS SUBCONTRACTORS OR SUB-SUBCONTRACTORS ARE PERFORMING THE WORK, INCLUDING ANY CLAIM FROM SUCH LANDOWNER RELATED TO DAMAGE TO OR DESTRUCTION OF PROPERTY.  SUCH INDEMNITY SHALL APPLY REGARDLESS OF THE CAUSE OF SUCH DAMAGES, LOSSES, COSTS AND EXPENSES, INCLUDING NEGLIGENCE, BREACH OF CONTRACT OR OTHER BASIS OF LIABILITY OF ANY MEMBER OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTOR OR SUB-SUBCONTRACTOR.

17.8                           Legal Defense.  NOT LATER THAN FIFTEEN (15) DAYS AFTER RECEIPT OF WRITTEN NOTICE FROM THE INDEMNIFIED PARTY TO THE INDEMNIFYING PARTY OF ANY CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTION ASSERTED AGAINST SUCH INDEMNIFIED PARTY FOR WHICH THE INDEMNIFYING PARTY HAS INDEMNIFICATION, DEFENSE AND HOLD HARMLESS OBLIGATIONS UNDER THIS AGREEMENT, WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS ASSERTED IN A LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION OR BY NOTICE WITHOUT INSTITUTION OF SUCH LEGAL, JUDICIAL, ARBITRAL OR ADMINISTRATIVE PROCEEDING OR ACTION, THE INDEMNIFYING PARTY SHALL AFFIRM IN WRITING BY NOTICE TO SUCH INDEMNIFIED PARTY THAT THE INDEMNIFYING PARTY WILL INDEMNIFY, DEFEND AND HOLD HARMLESS SUCH INDEMNIFIED PARTY AND SHALL, AT THE INDEMNIFYING PARTY’S OWN COST AND EXPENSE, ASSUME ON BEHALF OF THE INDEMNIFIED PARTY AND CONDUCT WITH DUE DILIGENCE AND IN GOOD FAITH THE DEFENSE THEREOF WITH COUNSEL SELECTED BY THE INDEMNIFYING PARTY AND REASONABLY SATISFACTORY TO SUCH INDEMNIFIED PARTY; PROVIDED, HOWEVER, THAT SUCH INDEMNIFIED PARTY SHALL HAVE THE RIGHT TO BE REPRESENTED THEREIN BY ADVISORY COUNSEL OF ITS OWN SELECTION, AND AT ITS OWN EXPENSE; AND PROVIDED FURTHER THAT IF THE DEFENDANTS IN ANY SUCH ACTION OR PROCEEDING INCLUDE THE INDEMNIFYING PARTY AND AN INDEMNIFIED PARTY AND THE INDEMNIFIED PARTY SHALL HAVE REASONABLY CONCLUDED THAT THERE MAY BE LEGAL DEFENSES AVAILABLE TO IT WHICH ARE DIFFERENT FROM OR ADDITIONAL TO, OR INCONSISTENT WITH, THOSE AVAILABLE TO THE INDEMNIFYING PARTY, SUCH INDEMNIFIED PARTY SHALL HAVE

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THE RIGHT TO SELECT UP TO ONE SEPARATE COUNSEL TO PARTICIPATE IN THE DEFENSE OF SUCH ACTION OR PROCEEDING ON ITS OWN BEHALF AT THE REASONABLE EXPENSE OF THE INDEMNIFYING PARTY.  IN THE EVENT OF THE FAILURE OF THE INDEMNIFYING PARTY TO PERFORM FULLY IN ACCORDANCE WITH THE DEFENSE OBLIGATIONS UNDER THIS SECTION 17.8, SUCH INDEMNIFIED PARTY MAY, AT ITS OPTION, AND WITHOUT RELIEVING THE INDEMNIFYING PARTY OF ITS OBLIGATIONS HEREUNDER, SO PERFORM, BUT ALL DAMAGES, COSTS AND EXPENSES (INCLUDING ALL REASONABLE ATTORNEYS’ FEES, AND LITIGATION OR ARBITRATION EXPENSES, SETTLEMENT PAYMENTS AND JUDGMENTS) SO INCURRED BY SUCH INDEMNIFIED PARTY IN THAT EVENT SHALL BE REIMBURSED BY THE INDEMNIFYING PARTY TO SUCH INDEMNIFIED PARTY, TOGETHER WITH INTEREST ON SAME FROM THE DATE ANY SUCH COST AND EXPENSE WAS PAID BY SUCH INDEMNIFIED PARTY UNTIL REIMBURSED BY THE INDEMNIFYING PARTY AT THE INTEREST RATE SET FORTH IN SECTION 7.6 OF THIS AGREEMENT.

17.9                           Enforceability.

A.                                   EXCEPT AS OTHERWISE SET FORTH IN SECTIONS 17.2 AND 17.3, THE INDEMNITY, DEFENSE AND HOLD HARMLESS OBLIGATIONS FOR PERSONAL INJURY OR DEATH OR PROPERTY DAMAGE UNDER THIS AGREEMENT SHALL APPLY REGARDLESS OF WHETHER THE INDEMNIFIED PARTY WAS CONCURRENTLY NEGLIGENT (WHETHER ACTIVELY OR PASSIVELY), IT BEING AGREED BY THE PARTIES THAT IN THIS EVENT, THE PARTIES’ RESPECTIVE LIABILITY OR RESPONSIBILITY FOR SUCH DAMAGES, LOSSES, COSTS AND EXPENSES UNDER THIS ARTICLE 17 SHALL BE DETERMINED IN ACCORDANCE WITH PRINCIPLES OF COMPARATIVE NEGLIGENCE.

B.                                     OWNER AND CONTRACTOR AGREE THAT THE LOUISIANA OILFIELD ANTI-INDEMNITY ACT, LA. REV. STAT.  §9:2780, ET. SEQ., IS INAPPLICABLE TO THIS AGREEMENT AND THE PERFORMANCE OF THE WORK.  APPLICATION OF THESE CODE SECTIONS TO THIS AGREEMENT WOULD BE CONTRARY TO THE INTENT OF THE PARTIES, AND EACH PARTY HEREBY IRREVOCABLY WAIVES ANY CONTENTION THAT THESE CODES SECTIONS ARE APPLICABLE TO THIS AGREEMENT OR THE WORK.  IN ADDITION, IT IS THE INTENT OF THE PARTIES IN THE EVENT THAT THE AFOREMENTIONED ACT WERE TO APPLY THAT EACH PARTY SHALL PROVIDE INSURANCE TO COVER THE LOSSES CONTEMPLATED BY SUCH CODE SECTIONS AND ASSUMED BY EACH SUCH PARTY UNDER THE INDEMNIFICATION PROVISIONS OF THIS AGREEMENT, AND CONTRACTOR AGREES THAT THE CONTRACT PRICE (AS MAY BE ADJUSTED BY CHANGE ORDER IN ACCORDANCE WITH SECTION 7.1B) COMPENSATES CONTRACTOR FOR THE COST OF PREMIUMS FOR THE INSURANCE PROVIDED BY IT UNDER THIS AGREEMENT.  THE PARTIES AGREE THAT EACH PARTY’S AGREEMENT TO SUPPORT THEIR INDEMNIFICATION OBLIGATIONS BY INSURANCE SHALL IN NO RESPECT IMPAIR THEIR INDEMNIFICATION OBLIGATIONS.

C.                                     IN THE EVENT THAT ANY INDEMNITY PROVISIONS IN THIS AGREEMENT ARE CONTRARY TO THE LAW GOVERNING THIS AGREEMENT, THEN THE INDEMNITY OBLIGATIONS APPLICABLE HEREUNDER SHALL BE APPLIED TO THE MAXIMUM EXTENT ALLOWED BY APPLICABLE LAW.

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Article 18
DISPUTE RESOLUTION

18.1                           Negotiation.  In the event that any claim, dispute or controversy arising out of or relating to this Agreement (including the breach, termination or invalidity thereof, and whether arising out of tort or contract) (“Dispute”) cannot be resolved informally within thirty (30) Days after the Dispute arises, either Party may give written notice of the Dispute (“Dispute Notice”) to the other Party requesting that a representative of Owner’s senior management and Contractor’s senior management meet in an attempt to resolve the Dispute. Each such management representative shall have full authority to resolve the Dispute and shall meet at a mutually agreeable time and place within thirty (30) Days after receipt by the non-notifying Party of such Dispute Notice, and thereafter as often as they deem reasonably necessary to exchange relevant information and to attempt to resolve the Dispute.  In no event shall this Section 18.1 be construed to limit either Party’s right to take any action under this Agreement, including Owner’s rights under Section 16.1.  The Parties agree that if any Dispute is not resolved within ninety (90) Days after receipt of the Dispute Notice given in this Section 18.1, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 18.2.

A.                                   Notwithstanding the foregoing, in the event of a Dispute regarding (i) whether a specific item of Work meets the definition of Punchlist under Section 1.1 in connection with Section 11.6, or (ii) if and when RFCD, Substantial Completion or Final Completion has occurred, as applicable, in accordance with Section 11.4A, 11.4B or 11.7, representatives of Owner’s senior management and Contractor’s senior management shall meet immediately upon request of either Party to attempt to resolve such Dispute.  Each such management representative shall have full authority to resolve such Dispute and shall meet in person at a mutually agreeable time and place.  The Parties agree that if any such Dispute is not resolved within five (5) Business Days after either Party’s request for such meeting between management representatives, then either Party may by notice to the other Party refer the Dispute to be decided by final and binding arbitration in accordance with Section 18.2.

18.2                           Arbitration.  Any arbitration held under this Agreement shall be held in Houston, Texas, unless otherwise agreed by the Parties, shall be administered by the Dallas, Texas office of the American Arbitration Association (“AAA”) and shall, except as otherwise modified by this Section 18.2, be governed by the AAA’s Construction Industry Arbitration Rules and Mediation Procedures (including Procedures for Large, Complex Construction Disputes) (the “AAA Rules”).  The number of arbitrators required for the arbitration hearing shall be determined in accordance with the AAA Rules.  The arbitrator(s) shall determine the rights and obligations of the Parties according to the substantive law of the state of Texas, excluding its conflict of law principles, as would a court for the state of Texas; provided, however, the law applicable to the validity of the arbitration clause, the conduct of the arbitration, including resort to a court for provisional remedies, the enforcement of any award and any other question of arbitration law or procedure shall be the Federal Arbitration Act, 9 U.S.C.A. § 2.  Issues concerning the arbitrability of a matter in dispute shall be decided by a court with proper jurisdiction.  The Parties shall be entitled to engage in reasonable discovery, including the right to production of relevant and material documents by the opposing Party and the right to take depositions reasonably limited in number, time and place; provided that in no event shall any Party be entitled to refuse to produce relevant and non-privileged documents or copies thereof requested by the other Party within the time limit set and to the extent required by order of the arbitrator(s).  All disputes regarding discovery shall

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be promptly resolved by the arbitrator(s).  This agreement to arbitrate is binding upon the Parties, Contractor’s surety (if any) and the successors and permitted assigns of any of them.  At either Party’s option, any other Person may be joined as an additional party to any arbitration conducted under this Section 18.2, provided that the party to be joined is or may be liable to either Party in connection with all or any part of any dispute between the Parties. The arbitration award shall be final and binding, in writing, signed by all arbitrators, and shall state the reasons upon which the award thereof is based.  The Parties agree that judgment on the arbitration award may be entered by any court having jurisdiction thereof.

18.3                           Continuation of Work During Dispute.  Notwithstanding any Dispute, it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of Disputes.  Owner shall, subject to its right to withhold or offset amounts pursuant to this Agreement, continue to pay Contractor undisputed amounts in accordance with this Agreement and, except as provided in this Agreement, continue to perform all of its obligations under this Agreement; provided, however, in no event shall the occurrence of any negotiation or arbitration prevent or affect Owner from exercising its rights under this Agreement, including Owner’s right to terminate pursuant to Article 16.

18.4                           Escrow of Certain Disputed Amounts By Owner.  At any time when the total amounts invoiced by Contractor pursuant to Section 7.2C of the Agreement for Milestone payments and Monthly Payments (as such amounts may be adjusted by Change Order in accordance with Sections 6.1B or 6.2C) which are disputed and unpaid by Owner exceed Ten Million U.S. Dollars (U.S.$10,000,000) in the cumulative aggregate, Owner shall escrow any such disputed and unpaid amounts in excess of the aforesaid amount (“Escrowed Amounts”); provided, however, the Parties acknowledge and agree that such Escrowed Amounts shall not include any claims by Contractor for compensation in addition to the original Contract Price (as adjusted by Change Order pursuant to Sections 6.1B or 6.2C).  For the purposes of determining the date when Owner must deposit the Escrowed Amounts with the Escrow Agent, amounts are “unpaid” on the date that Owner is required to make payment of an Invoice under Section 7.2E of this Agreement.  The Escrowed Amounts will be deposited with the Escrow Agent pursuant to the Escrow Agreement (which provides, among other things, that the Escrowed Amounts shall be held in an interest bearing account and disbursed upon the instructions of both Parties or pursuant to an arbitration award).  Prior to issuance of the NTP, (i) the Escrow Agent shall be selected by mutual agreement of the Parties and (ii) the Escrow Agreement shall be in final form and executed by the Escrow Agent and each Party.  The Parties shall each pay fifty percent (50%) of the cost of the Escrow Agreement including without limitation the fees and expenses of the Escrow Agent.

Article 19
CONFIDENTIALITY

19.1                           Contractor’s Obligations.  Contractor hereby covenants and warrants that Contractor and its employees and agents shall not (without in each instance obtaining Owner’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person, other than to members of the Contractor Group and Subcontractors or Sub-subcontractors as necessary to perform the Work, any information conspicuously marked and identified in writing as confidential and relating to the business, products, services, research or development, clients or customers of Owner or any Owner Affiliate, or relating to similar information of a Third Party who

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has entrusted such information to Owner or any Owner Affiliate (hereinafter individually or collectively, “Owner’s Confidential Information”).  Prior to disclosing any such information to any Subcontractor or Sub-subcontractor as necessary to perform the Work, Contractor shall bind such Subcontractor or Sub-subcontractor to the confidentiality obligations contained in this Section 19.1.  Nothing in this Section 19.1 or this Agreement shall in any way prohibit Contractor or any of its Subcontractors or Sub-subcontractors from making commercial or other use of, selling, or disclosing any of their respective Contractor’s Intellectual Property or Third Party Proprietary Work Product.

19.2                           Owner’s Obligations.  Owner hereby covenants and warrants that Owner and its employees and agents shall not (without in each instance obtaining Contractor’s prior written consent) disclose, make commercial or other use of, or give or sell to any Person any of the following information: (i) any estimating, technical or pricing methodologies, techniques, know-how or information relating to the business, products, services, research or development of Contractor conspicuously marked and identified in writing as confidential by Contractor; or (ii) any of Contractor’s Intellectual Property or Third Party Proprietary Work Product which is conspicuously marked and identified in writing as confidential (hereinafter individually or collectively, “Contractor’s Confidential Information”).  The Parties agree that (y) notwithstanding the foregoing, Owner shall not be restricted from the use or disclosure of Work Product except as expressly set forth in Article 10; and (z) Owner shall be entitled to disclose that portion of Contractor’s Intellectual Property and Third Party Proprietary Work Product for which Owner has a license in, and which is to be used by Owner for the purpose for which such license is granted pursuant to Section 10.1, provided that, with respect to such Contractor’s Intellectual Property and Third Party Proprietary Work Product, Owner binds such disclosee to the confidentiality obligations contained in this Section 19.2.

19.3                           Definitions.  The term “Confidential Information” shall mean one or both of Contractor’s Confidential Information and Owner’s Confidential Information, as the context requires.  The Party having the confidentiality obligations with respect to such Confidential Information shall be referred to as the “Receiving Party,” and the Party to whom such confidentiality obligations are owed shall be referred to as the “Disclosing Party.”

19.4                           Exceptions.  Notwithstanding Sections 19.1 and 19.2, Confidential Information shall not include: (i) information which at the time of disclosure or acquisition is in the public domain, or which after disclosure or acquisition becomes part of the public domain without violation of Article 19; (ii) information which at the time of disclosure or acquisition was already in the possession of the Receiving Party or its employees or agents and was not previously acquired from the Disclosing Party or any of its employees or agents directly or indirectly; (iii) information which the Receiving Party can show was acquired by such entity after the time of disclosure or acquisition hereunder from a Third Party without any confidentiality commitment, if, to the best of Receiving Party’s or its employees’ or agent’s knowledge, such Third Party did not acquire it, directly or indirectly, from the Disclosing Party or any of its employees or agents; (iv) information independently developed by the Receiving Party without benefit of the Confidential Information; and (v) information which a Party believes in good faith is required to be disclosed in connection with the Project by Applicable Law, any Governmental Instrumentality (including the FERC), applicable securities laws or the rules of any stock exchange; provided, however, that prior to such disclosure, the Receiving Party gives reasonable notice to the Disclosing Party of the

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information required to be disclosed.

19.5                           Equitable Relief.  The Parties acknowledge that in the event of a breach of any of the terms contained in this Article 19, the Disclosing Party would suffer irreparable harm for which remedies at law, including damages, would be inadequate, and that the Disclosing Party shall be entitled to seek equitable relief therefor by injunction, without the requirement of posting a bond.

19.6                           Term.  The confidentiality obligations of this Article 19 shall expire upon the earlier of a period of ten (10) years following (i) the termination of this Agreement or (ii) Final Completion.

Article 20
LIMITATION OF LIABILITY

20.1                           Contractor Aggregate Liability.  NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, CONTRACTOR GROUP SHALL NOT BE LIABLE TO OWNER GROUP UNDER THIS AGREEMENT OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION OR ANY OTHER CAUSE OF ACTION, IN EXCESS OF A CUMULATIVE AGGREGATE AMOUNT OF THIRTY PERCENT (30%) OF THE CONTRACT PRICE, AND OWNER SHALL RELEASE CONTRACTOR GROUP FROM ANY LIABILITY IN EXCESS THEREOF; PROVIDED THAT, NOTWITHSTANDING THE FOREGOING, THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 20.1 SHALL NOT (I) APPLY TO (A) CONTRACTOR’S INDEMNIFICATION OBLIGATIONS UNDER SECTIONS 17.1B, 17.1E, 17.1F, 17.2 AND 17.5 OR (B) CONTRACTOR’S OBLIGATIONS UNDER 8.1A.1; OR (II) INCLUDE THE PROCEEDS PAID UNDER ANY INSURANCE POLICY THAT CONTRACTOR OR ITS SUBCONTRACTORS IS REQUIRED TO OBTAIN PURSUANT TO THIS AGREEMENT OR SUBCONTRACT, AS THE CASE MAY BE.  IN NO EVENT SHALL THE LIMITATION OF LIABILITY SET FORTH IN THIS SECTION 20.1 BE IN ANY WAY DEEMED TO LIMIT CONTRACTOR’S OBLIGATION TO PERFORM ALL WORK REQUIRED TO ACHIEVE READY FOR PERFORMANCE TESTING.

20.2                           Limitation on Contractor’s Liability for Liquidated Damages.

A.                                   Delay Liquidated Damages.  Subject to Section 20.2C, Contractor’s maximum liability to Owner for (i) RFCD Delay Liquidated Damages is one percent (1%) of the Contract Price, as may be adjusted by Change Order pursuant to Article 6 and (ii) Delay Liquidated Damages (including RFCD Delay Liquidated Damages and Substantial Completion Delay Liquidated Damages) is ten percent (10%) of the Contract Price in the aggregate, as may be adjusted by Change Order pursuant to Article 6.

B.                                     Performance Liquidated Damages.  Subject to Section 20.2C, Contractor’s maximum liability to Owner for:

1.                                       Sendout Rate Performance Liquidated Damages is ten percent (10%) of the Contract Price in the aggregate, as may be adjusted by Change Order; and

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2.                                       Ship Unloading Time Performance Liquidated Damages is two percent (2%) of the Contract Price in the aggregate, as may be adjusted by Change Order;

3.                                       Performance Liquidated Damages, collectively, is ten percent (10%) of the Contract Price in the aggregate, as may be adjusted by Change Order.

C.                                     Exceptions to Limitations of Liability Under Section 20.2.  Sections 20.2A and 20.2B shall not be construed to limit Contractor’s obligation to complete the Work for the compensation provided under this Agreement.

20.3                           Liquidated Damages In General.

A.                                   Liquidated Damages Not Penalty.  It is expressly agreed that Liquidated Damages payable under this Agreement do not constitute a penalty and that the Parties, having negotiated in good faith for such specific Liquidated Damages and having agreed that the amount of such Liquidated Damages is reasonable in light of the anticipated harm caused by the breach related thereto and the difficulties of proof of loss and inconvenience or nonfeasibility of obtaining any adequate remedy, are estopped from contesting the validity or enforceability of such Liquidated Damages.

B.                                     Liquidated Damages as Exclusive Remedy.

1.                                       Delay Liquidated Damages shall be Owner’s sole and exclusive damages and remedy, and the sole and exclusive liability of Contractor, for delay as set forth in Section 13.1, except Owner shall be entitled to also terminate this Agreement for delay under Section 16.1A(iii) and, if so terminated under Section 16.1, Owner is entitled to, as with respect to damages incurred by Owner for delay, such delay damages set forth in Section 16.1B.

2.                                       Performance Liquidated Damages shall be Owner’s sole and exclusive damages and remedy, and the sole and exclusive liability of Contractor, for failure of the Facility to achieve any of the Performance Guarantees, except as provided under Section 11.5.

C.                                     Payment of Liquidated Damages.  With respect to any Liquidated Damages that accrue (whether Delay Liquidated Damages or Performance Liquidated Damages), Owner shall invoice Contractor for such Liquidated Damages.  Contractor shall pay such Liquidated Damages within ten (10) Days after Contractor’s receipt of such invoice.  To the extent Contractor does not pay such Liquidated Damages within such ten (10) Day period, Owner may, at its option, do one or more of the following: (i) withhold from Contractor amounts that are otherwise due and payable to Contractor in the amount of such Liquidated Damages and/or (ii) collect on the Letter of Credit in the amount of such Liquidated Damages.  For the avoidance of doubt, prior to exercising such right to withhold or collect on the Letter of Credit, Owner shall not be required to provide the notice as set forth in Section 7.8.  As used in this Agreement, Liquidated Damages are “paid” if and to the extent Owner exercises option (i) or (ii) above for the collection of Liquidated Damages.

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20.4                           Consequential Damages.  NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT TO THE CONTRARY, NEITHER OWNER GROUP NOR CONTRACTOR GROUP SHALL BE LIABLE UNDER THIS AGREEMENT OR UNDER ANY CAUSE OF ACTION RELATED TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE (“CONSEQUENTIAL DAMAGES”) AND OWNER SHALL RELEASE CONTRACTOR GROUP AND CONTRACTOR GROUP SHALL RELEASE OWNER GROUP FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION 20.4 (I) IS NOT INTENDED TO PREVENT CONTRACTOR FROM RECEIVING PROFIT TO THE EXTENT THAT CONTRACTOR IS ENTITLED TO RECEIVE SUCH PROFIT UNDER THE PROVISIONS OF THIS AGREEMENT AND (II) SHALL NOT APPLY (A) TO AMOUNTS ENCOMPASSED WITHIN LIQUIDATED DAMAGES, (B) TO CONTRACTOR’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO LOSSES SUFFERED BY ANY THIRD PARTY OR, WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 17.2, MEMBERS OF THE CONTRACTOR GROUP OR ANY SUBCONTRACTORS OR SUB- SUBCONTRACTORS, OR (C) TO OWNER’S INDEMNIFICATION OBLIGATIONS UNDER THIS AGREEMENT WITH RESPECT TO LOSSES SUFFERED BY ANY THIRD PARTY OR, WITH RESPECT TO THE INDEMNIFICATION OBLIGATIONS SET FORTH IN SECTION 17.3, MEMBERS OF THE OWNER GROUP OR ANY OTHER CONTRACTORS OF OWNER.

20.5                           Exclusive Remedies.  Where a remedy specified in this Agreement is expressly stated to be a Party’s sole remedy, it is intended that such remedy shall be the sole and exclusive remedy of such Party for the matter in question, notwithstanding any remedy otherwise available at law or in equity.

20.6                           Applicability.  EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE WAIVERS AND DISCLAIMERS OF LIABILITY, RELEASES FROM LIABILITY, EXCLUSIONS, LIMITATIONS AND APPORTIONMENTS OF LIABILITY AND INDEMNITIES EXPRESSED IN THIS AGREEMENT SHALL APPLY EVEN IN THE EVENT OF FAULT, NEGLIGENCE (IN WHOLE OR IN PART), STRICT LIABILITY, BREACH OF CONTRACT OR OTHERWISE OF THE PARTY RELEASED OR WHOSE LIABILITY IS WAIVED, DISCLAIMED, LIMITED, FIXED OR INDEMNIFIED AND SHALL EXTEND IN FAVOR OF MEMBERS OF THE OWNER GROUP AND THE CONTRACTOR GROUP.

20.7                           Term Limit.  WITH THE EXCEPTION OF ARTICLE 10, ARTICLE 19 AND SECTIONS 8.1, 17.1A, 17.1B, 17.1C, 17.1E, 17.4 AND 17.5 (AND TO THE EXTENT THE FOLLOWING RELATE TO THE FOREGOING ARTICLES AND SECTIONS: SECTIONS 1.1, 17.8, 17.9 AND ARTICLE 18, ARTICLE 20 AND ARTICLE 21), NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY UNDER THIS AGREEMENT FOR ANY CLAIMS BROUGHT THREE (3) YEARS OR MORE AFTER SUBSTANTIAL COMPLETION.

Article 21
MISCELLANEOUS PROVISIONS

21.1                           Entire Agreement.  This Agreement, including the Attachments and Schedules

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attached to and incorporated into this Agreement, contains the entire understanding of the Parties with respect to the subject matter hereof and incorporates any and all prior agreements and commitments with respect thereto. There are no other oral understandings, terms or conditions, and neither Party has relied upon any representation, express or implied, not contained in this Agreement. General or special conditions included in any of Contractor’s price lists, Invoices, tickets, receipts or other such documents presented to Owner shall have no applicability to Owner with respect to this Agreement.  Without limitation, this Agreement supersedes in its entirety the Memorandum of Understanding, Technical Services Agreement, and any other agreements between the Parties related to the Project.

21.2                           Amendments.  No change, amendment or modification of the terms of this Agreement shall be valid or binding upon the Parties hereto unless such change, amendment or modification is in writing and duly executed by both Parties hereto.

21.3                           Joint Effort.  Preparation of this Agreement has been a joint effort of the Parties and the resulting document shall not be construed more severely against one of the Parties than against the other.

21.4                           Captions.  The captions contained in this Agreement are for convenience and reference only and in no way define, describe, extend or limit the scope of intent of this Agreement or the intent of any provision contained herein.

21.5                           Notice.  Any notice, demand, offer, or other written instrument required or permitted to be given pursuant to this Agreement shall be in writing signed by the Party giving such notice and shall be hand delivered or sent by overnight courier, messenger, facsimile or certified mail, return receipt requested, to the other Party at the address set forth below.

A.                                   If delivered to Owner:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Facsimile: (713) 659-5459

Attn: Ed Lehotsky

with a copy to:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Facsimile: (713) 659-5459

Attn: General Counsel

B.                                     If delivered to Contractor:

Bechtel Corporation

3000 Post Oak Boulevard

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Houston, Texas 77056

Facsimile: (713) 253-1610

Attn: C. Asok Kumar

with a copy to:

Bechtel Corporation

3000 Post Oak Boulevard

Houston, Texas 77056

Facsimile: (713) 235-3945

Attn: Principal Counsel

Each Party shall have the right to change the place to which notice shall be sent or delivered by sending a similar notice to the other Party in like manner.  Notices, demands, offers or other written instruments shall be deemed to have been duly given on the date actually received by the intended recipient.

21.6                           Severability.  The invalidity of one or more phrases, sentences, clauses, Sections or Articles contained in this Agreement shall not affect the validity of the remaining portions of this Agreement so long as the material purposes of this Agreement can be determined and effectuated.

21.7                           Assignment.  This Agreement may be assigned to other Persons only upon the prior written consent of the non-assigning Party hereto, except that Owner may assign this Agreement to any of its Affiliates by providing notice to Contractor.  Furthermore, Owner may, for the purpose of providing collateral, assign, pledge and/or grant a security interest in this Agreement to any Lender without Contractor’s consent.  When duly assigned in accordance with the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by Contractor or Owner pursuant to this Section 21.7 shall not relieve Contractor or Owner (as applicable) of any of its obligations or liabilities under this Agreement.  Any assignment not in accordance with this Section 21.7 shall be void and without force or effect, and any attempt to assign this Agreement in violation of this provision shall grant the non-assigning Party the right, but not the obligation, to terminate this Agreement at its option for Default.

21.8                           No Waiver.  Any failure of either Party to enforce any of the provisions of this Agreement or to require compliance with any of its terms at any time during the term of this Agreement shall in no way affect the validity of this Agreement, or any part hereof, and shall not be deemed a waiver of the right of such Party thereafter to enforce any and each such provisions.

21.9                           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the state of Texas (without giving effect to the principles thereof relating to conflicts of law).  The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement and shall be disclaimed in and excluded from any Subcontracts entered into by Contractor in connection with the Work or the Facility.

21.10                     Successors and Assigns.  This Agreement shall be binding upon the Parties hereto,

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their successors and permitted assigns.

21.11                     Attachments and Schedules.  All Attachments and Schedules shall be incorporated into this Agreement by such reference and shall be deemed to be an integral part of this Agreement.

21.12                     Obligations.  Nothing contained in this Agreement shall be construed as constituting a joint venture or partnership between Contractor and Owner.

21.13                     Further Assurances.  Contractor and Owner agree to provide such information, execute and deliver any such instruments and documents and to take such other actions as may be reasonably requested by the other Party that are not inconsistent with the provisions of this Agreement and that do not involve the assumption of obligations or liabilities greater than those provided for in this Agreement, in order to give full effect to this Agreement and to carry out the intent of this Agreement.

21.14                     Priority.  The documents that form this Agreement are listed below in order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last.  In the event of any conflict or inconsistency between a provision in one document and a provision in another document, the document with the higher priority shall control.    This Agreement is composed of the following documents, which are listed in priority:

A.                                   Change Orders which expressly modify the terms of this Agreement or written amendments to this Agreement;

B.                                     the Articles of this Agreement; and

C.                                     Attachments and Schedules to this Agreement.

21.15                     Restrictions on Public Announcements.  Neither Contractor nor its Subcontractors or Sub-subcontractors shall take any photographs of any part of the Facility, issue a press release, advertisement, publicity material, financial document or similar matter or participate in a media interview that mentions or refers to the Work or any part of the Facility without the prior written consent of Owner; provided that Contractor shall not be required to obtain Owner’s prior written consent of Contractor’s issuance of a press release to correct any errors made by Owner concerning Contractor in a prior press release issued by Owner if Contractor first gives Owner five (5) Days’ prior written notice of Contractor’s intent to issue such corrective press release and an opportunity of Owner to correct such error within such five (5) Day period.  Owner agrees to cooperate with Contractor and provide to Contractor for review and comment a copy of any press release that mentions or refers to Contractor prior to the issuance of such press release; provided that Owner shall not be required to obtain Contractor’s prior consent prior to the issuance of such press release.  Contractor acknowledges and agrees that Owner shall be required, from time to time, to make disclosures and press releases and applicable filings with the SEC in accordance with applicable securities laws, that Owner believes in good faith are required by Applicable Law or the rules of any stock exchange.  If any such disclosure, press release or filing includes any reference to Contractor, then Owner shall provide as much notice as is practicable to Contractor to provide it with an opportunity to comment; provided, however, the final determination shall remain with Owner.  Contractor acknowledges that Owner shall be required from time to time to

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make filings in compliance with applicable securities laws, including a copy of this Agreement.

21.16                     Potential Lenders, Potential Equity Investors and Equity Participants.

A.                                   Potential Lenders.  Owner shall provide to Contractor (i) the identity of Potential Lenders that have signed confidentiality agreements with Owner and (ii) a copy of the preliminary information memorandum or preliminary offering circular distributed to such Potential Lenders and any final loan agreements executed with Owner and such Potential Lenders.  As used herein, “Potential Lender” shall mean any commercial bank, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended) and which extends credit, buys loans and is in the business of lending as one of its businesses.

B.                                     Potential Equity Investors.  Prior to disclosure of any Work Product by Owner to any potential equity investor in Owner in connection with the Project, Owner shall (i) obtain Contractor’s written consent (such consent not to be unreasonably withheld) to the description of the Work Product to be disclosed, and (ii) obtain a waiver from such potential equity investor agreeing that it is not relying upon such Work Product in making any investment decision in connection with the Project and waiving and releasing any claim it may have against Contractor or Contractor’s Affiliates on account of any such reliance or purported reliance.  Owner acknowledges and agrees that each potential equity investor shall be an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended.

C.                                     Equity Participants.  Owner’s successors, assigns and any future recipient of any equity ownership in Owner shall be bound by the releases, limitations on liability and other protections of Contractor set forth in this Agreement, and Owner shall obtain the express written agreement of such equity participants to be bound by such releases, limitations of liability and other protections of Contractor.

21.17                     Foreign Corrupt Practices Act.  With respect to the performance of the Work, Contractor shall, and shall cause each member of the Contractor Group to, comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2) and not to take any action that could result in Owner or any of its Affiliates becoming subject to any action, penalty or loss of benefits under such Act.  Owner shall, and shall cause each member of the Owner Group to, comply with all provisions of the Foreign Corrupt Practices Act of the United States (15 U.S.C. § 78dd-1 and 2) and not to take any action that could result in Contractor or any of its Affiliates becoming subject to any action, penalty or loss of benefits under such Act.

21.18                     Language.  This Agreement and all notices, communications and submittals between the Parties pursuant to this Agreement shall be in the English language.

21.19                     Counterparts.  This Agreement may be signed in any number of counterparts and each counterpart shall represent a fully executed original as if signed by each of the Parties.  Facsimile signatures shall be deemed as effective as original signatures.

21.20                     Federal Energy Regulatory Commission Approval.  Issuance of the NTP

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pursuant to Section 5.2B is contingent upon FERC issuing the FERC Authorization. In the event FERC denies Owner’s application for the FERC Authorization or the content of such FERC Authorization is not acceptable to Owner, then Owner shall not be obligated to appeal therefrom.  In the event FERC denies Owner’s application, then Owner may terminate this Agreement for convenience in accordance with Section 16.2.

21.21                     Owner’s Lender.   Contractor shall, on or before issuance of the NTP, enter into a mutually acceptable form of acknowledgement and consent with the Collateral Agent. Such acknowledgement and consent shall be substantially in the form of Attachment AA.  Contractor shall cooperate in considering appropriate and reasonable amendments to that form of direct agreement as such amendments may be proposed by Lender or its counsel. Contractor acknowledges and agrees that Owner’s issuance of the NTP is contingent upon obtaining project financing in connection with this Project or other forms of financing.

21.22                     Independent Engineer.  Contractor shall cooperate with Independent Engineer in the conduct of his or her duties in relation to the Facility and the Work, including the duties listed in Attachment CC.  No review, approval or disapproval by Independent Engineer shall serve to reduce or limit the liability of Contractor to Owner under this Agreement.

21.23                     Survival.  Subject to Section 20.7, Article 6, Article 7, Article 9, Article 10, Article 12, Article 14, Article 15, Article 16, Article 17, Article 18 and Article 19, Article 20, Sections 3.8, 3.13, 3.17, 4.9, 8.1, 8.2, 21.9, 21.16 and this Section 21.23 shall survive termination of this Agreement, in addition to any other provisions which by their nature should, or by their express terms do, survive or extend beyond the termination of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Contract Date.

Owner:

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

	By:	/s/ Charif Souki
	Name:	Charif Souki
	Title:	Chairman

Contractor:

BECHTEL CORPORATION

By:	/s/ John M. Duty
Name:	John M. Duty
Title:	Senior Vice President

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ATTACHMENT A

SCOPE OF WORK AND DESIGN BASIS

Schedule A-1

SCOPE OF WORK

TABLE OF CONTENTS

1.	SCOPE REQUIREMENTS
1.1	GENERAL INTRODUCTION
1.2	SUMMARY OF CONTRACTOR SCOPE
1.3	PRIORITY OF DOCUMENTS
2.	DESCRIPTION OF FACILITY
2.1	MARINE FACILITIES
2.2	LNG STORAGE FACILITIES
2.3	BOIL-OFF GAS AND VAPOR REMOVAL SYSTEM
2.4	LNG VAPORIZATION AND SENDOUT FACILITIES
2.5	POWER GENERATION
2.6	BUILDINGS AND STRUCTURES
2.7	CONTROL SYSTEMS
2.8	ELECTRICAL
2.9	FIRE PROTECTION
2.10	HAZARD DETECTION
2.11	SOIL IMPROVEMENT
2.12	SITE DEVELOPMENT AND CIVIL WORK
2.13	SETTLEMENT OF STRUCTURES
3.	MANAGEMENT AND SUPERVISION
3.1	OWNER MANAGEMENT PHILOSOPHY
3.2	PROJECT EXECUTION PLAN
3.3	OWNER OFFICE ACCOMMODATIONS
4.	ENGINEERING
4.1	DESIGN BASIS
4.2	APPLICABLE CODES AND STANDARDS
4.3	PROJECT ENGINEERING PLAN
4.4	ENGINEERING DESIGN
4.5	PRE-INVESTMENT
4.6	PROCUREMENT AND MATERIAL CONTROL
4.7	BID PACKAGES
4.8	TRANSPORTATION OF MATERIAL AND EQUIPMENT
4.9	SPARE PARTS
4.10	REIMBURSABLE PURCHASES (REIMBURSABLE CHANGE ORDERS)
4.11	WELDING
5.	SUBCONTRACTS
5.1	GENERAL
5.2	PROJECT SUBCONTRACT PLAN
5.3	LOCAL SUBCONTRACTORS AND SUB-SUBCONTRACTORS
5.4	BID PACKAGES
6.	CONSTRUCTION
6.1	GENERAL
6.2	SITE PREPARATION

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6.3	SCAFFOLDING AND ACCESS EQUIPMENT
6.4	CRANEAGE AND LIFTING EQUIPMENT
6.5	MEDICAL FACILITIES
6.6	SANITATION
6.7	HOUSEKEEPING
6.8	TEMPORARY FACILITIES
6.9	HEALTH, SAFETY AND THE ENVIRONMENT (HSE)
6.10	INDUSTRIAL RELATIONS
6.11	SITE SECURITY
6.12	SITE MATERIALS HANDLING, CONTROL AND PRESERVATION
6.13	MATERIAL CONTROL PROCEDURE
6.14	MATERIAL MARKING
6.15	CONSTRUCTION UTILITIES
6.16	FIRST FILL MATERIALS
7.	QUALITY MANAGEMENT
7.1	QUALITY ASSURANCE REQUIREMENTS
7.2	PROJECT QUALITY PLAN
7.3	MONITORING BY OWNER
8.	COMMISSIONING AND START UP
8.1	INTRODUCTION
8.2	PROJECT COMMISSIONING PLAN
8.3	OPERATING AND MAINTENANCE MANUALS
8.4	PERFORMANCE TESTS
8.5	OPERATING TESTS
8.6	OWNER PARTICIPATION
8.7	OWNER OPERATOR TRAINING
8.8	VENDOR TRAINING
8.9	OPERATIONS ACTIVITIES PRIOR TO SUBSTANTIAL COMPLETION
8.10	OWNER’S RESPONSIBILITY
9.	PROJECT CONTROL
9.1	GENERAL
9.2	PROJECT CONTROLS PLAN
9.3	PROGRAM REPORTING - PLANNING NETWORK
9.4	CPM SCHEDULE
9.5	PROGRESS MEASUREMENT
9.6	MEETINGS; WEEKLY PROGRESS MEETINGS; MINUTES
9.7	MONTHLY PROGRESS REPORTS
9.8	QUARTERLY EXECUTIVE PROGRESS REPORTS
9.9	CONTRACTOR DELIVERABLES
10.	CONTRACTOR INTERFACES
10.1	FERC ACTIVITIES – DIVISION OF RESPONSIBILITY
10.2	FERC REQUIRED REPORTS
10.3	REQUIREMENTS OF DEPARTMENT OF HOMELAND SECURITY
10.4	VESSEL SECURITY PLAN
10.5	EXPORT GAS PIPELINES
10.6	EXISTING WELL
10.7	ENVIRONMENTAL MITIGATION
10.8	SABINE PASS LIGHTHOUSE
10.9	WT PROPERTY
11.	SCOPE OF LNTP
11.1	EARLY CHANGE ORDERS

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11.2	PROJECT PLANNING ACTIVITIES
11.3	DETAIL ENGINEERING ACTIVITIES
11.4	PROCUREMENT ACTIVITIES
11.5	SUBCONTRACT ACTIVITIES
11.6	CONSTRUCTION ACTIVITIES
12.	EXCLUSIONS FROM CONTRACTOR SCOPE OF WORK
12.1	WORK BY OTHERS OR OWNER
12.2	WORK TO BE ADDED BY CHANGE ORDER
12.3	ITEMS POTENTIALLY TO BE ADDED BY CHANGE ORDER
12.4	EQUIPMENT AND MATERIAL PRICES
13.	REIMBURSABLE SCOPE OF WORK ITEMS
13.1	LISTING OF REIMBURSABLE WORK ITEMS
13.2	SUBMERGED COMBUSTION VAPORIZERS
13.3	HIGH PRESSURE SENDOUT COMPRESSOR
13.4	ADDITIONAL FERC REQUIREMENTS
13.5	ADDITIONAL LDEQ REQUIREMENTS
13.6	ADDITIONAL USACE REQUIREMENTS

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1.                                      SCOPE REQUIREMENTS

1.1                               General Introduction

This Scope of Work is intended to provide an overall description of Contractor’s responsibilities for the design, engineering, procurement, manufacture, management, construction, installation, testing, commissioning, start up, initial operations, and Performance Testing, all on a turnkey basis, of the Facility.

The Project will involve building a new LNG receiving, storage and sendout Facility in a rural part of Cameron Parish, Louisiana.  The Facility will be designed to import, store, and vaporize on average approximately 2,600 MMSCFD of LNG, for supply to Natural Gas markets.  An Export Pipeline (as defined in Section 2.4 below) will be built by others to transport the Natural Gas to pipelines in the vicinity of the Project.

All obligations and responsibilities referred to in this Attachment A are Contractor’s obligations and responsibilities, unless expressly stated to be the obligation of Owner or a third Person.

References in this Attachment A to any “Section” or “Article” shall mean the sections or articles of this Attachment A, unless express reference is made to another section or article of the Agreement.  Any capitalized term used in this Attachment A which is defined in the Agreement shall have the same meaning as defined in the Agreement, unless a different meaning is expressly provided in this Attachment A.

1.2                               Summary of Contractor Scope

Except for items and services expressly required to be identified in Contractor’s Scope of Work as identified in Section 12 and Attachment U, or any other provision of the Agreement to be provided by Owner, and subject to the other provisions of the Agreement (including this Attachment A), Contractor’s responsibilities for the design, engineering, procurement, fabrication, manufacture, erection, installation, construction, management,  inspection, repair (including Corrective Work), testing (including Performance Tests), training, pre-commissioning, commissioning and placing into service of the Facility and the related component Equipment and Systems, and the required related labor and materials, shall generally include:

a.               Detailed engineering design of the Facility

b.              Development of Contractor deliverables as described in Attachment B of the Agreement

c.               Supply of Equipment

d.              Mobilization and Site establishment

e.               Management, reporting and supervision of the Work

f.                 Construction and installation of Facility

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g.              Care, maintenance and preservation of all Equipment.

h.              RFCD

i.                  Substantial Completion

j.                  Pre-commissioning

k.               Commissioning

l.                  Initial operation of the Facility up to Substantial Completion

m.            Performance Tests

n.              Performance of Corrective Work in accordance with Article 12 of the Agreement

o.              Final Completion

1.3                               Priority of Documents

In the event of any conflict or inconsistency between this Scope of Work (Attachment A, Schedule A-1), the Design Basis (Attachment A, Schedule A-2) and the Preliminary Conceptual Engineering Documents and Trends List (Attachment A, Schedule A-3), such conflict or inconsistency shall be resolved in accordance with the following order of priority, with the document having the highest priority listed first and the one with the lowest priority listed last:

•                  Design Basis (Attachment A, Schedule A-2)

•                  Conceptual Engineering Documents and Trends List (Attachment A, Schedule A-3)

•                  This Scope of Work (Attachment A, Schedule A-1)

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2.                                      DESCRIPTION OF FACILITY

2.1                               Marine Facilities

LNG ships will off-load their LNG cargoes at two protected berths to be constructed on the Site, each equipped with mooring systems and accessories for safe berthing and de-berthing of LNG ships.  The LNG ship berths will be located in a new marine basin, which will include a maneuvering basin to turn and move the LNG ships into their berth.  A new 1250 ft by 1100 ft (approximate) marine basin will be dredged to a depth of at least 45 feet and will be connected to the Sabine Pass Channel.  The new marine basin and berths will be able to accommodate both currently operating LNG ships and future ships, each of which will be capable of holding up to 250,000 cubic meters (m3) of LNG.  The Facility will have three tugs, two line handling boats, and facilities for their berthing at the Facility.

Onboard ship pumps will deliver LNG to low-pressure LNG storage Tanks via stainless steel unloading arms and cryogenic piping.  Each berth will have one set of LNG unloading arms.  Each set of unloading arms will consist of four arms, two for unloading, one for vapor return and one for either unloading or vapor return.  Space for a fifth arm will be reserved on the platform.  All the arms will be equipped with powered emergency release couplings (“PERCs”), swivel joints to provide the required range of movement between the ship and the shore connections, and quick connect/disconnect couplings to facilitate hook up to the LNG ship.  The unloading arms will be capable of being drained into the LNG unloading lines prior to disconnecting.

The unloading arms will be connected to two parallel stainless steel insulated LNG transfer lines for each berth.  These four lines then will be manifolded together with valves into a single pair of stainless steel insulated lines which will run along the main piperack to transfer the LNG into the Tanks.  The average LNG unloading rate will be 12,000 m3/hr (423,780 ft3/hr) from each ship, at approximately 75 pounds per square inch gauge (psig) and -260oF.  Two ships will be able to unload simultaneously; however, this will require reduced unloading rates.

All mooring line hooks shall be specifically ordered with, and include load cells for line tension monitoring, and quick release electrical and mechanical mechanisms.  The load cells and electrical quick release mechanism shall not be wired or energized for service, but only reserved for future at a later date by the Owner.

Contractor is responsible for detail design for marine facilities based on Owner supplied Shiner Moseley (“SM”) Marine Facilities Technical FEED Documents.  The SM Technical FEED Documents were developed from information and studies from navigation simulations, mooring studies, local pilots, a LNG vessel captain, the USCG, and conceptual information from vessel manufacturers.  In addition, Contractor is responsible for confirming interfaces with marine facility including topside equipment and pipe rack layout.

2.2                               LNG Storage Facilities

The LNG will be stored in three single containment insulated LNG storage Tanks (Tank 1, Tank 2 and Tank 3).  These Tanks will be designed and constructed so that the primary container and an earthen impoundment dike will be capable of independently containing the LNG.

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Each Tank will be a double walled design and will consist of a 9% nickel steel inner container; a carbon steel outer tank and a carbon steel domed roof with an insulated aluminum deck over the inner container suspended from the roof.

The space between the inner wall and the outer wall will be insulated with expanded Perlite.  The Tank will be supported on a piled foundation system.  All piping into and out of the inner or outer containers will enter from the top of the Tank.

The inner container will be designed and constructed in accordance with the requirements of API Standard 620 Appendix Q.  The Tank system will meet the requirements of NFPA 59A and 49 CFR Part 193.  The inner tank will be “open top”, consisting of a shell and bottom.  The self-supporting roof of the outer tank will contain gas and gas pressure produced by the stored product.  The Tanks will be designed taking into consideration the seismic loads as well as the wind loads.

The Tank insulation system will be designed to limit the Tank Boil-Off rate to a notional rate of no greater than 0.05% by volume per day of the Tank contents at an ambient temperature of 90°F, with the Tank full and in a steady-state condition. The notional Tank Boil-Off rate will be documented through heat transfer calculations.

The annular space between the inner and outer tanks will be approximately 36 inches wide and will be filled with Perlite and resilient glass wool blanket insulation.  The suspended deck will be insulated with glass wool blankets.  The Tank bottoms will be insulated with cellular glass block insulation which is a load bearing insulation designed to support the Tank and product weight.

Tank instrumentation will consist of resistance temperature detector (“RTDs”) for sensing the Cool Down and foundation temperatures, tank gauging system that will provide level temperature and density and a data acquisition system.  The Tanks will be protected with pressure and vacuum relief systems.  A monorail crane will be positioned for relief valve service.

Roof platforms will be provided to provide sufficient working space around the pump wells and piping.  A monorail type hoist will be provided for pump maintenance.

Four intank pump columns will be installed in each Tank for three pumps and the fourth for a future spare intank pump.  An additional single warehouse spare intank pump shall be provided.

Stairways and an emergency escape ladder will be provided to access the roof platforms.  A stairway will be provided to the inner tank bottom.

Spill protection of the Tank roof will extend over the edge of the roof dome.

Exposed portions of carbon steel surfaces of the tank shell and roof will be blasted and painted.  Stainless steel, aluminum and galvanized surfaces will not be painted.

A general Tank lighting system will be provided.  Emergency lighting and aircraft warning lights will be provided.  Each Tank will be provided with a tank-grounding grid.

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In addition to other testing during installation of the Tanks, partial hydrostatic testing of the inner container will be performed in accordance with API 620 Appendix Q.8.  Hydrotest water will be discharged in accordance with Applicable Law upon completion of the tests.  A pneumatic test of the outer container will be performed in accordance with API 620 Appendix Q.8.

A settlement monitoring system will be provided to measure and record inner and outer container movements during construction and hydrotest.  This construction monitoring will form the basis for continued periodic monitoring once the Facility is in operation.

The Tanks will be equipped with density monitoring instrumentation to detect stratification.  Facilities will be provided to circulate the stored product so that if stratification begins to develop, the Tank contents can be thoroughly mixed within each Tank and between Tanks.

2.3                               Boil-Off Gas and Vapor Removal System

Small amounts of Natural Gas vapors will be produced within the system during the handling of LNG from ship unloading through storage and other transfers.  Boil-Off of LNG in the Tanks will be caused by exposure of cryogenic equipment to ambient temperature and other factors such as barometric pressure changes, pump heat input, and ship flash vapor.

Excess vapor will be removed from the Tanks in order to control pressure in the Tanks.  This vapor will be compressed in the Boil-Off Gas compressors (“BOG Compressors”).  Fuel gas for the submerged combustion vaporizers (“Submerged Combustion Vaporizers” or “SCVs”) will be taken from the compressed gas and the remainder of the compressed gas will be mixed with part of the LNG from the in-Tank pumps and condensed in the Boil-Off gas condenser system (“BOG Condenser System”).

The BOG Compressors will be cryogenic reciprocating machines and will have capacity to handle all Boil-Off vapors generated during all operating modes.  The BOG Condenser drum will separate the condensed gas from any non-condensed vapors.  Sendout pumps will take suction from the bottom of the drum.  The drum will be protected by diverting surplus vapor, if any, to the vapor space of the Tanks.

During ship unloading, a portion of the vapor from the Tanks will flow to the vapor return blowers.  The blowers will boost the pressure to overcome the pressure drop in the piping to the ship.  Vapor must be returned to the ship during unloading to make up for the volume of liquid pumped from the ship, in order to maintain ship tank pressure.

2.4                               LNG Vaporization and Sendout Facilities

Three vertical submerged pumps shall be provided in each Tank to transfer LNG to the sendout pumps. The pumps will normally operate submerged with about 1.5 psig tank pressure plus static head on the pump suction.  Discharge pressure shall be designed to be approximately 100 psig. A complete “vaporization train” will consist of one high-pressure LNG sendout pump and one SCV.  Fifteen trains shall be designed and installed for use in normal operations, and one spare train shall be installed.

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The LNG sendout pumps will be multi-stage and seal-less with the motor submerged in LNG.  The LNG sendout pumps boost the pressure of the LNG sufficient for the vaporized Natural Gas to enter the Export Pipelines after vaporization.  Normal operation at design capacity will require fifteen pumps.

Submerged Combustion Vaporizers (“SCVs”) shall be provided to vaporize the LNG.  Heat for vaporization will be provided by burning a portion of the Boil-Off gas or vaporized gas.  Blowers will provide combustion air at a pressure sufficient to force the combustion products up through a stainless steel water basin where the combustion products will heat the water.  The water basin shall contain a bank of submerged tubes through which the LNG passes.  As the LNG passes through the tubes it will be heated by the warm bath and vaporized.  Each vaporizer shall have its own fired heater, basin and tube bundle.

The number of vaporization trains placed in service at any given time will be based on Export Pipeline nominations.  The vaporizers shall be designed, manufactured and installed in accordance with NFPA 59A.

The vaporizers shall be designed to provide a 40°F outlet temperature at design flow.

Each vaporizer shall also contain a separate coil to heat the fuel gas required for one vaporizer.

Each vaporizer will have a burner management system and control panel to allow safe start-up, operation, control and shutdown.  Selected instrumentation signals and alarms from each vaporizer will be transmitted to the control room.

A programmable logic controller (“Programmable Logic Controller” or “PLC”) shall be provided for SCV control and tied to the Facility distributed control system (“Distributed Control System” or “DCS”) for monitoring and control.

The water in the basins will become acidic as it absorbs the carbon dioxide from the combustion products.  The water from the basins is neutralized in-situ using caustic before overflowing to the firewater pond.

The facility emergency shutdown system (“Emergency Shutdown System” or “ESD” system) shall be capable of initiating a shut down of the vaporizers.  The detection of low temperatures downstream of each vaporizer will shut down the individual SCV to protect downstream piping and Equipment from being subjected to lower than design temperatures.  Other shutdowns of individual vaporizer trains or groups of vaporizer trains will be determined during detailed design.

Pipeline gas Btu control is not included in the Scope of Work.

Two vent stacks, one high pressure and the other low pressure, shall be provided to vent process plant vapor releases to a safe location.

Two (2) 36-inch sendout lines (“Sendout Pipelines”) shall be provided.  The sendout piping will be stainless steel for approximately 300 ft and will run above ground, and thereafter, the lines

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will be carbon steel (coated and wrapped underground).  Takeoffs on the above ground lines shall be included to provide fuel gas for onsite users (SCVs and power generation facility).

A metering station shall be provided (“Master Sendout Meter Station”) and will be fed from the two Sendout Pipelines, and will meter and record the Natural Gas exports from the Facility.  The outlet from the Master Sendout Meter Station will terminate at a flange, which will be connected by Owner’s other contractor(s) to the Natural Gas pipelines leaving the Facility (the “Export Pipelines”).  Ultrasonic type flowmeters (“Master Meter”) shall be provided at the Master Sendout Meter Station to measure and totalize the flow.

In addition to the export to the Export Pipeline, fuel gas shall be consumed in the Facility for vaporization of the LNG in the SCVs and for power generation.

The normal source of fuel gas for vaporizers will be from the discharge of the BOG Compressors.  Alternate supplies of fuel will be from downstream of the vaporizers.  The fuel is heated in separate coils in the water bath of the SCVs.  Each vaporizer shall have a coil designed to heat the amount of fuel required for that vaporizer.

For power generation, fuel gas from the Sendout Pipelines shall be heated and reduced in pressure from the Sendout Pipeline pressure to meet power generating equipment requirements.  A knockout drum shall be provided downstream of the pressure reducing valves.

2.5                               Power Generation

Five simple cycle gas turbine generators shall be provided, however final size and quantity will depend on vendor selection.  Four shall be designed for use in normal operation and the fifth will be the reserve.  The generators shall be sized to provide sufficient power to operate the Facility at maximum capacity.  Each turbine generator shall be furnished with a remote control panel.

While the Facility is in normal operation, it is conceivable that one of the gas turbine generators may trip if the Facility is at full load exporting Natural Gas at the plant rating.  The trip of any one gas turbine could cause overload on the system and may lead to a total shutdown of all the gas turbine generators.  To avoid such a situation, a load shedding philosophy would need to be followed by the Facility operator to shut down sufficient number of process plant loads automatically to continue operation of the power generating facilities as well as the process plant at part load.

A black start standby diesel generator shall be provided to supply all essential loads during emergency and the cranking power and auxiliaries for a gas turbine generator.

2.6                               Buildings and Structures

All buildings necessary for operation will be designed to maintain structural integrity in a 150 mph wind speed, exposure “C” per ASCE 7.  Sanitary waste will be piped to a separate packaged wastewater treatment unit.  Buildings and shelters as listed below, sized in accordance with Trend T-SP-033, with layout in accordance with the applicable documents listed in Schedule A-3 will be provided:

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•                  The control building will be a two-story, steel frame building with metal siding and roofing.  The building will have an I/O room, UPS/battery room, restrooms, offices , control room, data storage room, and kitchen area.  The building will have interior finishes, raised access floors for 1st and 2nd floors, elevator, HVAC, lighting, building electrical, fire/smoke detection/protection, and plumbing.

•                  The administration building will be a one-story, steel frame building with built-up roofing and brick façade.  The administration building will have offices, restrooms, conference room, records room, server room, copier/fax/printer room and kitchen area.  The building will include interior finishes, HVAC, fire protection (sprinkler system), lighting, building electrical and plumbing.

•                  The warehouse/maintenance building will be a one-story prefabricated steel frame building with metal roofing and siding.

•                  The customs/marine buildings will be steel framed modular buildings with metal siding and roofing. The jetty electrical buildings will be steel framed modular buildings with metal roofing and siding.  Two marine/customs buildings, one for each jetty, will be provided.

•                  A gate house will be provided.

•                  Prefabricated jetty electrical buildings will be provided.

•                  An electrical substation.

•                  Shelters with partial siding will be provided for BOG Compressors, vapor return blowers, air compressors, firewater pumps, emergency standby diesel generator, and jetty electrical equipment.

2.7                               Control Systems

Control and monitoring of the Facility will be performed by an integrated Distributed Control System using operator interface stations located in the control room.

An independent safety instrumented system (“Independent Safety Instrumented System” or “SIS”) will be installed to allow the safe, sequential shutdown and isolation of rotating Equipment, fired Equipment and Tanks.

Overall Facility control will consist of the following major functions:

1.               LNG ship unloading

2.               Tank pressure control

3.               LNG vaporization and sendout

4.               Plant SIS

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5.               DCS Historian and sequence of events recorder

A DCS will control the overall Facility operations and interface with the following programmable logic controllers (“PLCs”):

1.               Jetty LNG ship unloading PLCs

2.               Tank gauging data acquisition systems

3.               SCVs

4.               Natural Gas metering

5.               BOG Compressors

6.               Vapor return blowers

7.               Nitrogen package (provided by Owner)

8.               Instrument air compressor and dryers

9.               Liquid caustic system

10.         Gas turbine generators

An independent SIS will be installed to allow the safe, sequential shutdown and isolation of rotating Equipment, fired Equipment, jetty areas, and Tanks.  Emergency shutdowns will be provided for each of the ship unloading systems, and for specific Equipment.  Design, construction and installation of SIS will be compliant with ANSI/ISA-S84.01.

The Project will have a dedicated monitoring system for fire, combustible gas, and low temperature spill monitoring.  Detection of fire and combustible gas will produce alarms that will require manual intervention.  Low temperature spill detection in the impoundment basins will automatically stop the pumps in the affected basin.

A closed circuit television system (“Closed Circuit Television System” or “CCTV” system) will be installed to allow operators and security staff to remotely view selected areas of the Facility from the control building and gate house.

Communication between the various local control panels, remote I/O cabinets and the control rooms will be achieved via a redundant fiber optic industrial Ethernet ring.  This will provide two-way, high-speed communication for control and display.

Operator workstations will be provided at three locations - the control building and the two jetty electrical buildings.  Facility overview will be available at all three locations, but Facility control will only be from the main control room in the control building.

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An independent SIS will be installed to allow the safe, sequential shutdown and isolation of rotating equipment, fired equipment and LNG storage facilities.  The SIS system will be designed and installed to be compliant with the ANSI /ISA 84.01 standard.

A gas chromatograph will be provided in the Master Sendout Meter Station for the temperature and pressure compensated gas outlet metering.  A second gas chromatograph will be provided to sample incoming LNG from both berths plus vapor return (utilizing a Daniels 2510, or better, to analyze C1-C6+, N2, and CO2).

2.8                               Electrical

The Project will generate all the power required for the Facility for startup, operation and maintenance.  No permanent tie to the local power grid is included in the design.  Generated power from the combustion gas turbine generators is designed to be at 13.8 kV.  Transformers will be designed to step down the voltage from 13.8 kV to 4.16 kV, 480 V, and 240/120 V distribution levels.

The operating load of the Facility will be approximately 54 MVA.  Most of this load will consist of motors, with the largest motors rated at approximately 2700 HP each.

A new substation will consist of generator switchgear building, distribution transformers and substation switchgear building.

Electrical area classification will be according to the applicable sections of NFPA 497 and API RP 500.  The electrical materials and installation will be in accordance with the requirements of the NEC. 15 kV, 5 kV and 480 Volt switchgears will be located in switchgear buildings.

The electric motor drives in the Facility, except for emergency DC motors in the power generation area will be rated for 4.16 kV, 460 V or 120 Volt depending on size.  The 4.16 kV and 480 Volt motor controllers/starters will be located in indoor motor control centers.

High-pressure sodium type lighting will be provided in process areas, along roadways, Tank stairways, platforms, building exteriors, and jetties perAPI-540, Table 4.

The grounding system design will be based on the ground fault calculations.  Grounding system will consists of ground grid and ground rods.  Ground wells will be installed at the selected locations for testing of the system.

A 40-kVA uninterruptible power supply (“UPS”) system will be provided for the control room.  The system will consist of an inverter, rectifier, static bypass switch, manual maintenance bypass switch, 30 minute batteries, and distribution panel.

A 10-kVA UPS system will be provided at each jetty.  Each of these systems will be identical to the 40 kVA, except for the size.

A DC UPS will be provided in the generator switchgear room to supply power to the DC motor-driven lube oil pumps (120V DC) and emergency lighting in enclosures (24V DC) on the combustion turbine generators.

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Loads served by the UPS systems will include the DCS, SIS, unloading controls at the jetty, and selected package unit control panels.

2.9                               Fire Protection

Fire protection for the Facility will involve several independent systems, based on water, CO2, nitrogen, and chemical agents.  A firewater system will be provided to cover the Facility (Refer to Drawings 12-0008A, 12-0008B, 12-0008C, 11-1010M, 11-0101N, 11-0101P referenced in Attachment A, Schedule A-3 for details).  Carbon dioxide fire protection system will be provided for the combustion turbine generator enclosures.  Portable dry chemical fire extinguishers will be provided throughout the Facility and in all the buildings, including but not limited to the control building, substations, generator breaker room, and the process buildings.

The main components of the firewater system shall be a seven (7) million gallon firewater pond, two (2) diesel driven firewater pumps, one motor driven booster pump, one electric jockey pump, fire monitors, hydrants, hose reels and underground piping.  Storm water and SCV overflow water will maintain the level in the firewater pond, which is designed to have a capacity well exceeding a 2-hour duration event.

Nitrogen snuffing will be provided at the tailpipe of each Tank pressure relief valve.

Carbon dioxide fire extinguishing systems will be provided for the combustion gas turbine generator enclosures.  These systems will incorporate CO2 bottle racks, valving and tubing.

Fireproofing, where required, will be used where structures or Equipment cannot be protected by other means.

The Facility will include sirens, which will be audible in all locations on the Site.  These sirens will have a distinctive mode, for easy recognition between alarms and emergency events.

2.10                        Hazard Detection

49 CFR Part 193 and NFPA 59A both require all areas which have a potential for combustible gas concentrations of LNG or flammable refrigerant spills to be monitored for combustible gas concentrations.

The Project will have dedicated monitoring systems for fire, combustible gas, and low temperature LNG spillage detection, in accordance with 49 CFR Part 193 and NFPA 59A.  Flame detectors, smoke detectors, gas detectors, and other sensors will be strategically located throughout the Facility.  Audible and visual alarms will be provided throughout the Facility area.  The monitoring system will be self-contained as required by NFPA 59A.

All area monitors will be hardwired from the field device to a control room panel.  Ultraviolet/infrared fire detectors and gas detectors will be equipped with self-diagnostic circuitry to assure proper device operation.

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An independent SIS will be installed to allow the safe, sequential shutdown and isolation of rotating Equipment, fired Equipment and Tanks.  The SIS will be totally separate from the DCS, but will feed status information and data to the DCS for monitoring and recording.

The ESD isolation points are identified on B&V drawing (Refer to Attachment A, Schedule A-3), so in case a hazard is detected on a system, that system shall be isolated to protect all other systems and facilities.

A CCTV system will be installed in accordance with B&V drawing 134882-0200-D12-0008B E to provide the operators and security staff with panoramic and variable zoom views of the onshore and marine areas.  The control room and gatehouse will each have camera controllers and overhead TV monitors.  Approximately nineteen color TV cameras with zoom, pan and tilt functions will be positioned at strategic locations throughout the Facility.

Instrumentation will be rated to meet the hazardous area classifications.  In general, instrumentation will be provided to meet National Electrical Code (NEC), Class 1, Group D Division 2, or Division 1.

Hazard detection for the Facility shall be designed based on the following strategies:

•            Direct visual monitoring;

•            Remote visual monitoring through closed circuit television;

•            Centralized alarm system; and

•            Emergency shut down system.

In addition to visual monitoring, following detectors shall be furnished:

•            Gas detectors

•            Low temperature detectors

•            UV/IR flame detectors

•            Smoke detectors

•            High temperature detectors

A security monitoring system will be used to monitor the perimeter security fence line and Facility entry gates.  Visual monitoring will be provided for viewing of the following areas:

•            Main gate;

•            Process area;

•            Tanks;

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•            East and west jetty operations; and

•            Ship manifold.

Two pull stations shall be provided on each Tank, one on the Tank stairway and one on the roof platform for activation of audible and visual alarms.

2.11                        Soil Improvement

Soils will be improved in the Tank diked area containing dredge spoils and in other areas as required to achieve soil strength sufficient for constructing the impoundment dikes, to support foundations for structures that are not supported on piles, and to support other construction activities.

2.12                        Site Development and Civil Work

As described more fully in Schedule A-2, selected areas within the proposed Site will be backfilled, leveled and graded for material laydown and infrastructure to support the construction of the Facility.

The Facility shall be designed to provide drainage of surface water to designated areas for disposal.  The storm water collected by the spill impoundment collection system will drain to the spill impoundment basins.  Pumps in the spill impoundment basins will pump out the water collected and send the storm water to the firewater pond, which ultimately discharges overflow water to a drainage system leading to Sabine River.

A spill prevention control and countermeasures (“Spill Prevention Control and Countermeasures” or “SPCC”) plan for the construction activities will be developed and implemented in accordance with 40 CFR Parts 122 through 124.

Buildings, process equipment, and pipe rack foundations will be pile supported foundations.

The Facility roads will consist of gravel surfaced or asphalt surfaced roads.

The final paving will consist of gravel surfaced area, asphalt surfaced area, or concrete paved surfaces.

2.13                        Settlement of Structures

LNG Tanks and all other heavy structures will be subject to short term and long term settlement and differential settlement due to Subsurface Soil Conditions at the Site.  These structures shall be designed and constructed in accordance with Applicable Codes and Standards and GECP, and also in accordance with the following requirements:

1.               All foundations shall be designed and constructed to take into consideration settlement and differential settlement based on the Subsurface Soil Conditions as described in the Geotechnical Reports and the requirements in this Section 2.13.

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2.               Differential settlements should be expected between pile-supported structures and adjacent non-piled facilities or fill/improved areas.  In addition to any differential settlement which may take place prior to Substantial Completion, the engineering design and construction shall be such that a six (6) inch differential settlement between pile-supported structures and adjacent non-piled facilities or fill/improved areas which may occur from Substantial Completion through the expected lifetime of the Facility will not cause any Defects with normal monitoring and maintenance provided by Owner.

3.               Differential settlement should be expected between each Tank and other adjacent pile-supported structures such as piperacks.  In addition to any differential settlement which may take place prior to Substantial Completion, the engineering design and construction shall be such that a six (6) inch minimum differential settlement between any Tank and adjacent pile supported structures which may occur from Substantial Completion through the expected lifetime of the Facility will not cause any Defects with normal monitoring and maintenance provided by the Owner.

4.               The design and construction of the LNG containment dikes shall be such that the Primary Consolidation Settlement (as defined in “Foundation Analysis and Design, Third Edition, by Joseph E. Boles, McGraw-Hill Book Company”) shall take place prior to Substantial Completion, with the exception of any gaps in the dikes which may be required for construction access by the Tank Subcontractor or Contractor but which shall be completed or reinstated prior to Cool Down of each Tank.  The LNG containment dikes shall be maintained by Contractor through the Defect Correction Period and restored, as necessary, in order to ensure that: (i) Primary Consolidation Settlement of the completed dikes at the gaps described above is obtained; (ii) the Design Basis capacity is satisfied; and (iii) settlement of the dikes will not cause any Defects.

5.               Plant roads, where applicable, shall be designed and constructed in accordance with the current edition of Louisiana State Department of Highways and Public Transportation “Standard Specifications for Construction of Highways, Streets and Bridges.”  After Substantial Completion, roads will be maintained by Owner to repair normal wear and tear; provided, however, Contractor’s obligation to repair Defective Work will not be relieved.

6.               If Subsurface Soil Conditions encountered by Contractor during the performance of the Work are materially different from the information regarding such Subsurface Conditions as provided in the Geotechnical Report and the requirements in this Section 2.13, Contractor shall be entitled to a Change Order to the extent permitted under Section 2.5B.2 of the Agreement.

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3.                                      MANAGEMENT AND SUPERVISION

3.1                               Owner Management Philosophy

To effect the necessary control of the interfaces between Owner and Contractor, and to facilitate prompt and accurate communications between Owner and the Contractor, Owner Representative will utilize a team of Owner’s personnel or consultants, which will be resident in the Contractor’s Houston home office during design and procurement phase, and at Site during construction through commissioning, startup, initial operations, and until Substantial Completion.

3.2                               Project Execution Plan

Without prejudice to any other provision of this Attachment A or the Agreement which sets out specific requirements for any of the plans or documents listed below, within sixty (60) Days after Notice to Proceed, Contractor shall submit to Owner for review Contractor’s project execution plan (“Project Execution Plan”), which shall address, summarize, and provide a schedule for development and finalization of the following plans, procedures, and other documents.

a.               Project objectives

b.              Project management

c.               Project Engineering Plan

d.              Document Management Plan

e.               Project Controls Plan

f.                 Project Procurement Plan

g.              Revisions to Attachment G, if any

h.              Document control plan

i.                  Communications plan

j.                  Subcontractor list

k.               Project Subcontract Plan

l.                  HSE Plan

m.            Interface management plan

n.              Project Quality Plan

o.              Project Construction Plan

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p.              Project Commissioning Plan

q.              Performance Test Procedures

r.                 Labor relations plan

s.               Management of change plan

t.                 Operations training plan

u.              Interim operations plan

3.3                               Owner Office Accommodations

All security, furnishings, electrical power and other temporary utilities, lighting, telephones, facsimile, and high speed internet access associated with the office accommodation below shall be provided by the Contractor.  This shall include the telecommunications line rentals, from Notice to Proceed until thirty (30) Days after Substantial Completion.  International long distance calls will be reimbursed to Contractor as Reimbursable Costs.  Owner will supply computers to Owner personnel:

The Contractor shall provide office accommodation for:

•                  Up to a peak of six (6) Owner personnel at Contractor’s Houston home office, including two reserved covered parking spaces, all for a 24-month period commencing with LNTP.

•                  Up to total ten (10) Owner personnel at Site at the peak of the construction activities, including two reserved parking spaces for 30-months period.

4.                                      ENGINEERING

4.1                               Design Basis

Owner shall be responsible for providing those items of information defined as “Rely Upon” in the Design Basis included in Schedule A-2 of this Attachment A and for providing to Contractor the information or items specified in Attachment U, subject to Contractor’s obligation to provide information to Owner as specified in Attachment U.  In accordance with Section 4.8 of the Agreement, Owner shall remain fully responsible for the accuracy, completeness and sufficiency of such information..

All other information constituting the Design Basis or otherwise required for performance of the Work shall be provided or developed by Contractor, as applicable, and Contractor shall be fully responsible for the accuracy, correctness and completeness thereof, and the provisions of Section 2.5A of the Agreement shall apply with respect to all such information provided or developed by Contractor or otherwise required for performance of the Work (other than the information, as specified in the preceding sentence, which is the responsibility of Owner).

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4.2                               Applicable Codes and Standards

The Applicable Codes and Standards include: (i) 49 CFR Part 193, 33 CFR Part 105, 33 CFR Part 127, NFPA 59A; (ii) any codes and standards specifically mentioned in any provision of the Agreement or the Attachments as applicable to the Work; (iii) any codes or standards set forth or listed in any document listed in Schedule A-3; and (iv) those codes and standards of the following standards organizations and other generally accepted practices, methods, techniques and standards employed by the international LNG industry constituting GECP, as specifically identified through detailed engineering:

•                  AASHTO, American Association of State Highway and Transportation Officials

•                  ACI, American Concrete Institute

•                  AFBMA, Anti-Friction Bearing Manufacturers Association

•                  AGA, American Gas Association

•                  AGMA, American Gear Manufacturers Association

•                  ASA, Acoustical Society of America

•                  ARI, Air Conditioning and Refrigeration Institute

•                  AICHE, American Institute of Chemical Engineers

•                  AISC, American Institute of Steel Construction

•                  ANSI, American National Standards Institute

•                  API, American Petroleum Institute

•                  ASME, American Society of Mechanical Engineers

•                  ASNT, American Society for Non-Destructive Testing

•                  ASTM, American Society for Testing and Materials

•                  ASCE, American Society of Civil Engineers

•                  ASHRAE, American Society of Heating, Refrigeration and Air-conditioning Engineers

•                  AWWA, American Waterworks Association

•                  AWS, American Welding Society

•                  CINI, Insulation for Industries

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•                  CMAA, Crane Manufacturers Association of America

•                  CRSI, Concrete Reinforcing Steel Institute

•                  CSI, Construction Specifications Institute

•                  EJMA, Expansion Joint Manufacturers Association

•                  FCI, Fluid Control Institute

•                  FM, Factory Mutual

•                  GPA, Gas Processors Association

•                  HFES, Human Factors and Ergonomics Society

•                  IBC, International Building Code

•                  ICEA, Insulated Cable Engineers Association

•                  IESNA, Illuminating Society of North America

•                  IEEE, Institute of Electrical and Electronics Engineers

•                  ISA, International Society for Measurement and Control

•                  MSS, Manufacturer’s Standardization Society of the Valve and Fitting Industry

•                  NACE, National Association of Corrosion Engineers

•                  NEMA, National Electrical Manufacturers Association

•                  NFPA, National Fire Protection Association

•                  NFSA, National Fire Sprinkler Association

•                  OCIMF, Oil Companies International marine Forum

•                  OSHA, Occupational Safety and Health Administration

•                  PCI, Precast/Prestressed Concrete Institute

•                  PIP, Process Industries Practices, Piping

•                  SAE, Society of Automotive Engineers

•                  SIGTTO, Society of International Gas Tanker and Terminal Operators

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•                  SMACNA, Sheet Metal and Air Conditioning Contractors National Association

•                  SSPC, Steel Structures Painting Council

•                  TEMA, Tubular Exchanger Manufacturers Association

•                  UFC, Uniform Fire Code

•                  UL, Underwriters Laboratories

4.3                               Project Engineering Plan

Contractor shall produce a detailed project engineering plan (“Project Engineering Plan”) for review by Owner within sixty (60) Days after Notice to Proceed.  The Project Engineering Plan will provide a summary of the procedures, plans, and execution methodologies to be used by Contractor to develop the engineering design in accordance with the Applicable Codes and Standards and the requirements of the Agreement.

4.4                               Engineering Design

4.4.1                     General

In addition to any other engineering requirements specified in Attachment A or any other provision, Attachment or Schedule of the Agreement, the following services, Drawings, and Specifications, as a minimum, shall be provided by Contractor in respect of all engineering disciplines during engineering of the Facility:

a.               Completing the engineering design documents listed in Attachment A, Schedule A-3, which define the preliminary design of the Facility developed or verified by Contractor before the Contract Date

b.              Developing new Drawings sufficient for procurement of materials, installation, construction, manufacture, fabrication, commissioning, startup, testing, operation and maintenance of the Facility

c.               Preparation of Equipment data sheets

d.              Preparation of Drawings for the Facility and related Drawing list

e.               Preparation of engineering material requisitions and purchase requisitions, and amendments as necessary up to record status

f.                 Technical evaluation for all Major Equipment

g.              Review of vendor data, Drawings and other documentation for engineered Equipment

h.              Detailed material take-offs and monitoring of material changes for all disciplines

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i.                  Development of acceptance test requirements for all Major Equipment

j.                  Development and implementation of a plan for witnessing of factory acceptance tests at vendor’s shops for all Major Equipment

k.               Drawings control, vendor data and documentation control using a computer database utilizing Contractor’s document control procedure

l.                  Review of vendor’s recommended spares for Equipment and prepare final recommended Operating Spare Parts List in accordance with Section 3.4 of the Agreement

m.            Development of technical documents for Subcontracts

n.              Provision of engineering support for procurement, construction and commissioning, including assistance to Subcontractors in the interpretation of technical requirements and Drawings

o.              Preparation of mechanical catalogues and vendor data books

p.              Provision of all Record Drawings and Specifications

q.              Tie-in Drawings

r.                 Development of Equipment lists, instrument index, line lists, material lists, and supplier lists

4.4.2                     Process and Systems

Contractor shall be responsible for developing the following Drawings and Specifications related to the process and process systems:

a.               Process flow diagrams with heat and material balances

b.              Piping and instrument drawings (“P&IDs”)

c.               Equipment list

d.              HAZOP review of P&ID’s, prior to issue for design.  Any subsequent design changes on P&ID’s will be integrated into the design prior to finalization of design.  Safety review of changes to Drawings after HAZOP will be done as part of a project management of change procedure.

e.               Contractor shall conduct a safety integrity level (“SIL”) meeting to define integrity levels of critical control and safety systems.

4.4.3                     Plant Layout and Piping Design

Contractor shall be responsible for developing the following Drawings and Specifications related to the piping and piping systems:

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a.               Plot plans, Equipment location plans, underground piping plans, key plans

b.              Electronic 3-D model

c.               Piping isometric Drawings

d.              Service class index

e.               Pipe support design Drawings

f.                 Pipe stress analysis

g.              Piping Specifications

4.4.4                     Mechanical Design

Contractor shall be responsible for developing the following Drawings and Specifications related to the mechanical design of vessels, Tanks, heat exchangers, rotating Equipment, fired Equipment, special Equipment, and packaged Equipment:

a.               Equipment data sheets

b.              Equipment Specifications

4.4.5                     Electrical Design

Contractor shall be responsible for developing the following Drawings and Specifications related to the electrical power supply and distribution:

a.               Electrical equipment data sheets

b.              Specifications for electrical Equipment and bulks

c.               One-line diagrams

d.              Electrical area classification Drawings

e.               Substation design

f.                 Wiring layouts and plans

g.              Closed circuit TV, Facility communications, electrical security systems, and other electrical systems

4.4.6                     Civil / Structural / Architectural Design

Contractor shall be responsible for developing the following Drawings and Specifications:

a.               Foundations design basis

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b.              Buildings layout and specifications

c.               Grading / drainage plan

d.              Foundation designs

e.               Piling designs

f.                 Drainage, roads, and buildings

4.4.7                     Materials

Contractor shall be responsible for developing the following Drawings and Specifications related to materials selection, engineering, and applications technology:

a.               Material selection guide

b.              Corrosion control Specifications

c.               Painting and coating Specifications

d.              Insulation systems Specifications

4.5                               Pre-investment

The following pre-investment items are covered in the Scope of the Work:

1. Sendout line size is increased from 24” to 36” (shown on P&ID D01-0050)

2. Increase rack width to each berth to accommodate an additional 30” line

3. Cryogenic tie-ins (shown on P&ID D01-0016)

4. In-tank pump, warehouse spare

5. Electrical building 20% spare space

6. Installed spare to accommodate additional 20% I/O

7. Space only for a total of four additional SCVs and sendout pumps, two in each bank

8. Space for fourth LNG unloading arm at each berth

9. Space only for one each additional blower, BOG Compressor and air compressor

10. Flanged spool piece for BTU control

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4.6                               Procurement and Material Control

4.6.1                     General

The Project procurement plan will provide a summary of the procedures, plans, and execution methodologies to be used by Contractor for procuring Equipment, materials, goods and services within the Scope of Work (the “Project Procurement Plan”).

4.6.2                     Project Procurement Plan

Contractor shall produce a Project Procurement Plan for review by Owner within ninety (90) Days after Notice to Proceed, and Owner will provide review comments within ten (10) Business Days after receipt.

•            Inspection

•            Expediting

•            Supplier quality reports

•            Technical requirement compliance

•            Material control, marking, and certification

•            Packing, consolidation, importing

•            Transportation, handling, and storage

•            Warranties and guarantees

•            Vendor servicemen

4.6.3                     Local Suppliers

Contractor shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery.  The procedures shall indicate how Contractor intends to ensure appropriate consideration of local suppliers.

4.7                               Bid Packages

(Refer to Section 2.4 of the Agreement)

Contractor shall be responsible for preparing and issuing bid packages or requests for proposals for materials, equipment and services within the Scope of Work where required.  Contractor shall receive the bids and perform the formal bid evaluations.

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4.8                               Transportation of Material and Equipment

Contractor shall be fully responsible for the packaging, transportation, importation, and customs clearance of all Equipment to and from the Site, including all costs associated with such transportation. To the extent Equipment is transported to the Site by vessels, Contractor shall only use vessels that are acceptable to the marine cargo insurance providers.

4.9                               Spare Parts

(Reference Section 3.4 of the Agreement)

4.10                        Reimbursable Purchases (Reimbursable Change Orders)

In the event that Owner specifically requests Contractor, by way of Change Order in accordance with Article 6 and Schedule D-4 of the Agreement, to purchase an item which is not included in the Scope of Work on a cost-reimbursable basis (a “Reimbursable Change Order”), the provisions of this Section 4.10 shall apply to such reimbursable purchases.

4.10.1              Inquiries

For reimbursable purchases valued over US$1.0 million, to be purchased by Contractor under a Change Order, Contractor shall ensure all inquiries request sufficient information to support a complete commercial and technical evaluation, including nearest parts and service location.  Inquiries shall be issued to vendors/subcontractors on the approved Subcontractors’ list set out in Attachment G.  A sufficient number of qualified suppliers/subcontractors shall be invited to bid to ensure receipt of at least three (3) bona fide bids for reimbursable purchases unless otherwise agreed by Owner.

Contractor shall prepare all inquiries to insure that the inquiry documentation is comprehensive and complete with all Drawings so that competitive bids received will require a minimum amount of conditioning.

4.10.2              Bid Evaluations

Contractor shall issue a complete technical and commercial bid evaluation with recommendations for award to Owner for review and agreement, prior to any award.  Owner technical and administrative personnel will work with Contractor’s staff in bid evaluations for all purchases of Equipment and other items on a cost-reimbursable basis.

4.10.3              Purchase Orders

Following agreement of the vendor list and bid evaluation, Contractor shall issue a purchase order to the selected vendor.  The purchase order shall include and confirm all factors considered in the inquiry and technical bid evaluation, and other relevant information and requirements.

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4.10.4              Communications

Contractor shall give Owner in writing, at least ten (10) Business Days advance notice of proposed technical and logistics meetings and commercial negotiations for reimbursable items between Contractor and vendors, together with date, time and subject of the meeting.  Owner will indicate whether or not it will participate.

4.11                        Welding

The Contractor shall prepare and/or review all welding procedures, non destructive evaluation procedures and non destructive evaluation reports including radiographs for compliance to applicable standards for welding and testing.  All cryogenic stainless steel piping that contains flammable fluids, except drains and vents, shall have 100% radiographic testing of all circumferential welds.  Cryogenic stainless steel piping that contains flammable fluids for drains and vents does not require radiographic testing of circumferential welds if operating pressure is less than 20% of specified minimum yield stress, otherwise it shall have 100% radiographic testing of all circumferential welds.  Carbon steel piping that contain flammable fluids and operates above -20oF, except fuel gas piping, shall have radiographic testing of 30% of each day’s circumferential welds.  Fuel gas piping shall be installed in accordance with NFPA 54.

The Contractor shall qualify all weld procedures, non destructive evaluation procedures, welder and non destructive personnel qualifications in accordance with ANSI B31.3 unless otherwise agreed by Owner in writing.  The performance of these qualifications, including testing and laboratory analysis shall be the responsibility of the Contractor.

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5.                                      SUBCONTRACTS

5.1                               General

Subject to the provisions of Sections 2.3 and 2.4 of the Agreement, Contractor shall engage Subcontractors as required to perform the Work and carry out Contractor’s obligations under the Agreement.

5.2                               Project Subcontract Plan

Contractor shall produce a detailed Subcontract plan (“Project Subcontract Plan”) for review by Owner within ninety (90) Days after Notice to Proceed.  The Project Subcontract Plan will provide a summary of the procedures, plans, and execution methodologies to be used by Contractor for bidding, evaluating, awarding, inspection, progress monitoring, technical requirement compliance, material controls, and expediting of Subcontracts.

5.3                               Local Subcontractors and Sub-subcontractors

Contractor shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery.  The Project Subcontract Plan shall indicate how Contractor intends to ensure appropriate consideration of local subcontractors.

5.4                               Bid Packages

Reference Section 2.4 of the Agreement.

Contractor shall be responsible for preparing and issuing bid packages or request for proposals for Subcontracts.

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6.                                      CONSTRUCTION

6.1                               General

Contractor shall produce a detailed construction plan (“Project Construction Plan”) for review by Owner within ninety (90) Days after Notice to Proceed.  Owner will provide comments within ten (10) Business Days following receipt. The Project Construction Plan will provide a summary of the procedures, plans, and execution methodologies to be used by Contractor for all management, controls, labor, supervision, consumables, tools, plant and Equipment necessary to construct, mechanically complete, test, and pre-commission the Facility.  The Project Construction Plan will address the following:

•            Construction procedures

•            Policies, rules and regulations for:

•                  HSE

•                  Personnel identification

•                  Access to Site

•                  Firearms, drugs, alcohol, animals, etc.

•                  Access Equipment

•                  Construction Permits

•                  Parking

•                  Vehicular access

•                  Personnel orientation

•                  Construction plant and Construction Equipment

•            Construction methodology

•            Demolition

•            Scaffolding and access equipment

•            Temporary roads

•            Work force training

•            Industrial relations

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•            Public relations

•            Security

•            Transportation of Equipment

•            Construction dock

•            Utilities, chemicals, lubricants

•            Construction communication procedures

•            First fills

•            Punchlists

•            Close out

•            Demobilization

6.2                               Site Preparation

Contractor shall be responsible for carrying out Site preparation Work (Refer to B&V Drawing 01-0005A and other applicable documents in Attachment A, Schedule A-3), including:

•            Removal of all vegetation

•            Soils improvement

•            Temporary and permanent roads

•            Top soil removal

•            Temporary and permanent drainage

6.3                               Scaffolding and Access Equipment

The Contractor shall provide a safe means of access to the Work at all times, including for purposes of inspections by Owner.  Scaffolding must be substantial and appropriately designed for the job.  The Contractor shall keep adequate records to demonstrate a system of regular inspection of scaffolds, by appropriately qualified personnel.  Records shall also be maintained of calculations performed for load bearing scaffolds.  Tags with inspection, and expiration shall be prominently displayed on all scaffolding.

6.4                               Craneage and Lifting Equipment

The Contractor shall only employ craneage and lifting equipment that has been tested and which are fit for purpose.  All crane operators and riggers shall be adequately trained and must be able

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to demonstrate that they hold the appropriate certification.  The Contractor shall keep records of tests and certification of all lifting equipment, craneage and operators employed in the Work.  Contractor shall comply with its internal rigging procedure MPT-4MP-T81-01903 for all lifting operations.   Contractor will submit rigging plans for lifts exceeding 50-tons, multiple crane lifts or lifts which are considered critical for review by Owner or Owner’s designee.

6.5                               Medical Facilities

The Contractor shall provide provisions for suitable first-aid facilities which shall be available to all personnel at the Site, including those employed by Owner, Subcontractors and visitors.

The first-aid facilities, as a minimum, shall include a fully equipped first-aid room capable of treating injuries that can be anticipated on a construction site.  Consideration shall be given for at least one qualified EMT or nurse on duty during the hours when construction Work is in progress at the Site.  The Contractor shall also provide a program of training for first-aid personnel among the workforce and establish an emergency response team, drawn from the medical and workforce first-aid personnel, to deal with serious on Site accidents.

The Contractor shall produce for review by Owner within thirty (30) Days after Notice to Proceed, a plan detailing how emergency medical treatment will be administered.  Such plan shall take into account capabilities of local hospital and medical facilities.

6.6                               Sanitation

The Contractor shall provide adequate washing and latrine facilities for its workforce and for visitors permitted on the Site.  These facilities shall be cleaned, disinfected, stocked with supplies and maintained regularly at all times and the disposal of sanitary waste shall conform to statutory requirements.

6.7                               Housekeeping

The Contractor shall provide suitable receptacles and services to ensure that all scrap materials, debris and spoil generated by Contractor’s construction activities, are collected regularly and properly disposed of.  Disposal of such materials outside the Site shall be to a properly licensed land fill or environmental waste subcontractor, in accordance with Applicable Law and Permits.

As soon as practicable after the completion of all Punchlist items, Contractor shall remove all Construction Equipment, construction trailers and other temporary facilities, and all other items brought onto the Site by Contractor, Subcontractors or Sub-subcontractors which are not the property of Owner, and remove from the Site and properly dispose of all scrap materials, debris and spoil.  Contractor shall allow all temporary construction laydown areas to naturally revegetate, unless such areas are designated for wetland mitigation or other use by Owner that does not require such restoration.

6.8                               Temporary Facilities

Until Substantial Completion, Contractor shall provide all temporary facilities necessary for performance of the Work.  All temporary buildings, piping, cabling, communications equipment,

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storage facilities, fencing, gates, gas detection equipment, utilities, and the like shall be removed on Substantial Completion.

6.9                               Health, Safety and the Environment (HSE)

(Refer to Attachment J)

6.10                        Industrial Relations

The Contractor shall prepare and provide to Owner within ninety (90) Days following Notice to Proceed, its policies and plans for managing industrial relations at the Site, for review by Owner.  Such policies and plans shall cover working hours, right to work policies, working patterns,  shifts, disputes procedure, welfare facilities (catering, sanitary, wet weather gear, protective clothing etc.), training, wet weather working, holidays and any other relevant matters.

The Contractor shall report all disputes or potential disputes involving Contractor’s or Subcontractors’ employees to Owner Representative as soon as practicable after they occur.  The Contractor will be expected to take a pro-active role in managing industrial relations among such employees at the Site.

6.11                        Site Security

The Contractor shall be responsible at all times for security at the Site until Substantial Completion.  Adequate fencing and security devices shall be provided and maintained to prevent unauthorized access to the Site and theft or damage.  The Contractor shall employ sufficient security personnel to police the Site entrances, perimeter fencing and secure areas at all times and to carry out random searches of vehicle arriving or leaving the Site.  Adequate security lighting of the Site shall be provided.

The Contractor shall prepare within thirty (30) Days after Notice to Proceed a security plan for the Site for review by Owner, that shall address measures related to access to the Site by Owner, Contractor, Subcontractors, Sub-subcontractors and third parties, personnel identification, enforcement and compliance by all such Persons with the Site security policy.  Contractor shall be responsible for implementing, including monitoring of compliance with and enforcement of, such security plan.

6.12                        Site Materials Handling, Control and Preservation

Contractor shall be responsible for developing and implementing a plan for all items of Equipment delivered to Site which will include and address the following obligations of Contractor as a minimum:

a.               Receipt of all items delivered to the Site, including unloading, unpacking, inspection, storage and protection of same;

b.              Ensure that all materials are used correctly and no materials are substituted without Contractor’s agreement;

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c.               Safekeeping, in accordance with the vendor’s/manufacturer’s guidelines/instructions for preservation of all Equipment on Site and ensuring that all materials are marked as being provided for the Work;

d.              Establishing and maintaining an adequate security system to control access to Equipment storage sites and prevent theft or other loss;

e.               Maintain records and account for all Equipment delivered and installed, and the remaining surplus and scrap for all Equipment;

f.                 Maintain and provide to Owner upon request a critical items delivery report (“Procurement Status Report”), for Major Equipment and other critical items required for the Work;

g.              Development and implementation of a materials handling methods procedure for the movement of all Major Equipment and materials, and

h.              The inspection, care, preservation, and maintenance of materials and equipment.

6.13                        Material Control Procedure

Contractor shall implement strict material control throughout all phases of the Work.  Contractor shall submit to Owner for review within ninety (90) Days after Notice to Proceed, its proposed material control procedures for inclusion in the Project procedures manuals, which shall include Contractor’s plans and procedures for the use of appropriate computer systems to manage material control and to provide Owner with periodic status reports regarding the control of Equipment, and it shall submit its procedures for these systems for Owner review.

6.14                        Material Marking

All Equipment arriving on Site shall be inspected by Contractor to ensure that it is marked according to Project requirements, and purchase order instructions. The marking of each item will act as a cross-reference to associated documentation, Drawings and Work scope.

6.15                        Construction Utilities

6.15.1              Hydrotest water

Owner shall provide about 200,000 m3 of hydrotest water of suitable quality per API 620, Appendix Q,  within 4000 feet of the Tanks. Provision of and payment for Tank hydrotest water is the responsibility of Owner.  Upon completion of the hydrotest the water shall be returned to Owner within 4000 feet of the Tanks.

6.15.2              Electrical

Contractor shall be responsible for provision of construction power facilities and payment for electrical consumption during construction until Substantial Completion.

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6.15.3              Potable Water

Contractor shall provide potable water and ice for the Site use, and ensure that a safe and plentiful supply of potable water and ice is available for all activities on the Site until Substantial Completion.  The water and ice for human consumption shall be of suitable quality.

6.15.4              Air

Until Substantial Completion, Contractor shall provide instrument air for testing and operation and compressed air suitable for construction, testing and drying and any other purposes required in connection with performance of the Work.

6.15.5              Nitrogen

Until Substantial Completion, Contractor shall provide all nitrogen as required for construction, testing, drying, purging and commissioning, including the Tanks.  Nitrogen for testing, drying, purging and commissioning shall be derived from liquid Nitrogen.

6.15.6              Fuels, Lubricants & Service Fluids

Until Substantial Completion, Contractor shall provide all necessary fuels, lubricants, catalysts, and service fluids required for all Equipment, except that Owner will supply Natural Gas for startup of the gas turbine generators and operation until Cool Down of Tank 1.  Suitable temporary storage of fuels, lubricants, and service fluids shall be provided including secondary containment where required.

6.16                        First Fill Materials

Contractor shall supply and install all first fill lubricants, chemicals, packings, distilled/deionized water. First fill materials shall be stored in accordance with the manufacturer’s instructions.  Contractor shall provide SCV water, diesel fuel, caustic soda and lubricating oils from date of first fill, including changes and replenishments, until Substantial Completion.

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7.                                      QUALITY MANAGEMENT

7.1                               Quality Assurance Requirements

Contractor shall provide an integrated quality management group to operate the quality assurance, quality control and certification functions of the quality management system. The quality management group shall be independent from Contractor’s construction, procurement and scheduling activities.

7.2                               Project Quality Plan

Contractor shall produce a detailed Facility-specific quality assurance and inspection plan (“Project Quality Plan”) for approval by Owner within sixty (60) Days after Notice to Proceed.  Owner will notify Contractor within ten (10) Business Days after receiving the Project Quality Plan whether Owner approves such plan, and if it does not approve the plan, will provide comments to Contractor within such 10-Business Day Period, concerning those provisions which require changes in order for Owner to approve the Project Quality Plan.  The Project Quality Plan shall define the Contractor organization and responsibilities of the quality management group personnel and shall detail the procedures the Contractor intends to use to manage and control those aspects of the work which may affect the quality of the completed Facility.

The Project Quality Plan shall meet the requirements of Section 3.18 of the Agreement, and be based on Contractor’s standard quality assurance procedures, and shall cover the following information:

1.               Project quality policy

2.               Project quality objectives

3.               Management responsibilities and duties of all key QA personnel

4.               Quality assurance and quality control organization

5.               A list and status of the procedures that will be employed on the Project.  Program of internal, supplier, and Subcontractor audits

6.               Documentation and certification control

7.               Control of nonconforming products or processes and corrective actions

8.               Design validation

9.               Material traceability for all cryogenic materials.

7.3                               Monitoring by Owner

(Reference Article 12.2 of the Agreement)

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8.                                      COMMISSIONING AND START UP

8.1                               Introduction

Contractor will be responsible for carrying out the commissioning, start up, and testing of Equipment including conducting Performance Tests, as set forth in greater detail in Attachment V, Attachment S, and Attachment T.  In addition, Contractor will be responsible for operation of the Facility through Substantial Completion (subject to Owner’s rights under Section 11.8B of the Agreement).  The Contractor shall have responsibility for the Equipment including upkeep, scheduled and preventative maintenance until Substantial Completion; provided, however, Owner shall bear the cost of any of the foregoing incurred by reason of any Operations Activity required by Owner under Section 11.8B of the Agreement.  Contractor shall provide all consumable and spare parts for commissioning and anticipated start up spare requirements, including all first fills, chemicals, and lubricants.  Commissioning activities include all activities that must be completed prior to start up of Equipment, including, but not limited to, introduction of inert gas to oxygen-free the equipment and begin the drying out process.

Maintenance work during commissioning shall be the responsibility of Contractor.  This work includes, but is not limited to, checking pipe hangers, supports, guides and pipe specialties for operating settings and making necessary adjustments.  It also includes repair of any Equipment, piping, welding, assistance in cleaning temporary strainers, replacing filters and removal of any blinds as required.

8.2                               Project Commissioning Plan

Contractor shall produce a detailed plan (“Project Commissioning Plan”) for review by Owner.  The Project Commissioning Plan shall list the procedures the Contractor intends to use to ensure that Equipment is brought through pre-commissioning, commissioning, startup, Performance Tests and Substantial Completion safely.  The Project Commissioning Plan will be implemented by Contractor, and address the following as a minimum:

•            Mechanical completion

•            Field testing

•            Methodology for Cool Down;  RFCD; RFCD Punchlist

•            Commissioning

•            Development of operating manuals

•            Development of maintenance manuals

•            Ready for Performance Testing

•            Performance Testing

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•            Emissions and noise testing

•            Interface with the FERC as required in accordance with Section 10.

•            Substantial Completion Punchlist

•            Close-out

•            Demobilization

8.3                               Operating and Maintenance Manuals

At least six (6) months prior to start of commissioning, the Contractor shall supply start up, operation, and maintenance manuals for review by the Owner.  These start-up manuals will include the sequence of activities that must be carried out in order to start up the Facility.  The manuals shall incorporate the DOT Part 193 Operator Qualification and OSHA 1910 requirements that define the process safety management system.

8.4                               Performance Tests

(See Section 11.3 of the Agreement and Attachment S)

8.5                               Operating Tests

Contractor shall conduct the following operating tests to confirm the design meets the requirements of the Scope of Work.  The procedures and acceptance criteria will be finalized by Contractor and reviewed with Owner prior to conducting the operating tests. The operating tests will be conducted before or after the Performance Tests as agreed by the Parties.

8.5.1                     ESD Tests

The LNG tank high level alarms and emergency shutdown (“ESD”) systems will be tested during precommissioning, commissioning or operation with LNG/Natural Gas in the system as follows.  If unplanned inadvertent ESD trips occur during initial operations then the below corresponding ESD test will be deemed completed:

•                  Each Tank will be loaded to test the high level alarm function; the test will not be done during ship unloading operations.

•                  Ship unloading ESD tests to confirm proper and safe operation of the ESD systems for the ship unloading systems.  The ESD-2 system for ship unloading will be simulated during commissioning with pins in place on the PERC interface connection.  Operating procedures will stipulate that the PERC system is tested (with pins in place) prior to receipt of every LNG shipment.

•                  ESD-3 shutdown will be initiated to ensure that send-out system is shutdown safely and in proper sequence during LNG vaporization and sendout operation.

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•                  Power failure simulation shutdown will be initiated to ensure a safe, smooth ESD-3 shutdown sequence is achieved during LNG vaporization and sendout operation.

8.5.2                     Baseline Tests

The following tests will be conducted to establish system performance:

•                  With no ship unloading, the Facility will be turned down to the minimum design basis send-out without BOG venting and without using any high pressure sendout compressor (high pressure sendout compressor not included in Contractor’s Scope of Work).

•                  Heat inleak test based on material balance to monitor and record BOG generation with full system and no or minimal sendout and with no ship unloading.

8.6                               Owner Participation

(See Section 4.4 of the Agreement and Attachment V)

8.7                               Owner Operator Training

(See Section 3.5 of the Agreement and Attachment V)

8.8                               Vendor Training

(See Section 3.5 of the Agreement and Attachment V)

8.9                               Operations Activities Prior to Substantial Completion

(See Section 11.8 of the Agreement)

8.10                        Owner’s Responsibility

(Refer to Attachment U)

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9.                                      PROJECT CONTROL

9.1                               General

Contractor shall plan and program the Work and its resource requirements in accordance with the requirements of the Project Schedule

9.2                               Project Controls Plan

Contractor shall produce a detailed Project controls plan (“Project Controls Plan”) for review by Owner within sixty (60) Days after Notice to Proceed.  Owner will provide comments within ten (10) Business Days. The Project Controls Plan shall detail the procedures the Contractor to be used by Contractor to maintain the scheduling, control, progress, Change Order control, and reporting of all activities required to ensure that Substantial Completion is achieved by the Guaranteed Substantial Completion Date.

9.3                               Program Reporting - Planning Network

The Work shall be planned, managed, monitored and controlled by use of an integrated critical path network planning system, derived from a work breakdown structure (“WBS”).

9.4                               CPM Schedule

Contractor shall produce a CPM Schedule in accordance with Section 5.4 of the Agreement that will be the reference schedule for the duration of the Project unless revised by Change Order approved by the Owner.  The CPM Schedule shall be the Project baseline plan comprising a control network detailing all activities to be completed in a logical sequence and being in sufficient detail to identify key activities and restraints, interdependencies, interrelationships and resources required to control the Project.

The CPM Schedule shall:

1.               Be consistent with the Project Schedule, including LNTP, NTP, the Guaranteed Substantial Completion Date, and the Target Bonus Date,

2.               Represent Contractor’s best judgment as to how it shall complete the Work in compliance with the Project Schedule,

3.               Be a detailed graphic representation of all significant aspects of the Work showing Contractor’s plans for performance of the Work,

4.               Comply with GECP,

5.               Indicate a level of detail sufficient for Contractor to plan, organize, direct, coordinate, perform and execute the Work, and for Owner to monitor the progress of the Work,

6.               Include separate activities for each significant portion of the Work including activities for engineering, procurement, construction, commissioning, start up, and testing,

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7.               Show the duration, start dates, and finish dates for each activity,

8.               Show activity number, activity description, and responsible Person (i.e., Contractor,  Subcontractor, or Sub-subcontractor) for each activity,

9.               Reflect logical relationships between activities with a reasonable duration for each activity, and show an uninterrupted critical path from the LNTP through NTP, Target Completion, Substantial Completion and Final Completion,

10.         Show individual paths between Target Completion and Substantial Completion which clearly indicate where they may differ, and

11.         Indicate all Milestones to be used for progress payments.

9.5                               Progress Measurement

The Contractor shall until Substantial Completion develop and maintain systems and procedures for the measurement of progress against the CPM Schedule.  The Contractor shall measure progress based on actual Work completed.

9.6                               Meetings; Weekly Progress Meetings; Minutes

Periodic meetings shall be held as required for the purpose of keeping Owner fully informed of all aspects of the Work, and for reviewing execution plans, technical or financial concerns, progress status and scheduling of the Work, remedial actions, quality concerns, safety concerns, interfaces, and Owner and Contractor plans for resolving issues.

Commencing with LNTP, weekly progress meetings will be held between Owner’s Representative or his designee, and any other Persons designated by Owner, and Contractor’s Key Personnel at the appropriate Site location, or as agreed by the Parties, Owner or Contractor home office.  Owner and Contractor shall agree on dates, standardized reports and agenda for such meetings well in advance as the Work demands.

Minutes of all progress-related meetings (including weekly and monthly progress meetings) shall be prepared by Contractor (unless otherwise agreed by Owner) and sent to Owner in electronic format within five (5) Business Days following the meeting.  The contents of the minutes shall be subject to review at the next weekly progress meeting. The format for the preparation of the minutes shall be mutually agreed.  The minutes as a minimum should include decisions made, action item responsibilities and action dates and the results of assigned actions outlined in the previous minutes and shall be distributed to all attendees, Owner Representative, and in accordance with the document distribution matrix, to be developed during the Project execution.

9.7                               Monthly Progress Reports

Commencing with LNTP Contractor shall provide a written Monthly Progress Report to Owner no later than ten (10) Days after the end of each Month, and the Monthly Progress Report shall cover activities up through an agreed cut off date in the Month preceding the Month in which the

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Monthly Progress Report is issued.  Contractor shall provide Owner with the number of copies of such reports and shall arrange for the distribution thereof as Owner may reasonably request.

Commencing with LNTP a progress meeting shall be held each Month by Contractor at the Site or at an alternate site mutually agreeable to Owner and Contractor and at a mutually agreeable time, for the purpose of reviewing with Owner the Monthly Progress Report issued during such Month.

Contractor shall provide Monthly Progress Reports in a form reasonably acceptable to Owner which will indicate, at a minimum:

•                  Narrative summary of progress

•                  A description, as compared with the Project Schedule and CPM Schedule, of engineering, procurement, construction, commissioning, and testing status including actual percentage complete versus planned percentage complete, document status, significant activities accomplished during the reporting Month, significant activities planned for the current Month and estimated dates on which RFCD, Ready for Performance Testing and Substantial Completion shall be achieved

•                  Summary of Milestones planned and actually completed

•                  Change Orders pending and approved

•                  Description of any problems (including any occurrence of which Contractor is aware that could reasonably be expected to increase the cost of the Project or delay Substantial Completion beyond the Substantial Completion Date) and summary of plans for resolution

•                  A description of the status of the Permits, including the dates of applications submitted or to be submitted and the anticipated dates of actions by Governmental Instrumentalities with respect to such Permits

•                  A description of reportable environmental, health and safety incidents as well as any unplanned related impacts, events, accidents or issues that occurred during the reporting period

•                  A description of all safety and security issues

•                  A description of quality assurance activities

•                  Progress photos showing representative portions of the Site and the Work, including completed Milestones, with a description of the photograph and the date taken

•                  All applicable information reasonably required by FERC and other Governmental Instrumentalities

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9.8                               Quarterly Executive Progress Reports

Commencing at LNTP, within fifteen (15) Days after the end of each quarter, Contractor shall provide Owner an executive progress report (“Executive Progress Report”) suitable for presentation to Owner’s executive management and shareholders in a form reasonably acceptable to Owner.  These reports will be presented to Owner and discussed at a progress meeting to be held between Contractor’s Key Personnel and Owner’s Representative or his designee and any other Persons designated by Owner, every four Months.  The Executive Progress Reports will include:

•            Narrative summary of progress

•            Update of the status of the Project

•            Progress photographs and other illustrations

•            Description of any problems and summary of plans for resolution

9.9                               Contractor Deliverables

(See Attachment B, Contractor Deliverables)

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10.                               CONTRACTOR INTERFACES

10.1        FERC Activities – Division of Responsibility

Owner is required to provide regular reports and other information to the FERC during design, construction, and operation of the LNG Terminal as outlined in FERC Authorization, and in the Code of Federal Regulations (CFR), Title 49 – Transportation; Part 191 – Transportation of Natural and Other Gas by Pipeline; Annual Reports, Incident Reports, and Safety Related Condition Reports, and Part 193 – Liquefied Natural Gas Facilities: Federal Safety Standards.  The Facility will also be subject to regular inspections by FERC staff, and continuous monitoring by inspectors providing reports to FERC.  Contractor shall assist Owner for interfaces with FERC, including as specifically noted in the Division of Responsibility Matrix below:

FERC Activity	Owner	Contractor	Remarks
FERC Permit overall responsibility	P	Note 1	Refer to Owner Permits, Attachment Q. Note 1 - Contractor is responsible for construction related Permits,) refer to Attachment P).

FERC communication/ questions/ clarifications/ data request/ follow up items	P	S	Contractor will participate in FERC scoping and cryogenic review meetings to support Owner as required.

FERC coordination during Project execution	P	S

Department of Transportation (“DOT”) drug testing program during construction.	S	P

FERC compliance and inspection during Project execution

(a)   Owner’s Monthly Report

(b)   Environmental inspector’s weekly reports concerning construction activities;

(c)   Provide required Project data

(d)   Update FERC permit data

(e)   FERC technical reviews and occasional meetings

(f)    FERC witness of tests such as Tank foundation, hydro test, startup and commissioning etc.

(g)   Address FERC inspection and compliance issues

	P	S

Any Work performed by Contractor to support FERC inspection and compliance issues (other than issues arising due to Contractor’s failure to comply with provisions of the Agreement) that exceeds one thousand (1,000) man hours shall be subject to a Change Order to the extent such support adversely impacts (i) Contractor cost of performance of the Work; (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any obligation under the Agreement.

Submit final report to FERC	P	S

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Obtain FERC Authorization	P	S	The FERC Authorization is required to site, construct and operate the Facility

FERC’s authorization to commence operation	P	S

Start-up and commissioning coordination with FERC	P	S	Owner responsible for LNG supply, shipping and logistics, and Export Pipeline. .

FERC requirement for Project Books and Records to be maintained three years after Final Completion	P	Note 2	Note 2 - Contractor to turn over Project records at the earlier of expiration of the Defect Correction Period or termination of the Agreement.

Legend:

P = Primary responsibility

S = Contractor support is limited to total 1000 man-hours commencing at LNTP for all FERC related support.

NA = Not applicable

10.2                        FERC Required Reports

Owner is required to provide regular reports and other information to the FERC during design, construction, and operation of the Facility.  The Facility will also be subject to regular inspections by FERC staff, and continuous monitoring by inspectors providing reports to FERC.  Contractor shall assist Owner with all interfaces with FERC as follows:

1.               Operation and maintenance procedures and manuals, as well as emergency plans and safety procedure manuals, shall be filed with the FERC prior to commissioning operations.  Contractor is responsible for developing these documents, including changes recommended by the FERC, and resubmitting these documents as required.

2.               The FERC staff shall be notified of any proposed revisions to the security plan and physical security of the Facility prior to commissioning.  Contractor shall assist Owner in the development of these plans, and shall advise Owner if changes to the design or construction of the Facility may impact these plans.

3.               Progress on the Project shall be reported in monthly reports submitted to the FERC.  Details should include a summary of activities, problems encountered and remedial actions taken.  The Monthly Progress Report described in Section 9.7 shall be formatted so that the required information can be easily extracted by Owner and sent to the FERC.

4.               Problems of significant magnitude shall be reported to the FERC on a timely basis.  Additional Site inspections and technical reviews will be held by FERC staff prior to commencement of operation.  Contractor shall cooperate with Owner at all times in this regard.

5.               The Facility shall be subject to regular FERC staff technical reviews and Site inspections on at least a biennial basis or more frequently as circumstances indicate.  Prior to each FERC staff technical review and Site inspection, the Owner will respond to a specific data request

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including information relating to possible design and operating conditions that may have been imposed by other agencies or organizations.  Provision of up-to-date detailed piping and instrumentation diagrams reflecting Facility modifications and provision of other pertinent information not included in the semi-annual reports described below, including Facility events that have taken place since the previously submitted annual report.  Contractor shall assist Owner with these FERC reviews, requests, inspections, and reports as required.

6.               Semi-annual operational reports shall be filed with the FERC to identify changes in Facility design and operating conditions, abnormal operating experiences, activities (including ship arrivals, quantity and composition of imported LNG, vaporization quantities, boil-off/flash gas, etc.), Facility modifications including future plans and progress thereof.  Abnormalities should include, but not be limited to: unloading/shipping problems, potential hazardous conditions from offsite vessels, Tank stratification or rollover, geysering, Tank pressure excursions, cold spots on the Tanks, Tank vibrations and/or vibrations in associated cryogenic piping, Tank settlement, significant equipment or instrumentation malfunctions or failures, non-scheduled maintenance or repair (and reasons therefore), relative movement of Tank inner vessels, vapor or liquid releases, fires involving Natural Gas and/or from other sources, negative pressure (vacuum) within a Tank and higher than predicted Boil-Off rates.  Adverse weather conditions and the effect on the Facility also should be reported.  Reports should be submitted within forty-five (45) Days after each period ending June 30 and December 31.  In addition, a section entitled “Significant plant modifications proposed for the next 12 months (dates)” also shall be included in the semi-annual operational reports.  Such information would provide the FERC staff with early notice of anticipated future construction/maintenance projects at the Facility.  Contractor shall develop for Owner any semi-annual operational reports that may be due during the period before Substantial Completion.

7.               Significant non-scheduled events, including safety-related incidents (i.e., LNG or Natural Gas releases, fires, explosions, mechanical failures, unusual over pressurization, and major injuries) shall be reported to FERC staff within forty-eight (48) hours.  In the event an abnormality is of significant magnitude to threaten public or employee safety, cause significant property damage, or interrupt service, notification shall be made immediately, without unduly interfering with any necessary or appropriate emergency repair, alarm, or other emergency procedure.  This notification practice shall be incorporated into the Facility’s emergency plan.  Contractor shall develop for Owner any such reports that may be required during the period before Substantial Completion.  Examples of reportable LNG-related incidents include:

•                  Fire;

•                  Explosion;

•                  Property damage exceeding $10,000;

•                  Death or injury requiring hospitalization;

•                  Free flow of LNG for five minutes or more that results in pooling;

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•                  Unintended movement or abnormal loading by environmental causes, such as an earthquake, landslide, or flood, that impairs the serviceability, structural integrity, or reliability of the Facility;

•                  Any crack or other material defect that impairs the structural integrity or reliability of Equipment that contains, controls, or processes gas or LNG;

•                  Any malfunction or operating error that causes the pressure of a pipeline or Equipment that contains or processes gas or LNG to rise above its maximum allowable operating pressure (or working pressure for LNG facilities) plus the build-up allowed for operation of pressure limiting or control devices;

•                  A leak in Equipment that contains or processes gas or LNG that constitutes an emergency;

•                  Inner tank leakage, ineffective insulation, or frost heave that impairs the structural integrity of a Tank;

•                  Any safety-related condition that could lead to an imminent hazard and cause (either directly or indirectly by remedial action of the operator), for purposes other than abandonment, a 20 percent reduction in operating pressure or shutdown of operation of a pipeline or an Equipment that contains or processes gas or LNG;

•                  Safety-related incidents to LNG trucks or LNG vessels occurring at or in route to and from the Facility; or

•                  The judgment of the LNG personnel and/or management even though it did not meet the above criteria or the guidelines set forth in the Facility’s incident management plan.

In the event of an incident, the FERC has authority to take whatever steps are necessary to ensure operational reliability and to protect human life, health, property or the environment, including authority to direct the Facility to cease operations.  Following the initial notification to Owner, FERC staff will determine the need for Owner to file a separate follow-up report or follow-up in the upcoming semi-annual operational report.  All follow-up reports should include investigation results and recommendations to minimize a reoccurrence of the incident.  Contractor shall develop for Owner any such reports that may be required if the incident happened before Substantial Completion.

Owner has overall responsibility for the FERC permit application, coordination with FERC, and compliance issues.  Contractor will support Owner in providing required clarifications to FERC.  Any (i) FERC related support provided by Contractor exceeding one thousand (1,000) man hours or (ii) additional Work required by FERC that is not contemplated in this Scope of Work shall be subject to a Change Order to the extent such excess support or additional Work adversely impacts (i) Contractor cost of performance of the Work; (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule or (iii) Contractor’s ability to perform any obligation under the Agreement.

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10.3                        Requirements of Department of Homeland Security

10.3.1              Facility Security Plan

Owner is subject to the requirements found in 33 CFR Part 105, and is required to develop and submit a Facility security plan (“Facility Security Plan” or “FSP”) to the cognizant U.S. Coast Guard Captain of the Port (“COTP”) for review and approval.  All submitted security plans will be initially reviewed by a contractor at the National FSP Review Center.  Final FSP review and approval will be made by the cognizant COTP.  Owner will submit the FSP to the COTP approximately 12 months prior to Ready for Cool Down of the Facility so that adequate time is available for review and revision and for training of personnel.  Contractor shall assist Owner in the development of this FSP as required, and will structure all training programs for Owner to comply with this FSP.  Applicable Contractor personnel shall also be trained to comply with this FSP for the period up to Substantial Completion.

10.3.2              Facility Security Assessment

Owner is required to develop a Facility security assessment (“Facility Security Assessment” or “FSA”) which address “response procedures for fire or other emergency response conditions” (33 CFR 105.305(a)(2)).  The US Coast Guard also requires an emergency manual for LNG terminals in accordance with 33 CFR 127.307.  The emergency manual will be prepared and submitted to the COTP, along with the operations manual required by 33 CFR 127.305, for approval before the Facility can be placed in service.  Contractor shall assist Owner in the development of this FSA and emergency manual.

10.4                        Vessel Security Plan

33 CFR 105.240 requires that Owner address measures for interfacing with vessels calling at the Facility.  Those measures will be identified during the FSA and will be included in the FSP.  Each vessel calling at the Facility will also have a vessel security plan.  Owner security personnel will coordinate Facility activities with the vessel operator.  It is anticipated that the COTP will establish a moving safety zone around the LNG carrier while underway and a stationary safety zone around the moored LNG carrier and the Facility.  Except as authorized by the COTP, all vessels other than those attending the LNG carrier will be excluded from the safety zone area.  To the extent deemed necessary by the COTP, the Owner, in concert with the vessel operator, will provide waterside security patrols to assist the U.S. Coast Guard in enforcing the safety zone requirements.  In the event that the COTP determines that establishment of a safety zone is appropriate, usually in response to a specific known or perceived threat, the Owner will confer with the COTP and provide any additional forces necessary to meet the security goals established at that time.  In accordance with Section 11.8 of the Agreement, Contractor shall assist Owner in coordinating all vessels berthing at the Facility prior to Substantial Completion.

10.5                        Export Gas Pipelines

Owner shall be responsible for construction and completion of the Export Gas Pipelines up to the designated tie-in points on the outlet weld-in-insulator at the Master Meter. Space shall be allowed for construction and operations of the pig trap launcher, and provide road access.

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10.6                        Existing Well

An existing operating gas well is currently located on the Site. Contractor shall at all times avoid interfering with the operation of the well and any related pipelines and facilities, and shall provide reasonable access to the operator of the well or pipeline for maintenance and other purposes.

10.7                        Environmental Mitigation

Owner is responsible for wetlands mitigation required by Permits, Applicable Law or Governmental Instrumentalities to be performed on or off the Site. Subject to Applicable Law and Permits, it is anticipated that most such mitigation will take place after the majority of construction by the Contractor has been completed.  Contractor shall cooperate to ensure the mitigation is accomplished expeditiously and with minimum interference.

10.8                        Sabine Pass Lighthouse

The existing road to the Sabine Pass Lighthouse (the “Lighthouse”) goes through the Site.  Contractor shall provide safe access to the general public to allow visits to the Lighthouse from 9am to 4pm weekdays.  Contractor will provide escorts through the Site, if required in Contractor’s judgment or if required by Owner or Governmental Instrumentalities.  Public access to the Lighthouse on weekends must be scheduled in advance with Contractor so that escorts can be provided by Contractor.  Until the permanent road is completed on the east side of the Site, access to the Lighthouse will be through the construction area.  There may be times, in the judgment of the Contractor, that it is not safe for public access to the road. At such times Contractor shall deny access to the Lighthouse until it is deemed safe for the public to enter the Site.  All persons that cross through the Site are subject to Contractor’s Site rules including the prohibition on the use of alcohol and entering the Project with a firearm.  Contractor will ensure that a copy of the rules will be given to all persons traveling through the Site to the Lighthouse.

10.9                        WT Property

Owner is required to provide access to the owner of the WT property located at the southeastern corner of the Site as shown on Attachment Y.  Such access can be by appointment only.  Contractor, Subcontractors, Sub-subcontractors, and any Persons for which they are legally responsible, shall not trespass upon the WT property for any purpose.

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11.                               SCOPE OF LNTP

The following activities are in Contractor’s Scope of Work during the period after issuance of the LNTP and prior to issuance of the NTP (the “LNTP Work”).  These activities will focus on supporting the critical path schedule and include the following:

11.1                        Early Change Orders

Section 12.2 of this Attachment A lists work potentially to be added by Change Order which will be assessed by Contractor during LNTP, decisions that will be made by Owner whether or not to proceed, and any resultant Change Orders mutually agreed in accordance with Article 6 of the Agreement.

11.2                        Project Planning Activities

•                  Plan a Team Alignment Meeting

•                  Develop the Level 2 CPM Schedule

•                  Develop Early Project Staffing Plan

•                  Issue 90 Day Schedule

•                  Plan a Team Alignment Meeting

•                  Develop HSE Plan for Owner review

•                  Develop outline of the quality assurance plan for Owner review

•                  Develop listing of reimbursable Work items that are not included in the Scope of Work for Owner review

11.3                        Detail Engineering Activities

•                  Develop Project Execution Plan

•                  Prepare Project Specifications related to Subcontracts and long lead Equipment

•                  Prepare Project procedures

•                  Prepare Project Work Instructions

•                  Finalize Process Design Basis

•                  Complete Process Simulations/Studies

•                  Issue Process Flow Diagrams (PFDs) and Heat and material balances (HMBs)

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•                  Complete Process Datasheets

•                  Finalize Basic Engineering Design Data (BEDD)

•                  Issue P&IDs for Review – (IFR)

•                  Issue P&IDs and (Line Designation Tables) (LDTs) for Approval – (IFA)

•                  Issue Equipment List for Review – (IFR )

•                  Develop Design Pressure / Temperature Guide

•                  Prepare Material Selection Guide (MSG)

•                  Update Datasheets and Prepare Material Requisitions (MRs)

•                  Vaporizers

•                  Marine unloading arm

•                  BOG Compressors

•                  Gas Turbine Generator

•                  Prepare Pipe Specifications

•                  Issue Plot Plans for Approval (IFA)

•                  Update the Technical Packages for following Subcontracts:

•                  Site Preparation

•                  Soils Improvement

•                  Tanks

•                  Construction dock

•                  Marine Facilities

•                  Review other Major Equipment Packages and Subcontracts

•                  Develop Load Studies

•                  Develop Control Philosophy

11.4                        Procurement Activities

•                  Update Supplier Proposal

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•                  Vaporizers

•                  Marine Unloading Arms

•                  BOG Compressors

•                  Gas Turbine Generators

11.5                        Subcontract Activities

•                  Finalize following Subcontracts

•                  Site Preparation

•                  Soils Improvement

•                  Tanks

•                  Release LNTP to Tank Subcontractor

•                  Release LNTP to soil improvement Subcontractor

•                  Construction dock

•                  Marine Facilities

11.6                        Construction Activities

•                  Mobilize and start soil-mixing test

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12.                               EXCLUSIONS FROM CONTRACTOR SCOPE OF WORK

12.1                        Work by Others or Owner

(Refer to Attachment U).

12.2                        Work to Be Added by Change Order

(Refer to Attachment U).

12.3                        Items Potentially to be Added by Change Order

Notwithstanding anything in this Scope of Work or the Agreement, the following items are currently not included within the Scope of Work since the items involved had not yet been adequately defined at the time of signing of the Agreement.  This Work may be added by Change Order in accordance with the procedures set forth in the Agreement.

12.3.1              Marine Facilities

•                  Navigation monitoring system is not included in the Scope of Work.

•                  Remote quick release hooks are not included in the Scope of Work. All mooring line hooks shall be specifically ordered by Contractor with, and include load cells for line tension monitoring, and quick release electrical and mechanical mechanisms.  The load cells and electrical quick release mechanism shall not be wired or energized for service, and are intended to be reserved for future use by Owner.

12.3.2              Electrical

•                  Grounding of perimeter fence.

•                  Full perimeter fence lighting.

•                  Lighting underneath the pipe rack.

•                  Power factor correction is not considered and is excluded.

•                  Rear switchgear doors for power house PH-1B (36” rear access space is provided behind the medium voltage switchgear).  Switchgear rear panels can only be accessed when the switchgear is de-energized.

12.3.3              Control Systems and Instrumentation

No consideration has been given to the monitoring or control of sales gas beyond the Master Meter. In addition, no communication or telemetered signals of any kind to Export Pipeline sales meters have been included.

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12.3.4              Main Automation Contractor

The current Scope of Work includes a DCS and SIS, and does not account for additional features to be determined by the main automation contractor (“Main Automatic Contractor”).  Owner intends to issue a separate contract for a Main Automation Contractor to develop integrated business, information, and control systems (“IBICS”) that will encompass both the operation of the Facility and of other related systems corporate-wide.  Contractor and Main Automation Contractor will jointly develop the following:

a.               Contractor, working with the Main Automation Contractor, will be responsible for design, procurement, installation, commissioning, and testing of all instruments, cabling, bulks, equipment, software, hardware, and other materials required to implement the IBICS.  Contractor will develop Main Automation Contractor interface procedures, including:

•                  IBICS Scope of Work

•                  Main Automation Contractor/Contractor Division of Responsibilities

•                  IBICS Procurement Plan

•                  IBICS Implementation Plan

b.              Contractor will be required to work with the Main Automation Contractor to design, specify, procure, install, and integrate the following portions of IBICS related to the LNG Terminal into the overall Owner systems.

1.               Facility Process Distributed Control Systems (DCS) and Operator Interface Console

2.               DCS Historian

3.               Electronic Flow Measurement Systems

4.               Measurement Historian and Management System

5.               Tank Inventory and Composition Monitoring System

6.               Fire & Gas Detection System for Process, Storage and Marine Terminal

7.               CMMS Development and Maintenance Work Order System

8.               Business Intelligence and Reporting System through Web Portals

9.               Marine Terminal Controls of Off-loading Arm Systems

10.         Access Control System/Security Card Reader/POB reports

11.         Perimeter Fence Barrier, Marine Terminal and Access Gate Intrusion Detection Systems

12.         CCTV Process & Security Monitoring and Recording System

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13.         Electrical Power Management System

14.         Weather station monitoring and data recording system

15.         Equipment Reliability and Performance Monitoring

16.         Work Permit & PSM Management

17.         Document Management:

18.         Operator Qualification and Training

19.         Accident Investigation

20.         Engineering Drawings and Documents

21.         Vendor Manuals and Data

22.         Facility Policies and Procedures

23.         Industry Standards

24.         Government Regulations

25.         Engineering References

26.         Marine Operations Archives

27.         Process Safety Management

28.         Regulatory Compliance

29.         Site Safety Policies and Procedures Manuals

30.         Statistics and Reporting

31.         Management of Change

32.         HR Systems

33.         Office Applications

34.         Financial Systems

35.         Purchasing/Inventory/Warehouse

12.3.5              Miscellaneous

•                  Treatment of SCV water to provide the supply of service water for the Facility

56

•                  New dike and pond for holding hydro test water (located on north side of Site)

•                  Office accommodations for up to two (2) additional Owner personnel required at the Site and accommodations for up to two (2) additional Owner personnel required in the Contractor’s home office, all of which are in addition to those specified in Section 3.3 above.

•                  Additional partial shelter for firewater pumps, high pressure sendout compressor and emergency standby diesel generator.

•                  Additional east and west jetty areas camera controllers and overhead TV monitors

•                  Standardized PLC Allen Bradley model 500 preferred

•                  Refill of fill materials after Substantial Completion

•                  One radar type gauge will be added for each Tank.

12.4                        Equipment and Material Prices

(Refer to Attachment EE)

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13.                               REIMBURSABLE SCOPE OF WORK ITEMS

13.1                        Listing of Reimbursable Work Items

On or before issuance of the NTP, Contractor shall develop and submit for Owner’s review a listing of reimbursable Work items identified before the Effective Date for those items described under Sections 13.2 through 13.6 below.

13.2                        Submerged Combustion Vaporizers

Contractor shall invoice Owner on the basis of Reimbursable Costs for modifications to the submerged combustion vaporizers necessary to meet the requirements of the air permit; provided, however, the Parties shall use their best efforts to mutually agree to a lump sum Change Order in accordance with the terms of the Agreement as soon as sufficient information is available to determine a lump sum adjustment.  Provided that Owner responds to a Change Order request submitted by Contractor in accordance with the procedures set forth in the Agreement, Contractor shall not be entitled to any other adjustments to the Contract Price, Project Schedule or any other Changed Criteria arising out of or relating to the modifications to the submerged combustion vaporizers, subject to adjustment by a Change Order under other terms of the Agreement for any subsequent changes.

13.3                        High Pressure Sendout Compressor

At LNTP, Contractor shall commence Work on the basis of Reimbursable Costs in connection with the addition of a high pressure sendout compressor, until such time as Owner has provided Contractor with evidence from the FERC confirming that the FERC does not require Owner to add such high pressure sendout compressor.  In the event Owner provides Contractor with such evidence from the FERC prior to NTP, Owner may remove such high pressure sendout compressor from the Scope of the Work without impact to the Contract Price, the Project Schedule or any other Changed Criteria or the obligation to pay any further Reimbursable Costs in connection with the high pressure sendout compressor.  If Owner does not provide Contractor with such evidence from FERC prior to NTP, Contractor shall invoice Owner on the basis of Reimbursable Costs for Work in connection with the high pressure sendout compressor; provided, however, the Parties shall use their best efforts to mutually agree to a lump sum Change Order in accordance with the terms of the Agreement as soon as sufficient information is available to determine a lump sum adjustment.

13.4                        Additional FERC Requirements

With respect to any additional requirements imposed by the FERC after June 1, 2004 and which are not otherwise included in the Scope of Work or the Contract Price (each, an “Additional FERC Requirement” and, collectively, the “Additional FERC Requirements”), at LNTP, Contractor shall commence Work on the basis of Reimbursable Costs in connection with the modifications necessary to meet such Additional FERC Requirements until such time as Owner has provided Contractor with evidence from the FERC confirming that the FERC does not require Owner to add any one or more Additional FERC Requirements.  In the event Owner provides Contractor with such evidence from the FERC, Owner may remove the applicable

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Additional FERC Requirement from the Scope of the Work without impact to the Contract Price, the Project Schedule or any other Changed Criteria or the obligation to pay any further Reimbursable Costs in connection with such Additional FERC Requirement.  If Owner does not provide Contractor with such evidence from FERC prior to NTP, Contractor may invoice Owner on the basis of Reimbursable Costs for Work in connection with the modifications necessary to meet any such Additional FERC Requirement; provided, however, the Parties shall use their best efforts to mutually agree to a lump sum Change Order in accordance with the terms of the Agreement as soon as sufficient information is available to determine a lump sum adjustment.

13.5                        Additional LDEQ Requirements

With respect to any additional requirements imposed by the LDEQ after March 1, 2004 and which are not otherwise included in the Scope of Work or the Contract Price (each, an “Additional LDEQ Requirement” and, collectively, the “Additional LDEQ Requirements”), at LNTP, Contractor shall commence Work on the basis of Reimbursable Costs in connection with the modifications necessary to meet such Additional LDEQ Requirements until such time as Owner has provided Contractor with evidence from the LDEQ confirming that the LDEQ does not require Owner to add any one or more Additional LDEQ Requirements.  In the event Owner provides Contractor with such evidence from the LDEQ, Owner may remove the applicable Additional LDEQ Requirement from the Scope of the Work without impact to the Contract Price, the Project Schedule or any other Changed Criteria or the obligation to pay any further Reimbursable Costs in connection with such Additional LDEQ Requirement.  If Owner does not provide Contractor with such evidence from LDEQ prior to NTP, Contractor may invoice Owner on the basis of Reimbursable Costs for Work in connection with the modifications necessary to meet any such Additional LDEQ Requirement; provided, however, the Parties shall use their best efforts to mutually agree to a lump sum Change Order in accordance with the terms of the Agreement as soon as sufficient information is available to determine a lump sum adjustment.

13.6                        Additional USACE Requirements

With respect to any additional requirements imposed by the USACE after June 1, 2004 and which are not otherwise included in the Scope of Work or the Contract Price (each, an “Additional USACE Requirement” and, collectively, the “Additional USACE Requirements”), at LNTP, Contractor shall commence Work on the basis of Reimbursable Costs in connection with the modifications necessary to meet such Additional USACE Requirements until such time as Owner has provided Contractor with evidence from the USACE confirming that the USACE does not require Owner to add any one or more Additional USACE Requirements.  In the event Owner provides Contractor with such evidence from the USACE, Owner may remove the applicable Additional USACE Requirement from the Scope of the Work without impact to the Contract Price, the Project Schedule or any other Changed Criteria or the obligation to pay any further Reimbursable Costs in connection with such Additional USACE Requirement.  If Owner does not provide Contractor with such evidence from USACE prior to NTP, Contractor may invoice Owner on the basis of Reimbursable Costs for Work in connection with the modifications necessary to meet any such Additional USACE Requirement; provided, however, the Parties shall use their best efforts to mutually agree to a lump sum Change Order in accordance with the terms of the Agreement as soon as sufficient information is available to determine a lump sum adjustment.

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Schedule A-2

DESIGN BASIS

The Design Basis consists of the following items, plus the bases of design, technical parameters and Specifications contained in the other provisions of Attachment A, including the documents and Drawings listed in Schedule A-3, which are incorporated by reference into the Design Basis.

Owner shall be responsible for the information designated below as “Rely Upon”.  Subject to the requirements of Section 4.8 of the Agreement, items listed as “Rely Upon” are considered to be part of the Design Basis.  Contractor is entitled to rely upon the specific information provided or to be provided by Owner for the items designated as “Rely Upon”; however, Contractor shall be obligated to take such information into account and to perform all relevant portions of the Work in accordance with such information.

Items designated below as “Design Reqt” are design requirements which define some of the specifications, philosophies, selections, results, data or other information that have been developed prior to the Contract Date.  These design requirements must be complied with by Contractor unless modified by Owner during the Project.

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
1	General

1.1	Required daily Sendout Rate, annual average	2600 MMscfd	Contractor is not obliged to guarantee the annual average Sendout Rate		Yes

1.2	Installed Capacity	2880 MMscfd	Running installed spares, provided pressure drops permit.	Yes

1.3	Installed spare availability	Electrical systems and control systems must have sufficient capacity to operate all connected Equipment.	The sendout capacity with all spares operating cannot be guaranteed, but if the Equipment is up, LNG is available, and the Export Pipeline can take the gas, this capacity should be available.	Yes

1.4	Design Natural Gas Sendout Temperature	40 F (4.4 C) minimum measured at vaporizer outlet		Yes

1.5	LNG Mol. Wt.	17.1 - 18.9 To include the leanest of the lean and the richest of the rich for the Atlantic Basin (including Middle East)	See Section 1.13 below		Yes

1.6	Source of LNG	Assume Trinidad, West Africa plus spot market which could be from any source in the Atlantic Basin, including Middle East.	See Section 1.13 below		Yes

1.7	Battery limit Natural Gas pressure requirement	1250 psig at Guaranteed Sendout Rate downstream of Master Meter	At battery limit	Yes

1.8	Sparing philosophy	N+1 philosophy for all major equipment (booster pumps, vaporizers) includes one installed spare. Guaranteed Sendout Rate to be obtained with 6 of the 9 in-tank pumps running.	Each piece of Equipment must be able to be isolated for maintenance. See Section 1.9 below.	Yes

1.9	Manual Isolation	Be able to safely isolate every piece of Equipment (booster pump/SCV train considered as one unit).	Double block and bleed for all (liquid) LNG lines and vapor over 50 psig.	Yes

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	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
1.10	Venting

No venting allowed under normal operations. Small purge of N2 allowed. Maintenance vents, drains allowed. The primary purpose for this vent is emergency venting of Natural Gas to a safe location (as required by code).

This vent is NOT to be used as a flare. There may be times the vent is ignited by static electricity or lighting, therefore, the tip needs to be specified with flare materials. Fire suppression (using N2 plug flow) to be supplied.

				Yes

1.11	BTU control	No BTU Control system will be provided	Removable spool is shown on P&ID.		Yes

1.12	Design Life (subject to Article 12 of the Agreement)	25 years		Yes

1.13	LNG specification range

Equipment sizing based on rich case and lean case for all LNG from the Atlantic Basin and the Middle East. Equipment must be designed on the most stringent LNG based on the four LNG Specifications provided.

			Although determination of LNG specification range is Owner’s responsibility, Contractor shall be responsible for appropriate sizing of Equipment based upon the LNG. compositions specified below		Yes

		Lean Feed	Rich Feed		Yes
	Component	(mole %)	(mole %)		Yes
	Supply source	Trinidad	NLNG		Yes
	N2	0.05	0.137		Yes
	CO2	0	0		Yes
	C1	94.75308	89.342		Yes
	C2	3.550116	5.322		Yes
	C3	0.916118	3.357		Yes
	i-C4	0.340988	0.731		Yes
	C4	0.339701	1.1		Yes
	i-C5	0.05	0.011		Yes
	C5	0	0		Yes
	C6	0	0		Yes
	C7-plus	0	0		Yes
	Total	100	100		Yes

	Density [kg/m3]	441.6	466.4		Yes
	Mol weight	17.1	18.5		Yes
	HHV [Btu/Scf] (1)	1067	1142		Yes
	LHV [Btu/ Scf] (1)	963	1032		Yes

	(1) Standard conditions for US are 60 F and 14.7 psia				Yes

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	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON

	Supply source	Algeria Unknown Facility	Unknown Facility B		Yes
	N2	1.4	0.43		Yes
	CO2	0	0		Yes
	C1	89.8	84.56		Yes
	C2	6	10.93		Yes
	C3	2.2	3.21		Yes
	i-C4	0.3	0.47		Yes
	C4	0.3	0.38		Yes
	i-C5	0	0.02		Yes
	C5	0	0		Yes
	C6	0	0		Yes
	C7-plus	0	0		Yes
	Total	100	100		Yes

	Density [kg/m3]	464.4	475.9		Yes
	Mol weight	17.92	18.90		Yes
	HHV [Btu/Scf] (1)	1088.0	1157.0		Yes
	LHV [Btu/ Scf] (1)	982.7	1046.5		Yes

	(1) Standard conditions for US are 60 F and 14.7 psia				Yes

1.14	Equipment for Startup	Facility will be designed to allow start up when the first Tank is ready, and the first berth is ready.		Yes

1.15	Cool Down assumptions	Assume Cool Down with LNG (not LN2).		Yes

2	Emergency Issues

2.1	Three Emergency Shutdown Systems to be provided	ESD-1

Ship unloading shutdown: LNG transfer will stop in a quick, safe, and controlled manner. All connections remain as is, all ship LNG transfer pumps shutdown. Manually activated by ship or the Facility, automatically activated by large unloading arm movement, HHLL in Tank or high pressure in Tank. Confirm during HAZOP review

				Yes

2.2		ESD-2

Ship unloading shutdown and disconnection of unloading arms with minimum LNG spillage. Manually activated by ship or the Facility, automatically activated by gross unloading arm movement. ESD-1 has activated. Confirm during HAZOP review

				Yes

2.3		ESD-3	Facility vaporization shutdown and isolation of all vaporization trains. Manually activated. Ship unloading mode is unaffected. Confirm during	Yes

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	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
HAZOP review

3	Approach Channel and Turning Basin

3.1	Harbor	Harbor is 3.53 nm from beach line of Gulf of Mexico. Distance to Outer Buoy is 23.6 nm,			Yes

3.2	Nighttime berthing/unberthing

Yes. Contractor shall provide marine facilities in accordance with the scope defined in the Shiner Moseley marine facilities package and, in addition, shall provide lighting in accordance with API 540 Table 4.

Yes

3.3	Draft Required by typical LNG ship (125,000 to 250,000 m3)	38 to 41 feet			Yes

3.4	Channel bottom texture	Soft mud bottom (no rock, no coral)			Yes

3.5	Underkeel clearance required	2 feet at mean low water (MLW)	There is no hard U.S. Coast Guard requirement: but there is a requirement for the vessel’s master to determine that the clearance is adequate for safe transit in the channel and in the berth area.		Yes

3.6	Existing Channel Depth	U.S. Army Corps of Engineers Project depth is specified to be 40 feet; however, actual channel depth is 42 ft plus 2 ft overdraft	Currently the channel adjacent to the Facility is 42 feet at MLT. It will be dredged by Contractor to 45 feet + 2’ over dredge at the maneuvering area and in the berth.		Yes

3.7	Existing Channel Width	500 feet minimum to berth area			Yes

3.8	Sabine river silting properties	Yes	Contractor will over-dredge depth of berth, so that silt accumulation can be observed over the first few years of operation		Yes

3.9	Number of LNG ships dedicated to the Facility	Spot market as required to meet sendout.	2.6 BCF per day Sendout Rate will require 1 tanker load every 1.5 days (average).		Yes

3.10	Jetty Length	As required to connect berth to land		Yes

3.11	Number of berths	Two		Yes

3.12	Berth availability	Near 100%	Subject to weather downtime (fog, high winds, and lightning storm)	Yes

3.13	Existing Port/Harbor Services	Will be used as back up only			Yes

3.14	Tug Services	Three dedicated tractor tugs with “Z” drive at 50 tons minimum Bollard pull and 5000 HP, each with fire fighting capabilities required.	Owner will provide tugs.		Yes

3.15	Tug Berthing	Tug berth harbor provided at the Facility.	Services for tugs will be power and potable water only (no fuel).	Yes

3.16	Maneuvering Area	None presently exists.	Contractor responsible for dredging of maneuvering area adjacent to berths. Design Basis is the Shiner-Mosley Marine Facilities FEED Package	Yes

3.17	Port/Harbor Pilots	Pilots will be trained by a mutually agreed Port Simulator specializing in LNG ships. Project sponsored.	Owner’s Responsibility		Yes

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	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
3.18	Pilot Required	Yes, for inbound and outbound LNG ships (two pilots will be required for night transit)	Pilot pickup will be at the outer buoy located 23.6 nm from the Facility. Pilot drop off will be somewhat closer in. Owner responsible for arranging pilots		Yes

3.19	Dredge Spoil Amount	Estimated to be about 4.5 million cubic yards	Design Basis is the Shiner-Mosley Marine Facilities FEED Package	Yes

3.20	Dredge Spoil Placement	Dredge spoil will be placed at the Dredge Material Placement Area (DMPA) specified in Attachment Y.	Transport of dredge spoil to DMPA shall be Contractor’s responsibility and is included in the Contract Price.		Yes

3.21	Line Handling Boats	Two required, dedicated to the Facility.	Owner will provide line handling boats		Yes

4	Site Description

4.1	Wetlands	Delineation of wetlands is in the Army Corps of Engineers Permit	Owner’s responsibility		Yes

4.2	NOx limitations	NOx emissions as defined in the Air Permit	Total NOx emissions classify Project a “major” source in Louisiana. This requires PSD permitting. No special NOx reduction measures are required downstream of the equipment		Yes

4.3	Land Available	As described in Attachment Y	Owner’s responsibility		Yes

4.4	Permanent Easement Availability	As described in Attachment Y	Owner’s responsibility		Yes

4.5	Access Roads, Bridges & Other Infrastructure	None exist. Contractor to develop infrastructure as part of the Scope of Work.		Yes

4.6	Final Site Elevation (MSL)	As required for drainage and to protect Equipment and buildings from storm surge of 14 ft.		Yes

4.6.1	Tank impoundment floor	High point elevation as required to meet the capacity required by 49 CFR 193	Grading and drainage per code, sump will be below ground level. High ground water must be considered during design.	Yes

4.6.2	Improved areas	High point elevation as required for adequate drainage	Common grounds, administration building lawn		Yes

4.6.3	Process and pipeways	14 ft (bottom of pipe)		Yes

4.6.4	Interfacility Roads and parking	2 feet above natural elevations.	Asphalt surface	Yes

4.6.5	Buildings	14.5 ft (top of slab)		Yes

4.6.6	Top of dike elevation	As required to achieve design capacity required by 49 CFR 193.	10 foot wide road on along top of dikes	Yes

4.6.7	Tanks	On elevated piles, 3 ft air gap preferred.		Yes

4.7	Geotechnical Conditions	See the Geotechnical Reports referenced in Schedule A-3	Most Equipment, buildings, and structures to be on pile foundations Dikes and roads will not be.	Yes

4.8	New roads	Yes, along the east border	The existing dirt/gravel road running through the Site (leading to the lighthouse) must be replaced.	Yes

4.9	Natural land characteristics	Plant footprint shall limit impact to the		Yes

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	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
land. Temporary construction laydown areas must be returned to its natural state.

4.10	Drainage	Original drainage patterns should be preserved as much as possible.		Yes

4.11	Differential settlement

The engineering design shall be such that a six (6) inch differential settlement between pile-supported structures and adjacent non-piled facilities or fill/improved areas which may occur from Substantial Completion through the expected lifetime of the Facility will not cause any Defects with normal monitoring and maintenance provided by Owner.

Yes

5	Seismic Conditions

5.1	Basic Seismic Design to be per ASCE 7 and NFPA 59A.	See ABS Consulting report in Resource Report 13 for more details		Yes

5.2	Operating Basis Earthquake (OBE)	OBE=0.03g, OBE spectral acceleration at 1-second period is 0.03 g			Yes

5.3	Safe Shutdown Earthquake (SSE)	SSE=0.05g, SSE spectral acceleration at 1-second period is 0.06 g			Yes

Yes

Yes

6	Climatic Data

6.1	Design Ambient Temperature	Minimum: 14 deg F; Maximum 90 deg F	No heat tracing required for freeze protection		Yes

6.2	Maximum Design Barometric Pressure Change	0.295 inches of Hg/hr (10 mbar/hr)			Yes

6.3	Maximum Design Wind Speed	150 mph (67.1 m/s) sustained.	Special wind speed requirement per CFR, Title 49, Part 193. Wind design to otherwise conform to ASCE-7, exposure C, I=1.0.		Yes

6.4	Maximum Rainfall in 24 hours , 100 year storm event	11 inches per hour for 100 year storm	49 CFR requires water removal rate at 25% of the collection rate from a 10 year frequency and one hour duration rainfall.		Yes

6.5	Maximum Design Snowfall	Zero			Yes

7	LNG Storage Tanks

7.1	Type of Tank	Single containment on piles, no bottom or side penetration		Yes

7.2	Number of Tanks	Three total	Space for three future tanks, to be located directly north of the present proposed Tanks. The space requirement for the future tanks is not in the Scope of Work.	Yes

7.3	Capacity (Gross)	169,600 m3	Tank Subcontractor to confirm.	Yes

7.4	Capacity (Working)	160,000 m3		Yes

	Tank OD	269 feet (82 meters)	Tank Subcontractor to confirm.	Yes

7.5	Minimum Heel	1 meter	Minimum level sets NPSH available for in-tank pump	Yes

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	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
7.6	Maximum Design LNG Density	30.5 lb/ft3 (489 kg/m3)			Yes

7.7	Minimum Design LNG Temperature	-265 F (-165 C)	Dependent on LNG composition. Set temperature based on Hysys simulation.		Yes

7.8	Maximum Internal Design Pressure	2.5 psig (172 mbarg)		Yes

7.9	Minimum dike height	15 to 17 feet above Tank floor elevation		Yes

7.10	Support Piles	Piles required. See the Geotechnical Reports listed in Schedule A-3.		Yes

7.11	Maximum Tank Heat In-Leak Rate at 90 F (32.2 C)	0.05 vol%/day/tank (based on pure methane)	By calculation		Yes

7.12	Instrumentation Philosophy	Fully automatic as shown on P&IDs listed in Schedule A-3.	Instrument and control philosophy needs to be determined and written. Expect controls to be PLC based.	Yes

7.13	Tank spacing	Per NFPA-59A	Refer to plot plan SK-SP-0001 and T-SP-009	Yes

7.14	Number of in-Tank pumps	3 pumps with one spare well in each Tank. Spare well is not piped or wired up. Foot valve is to be provided with each spare well .	Nine in-Tank pumps installed in 3 Tanks. Sendout Rate Guarantee Conditions using 6 pumps (assume one Tank down or as a spare). Warehouse spare pump.	Yes

7.15.1	Level control and safeguarding:	Level indicators provided to control limits of LNG level will be per NFPA 59A requirements.	Two automatic, continuous Tank level gauges to be provided. In addition there is a high level gauge installed. Need density profile. Redundant temperature indicators in annular space.	Yes

7.15.2			On low low level (LA/LL), in Tank pumps are stopped automatically.	Yes

7.15.3			On high high level (LA/HH), the unloading operation is stopped by activation of ESD-1.	Yes

7.16.1	Pressure control and safeguarding:	Three pressure controllers to be provided	1. Absolute pressure controller dedicated to BOG Compressor capacity control.	Yes

7.16.2			2. Pressure controller (on gauge pressure) dedicated to the vent valve to relive high pressure (set just below PSV pressure). Activates ESD-1	Yes

7.16.3			3. Pressure controller (on vacuum gauge pressure) dedicated to introduce Natural Gas from the Sendout Pipeline to prevent vacuum (set just above VSV pressure).	Yes

7.16.4

HP venting is controlled with 1 pressure transmitter at each Tank, with logic opening the vent based on the highest reading. LP vacuum breaker is controlled with 1 pressure transmitter at each Tank, logic opens the gas makeup based on the lowest reading.

Yes

7.17	Tank shutdown	Two redundant ESD pressure transmitters	Two pressure (gauge) transmitters are dedicated to emergency shutdown (stop compressor on low pressure; stop unloading operation via an ESD-1 in case of high high pressure) . To be	Yes

66

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
confirmed during HAZOP review

7.18	Impounding area	Yes, one per Tank with remote sump in each.	110% of full storage	Yes

7.19	Tank Startup	Facility will startup when the first Tank is cooled down	This means the remaining two Tanks will be finished under hot-work permits. Positive Tank isolation is required.	Yes

7.20	Tank Deluge system

Provide 3 water monitors on elevated posts (equal to dike height) pre-aimed for maximum coverage of Tank side. In addition, two (pressure boosted) monitors are located on top the platform which can be aimed at the max radiation spots.

Yes

8	Ship Berths

8.1	Number of berths	Two	Each berth to be a mirror image		Yes

8.2	Number of ships to unload simultaneously	Two at combined rate equal to maximum permitted by both LNG ship capabilities and procedures.	See 8.6 below		Yes

8.3	Future unloading	Considerations for 2 ships to unload simultaneously at full rate. No pre-investment in unloading lines, vapor return lines, or Equipment except as specified in Section 4.5 of Schedule A-1.		Yes

8.3	Design codes for berth	Yes, refer OCIMF and SIGTTO. These are recommendations, and should be treated as such.	Refer to SIGTTO’s publication “Prediction of Wind Loads on Large Liquefied Gas Carriers”	Yes

8.4	LNG ship size	86,500 m3 to 250,000 m3	For 250,000 m3 ship, length overall (LOA) = 344m, molded breadth (Bmld) = 54m, operating draft = 12 m, molded depth (Dmld) = 27m, length between perpendiculars (LBP) = 332 m.		Yes

8.5	Frequency of LNG Ship Unloading (average)	One every 1.5 days based on 138,000 m3 ship sizes.	Depends on size of ship. Larger ships will allow fewer loads.	Yes

8.6	Average Ship Unloading Rate	12,000 m3/hr through two (2) 30” unloading lines.

Does not change with number of ships unloading. Two ships can unload but at half the rate. Leave room on piperack for two (2) more 30” unloading lines plus one (1) more vapor return line. Note that future oversize vessels that are 200 km3 and 250 k

Yes

8.7	Maximum Shipboard LNG Storage Pressure	1.5 psig (103.4 mbarg)			Yes

8.8	Minimum Ship Pump Discharge Pressure	70.0 psig (4.83 barg)			Yes

8.9	Maximum Unloading Time	11.5 hours for 138,000 m3 ship, 16.7 hours for 200,000 m3 ship

Performance Test to be based on unloading 120,000 m3 of LNG over a continuous 10 hour period. Test procedures and details to be developed. Time to hookup, test, startup, cooldown, etc not counted. Actual rate will be dependent on LNG ship used for the test. See Attachment T

Yes

67

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
8.10	Number of Unloading Arms per berth	Three liquid, one vapor. Leave space for a fourth liquid arm.	One liquid arm can be converted to vapor	Yes

8.11	Max Offloading Capacity per Unloading Arm	Average capacity for all 3 arms is 12,000 m3/hr. Required 20” arms with 16” full port valves.		Yes

8.12	Vapor Return Capacity per Return Arm	12,000 m3/hr displaced vapor equivalent		Yes

8.13	Size of Offloading and Vapor Return Arms	20 inch diameter, Full bore 16” valves.		Yes

8.14	Size of Flanges on Tanker Manifold	16 inch diameter	Assume spot market ships will have adaptors to fit 16” flange.		Yes

8.15	Manifold Flange Spacing	3 meters			Yes

8.16	Distance from Ship Manifold to Berth Side (Max/Min)	6 meters/4 meters			Yes

8.17	Maximum Sway of Tanker from Berth Side (Drift)	3 meters			Yes

8.18	Maximum Fore/Aft Ship Surge	3 meters			Yes

8.19	Maximum elevation change during unloading	Less than 2.5 meters			Yes

8.20	Emergency Release Connection	PERC (Powered and capable of automatic actuation on ESD-2)	To be confirmed during HAZOP	Yes

8.21	Connection to ship flange	Manual cam-lock on end of arms		Yes

8.22	Minimum distance from Ship to Tanks allowed	Must be outside 10,000 btu/hr/ft2 line. Current plot plan provides adequate distance.		Yes

8.23	Elevation of Unloading Platform	At least 20 ft.	All electronics and berth platform floor must be above any potential surge heights.	Yes

8.24	Capacity of Gangway Hoist	No gangway hoist required.		Yes

8.25	Services Available to LNG Tankers	Food and miscellaneous parts (as needed)	Bunker and nitrogen and all other supplies supplied by ship’s own resources		Yes

8.27	Wind gust for holding station	60 knots (30 second average)		Yes

8.28	Potential for Surge	Yes. From passing ships	Refer to OCIMF’s publication “Guidelines and Recommendations of the Safe Mooring of Large Ships at Piers and Sea Islands”.	Yes

8.29	Line handling boats	Yes	Assume two boats required occupied by two persons during berthing/deberthing operations.		Yes

9	Vaporization Process & Regasification Process Pumps

9.1	Type of Main Vaporizers	Submerged Combustion Vaporizers (SCVs) with stainless steel tanks			Yes

9.2	Number of Main Vaporizers	15 + 1 spare (16 total) to produce 2.6 BCF/d Annual Average Daily Sendout Rate

SCV’s can actually produce approximately 180 MMscf/d, therefore 15 operating should be able to produce 2.7 Bcf/d if all are operating at their design guarantee rate. Sendout is minus fuel gas. See Attachment T.

Yes

9.3	Heat source	Fuel gas		Yes

68

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
9.4	Fuel Gas source	SCVs must be able to self-boot using their own vaporized LNG for fuel.	Separate tube in bath to heat fuel supply	Yes

9.5	Capacity of Each Vaporizer	180 MMscf/d	Nominal capacity, based on largest proven SCV from T-Thermal. See Attachment T.	Yes

9.6	Control philosophy	Safe, stable Facility operation is automatically controlled. Adjustments to capacity are manually input within the operating range of the Equipment. DCS type system to control all Equipment.	Control philosophy document to be developed.	Yes

9.7	Vaporizer PSV	Per NFPA 59A paragraphs 5.4 and 6.8	Pipe all PSV tail pipes from the vaporizers to a high pressure vent. Low pressure PSV’s not to be piped to this vent.	Yes

9.8	LNG Primary In-Tank Pumps Type	In-tank vertical turbine type with inducer	Inducer plus one or two stages ok.	Yes

9.9	Number of In-Tank Sendout Pumps/Tank	Three per Tank	See Item 7.14.	Yes

9.10	In-Tank Sendout Pump Capacity	Normal 3,912 gpm @ 100 psig, rated at 4,304 gpm	Confirm flow rates.	Yes

9.11	LNG Booster Pumps Type	Vertical turbine type with inducer		Yes

9.12	Number of LNG Booster Pumps	15 + 1 spare (16 total)

Pipe one booster pump to one vaporizer, for a total number of 16 trains. No flanges or block valves between pump and vaporizer (in high pressure LNG). Double block and bleed at vaporizer discharge and send out pump suction.

Yes

9.13	LNG Booster Pumps Capacity	Normal 1,533 gpm @ 1,200 psig, Rated at 1,686 gpm	Confirm flow rates.	Yes

9.14	Sendout & Booster Pumps Driver	Internal or external electric motor to be considered.	Internal electric motors provided	Yes

9.15	Sendout & Booster Pumps Bearing Life	3 to 5 years	To be confirmed by Contractor.	Yes

10	Fire & Gas Safety

10.1	Firewater Pump Number	2 + 1 jockey + 1 booster pump for Tanks	Use standby tug as a backup firewater pump	Yes

10.2	Firewater Pump Capacity	2 @ 100% = 2000 m3/hr eachV	Contractor to verify capacity for code requirements	Yes

10.3	Firewater Pump Driver (backup)	One (1) diesel engine, 1MW	Contractor to verify size for capacity	Yes

10.4	Firewater Pump Driver	One (1) diesel engine, 1MW	Contractor to verify size for capacity	Yes

10.5	Fire Protection System	Fresh water, one high-expansion foam trailer, dry powder, N2		Yes

10.6	Firewater storage	Yes, use dug mud-bottom pond with elevated pump platform. Capacity to be much greater than the minimum requirement of 2 hours.	Fire water pond to also serve as a holding pond for the SCV water discharge.	Yes

11	Blowers & Compressors

11.1	BOG Compressor Type	Cryogenic reciprocating		Yes

69

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
11.2	Number of BOG Compressors	3 @ 50% BOG cryogenic reciprocating compressors sized for ship unloading case.	Leave space for expanding the building for inclusion of two more compressors. Air compressors to not be in the way of the BOG expansion.	Yes

11.3	BOG Compressor for unloading mode	Three compressors at 50% gives one spare compressor	If the one compressor has an unscheduled outage, BOG will be vented until repairs are completed, or ship unloading will slow down..	Yes

11.4	BOG Compressor for holding mode	Use BOG compressor in turndown mode or on/off mode as required to maintain Tank pressure.	Note that all three Tanks’ vapor space is tied together to act as one giant vapor space. Therefore on/off operation is acceptable.	Yes

11.5	BOG Compressor Driver	Electric motor		Yes

11.6	Cold Vapor Return Blower Type	Low boost blower or fan	10 psig discharge pressure	Yes

11.7	Cold Vapor Return Blower Number	Two-50% units. Sized based on returning vapor displaced from Tanks, but accounting for vapor formed by heat leak into the ship during unloading. Low pressure boost approximately 10 psi	If one unit has an unscheduled outage, unloading will continue at reduced rates.	Yes

11.8	Cold Vapor Return Blower Driver	Electric motor		Yes

11.9	Instrument Air Compressor Type	Lubed screw type	Purchase pre-packaged self contained units with dryers.	Yes

11.10	Instrument Air Compressor Number	Three 285 scfm units (3 X 50%)		Yes

11.11	Instrument Air Compressor Driver	350 hp each electric motor	To be confirmed by Contractor.	Yes

11.12	Motors	All motors, without exception, will be TEFC		Yes

12	Utilities

12.1	Vent system	Yes, high pressure vent and Low pressure vent	Tank PSV tailpipes are NOT to be connected to any vent system, instead they must be vented directly to atmosphere.	Yes

12.1.1		LOW PRESSURE VENT: Atmospheric vent (for maintenance vents/drains, and general PSV’s)	Purchase a flare tip to prevent damage if accidentally ignited, but use as a vent.	Yes

12.1.2		HIGH PRESSURE VENT: To vent the tailpipes from the SCVs and all other RVs with discharge pressure greater than 75 psig.	Purchase a flare tip to prevent damage if accidentally ignited, but use as a vent.	Yes

12.2	Nitrogen package	23,000 scfh vapor with 5000 gallons liquid N2 storage	Lease LN2 Tank with ambient air vaporizer. Owner’s responsibility.		Yes

12.3	Electric Power Supply	Self generate all electric power		Yes

12.4	Sparing philosophy for electrical power system	N + 1		Yes

12.5	Standby Generator	Diesel	Power output to be confirmed by Contractor	Yes

12.6	Sewage Treatment	Yes	Use packaged unit	Yes

12.7	Instrumentation Philosophy	Fit for purpose DCS. Require all vendors to provide the same brand and model PLC.	Not currently specified in the FEED.	Yes

12.8	Custody Metering of Natural Gas to Export Pipeline	Yes	Use four + 1 ultrasonic types+ 1 is a spare		Yes

70

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
12.9	Custody transfer of LNG	Yes	LNG tanker strapping		Yes

12.10	Fuel Gas System	Yes, low pressure for SCVs	No odorization for sendout gas. Heat pumps for building heat.	Yes

12.11	Pipeline relief philosophy	Not required at Facility			Yes

12.12	Communication System	LAN, telephone, and two-way radio		Yes

12.13	Bunker Facilities	Not required	Ships contract for refueling barges offsite		Yes

12.14	Ship Services	Food only. Maintenance parts on an as needed (and prearranged) basis. No other services for ships.	Ship takes care of its own nitrogen, bunker, and fire protection requirements. Owner’s responsibility.		Yes

12.15	Power available	13.2 kV, 60 Hz, 3 phase, 3 wires Power (1800 Amp bank potential) is on the property (north side). The existing 13.2 kV is adequate for construction			Yes

12.16	Water requirements Construction	For personnel usage, 8000 gpd. If a concrete batch plant is used, another 13 gpm average. Peak use is water filling truck @ 270 gpm + normal usage.	Construction personnel may peak at about 700, with an average of around 400.300. Most construction water will be for personnel usage & washdown unless a concrete batch plant is used.	Yes

12.17	Water requirements Hydrotest	Need about 100,000 m3 (26.4 million gallons) potable water to fill a Tank over a 2 week duration.	Owner’s responsibility	Yes

12.18	Service Water requirements Operation	Assume 40 gpm normal water usage rate with 240 gpm required for instantaneous max water rate.	A 4” feed water line is the expected minimum connection size.	Yes

13	Buildings

13.1	Administration Offices	One Story. Includes a small kitchen but no cooking facilities, security station with customs and paperwork with 24 hour access, with CCTV’s of berths. Size per Trend T-SP-033.

Security pass required to enter the Facility. Building to be steel frame with metal/stone façade. Offices for 35 persons. Large meeting/greeting room. No showers, no lockers. 12’ x 14’ typical office. At least 16 offices. Large windows.

Yes

13.2	Control Building	Two Story. Plenty of windows. Include 2nd floor balcony on 3 sides with overhand roof. Design to be flexible steel frame. Size per Trend T-SP-033. Elevator for at least 6 persons.

Control room to be located on the second level for clear view of process area. First level to contain meeting room, I/O controllers, electrical, battery room, UPS, DCS, SIS system, (computer, controls, electrical, etc). This building is NOT to be “blast proof”.

Yes

13.3	Warehouse/ Maintenance Building	Size per Trend T-SP-033.

Actually two buildings together (end on end or side by side) with combined function. Equip with gantry crane. Include A/C Laboratory room (20’ x 25’) in this building. Large openings (at least 16’ wide rollup doors) for getting Equipment in/out. Include unisex toilets each with showers

Yes

13.4	BOG Compressor Shelter	Size per Trend T-SP-033.	Equip with gantry crane. Size to match Equipment, but allow space for doubling of Equipment.	Yes

13.5	Main Substation building	Size per Trend T-SP-033.	Stand alone building, Includes motor control and switchgear	Yes

71

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
13.6	Jetty Substation building	Prefab building. Size per Trend T-SP-033.

Stand alone building on each berth. No restroom. Contains the following UPS batteries, self contained eye wash near batteries, MCC, I/O cabinet, SIS cabinet, one desk w/ chair, control-console for unloading arms, CRT for display (not control) of process

Yes

13.7	Firewater pump house	25 ft x 32 ft	Could be a shelter with two sides	Yes

13.8	Gate house	At least 11 ft x 16 ft	Stand alone building. Assume two guards will be present. Include one unisex toilet facility.	Yes

13.9	Marine Building	Two. Size per Trend T-SP-033.	Located near each berth to service USCG, customs, tug and ship captains. Three offices with central gathering/meeting room. Two unisex restrooms.	Yes

13.10	HVAC	Heat pumps (not Natural Gas)		Yes

13.11	Hurricane rollup shutters	Required on windows of control building and administration building		Yes

Yes

14	Export Pipeline

14.1	Pig receiver/launcher	Not in the Scope of Work	Leave space for others for Export Pipeline		Yes

14.2	Odorization	Not required			Yes

14.3	MAOP of Export Pipeline	1,980 psig	From the booster pumps through SCV up to and including ESD valves the line spec is 900# class. From the ESD valves through the metering skid the line spec is 600# class.		Yes

14.4	Operating pressure	1250 psig			Yes

15	Metering

15.1	Natural Gas metering	A Master Meter will monitor total Facility output. Custody transfer will take place at the connections to Export Pipeline.			Yes

15.2	Type of meters for Main Sendout Meter	Ultrasonic, 0.25% accuracy			Yes

15.3	Number of custody transfer meters	4 metering skids installed (25% each) plus on spare meter element in the warehouse	Quantity and sizing are to be confirmed.		Yes

15.4	Fuel gas meters	Ultrasonic, 0.25% accuracy		Yes

16	Miscellaneous

16.1	Low water bridge weight limit	25 tons (50,000 lbs) for dual axle trucks.

Hwy 82 crossing the mouth of Sabine Lake. The bridge is on the state line (Port Arthur on the west, Cameron Parish on the east). Bridge rotates for boat traffic. This is a serious limitation for east-bound construction traffic. Traffic from the east has the usual load limitation of 86,000 lbs – to be confirmed by Contractor.

Yes

72

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
16.2	Helipad	Yes		Yes

16.3	Construction dock	In accordance with the documents listed Schedule A-3 under “Construction Dock”		Yes

16.4 thru 16.5	Not used

16.6	Power Failure	Upon power failure assume the security system stays up, control room is fully functional, ship unloading stops.	If an emergency situation exists where the ship is partially full but it must continue to unload (for what ever reason), assume displaced vapors will be vented.	Yes

16.7	Cryogenic Valve and Pipe Requirements			Yes

16.7.1	Valves			Yes

16.7.2		All cryogenic valves will be installed with the stem in the-vertical axis (rising upward). Maximum of forty-five degrees from vertical either way is allowed.		Yes

16.7.3		All cryogenic valves will have a minimum extension of 18 inches as measured from top of flange.		Yes

16.7.4		For on/off service, the cryogenic valve of choice is the ball valve or butterfly valve.		Yes

16.7.5		Cryogenic gate valves are not acceptable. Use of gate valves of any type must have Owner’s prior written approval.		Yes

16.7.6		Lug body and wafer butterfly valves are not acceptable.		Yes

16.7.7		Cryogenic ball valves can be of the “floating-ball” or “trunion” design.		Yes

16.7.8		All cryogenic valves must have a cavity vent (if applicable). All cavity vented valves must have permanent stenciled markings on the vented flange. The P&ID’s must indicate the cavity vent side.		Yes

16.7.9		Cryogenic valves shall not be hydrotested. If water touches the graphite seals, the seal shall be replaced (not dried).		Yes

16.7.10

All cryogenic check valves shall be drilled to allow a small backward flow of LNG. All cryogenic check valves NOT drilled must have Owner’s prior written approval.. P&ID’s must indicate all drilled check valve.

Yes

16.8	Piping:			Yes

16.8.1

All cryogenic connections will be a minimum of 2” in the vertical (up or down) until the first valve. Sizes can change after the first valve. Side connections are generally not acceptable. Only under very special conditions and only with Owner’s prior written approval will other arrangements be allowed.

Yes

73

	Item	Design Basis	Remarks	DESIGN REQT	RELY UPON
16.8.2		All cryogenic piping and fittings less than 2-inches in diameter shall be schedule 80.		Yes

16.8.3		Threaded connections are not acceptable for cryogenic fittings and piping.		Yes

16.8.4		Only dual certified stainless steels (where possible) will be used as piping.		Yes

16.9	Miscellaneous:			Yes

16.9.1		Design pressure of the sendout (booster) pumps and the SCV’s must be set considerably higher than the pumps can produce.		Yes

16.9.2		High pressure vent to contain only the code required PSV tailpipes for the vaporizers. The low pressure vent to contain all other vents.		Yes

16.9.3		All vessels shall be rated for full vacuum.		Yes

Yes

17	Guarantees and Warranties

17.1	Sendout Rate Performance Guarantee		Refer to Attachment T.	Yes

17.2	Turndown	No guarantee.	Operating Test to determine turndown. See Section 8.5.2 of Schedule A-1.

17.3	Tank Heat Leak	Tank heat leak = 0.05% per day based on pure methane using approved calculation methodology.		Yes

17.4	Ship Unloading Time Performance Guarantee		Refer to Attachment T	Yes

17.5	Warranty		Refer to Article 12 of the Agreement	Yes

18	Engineering Standards

18.1	Grid Coordinate System	Louisiana State Plane, South Zone, NAD 83			Yes

18.2	Elevation Reference	NAVD 88			Yes

19	Interfaces

19.1	Reroutes	Existing 3 inch gas line from gas well to Rte 82 to be rerouted around Tank .	Owner’s responsibility	Yes

19.2	Lighthouse road	New road required from rte 82 to Site will be built on eastern boundary of Block 18 (leased property). Road will continue on to provide public access to Lighthouse. Security gate will be required.	Contractor to provide road through Facility, and upgrade road from Facility to Lighthouse.	Yes

19.3	Wetland mitigation	Mitigation to be designed and constructed on or near Site	Wetland mitigation will be designed and constructed by others.		Yes

74

Schedule A-3

Conceptual Engineering Documents and Trends List

Conceptual Engineering Documents

The following Drawings, Specifications and other documents are included in the Contract Price and form part of Design Basis.

Doc Type/Folder	Doc Number	Title/Description	Rev.	Source	Notes
GENERAL PROJECT
	DG100703	Sabine Pass Vapor Thermal Dispersion Report RR13.4		PTL	PTL (Project Technical Liaison)
	Report (9/19/2003)	Geological Hazard Evaluation, Sabine LNG Terminal, Sabine, Louisiana		T-W	T-W (Tolunay – Wong)
	Letter 1 (9/12/2003)	Geotechnical Investigation, Sabine LNG Terminal, Cryogenic Tanks, Sabine, Louisiana		T-W
	Letter (9/19/2003)	Final Report, Geotechnical Investigation, Sabine LNG Terminal, Process Area, LNG Pipe Racks, Berth and Construction Docks, Sabine, Louisiana		T-W
		Survey Plat Cheniere LNG, Inc. Survey of property lease in the Sabine Pass area		Owner	By Lonnie G. Harper and Associates, Inc. Dated 01/26/2004
PROCESS / SYSTEMS
		LNG Import Terminal Venting Philosophy		B&V	B&V (Black & Veatch)
Heat and Material Balance	01-1010A1-A8	Heat and Material Balance	P3	B&V
PFD’s	350-D01-0010A	PFD - LNG Off Loading /Storage	00B	Contractor
	350-D01-0010B	PFD - LNG Vaporization/Sendout	00B	Contractor
	350-D01-0010C	PFD - Power Generation System	00A	Contractor
P&ID’s	350-D01-0010W	P&ID – General Piping Legend & Sym.	00B	Contractor
	350-D01-0010Y	P&ID – General Instr. Legend & Sym.	00B	Contractor
	350-D01-0010Z1	P&ID - Equip. Legend & Symbol	00B	Contractor
	350-D01-0011	P&ID - LNG Unloading Arms East Jetty	00B	Contractor
	350-D01-0012	P&ID - Jetty Piping East Jetty	00B	Contractor
	350-D01-0013	P&ID - LNG Unloading Arms West Jetty	00B	Contractor
	350-D01-0014	P&ID - Jetty Piping West Jetty	00B	Contractor
	350-D01-0015	P&ID - Intercon. Piping at Piperack	00B	Contractor
	350-D01-0016	P&ID - Intercon. Piping LNG Storage Tanks	00B	Contractor
	350-D01-0017	P&ID - LNG Storage Tank S-101	00B	Contractor
	350-D01-0018	P&ID - LNG Storage Tank S-102	00B	Contractor
	350-D01-0019	P&ID - LNG Storage Tank S-103	00B	Contractor
	350-D01-0020	P&ID - Tanks S-101-LNG Intank Pumps	00B	Contractor
	350-D01-0021	P&ID - Tanks S-102 - LNG Intank Pumps	00B	Contractor
	350-D01-0022	P&ID - Tanks S-103 - LNG Intank Pumps	00B	Contractor

75

350-D01-0023	P&ID - LNG Send-out Header	00B	Contractor
350-D01-0024A	P&ID - Boil Off Gas Condenser	00A	Contractor
350-D01-0024B	P&ID - Boil Off Gas Condenser	00A	Contractor
350-D01-0025	P&ID - LNG Send-out Pumps A/B	00B	Contractor
350-D01-0026	P&ID - LNG Send-out Pumps C/D	00B	Contractor
350-D01-0027	P&ID - LNG Send-out Pumps D/E	00B	Contractor
350-D01-0028	P&ID - LNG Send-out Pumps G/H	00B	Contractor
350-D01-0029	P&ID - LNG Send-out Pumps J/K	00B	Contractor
350-D01-0030	P&ID - LNG Send-out Pumps L/M	00B	Contractor
350-D01-0031	P&ID - LNG Send-out Pumps N/P	00B	Contractor
350-D01-0032	P&ID - LNG Send-out Pumps Q/R	00B	Contractor
350-D01-0033	P&ID - LNG Vaporizer A	00B	Contractor
350-D01-0034	P&ID - LNG Vaporizer B	00B	Contractor
350-D01-0035	P&ID - LNG Vaporizer C	00B	Contractor
350-D01-0036	P&ID - LNG Vaporizer D	00B	Contractor
350-D01-0037	P&ID - LNG Vaporizer E	00B	Contractor
350-D01-0038	P&ID - LNG Vaporizer F	00B	Contractor
350-D01-0039	P&ID - LNG Vaporizer G	00B	Contractor
350-D01-0040	P&ID - LNG Vaporizer H	00B	Contractor
350-D01-0041	P&ID - LNG Vaporizer J	00B	Contractor
350-D01-0042	P&ID - LNG Vaporizer K	00B	Contractor
350-D01-0043	P&ID - LNG Vaporizer L	00B	Contractor
350-D01-0044	P&ID - LNG Vaporizer M	00B	Contractor
350-D01-0045	P&ID - LNG Vaporizer N	00B	Contractor
350-D01-0046	P&ID - LNG Vaporizer P	00B	Contractor
350-D01-0047	P&ID - LNG Vaporizer Q	00B	Contractor
350-D01-0048	P&ID - LNG Vaporizer R	00B	Contractor
350-D01-0049	P&ID - Send-out Gas Header	00B	Contractor
350-D01-0050	P&ID - Send-out Metering	00B	Contractor
350-D01-0051	P&ID - Boil Off Gas Header Piping	00B	Contractor
350-D01-0052	P&ID - Vapor Return Blower C-101-A	00B	Contractor
350-D01-0053	P&ID - Vapor Return Blower C-101-B	00B	Contractor
350-D01-0054	P&ID - Boil Off Gas Compressor Suction	00B	Contractor
350-D01-0055	P&ID - Boil Off Gas Compressor A	00B	Contractor
350-D01-0056	P&ID - Boil Off Gas Compressor B	00B	Contractor
350-D01-0057	P&ID - Boil Off Gas Compressor C	00B	Contractor
350-D01-0060	P&ID - Liquid Drain Pot	00B	Contractor
350-D01-0061	P&ID - Vent System	00B	Contractor
350-D01-0062	P&ID - Nitrogen System	00B	Contractor
350-D01-0064	P&ID - Instrument/Utility Air Systems	00B	Contractor
350-D01-0065	P&ID - East/West Jetty Instr./Utility Air System	00A	Contractor
350-D01-0066	P&ID - Fuel Gas	00B	Contractor

76

	350-D01-0068	P&ID - Caustic System	00B	Contractor
	350-D01-0069	P&ID - Mains/S-101 - Impoundment Basin	00A	Contractor
	350-D01-0069A	P&ID - S-102/S-103 Impoundment Basin	00A	Contractor
	350-D01-0069B	P&ID - Jetty Impoundment Basin	00A	Contractor
	350-D01-0070	P&ID - Fire Water System	00B	Contractor
	350-D01-0071	P&ID - Fire Water Piping	00B	Contractor
	350-D01-0080	P&ID - GTG Fuel Gas Supply	00A	Contractor
	350-D01-0081	P&ID - Turbine Power Generation	00A	Contractor
	350-D01-0082	P&ID - Turbine Power Generation	00A	Contractor
	350-D01-0083	P&ID - Turbine Power Generation	00A	Contractor
	350-D01-0084	P&ID - Turbine Power Generation	00A	Contractor
	350-D01-0085	P&ID - Turbine Power Generation	00A	Contractor
	350-D01-0082	P&ID - Turbine Power Generation	00A	Contractor
Equipment List	350-MOX-00001	Equipment List	00E	Contractor
Equipment Datasheets	C-101	Data Sheet - Vapor Return Blower		B&V
	C-102	Data Sheet - Boil Off Gas Compressor (A-C)	P2	B&V
	H-101	Data Sheet - Submerged Combustion Vaporizer (H-101A-R)	P	B&V
	K-101/102	Data Sheet - Unloading Arms		B&V
	K-103	Data Sheet - Gas Metering	P	B&V
	K-107	Data Sheet - Nitrogen Package	P	B&V
	K-108	Data Sheet - Instrument Air Package (A-C)	P	B&V
	K-109	Data Sheet – Static Mixer (A-D)		Contractor	Study
	P-101	Data Sheet - S-101 LNG Intank Pumps	P1	B&V
	P-102	Data Sheet - S-102 LNG Intank Pumps	P1	B&V
	P-103	Data Sheet - S-103 LNG Intank Pumps	P1	B&V
	P-104	Data Sheet - Sendout Pumps	P1	B&V
	P-105	Data Sheet - Fire Water Pump	P1	B&V
	P-106	Data Sheet - Fire Water Jockey Pump	P
	P-107	Data Sheet - Impoundment Basin Sump Pumps	P2
	P-109	Data Sheet - Process Impoundment Basin Pumps	P1
	P-111	Data Sheet - Firewater Booster Pump	P	B&V
	P-112	Data Sheet - S-101 Impoundment Basin Pumps	P1	B&V
	P-113	Data Sheet - S-102 Impoundment Basin Pumps (A-B)	P1	B&V
	P-114	Data Sheet - S-103 Impoundment Basin Pumps	P1	B&V
	P-115	Data Sheet - Jetty Impoundment Basin Pumps (A-B)	P1	B&V
	V-103	Data Sheet - LNG Terminal BOG Compressor K.O. Drum (Elevation & Design)	P	B&V
	V-104	Data Sheet - LNG Terminal Liquid Drain Pot (Elevation & Design)	P	B&V
	V-105-107-108	Data Sheet – Air Receiver Vessel Design	P	B&V
	V-111	Data Sheet - LNG Terminal BOG Condenser Drum (A-B)	P	Contractor	Study

77

	V-115	Data Sheet – Nitrogen Receiving Vessel Design (Vertical)	P	B&V
	Z-101	Data Sheet - Flare System - HP Vent Stack	P1	B&V
	Z-102	Data Sheet - Flare System - LP Vent Stack	P1	B&V
	E-102A/B/C	Fuel Gas Electric Heater		Contractor
	G-101A-E	Gas Turbine Generators	0	Contractor
	P-120A/B	Caustic Charge Pumps		Contractor
	P-121A/B	Caustic Supply Pumps		Contractor
	S-110	Caustic Storage Tank		Contractor
	V-120	Turbine Generator Fuel Gas KO Drum		Contractor
CIVIL STRUCTURAL ARCHITECHTURAL
Civil/Site	01-0005A	Roads, Surface, Drainage & Fence Plan	E1	B&V
	01-0005B	Spill Containment Plan	E1	B&V
	9/23/2003	Civil Estimate Design Basis		B&V
Buildings	SK-02-101	Control Building Plan - Ground Floor	P2	B&V
	SK-02-101A	Control Building Plan - 2nd Floor	P2	B&V
	SK-02-101B	Control Building Elevations	P2	B&V
	SK-02-101C	Control Building Elevations	P2	B&V
	SK-02-102	Administration Bldg. Plan	P2	B&V
	SK-02-102A	Administration Bldg. Elevations	P2	B&V
	SK-03-103	Firewater Pumphouse Elevations	P2	B&V
	SK-02-104	Warehouse/Maintenance Bldg.	P2	B&V
	SK-02-105	Stand - By Generator Shelter	P2	B&V
	SK-02-106	Jetty Electrical Bldg. Plan	P2	B&V
	SK-02-107	Compressor Enclosure	P2	B&V
	SK-02-108	Gate House Plan & Elevation	P2	B&V
	SK-02-109	Customs/Marine Building	P2	B&V
		Building Scope of Work	P	B&V
ELECTRICAL
Electrical Load List	6/25/04	Load Summary - Sabine	R9	Contractor
Single Lines	SK-SP-1000	One-Line Diagram	A	Contractor
Area Classifications	12-0004	Electrical Area Classification Plan	P1	B&V

Environmental	11/17/2003 - 1	Email - Color IR DG111704.msg		Owner
	11/17/2003 - 2	Email - Color IR DG111703 Wetlands (2 of 3) Photo		Owner
	11/17/2003 - 3	Email - Color IR DG111703 Wetlands (3 of 3) Photo		Owner

Firewater & Gas Detection	12-0008A	Electrical/Instrument Plan Fire & Gas Detection	E	B&V
	12-0008B	Electrical./Instrument Plan Communications & Video Monitoring	E	B&V
	12-0008C	Electrical/Instrument Plan SIS Pushbuttons	E	B&V

78

	11-0101N	Firewater Coverage Overall Plan	E	B&V
	11-0101P	Firewater Coverage Process Area	E	B&V

Piping	SK-SP-00001	Plot Plan	00F	Contractor
	01-0102G	Equipment & Piping Elevation West Jetty	E	B&V
	01-0102E	Equipment & Piping Elevation East Jetty	E	B&V
	11-0101	Piperack Piping Index	E	B&V
	11-0101A	Piping Section Piperack “A” West Jetty	E	B&V
	11-0101B	Piping Section Piperack “B” East Jetty	E	B&V
	11-0101C	Piping Section Piperack “C” Jetty	E	B&V
	11-0101D	Piping Section “D” Main Piperack @ Vaporizers	E	B&V
	11-0101E	Piping Section “E” South Vaporizers Sections	E	B&V
	11-0101F	Piping Section “F” Main Rack @ Vapor. & Compr.	E	B&V
	11-0101G	Piping Section “G” Main Piperack to Storage Tanks Section	E	B&V
	11-0101H	Piping Section “H” Piperack to S-101	E	B&V
	11-0101J	Piping Section “J” Piperack to S-102	E	B&V
	11-0101K	Piping Section “J” Piperack to S-103	E	B&V
	11-0101L	Piping Arrangement Jetty Junction Area	E	B&V
	11-0101M	Firewater Coverage Overall Plan	E	B&V
	SK0100	Tank Top Out	P	B&V

Specifications	134882-11.01X	Piping Material Specification & Appendix	P1	B&V
	3PS-NN00-F0002	Cold Insulation	A	Contractor

Utility		Preliminary Utility Summary		B&V

Marine Facilities	9995.102	Base Load Diagram		SM	SM (Shiner – Mosley)
	10296.001	Operating Envelope Four Arms 20” x 50’ FP DCMA “S”		SM
		Design Basis TOC & Narrative		SM
	30176-05-01	Cover Sheet & Index		SM
	30176-05-02	Hydrographic Survey		SM
	30176-05-03	Berth Layout/Shoreline Protection Plan		SM
	30176-05-04	Dredging Plan		SM
	30176-05-05	Dredged Material Placement Are Plan		SM
	30176-05-06	Typical Dredging Sections		SM
	30176-05-07	Shoreline Protection Details		SM
	30176-05-08	East Jetty Layout		SM
	30176-05-09	West Jetty Layout		SM
	30176-05-10	East Jetty Platform Layout		SM
	30176-05-11	West Jetty Platform Layout		SM
	30176-05-12	East/West Jetty Platform Elev.		SM

79

	30176-05-13	East/West Jetty Pile/Framing	SM
	30176-05-14	East Approach/Pipe Trestle Plan & Sections	SM
	30176-05-15	West Approach/Pipe Trestle Plan & Sections	SM
	30176-05-16	East Approach/Pipe Trestle Plan & Sections	SM
	30176-05-17	West Approach/Pipe Trestle Plan & Sections	SM
	30176-05-18	Approach/Pipe Trestle Details	SM
	30176-05-19	Mooring Structure	SM
	30176-05-20	Inner Breasting Structure	SM
	30176-05-21	Outer Breasting Structure	SM
	30176-05-22	Catwalk Details	SM
	30176-05-23	Tug Berth Plan & Sections	SM
	30176-05-24	Aids to Navigation	SM
Marine Facilities Specifications
	01300	Spec - Submittals	SM
	02211	Spec - Earth Embankment	SM
	02275	Spec - Geotextile Filter Fabric	SM
	02300	Spec - Pile Driving	SM
	02301	Spec - Steel Pipe Piling	SM
	02303	Spec - Steel Sheet Piling	SM
	02850	Spec - Graded Rock Riprap	SM
	02900	Spec - Aids to Navigation (ATONS)	SM
	02935	Spec - Articulating Block Mat Revetment	SM
	02940	Spec - Dredging	SM
	03100	Spec - Berthing Facility - Concrete Formwork	SM
	03200	Spec - Concrete Reinforcement	SM
	03300	Spec - Cast-In-Place Concrete	SM
	03346	Spec - Concrete Finishing	SM
	03430	Spec - Precast, Prestressed Concrete	SM
	05100	Spec - Structural Steel and Hardware	SM
	05127	Spec - Steel Fabrications & Miscellaneous Steel	SM
	09801	Spec - Galvanizing	SM
	09910	Spec - Coal Tar Epoxy Coating	SM
	10101	Spec - Dock Fenders	SM
	11551	Spec - Vessel Access Tower	SM
	11552	Spec - Quick Release Mooring Hook Assemblies	SM
	14600	Spec - Small Boat Davit	SM
CONSTRUCTION DOCK
	Exhibit D	Construction Dock Scope of Work	Contractor
	Spec 02211	Earth Embankment	SM
	Spec 02275	Geotextile Filter Fabric	SM
	Spec 02935	Articulating Block Mat Revetment	SM
	Spec 09910	Coat Tar Epoxy	SM
	—	Geotechnical Report Summary	T-W

80

SK-CD-001	Preliminary Site Plan Construction Dock	A	SM
SK-CD-002	Section at Permanent Construction Dock	A	SM
SK-CD-003	Typical Section “A” Frame and Bulkhead	A	SM
SK-CD-004	Typical Details for Construction	A	SM
SK-CD-005	Typical Details for Construction	A	SM
SK-CD-006	Typical Details for Construction	A	SM
SK-CD-007	Typical Details for Construction	A	SM
SK-CD-008	Typical Details for Construction	A	SM
SK-CD-009	Typical Details for Construction	A	SM
CG-000-00020	Construction Dock Section and Details	A	Contractor
CD-000-00015	Rough Grading Sedimentation Control Details	A	Contractor
SK-CD-010	Sabine Pass Site Plan	F	Contractor

81

Trends List

The following trends were identified by the Contractor during preparation of the Contract Price, are incorporated into the Scope of Work by reference, and are specifically included in the Contract Price.  The documents listed shall control over any conflicting Drawing or Specification listed in this Schedule A-3.

TREND NUMBER	DESCRIPTION
T-SP-002	Change recondensor drum from 1-100% to 2-50% capacity
T-SP-004	Use of Caustic for SCV pH control in lieu of sodium carbonate
T-SP-005	Solar Titan-130 Power Generator TIC & Meter, Regulator, Controls
T-SP-006	Chromatograph for Marine Terminal
T-SP-008	Lighthouse Road Improvements
T-SP-009	Plot Plan Changes, Road Crossings of Pipe Racks, tec.
T-SP-010	Additional Fire Monitor & Tower on Marine Terminal
T-SP-011	PFD & SIS addition due to Hazop Review
T-SP-013	Increase 24” outlet line from vaporizers to master meter to 36”
T-SP-014	Construction Water for batch plant and dust control
T-SP-015	Civil work north of LNG Tanks for soil improvement
T-SP-017	Add signage, striping & barricades to site prep sub contract
T-SP-021	Increase Marine piperack width for pre-investment space for pipe
T-SP-022	Pre-Investment for 20% more electrical breakers space & building
T-SP-024	Pre-Investment List of Requirements & cryogenic tie-ins
T-SP-028	EPC Contractor Startup, Commissioning & Operations
T-SP-029	Fire Proofing of Structures
T-SP-030	Interplatforms on Vaporizers
T-SP-031	Define Allowance for SIS
T-SP-032	Back Pressure Regulation on plant outlet
T-SP-033	Building Review and Additional Space Requirements
T-SP-036	Gaitronics Plant PA System
T-SP-037	Water Supply to tug berth
T-SP-040	Redundant Offsite Communications
T-SP-041	Pipe sleeves under roads and parking lots for irrigation lines
T-SP-044	Single Fuel Gas Supply and Meter for SCV’s
T-SP-047	Sanitary Sewer Outfall
T-SP-048	Modifications to Card Reader & CCTV from B&V design
T-SP-049	Perimeter Fence Lighting
T-SP-052	3 Additional Site personnel at site from 7 to 10, office space, etc
T-SP-053	Reimbursed Person to keep up with sales tax computations
T-SP-060	Ship to Shore Imbelical Cord for communications & ESD
T-SP-061	Add in-tank pump discharge block valves
T-SP-063	Boiler Monitoring requirements
T-SP-065	Impact of pressure drop on equip design and added power requirements
T-SP-067	Remote operating N2 snuffing valve
T-SP-069	Early start schedule
T-SP-070	LNG Tanks

82

T-SP-071	Marine Facilities
T-SP-072	Site preparation - revised subcontractor pricing
T-SP-073	Soil improvement - revised subcontractor pricing
EA-SP-002	Correction to vendor supplied (IPS) pricing for CS and SS Spool pipe
EA-SP-003	Recalc escalation for piping and freight
EA-SP-004	Discharge of water from LNG tanks (concrete/rip rap materials)
EA-SP-005	Consultant cost

83

ATTACHMENT B

CONTRACTOR DELIVERABLES

1.1                               Document Formats

Contractor shall provide engineering, procurement, construction and operating and maintenance documentation for all aspects of the Work.  Documents developed by Contractor and Major Subcontractors shall conform to the following:

1.               Contractor shall use industry standard 2D and/or 3D computer aided drawing systems (CAD). All final 2D CAD Drawing files generated by the Contractor must be compatible with 2D AutoCAD format.  File levels (layers) of drawing attributes shall be retained in the original level structure and intelligence, wherever practical.

2.               Software used for word processing shall be Microsoft Word.

3.               Software used for spreadsheets shall be Microsoft Excel.

4.               Hand-written documentation shall be minimized.

5.               All documents shall be produced in a clear readable and reproducible manner.

6.               Each page of the document shall carry the document number, revision, and a sequential page number.

7.               Software used for scheduling shall be compatible with Primavera or Microsoft Project.

8.               Databases shall be compatible with Microsoft Access or Oracle.

1.2                               Progress Reviews

During the development of the Drawings and Specifications, Contractor shall provide Owner with reasonable opportunity to perform reviews of the design and engineering in progress.  Such reviews may be conducted at Contractor’s office located in Houston, Texas or at any of its Major Subcontractor’s offices.  The reviews may be of progress prints, computer images, draft documents, working calculations, draft specifications or reports, Drawings, Specifications or other design documents as agreed to by Contractor and Owner.  The Parties acknowledge that any Owner instructions to Contractor during such reviews will have no effect unless Owner provides such instructions in writing to Contractor or unless Contractor provides notice of the instruction and Contractor’s compliance to Owner and Owner fails to object.

1.3                               Documents for Owner Approval

In addition to any other documents which Contractor is required by the other provisions of the Agreement to provide for Owner’s approval, Contractor shall submit copies of the following document, Drawings and Specifications to Owner for formal review, comment, and approval.

a.               Process flow diagrams (PFDs) with heat and material balances

b.              Piping and Instrument Diagrams (P&IDs)

c.               HAZOP reports

d.              Plot plans

e.               Equipment location plans

f.                 Piping layouts (from the 3D model)

g.              Bidders lists

h.              Electrical area classification drawings

i.                  Building layouts

j.                  Material selection guide

k.               Facility Performance Test reports

1.4                               Documents for Owner Review

In addition to any other documents which Contractor is required by the other provisions of the Agreement to provide for Owner’s review, Contractor shall submit copies of the following documents, Drawings and Specifications to Owner for review and comment.  These documents are not subject to Owner approval; however, Contractor will consider all Owner comments.  In addition, Owner may select other documents with the agreement of Contractor.

a.               Piping Specifications

b.              Underground piping plans

c.               3-D model

d.              Equipment lists

e.               Electrical one-line diagrams

f.                 Minutes and reports of HAZOP reviews and management of change reviews

g.              Minutes and reports of safety integrity level (SIL) meetings

h.              Key plans

i.                  Electrical area classification Drawings

j.                  Equipment data sheets

k.               Equipment Specifications

l.                  Standard detail Drawings

m.            Corrosion control Specifications

n.              Painting and coating Specifications and charts

o.              Insulation system Specifications

p.              Technical evaluation for all materials and Equipment

q.              Acceptance test procedures for all Major Equipment and packages.

l.                  Factory acceptance test reports

r.                 Recommended spare parts lists

s.               For reimbursable purchases, a complete commercial and technical evaluation

1.5                               Review Periods

Owner shall have up to ten (10) Business Days from its receipt of the documents listed in Sections 1.3 and 1.4 above, to issue to Contractor written comments on such documents, Drawings and Specifications.  Owner will annotate the Drawings and Specifications as appropriate and return to Contractor.  In the event that Owner disapproves the Drawings or Specifications, Owner shall provide Contractor with a written statement of the reasons for such rejection within the time period required for Owner’s response, and Contractor shall provide Owner with agreed to revised and corrected Drawings and Specifications as soon as possible thereafter.

1.6                               Record Drawings and Specifications

Contractor shall deliver to Owner the documents, Record Drawings and Specifications listed in (a) through (i) below.  All Record Drawings shall be provided in their native formats, fully functioning in accordance with Section 1.1 above.  Scanned documents, “.pdf”, and other non-editable formats are only acceptable for Subcontract (including Supplier) records where Contractor can not obtain the native format, or where approved as an exception by Owner.

Record Drawings and Specifications shall be handed over in hard copy printed format, and in electronic format by compact disks (CDs).  CD’s shall have a specific index of CD contents on each CD in “Document Register” format that includes the document number, title and revision.   CD’s shall be organized in a logical structure by discipline.  A master index shall be prepared to detail the contents of all handover CD’s listed by CD number and contents.

Record Drawings shall be inclusive of all design changes and field changes made up to Substantial Completion with “Record Drawing” in the revision block or with an as-built stamp.  Vendor prints to be review Code 1 (Work may proceed) or Code 4 (Review not required work may proceed).  Hand annotations on CAD prepared Record Drawings and Specifications are not permitted.

a.               Piping and Instrument Diagrams (P&IDs)

b.              Plot plans

c.               Underground plans

d.              Electrical area classification Drawings

e.               One-line diagrams

f.                 Start up, operating and maintenance manuals

g.              Vendor data books

h.              Performance Test reports (required to be delivered with Substantial Completion Certificate)

1.7                               Turnover Documents

Contractor shall deliver to Owner the turnover documents listed in (a) through (k) below.  All turnover documents shall be provided in their native formats, fully functioning in accordance with Section 1.1 above; however turnover documents may contain clearly legible hand annotations if necessary provided a scanned or “.pdf” files of the annotated document is also provided along with the native file.  Scanned documents, “.pdf”, and other non-editable formats are acceptable for Subcontract (including supplier)  records where Contractor cannot obtain the native format, or where approved as an exception by Owner.

Turnover documents shall be handed over in hard copy printed format, and in electronic format by compact disks (CDs).  CD’s shall have a specific index of CD contents on each CD in “Document Register” format that includes the document number, title and revision..  CD’s shall be organized in a logical structure by discipline.  A master index shall be prepared to detail the contents of all handover CD’s listed by CD number and contents.

Turnover Documents shall be the last revision issued by Contractor

a.               Process flow diagrams (PFDs) and heat and material balances

b.              Equipment location plans

c.               Key plans

d.              Cabling plans

e.               Piping Specifications

f.                 Painting and insulation summaries

g.              Building layouts

h.              Equipment data sheets

i.                  Material selection guide

j.                  Quality records and certification documentation

k.               Tie-in Drawings

l.                  Equipment list

m.            Instrument list

n.              Line list

Attachment C - Payment Schedule

SCHEDULE C-1  MILESTONE PAYMENT SCHEDULE

SABINE PASS LNG RECEIVING TERMINAL

Contract Price	$646,936,000
Monthly Payments	$194,080,800
Milestone Allotment	$452,855,200

Milestone Number	Description	Milestone Percentage	Cumulative Value	Milestone Value
1.01	Deliver Performance Letter of Credit & Payment Letter of Credit	0.50%	0.50%	$3,234,680
1.02	Place insurance coverage	1.00%	1.50%	$6,469,360
1.03	Issue Project Execution Plan to Owner	0.50%	2.00%	$3,234,680
1.04	PFDs issued for design	0.50%	2.50%	$3,234,680
1.05	Process P&IDs IFA	0.50%	3.00%	$3,234,680
1.06	Soils improvement Subcontract awarded	0.50%	3.50%	$3,234,680
2.01	Process P&IDs IFH	0.50%	4.00%	$3,234,680
2.02	LNG Tank Subcontract awarded	0.50%	4.50%	$3,234,680
2.03	Issue piping Specifications for design	0.50%	5.00%	$3,234,680
3.01	Marine works Subcontract awarded	0.50%	5.50%	$3,234,680
3.02	Complete process P&IDs HAZOP reviews	0.50%	6.00%	$3,234,680
3.03	Vaporizer purchase order awarded	0.50%	6.50%	$3,234,680
3.04	Gas turbine generator purchase order awarded	0.50%	7.00%	$3,234,680
3.05	Marine unloading arms puchase order awarded	0.50%	7.50%	$3,234,680
3.06	Deliver quality assurance and inspection plan, excluding commissioning	0.50%	8.00%	$3,234,680
3.07	Deliver initial CPM Schedule	0.50%	8.50%	$3,234,680
3.08	Deliver Project Engineering Plan	0.50%	9.00%	$3,234,680
3.09	Mobilize Construction Dock Subcontractor	0.23%	9.23%	$1,500,000
4.01	Process P&IDs IFD	0.50%	9.73%	$3,234,680
4.02	Site preparation Subcontract awarded	0.50%	10.23%	$3,234,680
4.03	LNG Tank test piling started	0.50%	10.73%	$3,234,680
4.04	LNG pumps purchase order awarded	0.50%	11.23%	$3,234,680
4.05	Deliver inspection procedures	0.50%	11.73%	$3,234,680
5.01	3D model review 30%	0.50%	12.23%	$3,234,680
5.02	First commitment of vessels or drums	0.50%	12.73%	$3,234,680
5.03	Boil-Off compressors purchase order awarded	0.50%	13.23%	$3,234,680
5.04	Receive critical vendor prints - vaporizers	0.50%	13.73%	$3,234,680
5.05	File Notice of Commencement in Louisiana Superior Court	0.50%	14.23%	$3,234,680
6.01	Award building Subcontract	0.50%	14.73%	$3,234,680
6.02	Purchase order for diesel generator awarded	0.50%	15.23%	$3,234,680
6.03	Purchase order for fuel gas heaters awarded	0.50%	15.73%	$3,234,680
6.04	Purchase order for instrument air compressor awarded	0.50%	16.23%	$3,234,680
6.05	Complete Construction Dock Revetment	0.46%	16.70%	$3,000,000
7.01	3D model review 50%	0.50%	17.20%	$3,234,680
7.02	Prepare material requisition for pipe rack steel	0.50%	17.70%	$3,234,680
7.03	Issue pipe rack piling location Drawings	0.50%	18.20%	$3,234,680
7.04	Award Piling Subcontract	0.50%	18.70%	$3,234,680
7.05	Deliver draft training program for Owner’s operators for review	0.50%	19.20%	$3,234,680
7.06	Marine Subcontract mobilize for dredging	0.50%	19.70%	$3,234,680
7.07	Deliver updated CPM Schedule	0.50%	20.20%	$3,234,680
8.01	Equipment arrangement Drawings IFC (LNG Tanks)	0.50%	20.70%	$3,234,680
8.02	Complete Major Equipment commitments (90%)	0.50%	21.20%	$3,234,680
8.03	Electrical switchgear & transformer material requisition	0.50%	21.70%	$3,234,680
9.01	Rack piping material requisition	0.50%	22.20%	$3,234,680
9.02	Process P&IDs IFC	0.50%	22.70%	$3,234,680
9.03	LNG Tank Subcontract mobilize & start piling for Tank 1	0.50%	23.20%	$3,234,680
9.04	Instrument M/R - long lead control valves	0.50%	23.70%	$3,234,680
9.05	Piling Subcontract mobilize & start piling	0.50%	24.20%	$3,234,680
9.06	Complete Construction Dock	0.50%	24.70%	$3,236,000
10.01	Pipe rack foundations IFC	0.50%	25.20%	$3,234,680
10.02	Issue instrument index(for design)	0.50%	25.70%	$3,234,680
10.03	Instrumentation MRs -relief valves	0.50%	26.20%	$3,234,680
10.04	Start piling Tank 2	0.50%	26.70%	$3,234,680
11.01	Piling completed for Tank 1	0.50%	27.20%	$3,234,680
11.02	Purchase order for DCS awarded	0.50%	27.70%	$3,234,680
12.01	Start issue Equipment foundations IFC	0.50%	28.20%	$3,234,680
12.02	Rack steel Drawings IFC	0.50%	28.70%	$3,234,680
12.03	Start issue instrument location Drawings	0.50%	29.20%	$3,234,680
12.04	3D model 90% review	0.50%	29.70%	$3,234,680
12.05	Complete piling Tank 2	0.50%	30.20%	$3,234,680
13.01	Issue Metering Skid Material requisition	0.50%	30.70%	$3,234,680
13.02	Start issue instrument details	0.50%	31.20%	$3,234,680

13.03	Complete piling [Tank 3] (90%)	1.00%	32.20%	$6,469,360
13.04	Start pipe rack foundations	0.50%	32.70%	$3,234,680
14.01	Start process structure	0.50%	33.20%	$3,234,680
14.02	Issue building foundation Drawings (90%)	0.50%	33.70%	$3,234,680
14.03	Start issue fab pipe Isometrics	0.50%	34.20%	$3,234,680
14.04	Marine Subcontract start dock construction	1.00%	35.20%	$6,469,360
14.05	Dredging completed	0.50%	35.70%	$3,234,680
15.01	Start delivery gas turbine generators	0.50%	36.20%	$3,234,680
15.02	Deliver diesel generator set	0.50%	36.70%	$3,234,680
15.03	Fabricate & deliver first vaporizers	0.50%	37.20%	$3,234,680
15.04	Pile cap installation complete Tank 1	1.00%	38.20%	$6,469,360
15.05	Start delivery of large cryogenic valves	0.50%	38.70%	$3,234,680
16.01	Start pipe rack steel erection	0.50%	39.20%	$3,234,680
16.02	Issue electrical layout Drawings (90%)	0.50%	39.70%	$3,234,680
16.03	Complete pile cap installation Tank 2	1.00%	40.70%	$6,469,360
16.04	Start delivery of instrumentation	0.50%	41.20%	$3,234,680
17.01	Complete pile cap installation Tank 3	0.50%	41.70%	$3,234,680
17.02	Deliver LNG pumps	0.50%	42.20%	$3,234,680
18.01	Start rack piping	0.50%	42.70%	$3,234,680
18.02	Site preparation Subcontract Work completed	0.50%	43.20%	$3,234,680
18.03	First delivery of rack pipe	0.50%	43.70%	$3,234,680
18.04	Process area concrete structure complete (90%)	0.50%	44.20%	$3,234,680
19.01	Power generation area foundations complete (90%)	0.50%	44.70%	$3,234,680
19.02	Start Equipment installation	0.50%	45.20%	$3,234,680
19.03	Deliver transformers	0.50%	45.70%	$3,234,680
20.01	Marine berth construction complete	0.50%	46.20%	$3,234,680
20.02	Complete structural steel delivery (90%)	0.50%	46.70%	$3,234,680
20.03	Award insulation Subcontract technical package	0.50%	47.20%	$3,234,680
20.04	Deliver Boil-Off compressor	0.50%	47.70%	$3,234,680
21.01	Deliver fabricated pipe (90%)	0.50%	48.20%	$3,234,680
21.02	DCS/SIS configuration at vendor shop	0.50%	48.70%	$3,234,680
21.03	Fabricate and deliver piping valves (90%)	0.50%	49.20%	$3,234,680
21.04	Outer tank shell plate complete Tank 1	0.50%	49.70%	$3,234,680
22.01	Roof Raising Tank 1	0.50%	50.20%	$3,234,680
22.02	Complete all foundations (90%)	0.50%	50.70%	$3,234,680
23.01	Start bottom insulation system Tank 1	0.50%	51.20%	$3,234,680
23.02	Last delivery of vaporizers	0.50%	51.70%	$3,234,680
23.03	Start install fabricated pipe (spools)	0.50%	52.20%	$3,234,680
23.04	Roof Raising Tank 2	0.50%	52.70%	$3,234,680
23.05	Outer tank shell plate complete Tank 2	0.50%	53.20%	$3,234,680
24.01	DCS FAT testing	0.50%	53.70%	$3,234,680
24.02	Start bottom insulation system Tank 2	0.50%	54.20%	$3,234,680
24.03	Outer tank shell plate complete Tank 3	0.50%	54.70%	$3,234,680
25.01	Commence pipe rack electrical tray	0.50%	55.20%	$3,234,680
25.02	Set first vaporizer	0.50%	55.70%	$3,234,680
25.03	Roof raising Tank 3	0.50%	56.20%	$3,234,680
25.04	Deliver Performance Test Procedures	0.50%	56.70%	$3,234,680
26.01	Start bottom insulation system Tank 3	0.50%	57.20%	$3,234,680
26.02	Award insulation Subcontract	0.50%	57.70%	$3,234,680
27.01	Power generation area Equipment installed (90%)	0.50%	58.20%	$3,234,680
27.02	Complete erection of 90% pipe rack steel	0.50%	58.70%	$3,234,680
27.03	Complete containment swales (90%)	0.50%	59.20%	$3,234,680
28.01	Building Subcontract Work completed (90%)	0.50%	59.70%	$3,234,680
28.02	Power generation piping 90% complete	0.50%	60.20%	$3,234,680
28.03	Deliver metering skid	0.50%	60.70%	$3,234,680
29.01	Marine area piping 90% complete	0.39%	61.08%	$2,498,680
29.02	Deliver Project Commissioning Plan	0.35%	61.43%	$2,234,680
30.01	Power generation I&E complete (90%)	0.35%	61.77%	$2,234,680
31.01	Startup power generation	0.35%	62.12%	$2,234,680
31.02	Deliver interim operations plan	0.35%	62.46%	$2,234,680
32.01	Tank 1 erection complete	0.35%	62.81%	$2,234,680
33.01	Complete hydro test LNG Tank 1	0.35%	63.15%	$2,234,680

34.01	Marine area I&E 90% complete	0.35%	63.50%	$2,234,680
34.02	Deliver 90-day notice for RFCD	0.50%	64.00%	$3,234,680
34.03	Deliver recommended Operating Spare Parts List	0.50%	64.50%	$3,234,680
35.01	Complete Hydro test Tank 2	0.50%	65.00%	$3,234,680
36.01	Complete ponds/ditches (90%)	0.50%	65.50%	$3,234,680
36.02	Complete Hydro test Tank 3	0.50%	66.00%	$3,234,680
37.01	Achieve RFCD	0.50%	66.50%	$3,234,680
37.02	Deliver 90-day notice for Performance Testing	0.50%	67.00%	$3,234,680
38.01	Complete dikes around Tank 2	0.50%	67.50%	$3,234,680
38.02	Tank 2 available for Cool Down	0.50%	68.00%	$3,234,680
39.01	Tank 3 available for Cool Down	0.50%	68.50%	$3,234,680
40.01	Facility achieves Ready for Performance Testing	0.50%	69.00%	$3,234,680
41.01	Complete Performance Testing and achieve Substantial Completion	0.50%	69.50%	$3,234,680
42.01	Complete Punchlist and achieve Final Completion	0.50%	70.00%	$3,234,680
		70.00%		$452,855,200

SCHEDULE C-2 MONTHLY PAYMENT SCHEDULE

SABINE PASS LNG RECEIVING TERMINAL

Contract Price	$646,936,000
Monthly Payments	$194,080,800
Milestone Allotment	$452,855,200

Month #			Percent				Payment
From NTP		Month	Advance Payment	Monthly Payment	Incremental Payments	Cumulative Payments	Advance Payment	Monthly Payment	Milestone Payments	Total Payments

LNTP	-3	Jan-05		0.19%	0.19%	0.19%		$1,229,178		$1,229,178
	-2	Feb-05		0.31%	0.31%	0.50%		$2,005,502		$2,005,502
	-1	Mar-05		0.22%	0.22%	0.72%		$1,423,259		$1,423,259
NTP		1-Apr-05	5.00%		5.00%	5.72%	$32,346,800	$—		$32,346,800
	1	Apr-05	-0.42%	1.80%	1.38%	7.10%	$(2,695,567)	$11,644,848	$22,642,760	$31,592,041
	2	May-05	-0.42%	1.92%	1.50%	8.60%	$(2,695,567)	$12,399,607	$9,704,040	$19,408,080
	3	Jun-05	-0.42%	1.92%	1.50%	10.10%	$(2,695,567)	$12,399,607	$27,377,440	$37,081,480
	4	Jul-05	-0.42%	0.52%	0.10%	10.20%	$(2,695,567)	$3,342,503	$16,173,400	$16,820,336
	5	Aug-05	-0.42%	0.52%	0.10%	10.30%	$(2,695,567)	$3,342,503	$16,173,400	$16,820,336
	6	Sep-05	-0.42%	0.52%	0.10%	10.40%	$(2,695,567)	$3,342,503	$15,938,720	$16,585,656
	7	Oct-05	-0.42%	0.52%	0.10%	10.50%	$(2,695,567)	$3,342,503	$22,642,760	$23,289,696
	8	Nov-05	-0.42%	0.52%	0.10%	10.60%	$(2,695,567)	$3,342,503	$9,704,040	$10,350,976
	9	Dec-05	-0.42%	0.52%	0.10%	10.70%	$(2,695,567)	$3,342,503	$19,409,400	$20,056,336
	10	Jan-06	-0.42%	0.52%	0.10%	10.80%	$(2,695,567)	$3,342,503	$12,938,720	$13,585,656
	11	Feb-06	-0.42%	0.52%	0.10%	10.90%	$(2,695,567)	$3,342,503	$6,469,360	$7,116,296
	12	Mar-06	-0.42%	0.52%	0.10%	11.00%	$(2,695,567)	$3,342,503	$16,173,400	$16,820,336
	13	Apr-06		2.00%	2.00%	13.00%		$12,938,720	$16,173,400	$29,112,120
	14	May-06		2.00%	2.00%	15.00%		$12,938,720	$19,408,080	$32,346,800
	15	Jun-06		2.00%	2.00%	17.00%		$12,938,720	$19,408,080	$32,346,800
	16	Jul-06		2.00%	2.00%	19.00%		$12,938,720	$16,173,400	$29,112,120
	17	Aug-06		2.00%	2.00%	21.00%		$12,938,720	$6,469,360	$19,408,080
	18	Sep-06		2.00%	2.00%	23.00%		$12,938,720	$12,938,720	$25,877,440
	19	Oct-06		1.00%	1.00%	24.00%		$6,469,360	$9,704,040	$16,173,400
	20	Nov-06		0.50%	0.50%	24.50%		$3,234,680	$12,938,720	$16,173,400
	21	Dec-06		0.50%	0.50%	25.00%		$3,234,680	$12,938,720	$16,173,400
	22	Jan-07		0.50%	0.50%	25.50%		$3,234,680	$6,469,360	$9,704,040
	23	Feb-07		0.50%	0.50%	26.00%		$3,234,680	$16,173,400	$19,408,080
	24	Mar-07		0.50%	0.50%	26.50%		$3,234,680	$9,704,040	$12,938,720
	25	Apr-07		0.50%	0.50%	27.00%		$3,234,680	$12,938,720	$16,173,400
	26	May-07		0.50%	0.50%	27.50%		$3,234,680	$6,469,360	$9,704,040
	27	Jun-07		0.50%	0.50%	28.00%		$3,234,680	$9,704,040	$12,938,720
	28	Jul-07		0.50%	0.50%	28.50%		$3,234,680	$9,704,040	$12,938,720
	29	Aug-07		0.50%	0.50%	29.00%		$3,234,680	$4,733,360	$7,968,040
	30	Sep-07		0.50%	0.50%	29.50%		$3,234,680	$2,234,680	$5,469,360
	31	Oct-07		0.50%	0.50%	30.00%		$3,234,680	$4,469,360	$7,704,040
	32	Nov-07			0.00%	30.00%		$—	$2,234,680	$2,234,680
	33	Dec-07			0.00%	30.00%		$—	$2,234,680	$2,234,680
	34	Jan-08			0.00%	30.00%		$—	$8,704,040	$8,704,040
	35	Feb-08			0.00%	30.00%		$—	$3,234,680	$3,234,680
	36	Mar-08			0.00%	30.00%		$—	$6,469,360	$6,469,360
	37	Apr-08			0.00%	30.00%		$—	$6,469,360	$6,469,360
	38	May-08			0.00%	30.00%		$—	$6,469,360	$6,469,360
	39	Jun-08			0.00%	30.00%		$—	$3,234,680	$3,234,680
	40	Jul-08			0.00%	30.00%		$—	$3,234,680	$3,234,680
	41	Aug-08			0.00%	30.00%		$—	$3,234,680	$3,234,680
	42	Sep-08			0.00%	30.00%		$—	$3,234,680	$3,234,680
			0.00%	30.00%	30.00%		$—	$194,102,365	$452,855,200	$646,957,565

ATTACHMENT D

FORM OF CHANGE ORDER

SCHEDULE D-1

CHANGE ORDER FORM

(for use when the Parties mutually agree upon and execute the Change Order pursuant to Section 6.1B or 6.2C)

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER:
DATE OF CHANGE ORDER:
OWNER: Sabine Pass LNG, L.P.

CONTRACTOR: Bechtel Corporation

DATE OF AGREEMENT: December 18, 2004

The Agreement between the Parties listed above is changed as follows: (attach additional documentation if necessary)

Adjustment to Contract Price

The original Contract Price was	$
Net change by previously authorized Change Orders (# )	$
The Contract Price prior to this Change Order was	$
The Contract Price will be (increased) (decreased) (unchanged) by this Change Order in the amount of	$
The new Contract Price including this Change Order will be	$

Adjustment to dates in Project Schedule

The following dates are modified (list all dates modified; insert N/A if no dates modified):

The Target Bonus Date will be (increased)(decreased)(unchanged) by                     (     ) Days.

The Target Bonus Date as of the date of this Change Order therefore is                         , 20     .

(attach additional documentation if necessary)

The Guaranteed Substantial Completion Date will be (increased)(decreased)(unchanged) by                   (      ) Days.

The Guaranteed Substantial Completion Date as of the date of this Change Order therefore is                       , 20     .

(attach additional documentation if necessary)

Adjustment to other Changed Criteria (insert N/A if no changes or impact; attach additional documentation if necessary)

Adjustment to Payment Schedule:

Adjustment to Minimum Acceptance Criteria:

Adjustment to Performance Guarantees:

Adjustment to Design Basis:

Other adjustments to liability or obligation of Contractor or Owner under the Agreement:

This Change Order [shall] [shall not] constitute a full and final settlement and accord and satisfaction of all effects of the change as described in this Change Order upon the Changed Criteria and shall be deemed to compensate Contractor fully for such change.

Upon execution of this Change Order by Owner and Contractor, the above-referenced change shall become a valid and binding part of the original Agreement without exception or qualification, unless noted in this Change Order.  Except as modified by this and any previously issued Change Orders, all other terms and conditions of the Agreement shall remain in full force and effect.  This Change Order is executed by each of the Parties’ duly authorized representatives.

Owner	Contractor

Name	Name

Title	Title

Date of Signing	Date of Signing

SCHEDULE D-2

UNILATERAL CHANGE ORDER FORM

(for use when only Owner executes the Change Order pursuant to Section 6.1C or 6.2D)

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER NUMBER:
DATE OF CHANGE ORDER:
OWNER: Sabine Pass LNG, L.P.

CONTRACTOR: Bechtel Corporation

DATE OF AGREEMENT: December 18, 2004

You are hereby directed to make the following additions or modifications to, or deductions from, the Work (attach additional documentation if necessary)

Compensation for the changes specified in this Change Order is on a time and materials basis as provided in Section 6.1C and 6.2D of the Agreement.

Contractor shall commence with the performance of the change(s) described above [insert date].

This Change Order is signed by Owner’s duly authorized representative.

Owner

Name

Title

Date of Signing

SCHEDULE D-3

CONTRACTOR’S CHANGE ORDER REQUEST FORM/

CONTRACTOR’S RESPONSE TO A CHANGE ORDER PROPOSED BY OWNER

(For use by Contractor (i)  pursuant to Section 6.2B of the Agreement, when Contractor requests a proposed Change Order, and (ii) pursuant to Section 6.1A of the Agreement, in responding to a Change Order proposed by Owner)

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	CHANGE ORDER REQUEST NUMBER:
DATE OF CHANGE ORDER REQUEST:
OWNER: Sabine Pass LNG, L.P.

CONTRACTOR: Bechtel Corporation

DATE OF AGREEMENT: December 18, 2004

Contractor proposes the following change(s) in the Agreement:  (attach additional documentation, if necessary)

OR (as applicable)

Owner proposes the following change(s) in the Agreement:  attach additional documentation, if necessary)

Detailed Reasons for Proposed Change(s) (provide detailed reasons for the proposed change, and attach all supporting documentation required under the Agreement)

Proposed Adjustments to Agreement (attach additional documentation, if necessary)

Contract Price Adjustment:

Target Bonus Date Adjustment:

Guaranteed Substantial Completion Date Adjustment:

Adjustment to Payment Schedule:

Adjustment to Minimum Acceptance Criteria:

Adjustment to Performance Guarantees:

Adjustment to Guarantee Conditions:

Adjustment to Design Basis:

Other adjustments to liability or obligations of Contractor under the Agreement:

This request for Change Order is signed by Contractor’s duly authorized representative.

Contractor

Name

Title

Date of Signing

SCHEDULE D-4

UNIT RATES FOR CHANGE ORDERS

PERFORMED ON A TIME AND MATERIALS BASIS

		Unit	Rate (in US$)
Item	Cost Category	Year	2004	2005	2006	2007	2008	Remarks
1	Home Office	Home Office Man-Hour	$123	$128	$134	$140	$146	Includes all home office labor and other direct costs except travel.
2	Field Non-Manual	Field Non-Manual Man-Hour		$104	$106	$109	$118	Includes all field non-manual labor, other direct costs including relocation and temporary assignments, except business travel.
3	Construction Direct and Indirect Labor	Direct Construction Labor Man-Hour		$29	$32	$35	$35	Includes all construction direct labor and indirect labor, temporary facilities, material and small tools and consumables. Does not include large tools, Construction Equipment, or manual travel.
4	Direct Material and Subcontracts							Cost plus 10% markup on material and 5% markup on Subcontracts
5	Construction Equipment and tools valued over $1,500	Each	Actual invoiced rental rates + 10% Markup					For additional Construction Equipment or large tools not in the base plan.
6	Business Travel							Based on Contractor’s travel policies attached as Exhibit 1.

This Schedule D-4 (including the attached Exhibit 1) shall be used: (i) by Contractor to develop its proposed adjustment to the Contract Price for a proposed Change Order submitted by Owner in accordance with Section 6.1A of the Agreement; (ii) by the Parties to determine the amount of compensation that Contractor is entitled to with respect to an unilateral Change Order executed by Owner in accordance with Section 6.1C or Section 6.2D of the Agreement; or (iii) by Contractor to develop its proposed adjustment to the Contract Price for any request for a proposed Change Order made by Contractor in accordance with Section 6.2B or Section 6.5B of the Agreement.

The above listed labor rates are all inclusive and include, among other things, wages and salaries paid to employees, holidays, vacation, sick leave, hospitalization and medical insurance, life insurance, payroll taxes, retirement and incentive programs, computer hardware and software, local communications, reproduction, overhead and profit.

If a Change Order results in Contractor incurring travel expenses necessary to the performance of the changed Work, and such travel expenses are reimbursable under an unilateral Change Order, Contractor shall be compensated based on the actual cost for such travel expenses, provided that such expenses comply with the requirements of Exhibit 1.

If additional temporary facilities such as buildings, roads, parking areas, lay down areas, fence and services such as watch persons and guards have to be added to execute the Change Order, the costs will be extra.

Exhibit 1

Contractor’s Travel Policy

A.                                   GENERAL

Employees are on business trips when they are directed to travel for business purposes and their stay at any one location is not expected to exceed 60 Days.

Organization Manager approval is required to assign an employee initially on a business trip for more than 60 Days or to extend a business trip beyond 60 Days.

Transportation and actual reasonable expenses incurred by employees on business trips will be reimbursed.  Allowances are detailed below.

Accompanied status is not normally authorized for employees on business trips.  Special circumstances where spouses or domestic partners may accompany employees are detailed in Corporate Manual Policy 106, Business Travel.

B.                                     TRANSPORTATION

1.                                       Public Carrier

Employees on business trips are reimbursed for the most economical class of regularly scheduled, reserved seat service available plus actual and reasonable expenses to and from the airport.

Guidelines for class of service:

Domestic travel (all countries)	Economy/Coach
International travel under 7 hours	Economy/Coach
International travel greater than 7 hours	Business
International travel overnight with next Day business	Business

2.                                       Private Automobile

Mileage costs via the most direct route will be reimbursed at the allowable rates set by the Internal Revenue Service per mile.  Tolls are reimbursed in addition to the mileage rate.

C.                                     FOOD, LODGING AND MISCELLANEOUS EXPENSES

Actual reasonable expense incurred during travel will be reimbursed.

ATTACHMENT E

PROJECT SCHEDULE

Limited Notice to Proceed:	No later than January 4, 2005

Notice to Proceed:	The later of (A) ninety (90) Days following Owner’s issuance of the Limited Notice to Proceed or (B) April 4, 2005

Target Bonus Date:	One Thousand Ninety Five (1095) Days following Owner’s issuance of the Notice to Proceed

Guaranteed Substantial Completion Date:	One Thousand Two Hundred Forty-Seven (1247) Days following Owner’s issuance of the Notice to Proceed

E-1

ATTACHMENT F

KEY PERSONNEL AND CONTRACTOR’S ORGANIZATION

The following individuals are Key Personnel.  Key Personnel shall, unless agreed by Owner, be devoted full time to the Work for the minimum duration specified.  A scheduled destaffing plan shall be developed by Contractor during LNTP.

Position	Nominee	Mobilization	Demobilization(1)
Project Director	Asok Kumar	LNTP	Full-time through Substantial Completion; part-time thereafter as necessary for the Work
Project Manager/Major Subcontracts	TBA(2)	LNTP	Full-time through Final Completion
Project Engineering Manager	Sho Ota	LNTP	Full-time through end of engineering; part-time thereafter as necessary for the Work
Procurement Manager	TBA(2)	LNTP	Full time through purchase of all Major Equipment; part time thereafter as necessary for the Work
Site Manager	Bruce Sullivan	LNTP	Full-time through Substantial Completion; part-time thereafter as necessary for the Work
Project Controls Manager	TBA(2)	LNTP	Full-time through Substantial Completion; part-time thereafter as necessary for the Work
QA Manager	TBA(2)	NTP	Full time through Ready for Cool Down, part-time thereafter as necessary for the Work
HSE Manager	TBA(2)	NTP	Full time through Substantial Completion, part-time thereafter as necessary for the Work

(1) The stated durations are an estimate only and such Key Persons shall be dedicated full time to the Work for a longer period, if necessary, for such Key Person to perform his or her tasks.

(2) Within thirty (30) Days after LNTP, Contractor shall propose for Owner’s approval (such approval not to be unreasonably withheld) a person for the positions listed as “TBA.”  Such proposals shall include the resumes of professional education and experience for such person.

Cheniere LNG Terminal Project
Organization Chart
Sabine Pass

* Key Personnel

ATTACHMENT G

APPROVED SUBCONTRACTORS AND SUB-SUBCONTRACTORS

AND LIST OF MAJOR EQUIPMENT

1.1                               Introduction

Subject to the provisions of Section 2.4 of the Agreement, this Attachment includes (in Section 1.6) the List of Approved Subcontractors; identifies (in Section 1.3) the Subcontracts designated as Major Subcontracts, identifies (in Section 1.4) the Sub-subcontracts which are designated as Major Sub-subcontracts, and lists (in Section 1.5) the Equipment designated as Major Equipment.

1.2                               Local Content

Contractor shall give due consideration to local companies to provide materials and services, provided they are competitive in terms and price, proven quality, experience, expertise, service and delivery.  (Refer to Section 5.3, Schedule A-1)

1.3                               Major Subcontracts

The following Subcontracts are designated as Major Subcontracts (as defined in the Agreement), the Subcontractors for which shall be deemed to be Major Subcontractors, and will apply even if the actual contractual arrangement is as a Sub-subcontractor:

•                  LNG storage Tanks

•                  Marine facilities

•                  Soils improvement

•                  Site preparation

•                  Buildings

•                  Insulation

•                  Non- destructive testing

•                  Submerged combustion vaporizers (SCVs)

•                  Distributed control system (DCS)

•                  Safety integrity systems (SIS)

•                  Recondensers

•                  Boil-off Gas Compressors

•                  Boil-off Gas blowers

•                  LNG pumps

•                  Power generation packages

•                  Instrument air compressors

•                  Cryogenic valves

•                  Custody transfer metering systems

•                  Marine unloading arms

•                  All other Subcontracts having an aggregate value of five million dollars ($5,000,000) or greater.

1.4                               Major Sub-Subcontracts

The following Sub-subcontracts are designated as Major Sub-subcontracts (as defined in the Agreement), the Sub-subcontractors for which shall be deemed to be Major Sub-subcontractors:

•                  Insulation Sub-subcontract for the LNG Tanks

•                  Supplier of 9% Nickel plate for LNG Tanks

•                  Dredging

1.5                               Major Equipment

The following Equipment items shall be deemed to be Major Equipment (as defined in the Agreement):

•                  Submerged combustion vaporizers (SCVs)

•                  Distributed control system (DCS)

•                  Safety integrity systems (SIS)

•                  Recondensers

•                  Boil-off gas compressors

•                  Boil-off as blowers

•                  LNG pumps

•                  Power generation packages

•                  Instrument air compressors

•                  Cryogenic valves

•                  Custody transfer metering systems

•                  Marine unloading arms

•                  All other equipment having a per-item cost of one million dollars ($1,000,000) or greater.

1.6                               List of Approved Subcontractors

Contractor shall use those Subcontractors listed below for the specified items of Work.  Any deviation from this list or requests to use other Subcontractors for material or Equipment purchases must be approved in writing in advance by Owner.

Chromatographs

ABB Analytics (Bendix) - USA

Applied Automation – USA

Daniel – USA

Yokagawa – Japan

Emerson (Rosemont) - USA

Compressors, Plant and Instrument Air

Ingersoll-Rand - USA

Joy-Cooper - USA

Atlas Copco - USA

Kobe Steel – Japan

Elliott – USA

GHH Borsig - Germany

Gardner Denver - USA

Demag DeLaval – USA

IHI - Japan

Kobelco – Japan

Airdyne - USA

Compressors, Boil Off Gas

Sulzer Burkhardt – USA/Switzerland

Japan Steel Works – Japan

IHI – Japan

Ebara - USA

Neuman and Esser – Germany

Demag Delaval – Germany/USA

Elliott Company – USA

Dresser-Rand – USA

Nuovo Pignone – Italy

Compressors, High Pressure Sendout (Not currently in scope)

Sulzer Burkhardt – USA/Switzerland

Japan Steel Works – Japan

IHI – Japan

Ebara - USA

Neuman and Esser – Germany

Demag Delaval – Germany/USA

Elliott Company – USA

Dresser-Rand – USA

Nuovo Pignone – Italy

Custody Transfer Metering System

Daniel Industries – USA

Instromet, Inc. – USA

Brazos Valley Sysems, Inc. – USA

Sagebrush - USA

FMC Measurement Solutions - USA

Alderley Ltd – UK

En-Fab, Inc. – USA

Moorco/Smith – USA

Linco/Electromatic - USA

Lightning Fabricators – USA

WES Operations - USA

Distributed Control Systems (DCS)

Invensys – USA

Emerson – USA

Yokogawa – USA

Honeywell – USA

ABB - USA

Electric Motors (NEMA Frame)

General Electric - USA

U.S. Electric - USA

Reliance – USA/Mexico

Westinghouse - USA

Siemens – USA/Mexico

Industrias IEM (BF) - Mexico

Unimega S.A. DE C. V. – Mexico

Continental – USA

Toshiba – USA

ABB - International

Expansion Joints - Piping

Munro & Miller – UK

Tokyo Rasenkan Seisakusho – Japan

Pathway Bellows – USA

Senior Flexonics – USA

Badger Industries – USA

U.S. Bellows – USA

American BOA – USA

Expansion Joint Systems - USA

Flame Arrestors

Groth - USA

Shand & Jurs - USA

Protectoseal - USA

Varec/Westech - USA

Zink - USA

GPE Controls – USA

Tornado – USA

Generators, Combustion Turbine

Solar Turbines - USA

General Electric (Nuovo Pignone) - International

Pratt & Whitney (Man Turbomachinery- Sulzer) – International

Rolls Royce Energy Systems – International

Siemens Demag DeLaval Industrial Turbomachinery (Alstom) – International

LNG Tanks

Matrix/MHI – USA/Japan

CB&I – USA

Technigaz – France

TKK – Japan

IHI – Japan

LNG Pumps

Cryostar - USA

Ebara International - USA

Sulzer Bingham - USA

David Brown/Union Pumps - USA

J.C. Carter – USA

Nikkiso – Japan

Flowserve (BW/IP) - USA

LNG Vapor Blowers

Tuthill Corporation – USA

Dresser Industries, Inc. – USA

General Electric – USA

Mafi – Trench - USA

Marine Facilities

Weeks Marine - USA

Bo-Mac - USA

American Bridge/Great Lakes Dredge Joint Venture - USA

Monitors, Displacement, Vibration, Speed (Machine Protection Systems)

Bently Nevada - International

Brüel & Kjaer - International

Vibrometer - International

CML - International

SKF - International

Motor Control Centers/Switchgear

Powell Electrical Manufacturing Company - USA

General Electric - USA

Siemens – USA/Mexico

Allen Bradley (MCCs only) - USA

Electrical Power Systems - USA

Square “D” Company - USA

Merlin Gerin - France

Holec – Netherlands

Fuji Electric - Japan

Toshiba - Japan

S & L - UK

GEC Alstrom - UK

ABB- Germany

Cutler Hammer (Eaton) – USA

Cutler Hammer Mexicana – Mexico

Schneider Electric Mexico – Mexico

ABB Equipos Y Sistemas - Mexico

Motor Operated Valve Assemblers and Manufacturers of Valves

AVSI - USA

Baro Controls - USA

Valve Systems & Controls - USA

Tyco/Keystone - USA

Puffer Sweiven - USA

R. J. Gallagher - USA

Raimondi - USA

McJunkin – USA

Sunbelt Supply – USA

Velan – Canada/USA

Bernard Controls – USA

EIM – USA

Envalco – USA

MOV Controls - USA

Overhead Cranes – Air Powered

PCT – UK

Yale - USA

Ingersoll-Rand Material Handling - USA

Chester Hoist Inc. - USA

Detroit Hoist & Crane Co. - USA

American Crane & Hoist Corp. - USA

Coffing Hoists - USA

Columbus McKinnon Corp. - USA

Relief Valves - Conventional

Dresser Industrial Valve & Instruments Division (Consolidated) - USA

Anderson-Greenwood /Crosby - USA

Farris  USA

Groth - USA

Relief Valves - Pilot Operated

Anderson Greenwood/ Crosby – USA

Dresser Industrial Valve & Instruments Division (Consolidated) - USA

Process Gas Chromatograph

Elsag Bailey - International

Hartman & Braun - International

Applied Automation – International

ABB Process Analytics - International

Foxboro - International

Kinetic VP - International

Rotork - International

Precision Scientific – International

Daniel – USA

Yokagawa – Japan

Emerson (Rosemont) – USA

Site Preparation

Cajun Constructors – USA

James Brothers – USA

Crain Brothers - USA

Soils Improvement

Recon – USA (preferred Subcontractor.  The following are approved only if Contractor cannot come to agreement with the preferred Subcontractor: Raito – USA, Hayward Baker – USA, and DGI-Menard – USA.)

Ultrasonic Flow meter

Controlotron - International

Panametrics - International

Krone Altometer – International

Instromet – US

Daniel – International

ABB – International

Control Engineering - USA

Natural Gas Pipeline Ball Valve

Grove – USA

Cameron - USA

KF -Italy

Perrar – Italy

Petrolvalve -Italy

PBV -USA

Nitrogen Storage and Vaporization Package

BOC – USA

Air Products – USA

Air Liquide – USA

Lotepro – USA

Praxair - USA

Cryogenic and Severe Service Valves

Valtek - USA

Masoneilian - USA

Fisher - USA

CCI  USA

Severn Glocon - UK

Submerged Combustion Vaporizers

T-Thermal – USA

Kaldair-UK

Sumitomo Corporation of America –USA/Japan

Tank Gauges (LNG Tanks)

Varec - International

Enraf - International

Radar Gauge (Saab) - International

Whessoe- International

Emerson (Rosemont) - International

Foxboro - International

Unloading Arms

FMC – France

SVT Connex – Germany

Emco Weaton – USA

Woodfield - UK

Valves, Cryogenic Ball

Kitamura Valve Mfg. Co – Japan

Truflo Valves – U.K.

Kitz Corp - Japan

Bray - USA

Centerline - USA

Crane - USA

Durco - USA

Flowseal - USA

Jamesbury - USA

Pratt - USA

Norris - USA

PosiSeal - USA

Tufline - USA

WKM - USA

Keystone - USA

McCanna - USA

Grinnel - USA

Clow (Tri-Centric) - USA

Vanessa (Keystone) - Italy

AMRI -  USA

Adams - Germany

Tomoe - Japan

Duvalco - Netherlands

Xomox - Japan

Neles - Japan

Westad - Norway

Water Witzel – Netherlands

OMS Salari – Italy

Velan -  USA

Perar – Italy

Poyam – Spain

TBV - USA

Petrolrtorvalve - Italy

Tong Yung –Korea

OMB – Italy

Hindle- Great Britain

Orbit - USA

Valves, Cryogenic Butterfly

Neles Inc. – USA

Royal – USA

Amri Inc. – USA

Velan – USA

Vanessa (Tyco) – USA

Adams – Germany

Orton – Italy

Linde MPAG- Germany

Valves, Cryogenic Globe &  Check Valves

Velan – Canada/USA

Tong Yung – Korea

OMB- Italy

Valves, Non-Return

Vanessa - USA

Rockwell - USA

Newco - USA

Shoritsu - Japan

Fasani - Italy

Kitz – Japan

Vent  System

John Zink - USA

Kaldair - USA

Flaregas - USA

Callidus – USA

Tornado – USA

MRW Technologies - USA

ATTACHMENT H

FORM OF LIMITED NOTICE TO PROCEED

AND NOTICE TO PROCEED

SCHEDULE H-1

FORM OF LIMITED NOTICE TO PROCEED

Date:

Via Facsimile (713) 235-1610 and Overnight Courier

Bechtel Corporation

3000 Post Oak Boulevard

Houston, Texas 77056

Attention:  Mr. C. Asok Kumar

Re:                               Limited Notice to Proceed

Pursuant to Section 5.2A of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated as of December 18, 2004 (the “Agreement”), by and between Sabine Pass LNG, L.P. (“Owner”) and Bechtel Corporation (“Contractor”), this letter shall serve as the Limited Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with the LNTP Work described in Section 11 of Attachment A pursuant to the terms and conditions of the Agreement.

For and on behalf of
SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Limited Notice to Proceed.

For and on behalf of

BECHTEL CORPORATION

By:
Name:
Title:

cc:                                 Bechtel Corporation

3000 Post Oak Boulevard

Houston, Texas 77056

Facsimile: (713) 235-3945

Attn: Principal Counsel

SCHEDULE H-2

FORM OF NOTICE TO PROCEED

Date:

Via Facsimile (713) 235-1610 and Overnight Courier

Bechtel Corporation

3000 Post Oak Boulevard

Houston, Texas 77056

Attention:  Mr. C. Asok Kumar

Re:                               Notice to Proceed

Pursuant to Section 5.2B of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated as of December 18, 2004 (the “Agreement”), by and between Sabine Pass LNG, L.P. (“Owner”) and Bechtel Corporation (“Contractor”), this letter shall serve as the Notice to Proceed from Owner to Contractor authorizing Contractor to proceed with the Work pursuant to the terms and conditions of the Agreement.

For and on behalf of
SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

By its signature hereto, the undersigned hereby acknowledges and accepts this Notice to Proceed.

For and on behalf of
BECHTEL CORPORATION

By:
Name:
Title:

cc:	Bechtel Corporation
3000 Post Oak Boulevard
Houston, Texas 77056
Facsimile: (713) 235-3945
Attn: Principal Counsel

ATTACHMENT I

FORM OF CONTRACTOR’S INVOICES

SCHEDULE I-1

FORM OF CONTRACTOR’S INTERIM INVOICE

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	INVOICE NUMBER:
DATE OF INVOICE: , 200
OWNER: Sabine Pass LNG, L.P.

CONTRACTOR: Bechtel Corporation

DATE OF AGREEMENT: December 18, 2004

This Invoice covers Milestone No(s).                   (Attachment C, Schedule C-1 of the Agreement) and Monthly Payment No.                       (Attachment C, Schedule C-2) and covers the period from                             , 200    to                                , 200     (“Current Date”).

Contractor hereby makes application for payment to Owner as shown below in connection with the above referenced Contract between the Parties.

1.	Original Contract Price (Section 7.1 of Agreement)	U.S.$
2.	Net change by Change Orders (except unilateral Change Orders) (Exhibit 2)	U.S.$
3.	Contract Price to date (Line 1 + Line 2)	U.S.$
4.	Total earned to date for completion of Milestones (Exhibit 1)	U.S.$
5.	Total earned to date on Monthly Payments (Exhibit 1)	U.S.$
6.	Total earned to date on unilateral Change Orders (Exhibit 1)	U.S.$
7.	Total earned to date (Line 4 + Line 5 + Line 6)	U.S.$
8	Less previous Invoices (Line 7 from prior Invoice)	U.S.$
9.	Current Payment Due (Line 7 less Line 8)	U.S.$
10.	Balance of Contract Price remaining (Line 3 less Lines 4 and 5)	U.S.$

Contractor certifies that (i) the Work is progressing in accordance with the Project Schedule (as may be adjusted by Change Order) and CPM Schedule, as set forth in the current Monthly Progress Report (ii) the Work described in or relating to this Invoice has been performed and supplied in accordance with the Agreement, (iii) all quantities and prices in this Invoice or attached Schedules are correct and in accordance with the Agreement and the referenced Milestone(s) is/are complete, (iv) Contractor is entitled to payment of the amount set forth as “Current Payment Due” in this Invoice (v) to the extent Contractor has been invoiced by any Major Subcontractor and the due date for payment by Contractor to such Major Subcontractor has occurred on or before the date of this Invoice, attached to this Invoice are fully completed and executed Interim Conditional Lien Waivers from each such Major Subcontractor and Major Sub-subcontractor for all Work performed by such Major Subcontractor and Major Sub-subcontractor, respectively, and (vi) this Invoice is signed by an authorized representative of Contractor.

Payment is to be made by wire transfer or ACH on or before [insert due date] to:

The Bank of New York

New York, NY

Account # 8900512288

Acct. Type: Checking (DDA) ACH Format: CTX

ABA # 021 000 018

Credit: Bechtel Corporation

CONTRACTOR
Signed:
Name:
Title:
Date:	, 200

SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL

INVOICE NUMBER	INVOICE DATE , 200

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: U.S.$

OWNER
Signed:
Name:
Title:
Date:	, 200

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice:

EXHIBIT 1

COMPLETION OF MILESTONES, MONTHLY PAYMENTS

AND UNILATERAL CHANGE ORDERS

MILESTONES

1.                                       PREVIOUS MILESTONES COMPLETED:  The following Milestones were completed and invoiced by Contractor in previous Invoices:

No.	Description of Milestone	Original Total for Milestone (U.S.$)	Total for Milestone as Adjusted by Change Order (U.S.$)

Total

2.                                       RECENT MILESTONES COMPLETED:  The following Milestones have been completed by Contractor during the period covered by this Invoice and in accordance with the terms of the Agreement:

No.	Description of Milestone	Original Total for Milestone (U.S.$)	Total for Milestone as Adjusted by Change Order (U.S.$)

Total

MONTHLY PAYMENTS

3.                                       PREVIOUS MONTHLY PAYMENTS INVOICED:  The following Monthly Invoices were invoiced by Contractor in previous Invoices:

No.	Original Total for Monthly Payment (U.S.$)	Total for Monthly Payment as Adjusted by Change Order (U.S.$)

Total

3.                                       CURRENT MONTHLY PAYMENT:  The following Monthly Payment is covered by this Invoice and in accordance with the terms of the Agreement:

No.	Original Total for Monthly Payment (U.S.$)	Total for Monthly Payment as Adjusted by Change Order (U.S.$)

UNILATERAL CHANGE ORDERS

5.                                       WORK COMPLETED UNDER UNILATERAL CHANGE ORDERS:  The following Work has been completed in accordance with this Agreement under unilateral Change Orders executed by Owner pursuant to Section 6.1C or Section 6.2D.

No.	Description of Unilateral Change Order	Work Completed (From Previous Invoices) (U.S.$)	Work Completed (This Period) (U.S.$)

Total

EXHIBIT 2

LIST OF EXECUTED CHANGE ORDERS

The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1B or Section 6.2C.

No.	Description of Change Order	U.S.$

Total

EXHIBIT 3

INTERIM CONDITIONAL LIEN WAIVERS

EXHIBIT 4

INFORMATION REQUIRED OR REQUESTED BY OWNER

SCHEDULE I-2

FORM OF CONTRACTOR’S FINAL INVOICE

PROJECT NAME: Sabine Pass LNG Receiving, Storage and Regasification Terminal	INVOICE NUMBER:
DATE OF INVOICE: , 200
OWNER: Sabine Pass LNG, L.P.

CONTRACTOR: Bechtel Corporation

DATE OF AGREEMENT: December 18, 2004

This final Invoice covers (i) under Section 1, the period from                             , 200      to                                    , 200     and (ii) under Section II, any adjustments required to reconcile all previous Invoices, payments and Change Orders.

I.                                         APPLICATION FOR PAYMENT.  Contractor hereby makes application for final payment to Owner under the Agreement, as shown below.

1.	Original Contract Price (Section 7.1 of Agreement)	U.S.$
2.	Net change by mutual Change Orders (Section 1 of Exhibit 1)	U.S.$
3.	Contract Price (Line 1 + Line 2)	U.S.$
4.	Total earned to date on unilateral Change Orders (Section 2 of Exhibit 1)	U.S.$
5.	Total previously paid for Milestones completed (Section 3 of Exhibit 1)	U.S.$
6.	Total previously paid for Monthly Payments (Section 4 of Exhibit 1)	U.S.$
7.	Total previously paid for Work completed under unilateral Change Orders (Section 5 of Exhibit 1)	U.S.$
8.	Total paid to date (Line 5 + Line 6 + Line 7)	U.S.$
9.	Payment Due (Line 3+ Line 4 - Line 8)	U.S.$

II.                                     ADJUSTMENTS.  Explanation is listed below of (i) any adjustments required to reconcile all previous Invoices, payments and Change Orders.

(Attach supporting documentation.)

Total adjustments	U.S.$

Total Final Payment Due (Line I(9) +/- total adjustment in II)	U.S.$

Contractor certifies that (i) all Work (except for that Work and obligations that survive the termination or expiration of the Agreement) has been completely performed in accordance with the terms of the Agreement, including the completion of all Punchlist items; (ii) all quantities and prices in this final Invoice or attachments are correct and in accordance with the Agreement; (iii) fully completed and executed Final Unconditional Lien and Claim Waivers from Contractor, and from all Major Subcontractors and Major Sub-subcontractors who performed Work for the Facility, as provided in Section 7.3 of the Agreement, are attached to this final Invoice; (iv) all documentation required to be delivered by Contractor to Owner under the Agreement, including Record Drawings and Specifications, Owner’s Confidential Information and test reports, have been delivered to Owner; (v) all of Contractor’s, Subcontractors’ and Sub-subcontractors’ personnel, supplies, waste, materials, rubbish, and temporary facilities have been removed from the Site; (vi) all Subcontractors have been paid in accordance with the terms of their Subcontracts, except for amounts that are the subject of this final Invoice or amounts that are properly retained or withheld in accordance with the terms of such Subcontracts; (vii) all payrolls, Taxes, bill for Equipment, and any other indebtedness connected with the

Work (excluding Corrective Work) has been paid; (viii) Contractor has delivered an executed Final Completion Certificate, which has been accepted by Owner by signing such certificate; (ix) Contractor has completed all other obligations required under the Agreement for Final Completion; (x) attached to this final Invoice is all documentation supporting Contractor’s request for payment as required under the Agreement; and (xi) this final Invoice is signed by an authorized representative of Contractor.

Payment is to be made by wire transfer or ACH on or before [insert due date] to:

The Bank of New York

New York, NY

Account # 8900512288

Acct. Type: Checking (DDA) ACH Format: CTX

ABA # 021 000 018

Credit: Bechtel Corporation

CONTRACTOR
Signed:
Name:
Title:
Date:	, 200

SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL

INVOICE NUMBER	INVOICE DATE , 200

OWNER APPROVAL

AMOUNT APPROVED by Owner for Payment: U.S.$

OWNER
Signed:
Name:
Title:
Date:	, 200

The AMOUNT APPROVED by Owner is without prejudice to any rights of Owner under the Agreement.

Explanation is listed below or attached if the AMOUNT APPROVED is less than the amount requested by Contractor under this Invoice:

EXHIBIT 1

COMPLETION OF MILESTONES, MONTHLY PAYMENTS

AND UNILATERAL CHANGE ORDERS

1.                                       MUTUAL CHANGE ORDERS:  The following Change Orders have been executed by Owner and Contractor pursuant to Section 6.1B or Section 6.2C:

No.	Description of Change Order.	U.S.$

Total

2.                                       WORK COMPLETED UNDER UNILATERAL CHANGE ORDERS:  The following Work has been completed in accordance with this Agreement under unilateral Change Orders executed by Owner pursuant to Section 6.1C or Section 6.2D:

No.	Description of Unilateral Change Order(1)	Work Completed (From Previous Invoices) (U.S.$)(2)	Work Completed (This Period) (U.S.$)	Total Work Completed

Total

(1)  If the Parties have converted a unilateral Change Order to mutual Change Order, list amounts in Section 6 of this Exhibit 1.

(2)  Amounts listed are subject to maximum amounts, if any, listed in unilateral Change Orders.

3.                                       TOTAL AMOUNTS PAID TO CONTRACTOR FOR MILESTONES COMPLETED:  The following amounts have been paid by Owner to Contractor for Milestones completed and invoiced by Contractor:

No.	Description of Milestones	Amount Paid to Contractor for Milestones Completed (From Previous Invoices) (U.S.$)(2)

Total

4.                                       TOTAL AMOUNTS PAID TO CONTRACTOR FOR MONTHLY PAYMENTS:  The following amounts have been paid by Owner to Contractor for Monthly Payments invoiced by Contractor:

No.	Amount Paid to Contractor for Monthly Payments (From Previous Invoices) (U.S.$)(2)

Total

5.                                       TOTAL AMOUNTS PAID TO CONTRACTOR FOR WORK COMPLETED UNDER UNILATERAL CHANGE ORDERS:  The following amounts have been paid to Contractor for Work completed in accordance with this Agreement under unilateral Change Orders executed by Owner pursuant to Section 6.1C or Section 6.2D:

No.	Description of Unilateral Change Order(1)	Amount Paid to Contractor for Work Completed (From Previous Invoices) (U.S.$)(2)

Total

(1)  If the Parties have converted a unilateral Change Order to mutual Change Order, list amounts in Section 3 of this Exhibit 1.

(2) Amounts listed are subject to maximum amounts, if any, listed in unilateral Change Orders.

6.                                       MILESTONES BILLED IN THIS FINAL INVOICE:  The following Milestones have been completed by Contractor during the period covered by this final Invoice and in accordance with the terms of the Agreement:

No.	Description of Milestone	Original Total for Milestone (U.S.$)	Total for Milestone as Adjusted by Change Order (U.S.$)

Total

7.                                       MONTHLY PAYMENT BILLED IN THIS FINAL INVOICE:  The following Monthly is covered by this final Invoice and in accordance with the terms of the Agreement:

No.	Original Total for Monthly Payment (U.S.$)	Total for Monthly Payment as Adjusted by Change Order (U.S.$)

8.                                       WORK COMPLETED UNDER UNILATERAL CHANGE ORDERS AND BILLED IN THIS FINAL INVOICE :  The following Work has been completed by Contractor during the period covered by this final Invoice and in accordance with this Agreement under unilateral Change Orders executed by Owner pursuant to Section 6.1C or Section 6.2D:

No.	Description of Unilateral Change Order(1)	Work Completed (This Period) (U.S.$)(2)

Total

(1)  If the Parties have converted a unilateral Change Order to mutual Change Order, list amounts in Section 6 of this Exhibit 1.

(2) Amounts listed are subject to maximum amounts, if any, listed in unilateral Change Orders.

EXHIBIT 2

FINAL UNCONDITIONAL LIEN AND CLAIM WAIVERS

EXHIBIT 3

INFORMATION REQUIRED OR REQUESTED BY OWNER

ATTACHMENT J

HSE PLAN REQUIREMENTS

Within thirty (30) Days after Owner’s issuance of LNTP, Contractor shall deliver to Owner for its review the health, safety and environmental (“HSE”) plan which shall include the following sections:

•                                          Project Outline, Scope and Project Organization

•                                          Action Register

•                                          HSE Interface Meetings

•                                          Defined Roles and Responsibility

•                                          Organization Charts Showing the HSE Organization and its Interfaces

•                                          Environmental Plan

•                                          Waste Management Plan

•                                          Construction Environmental Control Plan

•                                          Construction HSE Plan

•                                          Traffic Management and Transportation Plan

•                                          HSE Deliverables

•                                          Project HSE Implementation Schedule

•                                          Interface with FERC and permitting agencies through Owner

The HSE plan shall be developed for the Project as outlined below.

SECTION I – 100 SERIES

Item	Description

1.0	HSE Policy - Zero Accident Philosophy
2.0	Responsibilities
3.0	Orientation & Training
4.0	Medical Services & Medical Treatment
5.0	Medical Reporting & Records
6.0	Safe Task / Job Analysis
7.0	Zero Injury Team
8.0	Reporting / Investigating Incidents & Accidents
9.0	Behavior Observation Process
10.0	Back Injury Prevention Program
11.0	HSE Assessments
12.0	Regulatory Agency Inspections
13.0	Subcontractor Training for Process Safety Management

J-1

SECTION II – 200 SERIES

14.0	Tools & Equipment
15.0	Hazard Communication
16.0	Emergencies & Evacuations
17.0	Bloodborne Pathogens
18.0	Personal Protective Equipment
19.0	Respiratory Protection
20.0	Hearing Conservation Program
21.0	Air Surveillance Program
22.0	Construction Non-Destructive Testing
23.0	Heat & Cold Stress Prevention
24.0	House Keeping, Fire Prevention & Protection
25.0	Fall Prevention / Protection
26.0	Scaffolding
27.0	Barricades
28.0	Floor & Wall Openings
29.0	Excavations & Trenching
30.0	Vessels and Confined Spaces
31.0	Lock out / Tag out Procedure
32.0	Portable Ladders - Control & Inspection
33.0	Cranes & Material Handling
34.0	Suspended Personnel Platforms
35.0	Articulating Boom Platforms
36.0	Compressed Gas Cylinders
37.0	Electrical Equipment Inspection/ Assured Grounding / GFCI
38.0	Vehicle Operations

SECTION III – SPECIAL REQUIREMENTS

1.0	General
2.0	HSE Orientation
3.0	Project Special Requirements
4.0	Subcontract Special Requirements

J-2

ATTACHMENT K

FORM OF LIEN AND CLAIM WAIVERS

SCHEDULE K-1

CONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER

(To be executed by Contractor with each Invoice other than the Invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned, Bechtel Corporation (“Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Owner”), for the engineering, procurement, construction, commissioning, start-up and testing of improvements known as the Sabine Pass LNG terminal (the “Facility”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

                                                                                                                                                                              (the “Property”).

Upon receipt of the sum of U.S.$                                        (amount in Invoice submitted with this Contractor’s Interim Conditional Lien Waiver), Contractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Facility and the Property that Contractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor by or on behalf of Contractor (including, without limitation, any Subcontractor or Sub-subcontractor) in connection with the Facility through the date of                                         , 20     (date of the Invoice submitted with this Contractor’s Interim Conditional Lien Waiver) and reserving those rights, privileges and liens, if any, that Contractor might have in respect of any amounts: (i) withheld by Owner under the terms of the Agreement from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Contractor to or on account of Owner for the Facility; or (ii) for Work performed in connection with Milestones listed in Schedule C-1 of the Agreement which have not yet been billed in the Invoice submitted with this Contractor’s Interim Conditional Lien Waiver or in prior Invoices.  Other exceptions are as follows:

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor expressly represents and warrants that all employees, laborers, materialmen, Subcontractors and Sub-subcontractors employed by Contractor have been paid in accordance with their respective contracts or subcontracts for all work, materials, equipment, services, labor and any other items performed or provided in connection with the Facility through                      , 20      (date of Contractor’s last prior Invoice).   Exceptions are as follows:

(if no exception entry or “none” is entered above, all such payments have been made )

This Contractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Contractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

FOR CONTRACTOR:

Applicable to Invoice(s) No.

Signed:
By:
Title:
Date:

SCHEDULE K-2

CONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER

(To be executed by Contractor with each Invoice other than the Invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned, Bechtel Corporation (“Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Owner”), for the engineering, procurement, construction, commissioning, start-up and testing of improvements known as the Sabine Pass LNG terminal (the “Facility”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

                                                                                                                                                                              (the “Property”).

Contractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Facility and the Property that Contractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor by or on behalf of Contractor (including, without limitation, any subcontractor or sub-subcontractor) in connection with the Facility through the date of                                            , 20       (date of the last Invoice submitted by Contractor) and reserving those rights, privileges and liens, if any, that Contractor might have in respect of any amounts: (i) withheld by Owner under the terms of the Agreement from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Contractor to or on account of Owner for the Facility; or (ii) for Work performed in connection with Milestones listed in Schedule C-1 of the Agreement which have not yet been billed to Owner by the date of the last Invoice submitted by Contractor.   Other exceptions are as follows:

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Contractor expressly represents and warrants that all employees, laborers, materialmen, Subcontractors and Sub-subcontractors employed by Contractor have been paid in accordance with their respective contracts or subcontracts for all work, materials, equipment, services, labor and any other items performed or provided in connection with the Facility through                       , 20      (date of Contractor’s last prior Invoice).

This Contractor’s Interim Unconditional Lien Waiver is freely and voluntarily given and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Interim Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Contractor’s Interim Unconditional Lien Waiver.

This Contractor’s Interim Unconditional Lien Waiver has been executed by its duty authorized representative.

FOR CONTRACTOR:

Applicable to Invoice(s) No.

Signed:
By:
Title:
Date:

SCHEDULE K-3

SUBCONTRACTOR’S INTERIM CONDITIONAL LIEN WAIVER

(To be executed by Major Subcontractors and Major Sub-subcontractors with each Invoice other than the Invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned,                                              (“Subcontractor”) who has, under an agreement with Bechtel Corporation (“Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG terminal (“Facility”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

                                                                                                                                                                     (the “Property”).

Upon receipt of the sum of U.S.$                                     (amount in Invoice submitted with this Subcontractor’s Interim Conditional Lien Waiver), Subcontractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Facility and the Property that Subcontractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Subcontractor (including, without limitation, any sub-subcontractor) in connection with the Facility through the date of                                           , 20       (date of the Invoice submitted with this Subcontractor’s Interim Conditional Lien Waiver) and reserving those rights, privileges and liens, if any, that Subcontractor might have in respect of any amounts withheld by Contractor from payment on account of work, materials, equipment, services and/or labor furnished by or on behalf of Subcontractor to or on account of Contractor for the Facility.  Other exceptions are as follows:

(if no exception entry or “none” is entered above, Subcontractor shall be deemed not to have reserved any claim.)

Subcontractor expressly represents and warrants that all employees, laborers, materialmen, Sub-subcontractors and subconsultants employed by Subcontractor in connection with the Facility have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                                 , 20     (date of Subcontractor’s last prior invoice).   Exceptions are as follows:

(if no exception entry or “none” is entered above, all such payments have been made)

This Subcontractor’s Interim Conditional Lien Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Conditional Lien Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Conditional Lien Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Interim Conditional Lien Waiver in return for the payment recited above.

This Subcontractor’s Interim Conditional Lien Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR :

Applicable to Invoice(s) No.

Signed:
By:
Title:
Date:

SCHEDULE K-4

SUBCONTRACTOR’S INTERIM UNCONDITIONAL LIEN WAIVER

(To be executed by Major Subcontractors and Major Sub-subcontractors with each Invoice other than the Invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned,                                             (“Subcontractor”) who has, under an agreement with Bechtel Corporation (“Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG terminal (“Facility”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

                                                                                                                                                                                    (the “Property”).

Subcontractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Facility and the Property that Subcontractor has or may have arising out of the performance or provision of the work, materials, equipment, services or labor or on behalf of Subcontractor (including, without limitation, any sub-subcontractor) in connection with the Facility through the date of                                                  , 20        (date of the last invoice submitted by Subcontractor).

Subcontractor expressly represents and warrants that all employees, laborers, materialmen, Sub-subcontractors and subconsultants employed by Subcontractor in connection with the Facility have been paid for all work, materials, equipment, services, labor and any other items performed or provided through                                , 20     (date of Subcontractor’s last prior invoice).

This Subcontractor’s Interim Unconditional Lien Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Interim Unconditional Lien Waiver, and that it is fully informed with respect to the legal effect of this Subcontractor’s Interim Unconditional Lien Waiver.

This Subcontractor’s Interim Unconditional Lien Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR :

Applicable to Invoice(s) No.

Signed:
By:
Title:
Date:

SCHEDULE K-5

CONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Contractor with the Invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned, Bechtel Corporation (“Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Owner”), for the engineering, procurement, construction, commissioning, start-up and testing of improvements known as the Sabine Pass LNG terminal (“Facility”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

                                                                                                                                                                                     (the “Property”).

Upon receipt of the sum of U.S.$                                                   (amount in Invoice for final payment submitted with this Contractor’s Final Conditional Lien and Claim Waiver), Contractor waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Facility and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise that Contractor has or may have had against Owner arising out of the Agreement or the Facility, whether or not known to Contractor at the time of the execution of this Contractor’s Final Conditional Lien and Claim Waiver, except for the following disputed claims for extra work in the amount of U.S.$                                             :

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Except for work and obligations that survive the termination or expiration of the Agreement, including, without limitation, Warranties and correction of Defective Work, Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement or the Facility have been fully satisfied.

This Contractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Contractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Contractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above.  Contractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Contractor as of the date of execution of this document by Contractor.

This Contractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR CONTRACTOR:

Applicable to Invoice No(s):           ALL           (If all, print “all”)

Signed:
By:
Title:
Date:

SCHEDULE K-6

CONTRACTOR’S FINAL UNCONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Contractor prior to the receipt of final payment)

STATE OF

COUNTY/PARISH OF

The undersigned, Bechtel Corporation (“Contractor”), has been engaged under contract (“Agreement”) with Sabine Pass LNG, L.P. (“Owner”), for the engineering, procurement, construction, commissioning, start-up and testing of improvements known as the Sabine Pass LNG terminal (“Facility”), which is located in Cameron Parish, State of Louisiana and is more particularly described as follows:

                                                                                                                                                                               (the “Property”).

Contractor has been paid in full for all work, materials, equipment, services and/or labor furnished in connection with the Facility, and Contractor hereby waives, relinquishes, remits and releases any and all privileges, liens or claims of privileges or liens against the Facility and the Property and all claims, demands, actions, causes of actions or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise that Contractor has or may have had against Owner arising out of the Agreement or the Facility, whether or not known to Contractor at the time of the execution of this Contractor’s Final Unconditional Lien and Claim Waiver, except for the following disputed claims for extra work in the amount of U.S.$                                             :

(if no exception entry or “none” is entered above, Contractor shall be deemed not to have reserved any claim.)

Except for work and obligations that survive the termination or expiration of the Agreement, including, without limitation, Warranties and correction of Defective Work, Contractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the Agreement or the Facility have been fully satisfied, including, but not limited to payment to Subcontractors and employees and payment of Taxes.

This Contractor’s Final Unconditional Lien and Claim Waiver is freely and voluntarily given, and Contractor acknowledges and represents that it has fully reviewed the terms and conditions of this Contractor’s Final Unconditional Lien and Claim Waiver, and that it is fully informed with respect to the legal effect of this Contractor’s Final Unconditional Lien and Claim Waiver.  Contractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Contractor as of the date of execution of this document by Contractor.

This Contractor’s Final Unconditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR CONTRACTOR:

Applicable to Invoice No(s):         ALL         (If all, print “all”)

Signed:
By:
Title:
Date:

SCHEDULE K-7

SUBCONTRACTOR’S FINAL CONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Major Subcontractors and Major Sub-subcontractors with their invoice for final payment)

STATE OF

COUNTY/PARISH OF

The undersigned,                                         (“Subcontractor”), has, under an agreement with Bechtel Corporation (“Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG terminal (“Facility”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

                                                                                                                                                                               (the “Property”).

Upon receipt of the sum of U.S.$                               ,  Subcontractor waives, relinquishes, remits and releases any and all privileges and liens or claims of privileges or liens against the Facility and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise against Sabine Pass LNG, L.P. (“Owner”) or Contractor,  which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Contractor or the Facility, whether or not known to Subcontractor at the time of the execution of this Subcontractor’s Final Conditional Lien and Claim Waiver.

Except for work and obligations that survive the termination or expiration of the agreement between Subcontractor and Contractor, including warranties and correction of defective work, Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Subcontractor, the Facility or sub-subcontracts have been fully satisfied.

This Subcontractor’s Final Conditional Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Conditional Lien and Claim Waiver, that it is fully informed with respect to the legal effect of this Subcontractor’s Final Conditional Lien and Claim Waiver, and that it has voluntarily chosen to accept the terms and conditions of this Subcontractor’s Final Conditional Lien and Claim Waiver in return for the payment recited above.  Subcontractor understands, agrees and acknowledges that, upon payment, this document waives rights and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

This Subcontractor’s Final Conditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:

Applicable to Invoice No(s).               ALL                                  (If all, print “all”)

Signed:
By:
Title:
Date:

SCHEDULE K-8

SUBCONTRACTOR’S FINAL UNCONDITIONAL LIEN AND CLAIM WAIVER

(To be executed by Major Subcontractors and Major Sub-subcontractor as a condition of them receiving final payment)

STATE OF

COUNTY/PARISH OF

The undersigned,                                     (“Subcontractor”), has, under an agreement with Bechtel Corporation (“Contractor”), furnished certain materials, equipment, services, and/or labor for the facility known as the Sabine Pass LNG terminal (“Facility”), which is located in Cameron Parish, State of Louisiana, and is more particularly described as follows:

                                                                                                                                                                           (the “Property”).

Subcontractor has been paid in full for all work, materials, equipment, services and/or labor furnished by or on behalf of Subcontractor to or on account of Contractor for the Facility, and Contractor hereby waives waives, relinquishes, remits and releases any and all privileges and liens or claims of privileges or liens against the Facility and the Property, and all claims, demands, actions, causes of action or other rights at law, in contract, quantum meruit, unjust enrichment, tort, equity or otherwise against Sabine Pass LNG, L.P. (“Owner”) or Contractor, which Subcontractor has, may have had or may have in the future arising out of the agreement between Subcontractor and Contractor or the Facility, whether or not known to Subcontractor at the time of the execution of this Subcontractor’s Final Unconditional Lien and Claim Waiver.

Except for work and obligations that survive the termination or expiration of the agreement between Subcontractor and Contractor, including warranties and correction of defective work, Subcontractor represents that all of its obligations, legal, equitable, or otherwise, relating to or arising out of the agreement between Contractor and Subcontractor, the Facility or sub-subcontracts have been fully satisfied, including, but not limited to payment to sub-subcontractors and employees of Subcontractor and payment of taxes.

This Subcontractor’s Final Unconditional Lien and Claim Waiver is freely and voluntarily given and Subcontractor acknowledges and represents that it has fully reviewed the terms and conditions of this Subcontractor’s Final Unconditional Lien and Claim Waiver, and that it is fully informed with respect to the legal effect of this Subcontractor’s Final Unconditional Lien and Claim Waiver.  Subcontractor understands, agrees and acknowledges that, upon execution of this document, this document waives rights unconditionally and is fully enforceable to extinguish all claims of Subcontractor as of the date of execution of this document by Subcontractor.

This Subcontractor’s Final Unconditional Lien and Claim Waiver has been executed by its duly authorized representative.

FOR SUBCONTRACTOR:

Applicable to Invoice No(s).         ALL                                   (If all, print “all”)

Signed:
By:
Title:
Date:

ATTACHMENT L

FORM OF RFCD COMPLETION CERTIFICATE

Date:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Ed Lehotsky

Re:                               RFCD Completion Certificate — Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated as of December 18, 2004 (the “Agreement”), by and between Sabine Pass LNG, L.P. (“Owner”) and Bechtel Corporation (“Contractor”)

Pursuant to Section 11.1 of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for RFCD, including: (i) Contractor has completed applicable Work, other than the Work meeting the definition of Punchlist, in accordance with the requirements contained in this Agreement to ensure that System 1, the first System to undergo Cool Down, is ready for use to receive and dispatch LNG and Natural Gas so that the Cool Down phase can commence; and (ii) Contractor hereby delivers this RFCD Completion Certificate as required under Section 11.1 of the Agreement.

Attached is supporting documentation which is reasonably required to establish that the requirements for RFCD under the Agreement have been met.

Contractor certifies that it achieved all requirements under the Agreement for RFCD on                       , 200   , including the payment of all Liquidated Damages invoiced by Owner pursuant to Section 20.3C and owed under the Agreement (if any), or if any such Liquidated Damages have not been paid upon the date of this RFCD Completion Certificate, such Liquidated Damages will be paid by Contractor within ten (10) Days after Contractor’s receipt of Owner’s invoice for such Liquidated Damages.

IN WITNESS WHEREOF, Contractor has caused this RFCD Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL CORPORATION

By:
Name:
Title:
Date:

cc:                                 Sabine Pass LNG, L.P.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
Attn: General Counsel

L-1

Owner Acceptance or Rejection of RFCD Completion Certificate

Pursuant to Section 11.4A of the Agreement, Owner                     accepts or                         rejects (check one) the RFCD Completion Certificate.

If RFCD was achieved, RFCD was achieved on                        , 200    .

Acceptance of RFCD shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement.

Acceptance of the RFCD Completion Certificate is subject to the timely receipt by Owner of any Liquidated Damages due and owing to Owner and invoiced by Owner in accordance with Section 20.3C of the Agreement.

The basis for any rejection of RFCD is attached hereto.

For and on behalf of
SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

L-2

ATTACHMENT M

FORM OF SUBSTANTIAL COMPLETION CERTIFICATE

Date:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Ed Lehotsky

Re:                               Substantial Completion Certificate — Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated as of December 18, 2004 (the “Agreement”), by and between Sabine Pass LNG, L.P. (“Owner”) and Bechtel Corporation (“Contractor”)

Pursuant to Section 11.3 of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for Substantial Completion with respect to the Facility, including: (i) all Minimum Acceptance Criteria have been achieved; (ii) all Performance Guarantees for the Facility have been achieved, or in the case that all Performance Guarantees have not been achieved but all Minimum Acceptance Criteria have been achieved, Contractor has paid Performance Liquidated Damages in accordance with Section 20.3C (except such Performance Liquidated Damages that are not due as a condition of Substantial Completion if Contractor, at Owner’s election, is taking corrective actions under Section 11.5A(i)); (iii) any Substantial Completion Delay Liquidated Damages due and owing have been paid in accordance with Section 20.3C; (iv) the Work (including training, in accordance with Section 3.5 and the delivery of all documentation required as a condition of Substantial Completion under this Agreement (including documentation required for operation, including test reports)) has been completed in accordance with the requirements of the Agreement other than any Work which meets the definition of Punchlist; (v) Contractor hereby delivers this Substantial Completion Certificate, as required pursuant to Sections 11.3 of the Agreement; (vi) Contractor has obtained all Contactor Permits for the Facility and (vii)  Contractor has, pursuant to Section 3.4, delivered to the Project all Operating Spare Parts required by the Operating Spare Parts List to be delivered to the Project prior to Substantial Completion.

To the extent Owner has provided an invoice(s) for Liquidated Damages to Contractor pursuant to Section 20.3C of the Agreement, Contractor certifies that it has                      or has not                                  (check one) paid to Owner all such Liquidated Damages.

Contractor certifies that it achieved all requirements under the Agreement for Substantial Completion on                              , 200    , including the payment of Liquidated Damages owed under the Agreement (if any), or if any such Liquidated Damages have not been paid upon the date of this Substantial Completion Certificate, such Liquidated Damages will be paid by Contractor within ten (10) Days after Contractor’s receipt of Owner’s invoice for such Liquidated Damages.

Attached is all information required to be provided by Contractor with this Certificate under Section 11.3 of the Agreement, including the Performance Test report and analysis and those requirements set forth in writing between the Parties for the Performance Test Procedures.

[Signature Page Follows]

IN WITNESS WHEREOF, Contractor has caused this Substantial Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL CORPORATION

By:
Name:
Title:
Date:

cc:	Sabine Pass LNG, L.P.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
Attn: General Counsel

Owner Acceptance or Rejection of Substantial Completion Certificate

Pursuant to Section 11.4B of the Agreement, Owner                    accepts or                       rejects (check one) the Substantial Completion Certificate.

If Substantial Completion was achieved, Substantial Completion was achieved on                        , 200        .

Acceptance of Substantial Completion shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement.

The basis for any rejection of Substantial Completion is attached hereto.

For and on behalf of
SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

ATTACHMENT N

FORM OF FINAL COMPLETION CERTIFICATE

Date:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Ed Lehotsky

Re:                               Final Completion Certificate — Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated as of December 18, 2004 (the “Agreement”), by and between Sabine Pass LNG, L.P. (“Owner”) and Bechtel Corporation (“Contractor”)

Pursuant to Section 11.7 of the Agreement, Contractor hereby certifies that all Work and all other obligations under the Agreement (except for that Work and obligations that survive the termination or expiration of the Agreement, including obligations for Warranties and correction of Defective Work pursuant to Section 12.3 and any other obligations covered under Section 11.7) are fully and completely performed in accordance with the terms of the Agreement, including: (i) the achievement of Substantial Completion; (ii) any and all Liquidated Damages due and owning have been paid to Owner in accordance with Section 20.3C; (iii) the completion of all Punchlist items; (iv) delivery by Contractor to Owner of a fully executed Final Conditional Lien and Claim Waivers in the form of Schedule K-3; (v) delivery by Contractor to Owner of all documentation expressly required to be delivered under the Agreement as a prerequisite of achievement of Final Completion, including Record Drawings; (vi) removal from the Site of all of Contractor’s, Subcontractors’ and Sub-subcontractor’s personnel, supplies, waste, materials, rubbish, and temporary facilities; (vii) delivery by Contractor to Owner of fully executed Final Conditional Lien and Claim Waivers from all Major Subcontractors in the form of Schedule K-4; (viii) fully executed Final Conditional Lien and Claim Waivers from Major Sub-subcontractors in a form substantially similar to the forms in Schedule K-4; (ix) Contractor hereby delivers this Final Completion Certificate as required under Section 11.7 of the Agreement; and (x) Contractor has, pursuant to Section 3.4, delivered to the Project all Operating Spare Parts required by the Operating Spare Parts List to be delivered to the Project prior to Final Completion.

Contractor certifies that it achieved all requirements under the Agreement for Final Completion on                                          , 200    .

Attached is all documentation required under the Agreement to be provided by Contractor with this Final Completion Certificate.

IN WITNESS WHEREOF, Contractor has caused this Final Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL CORPORATION

By:
Name:
Title:
Date:

cc:                                 Sabine Pass LNG, L.P.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
Attn: General Counsel

N-1

Owner Acceptance or Rejection of Final Completion Certificate

Pursuant to Section 11.7 of the Agreement, Owner                       accepts or                         rejects (check one) the Final Completion Certificate.

If Final Completion was achieved, Final Completion was achieved on                           , 200    .

Acceptance of Final Completion shall not relieve Contractor of any of Contractor’s remaining obligations in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement, including Warranty obligations.

The basis for any rejection of Final Completion is attached hereto.

For and on behalf of
SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

N-2

ATTACHMENT O

INSURANCE REQUIREMENTS

1.                                       Contractor’s Insurance.

A.                                   Types and Amounts of Insurance.  Subject to Section 7.1B of the Agreement, Contractor shall at its own cost and expense procure and maintain in full force and effect at all times specified in Section 1B the following insurances on an occurrence basis for coverages at not less than the following limits of liability:

1.                                       Workers’ Compensation and Employer’s Liability Insurance. Contractor shall comply with Applicable Law with respect to workers’ compensation requirements and other similar requirements where the Work is performed and shall procure and maintain workers’ compensation and employer’s liability policies in accordance with Applicable Law and the requirements of this Agreement.  These policies shall include coverage for all states and other applicable jurisdictions, voluntary compensation coverage, alternate employer endorsement and occupational disease.  If the Work is to be performed on or near navigable waters, the policies shall include coverage for United States Longshoremen’s and Harbor Workers’ Act, Death on the High Seas Act, the Jones Act, the Outer Continental Shelf Lands Act, and other Applicable Law regarding maritime law.  A maritime employer’s liability policy may be used to satisfy applicable parts of this requirement with respect to Work performed on or near navigable waters.  If Contractor is not required by Applicable Law to carry workers’ compensation insurance, then Contractor shall provide the types and amounts of insurance which are mutually agreeable to the Parties.

Minimum limits:

Workers’ Compensation: Statutory

Employer’s Liability: U.S.$1,000,000 each accident, U.S.$1,000,000 disease each employee and U.S.$1,000,000 disease policy limit

2.                                       Commercial General Liability Insurance.  This policy shall provide coverage against claims for bodily injury (including bodily injury and death), property damage (including loss of use) and personal injury, and shall include contractual liability (such coverage not to be written on a limited basis) insuring the indemnity obligations assumed by Contractor under the Agreement, products and completed operations coverage (for a minimum of five (5) years after Substantial Completion), premises and operations coverage, broad form property damage coverage, independent contractors, actions over indemnity coverage, sudden and accidental pollution liability coverage including clean up on or off the Site, non-owned watercraft liability and deletion of any explosion, collapse, or underground exclusions.  The policy shall be endorsed to provide coverage wherever the Work is performed.  The aggregate limits shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be a Project aggregate.  This coverage will be subject to a maximum deductible of U.S.$25,000.

Minimum limits:                    U.S.$1,000,000 combined single limit each occurrence

U.S.$2,000,000 general aggregate, with such limits dedicated to the Project

U.S.$2,000,000 products and completed operations aggregate, with such limits dedicated to the Project

3.                                 Commercial Automobile Insurance.  This policy shall include coverage for all owned, hired, rented, and non-owned automobiles and equipment.  This coverage will be subject to a maximum deductible of U.S.$25,000.

Minimum limit:                      U.S.$1,000,000 combined single limit each accident

4.                                       Umbrella or Excess Liability Insurance.  This policy shall be written on a “following form” basis and shall provide coverage in excess of the coverages required to be provided by Contractor for employer’s liability insurance, commercial general liability insurance, maritime employer’s liability insurance, aircraft liability insurance and commercial automobile liability insurance.  The aggregate limit shall apply separately to each annual policy period, except for the products and completed operations coverage, which shall be a Project aggregate.

Minimum limits:

At LNTP:

U.S.$ 10,000,000 combined single limit each occurrence

U.S.$ 10,000,000 aggregate limit, with such limits dedicated to the Project

At NTP:

U.S.$ 100,000,000 combined single limit each occurrence

U.S.$ 100,000,000 aggregate limit, with such limits dedicated to the Project

5.                                             Aircraft Liability Insurance.  If applicable, this policy shall provide coverage for bodily injury and property damage and shall cover aircraft that is owned, leased, rented or chartered by Contractor.  The policy shall include coverage for passengers and crew, cover all owned and non-owned aircraft, and be endorsed to provide a voluntary settlement.

Minimum limit:                      U.S.$10,000,000 per occurrence

6.                                 Hull and Machinery Insurance.  This policy shall be provided by Contractor if applicable and shall cover any watercraft that is owned, leased, rented or chartered by Contractor.  If not provided for in the protection and indemnity policy in Section 1A.7 of this Attachment O, this policy shall include collision liability and tower’s liability with sister-ship clause un-amended.  All “as owner” and “other than owner” clauses shall be deleted, and navigational limitations shall be adequate for Contractor to perform the specified Work.

Hull: Fair Market Value of each vessel

7.                                             Protection and Indemnity Insurance (P&I).  This policy shall be provided by Contractor if applicable and shall cover any watercraft that is owned, leased, rented or chartered by Contractor.  The coverage provided shall include marine contractual liability, tankerman’s liability, pollution liability, removal of wreck and/or debris, and if not provided for in the hull and machinery policy, collision liability and tower’s liability with sister-ship clause un-amended.  All “as owner” and “other than owner” clauses shall be deleted, and navigational limitations shall be adequate for Contractor to perform the specified Work.

If pollution liability coverage is not provided by the P&I underwriter, pollution liability insurance shall be separately provided that will cover bodily injury, property damage, including cleanup costs and defense costs imposed under Applicable Law (including the Oil Pollution Act of 1990 (OPA) and the Comprehensive Environmental Response Compensation and Liability Act (CERCLA)), resulting from pollution conditions of contaminants or pollutants into or upon the land, the atmosphere or any water course or body of water.

Minimum Limits:                   Protection and indemnity coverage provided with a minimum limit of U.S.$100,000,000.  (This limit may be satisfied with a minimum underlying limit of U.S.$1,000,000 and the remaining U.S.$99,000,000 provided through excess P&I coverage which “follows form” with the underlying policy.)

Pollution liability coverage provided with a minimum limit of U.S.$100,000,000.

8.                                       Contractor’s Construction Equipment Floater.  Contractor shall maintain (or self-insure) equipment insurance covering all Construction Equipment and items (whether owned, rented, or borrowed) of Contractor that will not become part of the Facility.  It is understood that this coverage shall not be included under the builders risk policy.

9.                                       Builder’s Risk Insurance.  Property damage insurance on an “all risk” basis insuring Contractor, Owner and Lender, as their interests may appear, including coverage against loss or damage from the perils of earth movement (including earthquake, landslide, subsidence and volcanic eruption), flood, windstorm, startup and testing, strike, riot, civil commotion and malicious damage but excluding terrorism.

(a)                                  Property Covered:  The insurance policy shall provide coverage for (i) the buildings, structures, boilers, machinery, Equipment, facilities, fixtures, supplies, fuel, and other properties constituting a part of the Facility, (ii) free issue items used in connection with the Facility, (iii) the inventory of spare parts to be included in the Facility, (iv) property of others in the care, custody or control of Contractor or Owner in connection with the Project, (v) all preliminary works, temporary works and interconnection works, (vi) foundations and other property below the surface of the ground, and (vii) electronic equipment and media.

(b)                                 Additional Coverages:  The insurance policy shall insure (i) the cost of preventive measures to reduce or prevent a loss (sue & labor) in an amount not less than U.S.$10,000,000, (ii) operational and performance testing for a period not less than ninety (90) Days, (iii) inland transit with sub-limits sufficient to insure the largest single shipment to or from the Site from anywhere within the United States of America, (iv) expediting expenses (defined as extraordinary expenses incurred after an insured loss to make temporary repairs and expedite the permanent repair of the damaged property in excess of the delayed startup coverage even if such expenses do not reduce the delayed startup loss) in an amount not less than U.S.$15,000,000, (v) off-Site storage with sub-limits sufficient to insure the full replacement value of any property or Equipment not stored on the Site, (vi) the removal of debris with a sub-limit not less than twenty-five percent (25%) of the loss amount, but subject to a maximum of U.S.$10,000,000 and (vii) pollution clean up and removal for a sub-limit not less than U.S.$1,000,000.

(c)                                  Special Clauses:  The insurance policy shall include (i) a seventy-two (72) hour flood/storm/earthquake clause, (ii) unintentional errors and omissions clause, (iii) a 50/50 clause, (iv) a requirement that the insurer pay losses within thirty (30) Days after receipt of an acceptable proof or loss or partial proof of loss, (v) an other insurance clause making this insurance primary over any other insurance, (vi) a clause stating that the policy shall not be subject to cancellation by the insurer except for non-payment of premium and (vii) an extension clause allowing the policy period to be extended up to six (6) months with respect to physical loss or damage without modification to the terms and conditions of the policy and a pre-agreed upon premium.

(d)                                 Prohibited Exclusions:  The insurance policy shall not contain any (i) coinsurance provisions, (ii) exclusion for loss or damage resulting from freezing and mechanical breakdown, (iii) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril, (iv) exclusion for resultant damage caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling, cracking, expansion or contraction and faulty workmanship, design or materials no more restrictive than the LEG 3/96 or DE-5 exclusion.

(e)                                  Sum Insured:  The insurance policy shall (i) be on a completed value form, with no periodic reporting requirements, (ii) insure one hundred percent (100%) of the Facility’s insurable values, (iii) value losses at replacement cost, without deduction for physical depreciation or obsolesce including custom duties, Taxes and fees and (iv) insure loss or damage from earth movement, flood and windstorm without a sub-limit.

(f)                                    Deductible:  The insurance policy shall have no deductible greater than U.S.$500,000 per occurrence; provided, however, for flood and named windstorm,  the deductible shall not be greater than two percent (2%) of values at risk,  subject to a minimum deductible of U.S.$1,000,000 and a maximum deductible of U.S.$2,000,000 for flood and windstorm.

(g)                                 Payment of Insurance Proceeds:  The property damage proceeds under the builder’s risk policy shall be paid as follows with respect to any one occurrence:

(i)                                     the first Five Million U.S. Dollars (U.S.$5,000,000) of amounts paid under the builder’s risk insurance policy for property damage shall be paid by the insurance carrier directly to Contractor, which shall be used by Contractor in connection with the repair, replacement or other necessary work in connection with the loss or damage to the Facility; and

(ii)                                  any amounts in excess of Five Million U.S. Dollars (U.S.$5,000,000) for property damage shall (x) be paid by the insurance carrier directly to the Collateral Agent, and Owner shall pay such insurance proceeds to Contractor in accordance with Monthly Invoices submitted to Owner for the completion by Contractor of repairs, replacement and other necessary work in accordance with the restoration plan prepared by Contractor and approved by Owner, the Administrative Agent, and the Independent Engineer and (y), provided that the conditions set forth in clause (x) have been satisfied, be paid by Owner to Contractor in accordance with the following schedule: (a) for the first Five Million U.S. Dollars (U.S.$5,000,000) of builder’s risk proceeds received by the Collateral Agent,  Owner shall have five (5) Business Days after the Collateral Agent’s receipt of such proceeds to pay Contractor; (b) for the Forty Million U.S. Dollars (U.S.$40,000,000) in builder’s risk proceeds received by the Collateral Agent in excess of the amounts referred to in clause (a) above, Owner shall have fifteen (15) Business Days after the Collateral Agent’s receipt of such proceeds to pay Contractor; and (c) and for any builder’s risk proceeds received by the Collateral Agent in excess of the amounts referred to

in clause (b), Owner shall have thirty (30) Business Days after the Collateral Agent’s receipt of such proceeds to pay Contractor.   Notwithstanding the foregoing, under no circumstances shall Owner be required to pay any builder’s risk insurance proceeds to Contractor if Owner or Lender elects not to repair or rebuild the Facility, except to the extent Contractor has incurred costs in excess of the Five Million U.S. Dollars (U.S.$5,000,000) of builder’s risk proceeds paid directly to Contractor for safety, protection and salvage.  For the avoidance of doubt, if there is a delay in the approval of the restoration plan beyond the times specified in Section 1A.9(g)(ii)(y) (a), (b) or (c) through no fault of Contractor, and Contractor satisfies all other conditions in Section 1A.9(g)(ii) for the payment of builder’s risk proceeds received by the Collateral Agent, then Contractor shall be entitled to relief to the extent permitted under Section 6.2A.7 of the Agreement.

10.                                 Builder’s Risk Delayed Startup Insurance.  Delayed startup coverage insuring Owner and Lender, as their interests may appear, covering the Owner’s fixed costs and debt service as a result of any loss or damage insured by Section 1A.9 above resulting in a delay in Substantial Completion of the Facility beyond its anticipated date of Substantial Completion in an amount equal to eighteen (18) months (or longer period of time, as determined by Owner after receiving the results of the probable maximum loss report) projected fixed costs plus debt service of Owner.  This coverage shall be on an actual loss-sustained basis.  Any proceeds from delay in startup insurance shall be payable solely to the Lender or its designee and shall not in any way reduce or relieve Contractor of any of its obligation or liabilities under the Agreement.

Such insurance shall (a) have a deductible of not greater than sixty (60) Days aggregate for all occurrences during the builder’s risk policy period, (b) include an interim payments clause allowing for the monthly payment of a claim pending final determination of the full claim amount, (c) cover loss sustained when access to the Site is prevented due to an insured peril at premises in the vicinity of the Site for a period not less than sixty (60) Days, (d) cover loss sustained due to the action of a public authority preventing access to the Site due to imminent or actual loss or destruction arising from an insured peril at premises in the vicinity of the Site for a period not less than sixty (60) Days, (e) insure loss caused by FLEXA named perils to finished Equipment (including machinery) while awaiting shipment at the premises of a Subcontractor or Sub-subcontractor, (f) not contain any form of a coinsurance provision or include a waiver of such provision, (g) cover loss sustained due to the accidental interruption or failure, caused by an insured peril, of supplies of electricity, gas, sewers, water or telecommunication up to the terminal point of the utility supplier with the Site for a period not less than sixty (60) Days, (h) covering delays resulting from any item of Construction Equipment who loss or damage could result in a delay in Substantial Completion of the Facility beyond the deductible period of the delayed startup insurance, and (i) an extension clause allowing the policy period to be extended up to six (6) months without modification to the terms and conditions (other than the deductible) of the policy and a pre-agreed premium.

11.                                 Marine Cargo Insurance.  Cargo insurance insuring Contractor, Owner and Lender, as their interests may appear, on a “warehouse to warehouse” basis including land, air and marine transit insuring “all risks” of loss or damage on a C.I.F. basis plus ten percent (10%) from the time the goods are in the process of being loaded for transit until they are finally delivered to the Site including shipment deviation, delay, forced discharge, re-shipment and transshipment.  Such insurance shall (a) include coverage for war, strikes, theft, pilferage, non-delivery, charges of general average sacrifice or contribution, salvage expenses, temporary storage in route, consolidation, repackaging, refused and returned shipments, debris removal, (b) contain a replacement by air extension clause, a 50/50 clause, a difference in conditions for C.I.F. shipments, an errors and omissions clause, an import duty clause and a non-vitiation clause (but subject to a paramount warranty for surveys of critical items), (c) contain no exclusion for inadequate packing, (d) provide coverage for sue and labor in an amount not less than $1,000,000 and (e) insure for the replacement value of the largest single shipment on a C.I.F. basis plus ten percent (10%).

The property damage proceeds under the marine cargo policy shall be paid as follows with respect to any one occurrence:

(i)                                     the first Five Million U.S. Dollars (U.S.$5,000,000) of amounts paid under the marine cargo insurance policy for property damage shall be paid by the insurance carrier directly to Contractor, which shall be used by Contractor in connection with the repair, replacement or other necessary work in connection with the Facility; and

(ii)                                  any amounts in excess of Five Million U.S. Dollars (U.S.$5,000,000) for property damage shall (x) be paid by the insurance carrier directly to the Collateral Agent, and Owner shall pay such insurance proceeds to Contractor in accordance with Monthly Invoices submitted to Owner for the completion by Contractor of repairs, replacement and other necessary work in accordance with the restoration plan prepared by Contractor and approved by Owner, the Administrative Agent, and the Independent Engineer and (y), provided that the conditions set forth in clause (x) have been satisfied, be paid by Owner to Contractor in accordance with the following schedule: (a) for the first Five Million U.S. Dollars (U.S.$5,000,000) of marine cargo proceeds received by the Collateral Agent,  Owner shall have five (5) Business Days after the Collateral Agent’s receipt of such proceeds to pay Contractor; (b) for the Forty Million U.S. Dollars (U.S.$40,000,000) in marine cargo proceeds received by the Collateral Agent in excess of the amounts referred to in clause (a) above, Owner shall have fifteen (15) Business Days after the Collateral Agent’s receipt of such proceeds to pay Contractor; and (c) and for any marine cargo proceeds received by the Collateral Agent in excess of the amounts referred to in clause (b), Owner shall have thirty (30) Business Days after the Collateral Agent’s receipt of such proceeds to pay Contractor.   Notwithstanding the foregoing, under no circumstances shall Owner be required to pay any marine cargo insurance proceeds to Contractor if Owner or Lender elects not to repair or rebuild the Facility, except to the extent

Contractor has incurred costs in excess of the Five Million U.S. Dollars (U.S.$5,000,000) of marine cargo proceeds paid directly to Contractor for safety, protection and salvage.  For the avoidance of doubt, if there is a delay in the approval of the restoration plan beyond the times specified in this Section 1A.11(ii)(y) (a), (b) or (c) through no fault of Contractor, and Contractor satisfies all other conditions in Section 1A.11(ii) for the payment of marine cargo proceeds received by the Collateral Agent, then Contractor shall be entitled to relief to the extent permitted under Section 6.2A.7 of the Agreement.

12.                                 Marine Cargo Delayed Startup Insurance.  Delayed startup insurance insuring Owner and Lender, as their interest may appear, for the Owner’s fixed costs, including debt service, due to a delay in achievement of Substantial Completion of the Project arising out of an event insured by the marine cargo insurance.  Such insurance shall (a) cover loss sustained when ingress to or egress from the Site is prevented, (b) include an interim payments clause allowing for the monthly payment of a claim pending final determination of the full claim amount and (c) loss, breakdown or damage to the hull, machinery or equipment of the vessel or aircraft on which the insured property is being transported, resulting in a delay in achievement of Substantial Completion of the Facility beyond its anticipated date of Substantial Completion in an amount to be determined by Owner and Lender but subject to commercial availability at a reasonable cost.  Such insurance shall have a deductible of not greater than sixty (60) Days aggregate for all occurrences during the policy period.  Any proceeds from delay in startup insurance shall be payable solely to Lender or its designee and shall not in any way reduce or relieve Contractor of any of its obligation or liabilities under the Agreement.

13.                                 Marine Terminal Liability Operations Insurance.  This policy shall provide coverage against claims arising out of operations including products and completed operations hazard and independent contractors for all sums which Contractor or Owner shall become obligated to pay by reason of bodily injury or property damage as a result of loss, damage, injury or expense (including expenses for removal of the spill of a pollutant) and including loss of use, to any vessel and its equipment, cargo, freight or other interests onboard, the property of others, including the cost of or expense for the removal of wreck or debris of such property, while docking, undocking, or while in Contractor’s or Owner’s custody or possession as landing owners or operators at the locations scheduled or while proceeding to or from such premises or caused directly or indirectly by the freeing or breaking away from such premises.  The limit for such insurance shall be set a level that is reasonably acceptable to Contractor, Owner and Lender and sufficient to cover the maximum probable loss to the LNG tanker and its contents.

14.                                 Charter’s Legal Liability Insurance.  Charter’s legal liability policy insuring Contractor and Owner Group for their legal liabilities to third parties arising out of negligence and for which Contractor or Owner Group is held responsible for the actions of any Subcontractor or Sub-subcontractor while using a watercraft (including time, voyage and bare boat charters) in connection with the Project.

Minimum limits:          U.S.$100,000,000 per occurrence

Maximum deductible:  U.S.$25,000 per occurrence

B.                                     Time for Procuring and Maintaining Insurance.  Contractor shall procure no later than LNTP the coverages specified in Sections 1A.1, 1A.2, 1A.3 and 1A.4 (except only U.S.$10,000,000 in minimum limits is required for each occurrence and aggregate from LNTP for the coverages under Section 1A.4).  Contractor shall procure no later than NTP the coverages specified in Sections 1A.4 (having the minimum limits of U.S.$100,000,000 for each occurrence and aggregate), 1A.5, 1A.6, 1A.7, 1A.8, 1A.9, 1A.10, 1A.11, 1A.12 and 1A.14.   Contractor shall procure the coverage specified in Section 1A.13 no later than three (3) months prior to arrival of the first LNG tanker.  Contractor shall maintain in full force and effect at all times commencing from such dates through Substantial Completion for all coverages under this Attachment O (except in the case of products and completed operations coverage under Section 1A.2 and 1A.4, which shall be maintained in full force and effect for a further period of five (5) years).

C.                                     Combination of Insurance Coverages.  Contractor may combine any one or more of the insurance coverages specified in Sections 1A.4, 1A.7 and 1A.13 into one (1) policy, provided that the coverage provided by such combined policy shall meet the requirements of Sections 1A.4, 1A.7 and 1A.13 and shall not provide less coverage than that which would have been provided had the insurances been procured separately under Sections 1A.4, 1A.7 and 1A.13.  Contractor may also arrange separate/stand-alone policies of insurance for any of the insurances required to the extent it is economical to do so and still provides the required level of insurance.  For example, it may be required to place pollution insurance on a stand-alone basis or some of the coverage for flood and windstorm risk may also need to be placed on a stand-alone basis.

D.                                    Insurance Companies.  All insurance required to be obtained by Contractor pursuant to this Agreement shall be from an insurer or insurers permitted to conduct business as required by Applicable Law and shall be rated with either an “A-: IX” or better by Best’s Insurance Guide Ratings or “A-” or better by Standard and Poor’s.

E.                                      Subcontractor’s and Sub-subcontractor’s Insurance Requirements.  Contractor shall ensure that each Subcontractor and Sub-subcontractor shall either be covered by the insurance provided by Contractor pursuant to this Agreement, or by insurance procured by a Subcontractor or Sub-subcontractor.  Should a Subcontractor or Sub-subcontractor be responsible for procuring its own insurance coverage, Contractor shall ensure that each such Subcontractor or Sub-subcontractor shall procure and maintain insurance to the full extent required of Contractor under this Agreement and shall be required to comply with all of the requirements imposed on Contractor with respect to such Contractor-provided insurance on the same terms as Contractor, except that Contractor shall have the sole responsibility for determining the limits of coverage required to be obtained by such Subcontractors or Sub-subcontractors in accordance with reasonably prudent business practices.  Subject to Section 7.1B of the Agreement, all such insurance shall be provided for at the sole cost of Contractor or its Subcontractors or Sub-subcontractors.  Failure of Subcontractors or Sub-subcontractors to procure and maintain such insurance coverage shall not relieve Contractor of its responsibilities under the Agreement.

F.                                      Named and Additional Insured.

1.                                       The following insurance policies provided by Contractor shall include Owner Group as Additional Insureds: employer’s liability, commercial automobile, aircraft liability, hull and machinery, and protection and indemnity insurance.

2.                                       The following insurance policies provided by Contractor shall include Owner Group as Named Insureds:  commercial general liability, umbrella or excess liability, builder’s risk, builder’s risk delayed startup, marine cargo, marine cargo delayed startup and marine terminal liability operations, and charter’s legal liability insurance.

G.                                     Waiver of Subrogation and Waiver of Claims.

1.                                       All policies of insurance provided by Contractor or any of its Subcontractors or Sub-subcontractors pursuant to this Agreement shall include clauses providing that each underwriter shall waive its rights of recovery, under subrogation or otherwise, against Owner Group.

2.                                       Contractor waives any and all claims, damages, losses, costs, and expenses against Owner Group to the extent such claims, damages, losses, costs and expenses have already been paid by the insurance procured by Contractor pursuant to the Agreement.

H.                                    Contractor’s Insurance is Primary.  The insurance policies of Contractor and its Subcontractors and Sub-subcontractors shall state that such coverage is primary and non-contributory to any other insurance or self-insurance available to or provided by the Owner Group.

I.                                         Severability.  All policies (other than in respect to worker’s compensation insurance) shall insure the interests of the Owner Group regardless of any breach or violation by Contractor or any other Party of warranties, declarations or conditions contained in such policies, any action or inaction of Owner or others, or any foreclosure relating to the Project or any change in ownership of all or any portion of the Project.

J.                                        Copy of Policy.  At Owner’s request, Contractor shall promptly provide Owner certified copies of each of the insurance policies of Contractor, or if the policies have not yet been received by Contractor, then with binders of insurance, duly executed by the insurance agent, broker or underwriter fully describing the insurance coverages effected.

K.                                    Limitation of Liability.  Types and limits of insurance shall not in any way limit any of Contractor’s obligations, responsibilities or liabilities under this Agreement.

L.                                      Jurisdiction.  All insurance policies shall include coverage for jurisdiction within the United States of America or other applicable jurisdiction.

M.                                 Miscellaneous.  Contractor and its Subcontractors and Sub-subcontractors shall do nothing to void or make voidable any of the insurance policies purchased and maintained by

Contractor or its Subcontractors or Sub-subcontractors hereunder.  Contractor shall promptly give Owner and Lender notice in writing of the occurrence of any casualty, claim, event, circumstance, or occurrence that may give rise to a claim under an insurance policy hereunder and arising out of or relating to the performance of the Work.  In addition, Contractor shall ensure that Owner is kept fully informed of any subsequent action and developments concerning the same, and assist in the investigation of any such casualty, claim, event, circumstance or occurrence.

N.                                    Instructions for Certificate of Insurance.  Contractor’s certificate of insurance form, completed by Contractor’s insurance agent, broker or underwriter, shall reflect all of the insurance required by Contractor, the recognition of additional insured status, waivers of subrogation, and primary/non-contributory insurance requirements contained in this Attachment O and elsewhere in the Agreement.

O.                                    Certificate of Insurance Requirements.  Prior to the commencement of any Work under this Agreement and in accordance with Section 1B of this Attachment O, Contractor shall deliver to Owner certificates of insurance reflecting all of the insurance required of Contractor under this Agreement.  All certificates of insurance and associated notices and correspondence concerning such insurance shall be addressed to the contact information listed in the Agreement for notices, plus the following: Sabine Pass LNG, L.P., 717 Texas Avenue, Suite 3100, Houston, Texas 77002, Facsimile: (713) 659-5459, Attn: Don Turkleson.

In addition, each such certificate of insurance for employer’s liability, commercial liability, aircraft, hull and machinery, and protection and indemnity insurance shall include the following language:

“Additional Insured:  Sabine Pass LNG, L.P., Lender and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees named as Additional Insureds on employer’s liability, commercial liability, aircraft, hull and machinery, and protection and indemnity insurance.  The coverage afforded the Additional Insured under these policies shall be primary insurance.  If the Additional Insured has other insurance which is applicable to a loss or claim, such other insurance shall be on an excess or contingent basis.”

“Waiver of Subrogation in favor of Additional Insureds as respects all policies required hereunder.”

In addition, each such certificate of insurance for commercial general liability, umbrella excess liability, builder’s risk, builder’s risk delayed start up, marine cargo, marine cargo delayed start up, marine terminal liability operations and charter’s legal liability insurance shall include the following language:

“Named Insured:  Sabine Pass LNG, L.P., Lender and each of their respective subsidiaries, affiliates, partners, co-venturers, agents, officers, directors and employees as Named Insureds on commercial general liability, umbrella excess liability, builder’s risk, builder’s risk delayed start up, marine cargo, marine cargo delayed start up, marine terminal liability operations insurance and charter’s legal liability insurance.  The coverage afforded the

Named Insured under these policies shall be primary insurance.  If the Named Insured has other insurance which is applicable to a loss or claim, such other insurance shall be on an excess or contingent basis.”

“Waiver of Subrogation in favor of Named Insureds as respects all policies required hereunder.”

P.                                      Acceptable Policy Terms and Conditions:  All policies of insurance required to be maintained by Contractor shall be written on reasonable and customary policy forms with conditions and exclusions consistent with insurance written for facilities of similar size and scope as the Facility.

Q.                                    Deductibles.  Contractor and Owner shall bear the cost of deductibles under the insurance provided by Contractor pursuant to this Attachment O in accordance with the allocation of risk found elsewhere in this Agreement.

2.                                       Policy Cancellation and Change:  All policies of insurance required to be maintained pursuant to this Attachment O shall be endorsed so that if at any time they are canceled, or their coverage is reduced (by any party including the insured) so as to affect the interests of Owner or Lender, such cancellation or reduction shall not be effective as to Owner or Lender for sixty (60) Days after receipt by Owner and Lender of written notice from such insurer of such cancellation or reduction, provided that (i) cancellation or reduction for marine cargo war risk shall not be effective for seven (7) Days after receipt by Owner and Lender of written notice from such insurer of such cancellation or reduction and (ii) for non-payment of premium, cancellation or reduction shall not be effective for ten (10) Days after receipt by Owner and Lender of written notice from such insurer of such cancellation or reduction.

3.                                       Reports:  Contractor will advise Owner and Lender in writing promptly of (1) any material changes in the coverage or limits provided under any policy required by this Attachment O and (2) any default in the payment of any premium and of any other act or omission on the part of Contractor which may invalidate or render unenforceable, in whole or in part, any insurance being maintained by the Contractor pursuant to this Attachment O.

4.                                       Control of Loss:  If commercially feasible, all policies of insurance required to be maintained pursuant to this Attachment O, wherein more than one insurer provides the coverage on any single policy, shall have a clause (or a separate agreement among the insurers) wherein all insurers have agreed that the lead insurers shall have full settlement authority on behalf of the other insurers.

5.                                       Loss Survey:  All policies of insurance required to be maintained pursuant to this Attachment O, wherein more than one insurer provides the coverage on any single policy, shall have a clause (or a separate agreement among the insurers) wherein all insurers have agreed upon the employment of a single firm to survey and investigate all losses on behalf of the insurers.

6.                                       Miscellaneous Policy Provisions:  All insurance policies providing builder’s risk, builder’s risk delayed startup, marine cargo or marine cargo delayed startup (i) shall not include any annual or term aggregate limits of liability except for the perils of flood, earth movement and windstorm, (ii) shall have any aggregate limits of liability apply separately with respect to the Project, (iii)

shall have aggregate limits for flood, earth movement and windstorm that apply annually and (iv) if commercially feasible, shall not include a clause requiring the payment of additional premium to reinstate the limits after loss except for insurance covering the perils of flood, earth movement and windstorm.

7.                                       Lender Requirements:  Contractor agrees to cooperate with Owner and as to any changes in or additions to the foregoing insurance provisions made necessary by requirements imposed by Lender (including additional insured status, notice of cancellation, certificates of insurance), provided that any resulting costs of increased coverage shall be reimbursable by Owner and provided further that no such requirements shall materially adversely affect Contractor’s risk exposure.  All policies of insurance required to be maintained pursuant to this Attachment O shall contain terms and conditions reasonably acceptable to Owner after consultation with Lender.

ATTACHMENT P

CONTRACTOR PERMITS

Contractor shall be responsible for obtaining all of the following Permits and any and all other Permits not listed below but required for the performance of the Work, except for the Owner Permits set forth in Attachment Q.

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS

Notice of Proposed Construction or Alteration - FAA Form 7460-1	14 CFR Part 77	Federal Aviation Administration (FAA)	Federal Aviation Administration, Southwest Regional Office - Air Traffic Airspace Branch, ASW-520, 2601 Meachan Blvd., Fort Worth, TX 76137-4298 Phone: (817) 222-5520	Construction or use of tall structures including cranes	Locations and dimensions of Tanks and any other significant structures	30 Days prior to the erection of the obstruction that exceeds 200 feet

An Obstruction Evaluation/Airport Airspace Analysis (OE/AAA) is required if the Facility will have structures greater than 200 feet or will be located less than 20,000 ft from an airport. Although the Tanks are less than 200 feet tall, there are several public air strips in the vicinity; Therefore, it is advisable to notify FAA of the project so they can conduct an OE/AAA to determine if the Tanks will require any special marking or additional lighting.

Temporary emergency and non-emergency diesel powered electrical generators		Louisiana Department of Environmental Quality (LDEQ)		Operation and emissions of generator engine	Engine emissions based on manufacturer’s data must not exceed LCEQ limits. Exhaust emission test must be performed within 60 days of initial operation.	As required to support Permit requirement	Exhaust emission testing and reporting required with 60 days of initial operation.

Water Bottom Dredge Permit	LAC 76:XIII.101	Louisiana Department of Wildlife and Fisheries (LDWF)	LDWF-Region V, 1213 N Lakeshore Dr., Lake Charles, LA 70601 Phone:(337) 491-2580	Dredging of fill material, sand and gravel from state-owned water bottoms		Prior to the mobilization of dredge equipment

Spill Prevention Plan		LDWF	Jim Hanifen, LDWF-Coastal Ecology Section, 2000 Quail Drive, Baton Rouge, LA 70898 Phone:(225) 765-2379	Storage of petroleum products in coastal tidal areas.

LDWF can require that a plan to prevent spills from petroleum product storage tanks be submitted and approved. This is normally not required for small portable tanks used in construction work. However, the LDWF must be contacted to determine requirement for the specific Site and tank installation

						On or before mobilization at Site	Contractor to determine if needed and inform Owner.

LDEQ hazardous waste stream notification		LDEQ		Generation of any amount of hazardous waste on the Site.	List of normal hazardous and class 1 wastes.	Not anticipated	If Owner has EPA ID number, Owner would provide notification to LDEQ.

Fire Protection		Johnsons Bayou Fire Department	Johnsons Bayou Fire Department; 155 Berwick Road; Cameron, LA 70631 (337) 569-2119	Fire protection and mutual aid agreements		On or before mobilization of permitted structures are erected at the Site	It is not anticipated that these Permits will be required. Those that may apply pertain to occupied structures such as trailers.

Air permit		LDEQ		Concrete Batch Plant		On or before mobilization of the batch plant to the Site

Occupancy Permit		Cameron Parish				On or before habitable structures are mobilized to the Site

General Construction Permit	Cameron Parish Police Jury			As required to support permitted activities

LPDES hydrostatic test wastewater discharge permit	LDEQ	Permits Section, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3110	Discharge of hydrostatic test wastewater to surface waters	Prior to discharge of hydrotest water

ATTACHMENT Q

OWNER PERMITS

Owner shall obtain the Owner Permits listed below.

PERMIT OR APPROVAL	REGULATORY REFERENCE	RESPONSIBLE AGENCY	AGENCY CONTACT INFORMATION	REGULATED ACTIVITY	TECHNICAL INFORMATION NEEDED FOR APPLICATION	DATE REQUIRED	COMMENTS

NGA Section 3 Application		U.S. Federal Energy Regulatory Commission (FERC)		LNG Facility	Environmental Resource Reports 1-13 submitted with FERC filing Environmental Information Request #1 Environmental Information Request #2 Environmental Information Response #3	NTP

Section 10/404 jurisdictional determination	33 CFR 320 to 330	U.S. Army Corps of Engineers (USACOE)	Bruce Bennet, U.S. Army Corps of Engineers, 2000 Fort Point Road, Galveston, TX 77550 Phone:(409) 766-6389	Construction activities in lakes, streams, wetlands	Consultation Request for jurisdictional determination Request for appeal to jurisdictional determination Revised wetland delineation report	NTP or as specified in FERC Authorization

Section 10/404 Construction Permit	33CFR 320 to 330	U.S. Army Corps of Engineers (USACOE)	Bruce Bennet, U.S. Army Corps of Engineers, 2000 Fort Point Road, Galveston, TX 77550 Phone:(409) 766-6389	Construction activities in lakes, streams, wetlands

•      Design drawings for structures and shoreline protection

•      Description of overall project

•      Delineation of wetland areas Revised permit-includes construction dock

•      Revised Block 22 and Step 10 of 16 pages

•      Revised Aquatic Resources Mitigation Plan

NTP or as specified in FERC Authorization

Clarification on Anchorage	33CFR 320 to 330	U.S. Army Corps of Engineers (USACOE)	Bruce Bennet, U.S. Army Corps of Engineers, 2000 Fort Point Road, Galveston, TX 77550 Phone:(409) 766-6389	Possible encroachment on designated Anchorage Area	Description of Project area anchorage/consultation Request for concurrence	NTP or as specified in FERC Authorization

Soil impacts coordination and seeding plan		Natural Resources Conservation Service	Charles Starkovich, Lake Charles Service Center, 1400 Gertsner Memorial Dr., Lake Charles, LA 70601		Consultation	NTP or as specified in FERC Authorization

EFH	Magnuson/Stevens Act	NOAA Fisheries	NOAA Fisheries:Baton Rouge Field Office, Kelly Shotts, c/o Louisiana State University, Military Science Building, Room 266, Baton Rouge, LA 70803-7535, (225) 389-0508	Consultation	NTP or as specified in FERC Authorization

Federal Endangered Species Consultation	Magnuson/Stevens Act	NOAA Fisheries	NOAA Fisheries:Southeast Regional Office, Chuck Orvitz/ Eric Hawk, 9721 Executive Center Drive North, St. Petersburg, FL 33702	• Consultation for Project • Dredged Material Placement Area Plan review	NTP or as specified in FERC Authorization

Dredged Material Placement Area Plan	Magnuson/Stevens Act	NOAA Fisheries	NOAA Fisheries:Baton Rouge Field Office, Kelly Shotts, c/o Louisiana State University, Military Science Building, Room 266, Baton Rouge, LA 70803-7535, (225) 389-0508	• Consultation for EFH • Consultation letter re: construction dock and Aquatic Resources Mitigation Plan	NTP or as specified in FERC Authorization

Federal Endangered Species Consultation	Section 7 of the Endangered Species Act (ESA)	U.S. Fish and Wildlife Service	Bridgett Firmin, USFWS, 646 Cajundome Blvd., Suite 400, Lafayette, LA 70506 Phone:(337) 291-3100	Impacts to listed threatened and endangered species	Consult with NOAA Fisheries for EFH and offshore T/E potential impacts, and consult with USACOE for wetlands	NTP or as specified in FERC Authorization

Radio License		Federal Communications Commission				Mobilization to Site

Tribal Groups Consultation	Section 106 of the National Historic Preservation Act	Bureau of Indian Affairs	Tom Parry, 1302 East Central Blvd., Anadarko, OK 73005		Consultation	NTP or as specified in FERC Authorization

Construction within a floodplain		Federal Emergency Management, Region VI	David Heigel/Carlton Watts Federal Regional Center, 800 North Loop 288 Denton, TX 76209	Construction within a floodplain	consultation	NTP or as specified in FERC Authorization

Navigation and Marine Safety issues associated with the LNG terminal ship traffic		United States Coast Guard	Caption Sharon Richey, USCG Commanding officer US Coast Guard Marine Safety Office 2875 Jimmy Johnson Blvd. Port Arthur, Tx 77640	Navigation and Marine Safety issues associated with the LNG terminal ship traffic	• Consultation • Disabled Ships simulation memo	NTP or as specified in FERC Authorization

New Source Review Preconstruction Permit (Prevention of Significant Deterioration and Non-Attainment Review)	LAC 33:III.509	Louisiana Department of Environmental Quality(LDEQ)	Tegan Treadaway, LDEQ Air Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3082	Construction of major source of air pollution

•      Air pollution emissions and control equipment data

•      Locations and dimensions of major structures

•      Air quality impact modeling

•      BACT/LAER determinations

•      Identification of emission offsets for non-attainment areas

•      Addendum to air permit, officially added turbines to application

NTP or as specified in FERC Authorization

Non-attainment review for air permit		Texas Commission on Environmental Quality, Air Permits Division	Dale Beebe Farrow or James Red, P.O. Box 13087, Austin, TX 78711-3087		Non-attainment review for air permit consultation	NTP or as specified in FERC Authorization

Surface Water Acquisition Permit (Greater than 10-acre feet)		Texas Commission on Environmental Quality	Water Rights Permitting Group - Attn: Kellye Rila (MC 160). 12100 Park 35 Circle, Austin Texas 78753		Information on source and quantities of surface water to be acquired in Texas state waters for hydrostation test water	NTP or as specified in FERC Authorization

Groundwater Certification as a part of the air permit approval process		LDEQ	Environmental Technology Division, Travis Williams, Phone: (225) 219-3290	Air Permit	groundwater certification letter and package	NTP or as specified in FERC Authorization

Spill Prevention, Control and Countermeasure Plan (SPCC) for Operating Facility	40 CFR Part 112	LDEQ		Onsite storage of oil in quantities greater than threshold amounts	1. Oil storage inventory including maximum capacity 2. Description of measures to prevent an oil spill 3. Description of how personnel will respond to an oil spill	Prior to RFCD

RCRA Small Quantity Hazardous Waste Generator Identification Number	40 CFR Part 261	LDEQ	Call DEQ, Jesse Chang 225-219-3071, or Tom Killeen 225-219-3097 to find out where to send this or if it is required.	Onsite presence of hazardous waste in quantities greater than threshold amounts	Expected hazardous waste accumulation	NTP or as specified in FERC Authorization	Required if hazardous waste will exceed the 100 kg/month threshold. Contractor to confirm quantity to determine if needed. Owner still gets generator ID number.

Water Quality Certification, Section 401 of CWA		LDEQ	Larry Wiesepape, Ph.D., LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3016	Triggered by application for a USACOE Section 404 Permit	• Submitted as a part of the CUP and IP • Consultation for modified construction dock area and Aquatic Resources Mitigation Plan	NTP or as specified in FERC Authorization

LPDES sanitary wastewater discharge permit		LDEQ	Permits SEction, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3112	Discharge of sanitary wastewater	• Water balance diagram • Expected wastewater flows and characteristics	NTP or as specified in FERC Authorization

LPDES Storm Water Multi-sector General Permit (combined facilities)/ industrial water discharge permit application form SCC-2	LDEQ	Yvonne Wingate, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3111	Storm water runoff	Must develop Storm Water Pollution Prevention Plan, including:- site description- pollution and erosion control measures- maintenance procedures	Prior to RFCD

LPDES Storm Water Construction Permit Notice of Intent	LDEQ	Darlene Bernard, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3112	Storm water runoff	Notice of Intent	NTP or as specified in FERC Authorization

LPDES Storm Water Construction Permit Notice of Termination	LDEQ	Darlene Bernard, LDEQ Water Permit Division, 7290 Bluebonnet, Baton Rouge, LA 70810 Phone:(225) 219-3112	Storm water runoff	Notice of Termination	Prior to RFCD

Dredged Material Placement Area Plan	LDEQ			Dredged Material Placement Area Plan review	NTP or as specified in FERC Authorization

State threatened and endangered species clearance	NEPA/FERC	Louisiana Department of Wildlife and Fisheries (LDWF) and U.S. Fish and Wildlife	Fred Dunham, LDWF, 2000 Quail Drive, Baton Rouge, La. 70808 Phone:(225) 765-2346	Assessment of site habitation by listed (threatened or endangered) species

•      Consultation

•      Dredged Material Placement Area Plan review

•      Warmwater Fisheries Time of Year Restrictions

•      Response from LDWF to CMD re: CUP P20040708

•      Consultation for approval of revised construction dock

NTP or as specified in FERC Authorization

Coastal Use Permit		Louisiana Department of Natural Resources (LDNR)	Rocky Hinds/Chris Davis, LDNR, 617 North Third Street, Baton Rouge, LA 70802-5428 Phone:(504) 342-7591	Construction in coastal management zone

•      Solicitation of Views

•      Same as for USACOE permit, and additional information on CY of disturbance in all land types.

•      Revised permit application, includes construction dock

•      Revised Step 10 of 16 and Block 22

•      Revised Aquatic Resources Mitigation Plan

•      Summary report of subsurface investigation

NTP or as specified in FERC Authorization

Beneficial Use Plan for Dredge Material		Louisiana Department of Natural Resources (LDNR)	Rocky Hinds/Chris Davis, LDNR, 617 North Third Street, Baton Rouge, LA 70802-5428 Phone:(504) 342-7591	Dredge Material Placement	Dredged Material Placement Area Plan review	NTP or as specified in FERC Authorization

Commercial Water Bottom Lease		Louisiana State Land Office	Synthia Marcelin, SLO, P.O. Box 44124, Baton Rouge, LA 70814-4124 Phone:(225) 342-0120		A commercial water bottom lease for the proposed Project will be required, including the construction dock area.	NTP or as specified in FERC Authorization

Historic Preservation Approval - Section 106 Environmental Review (applies to entire site)		Louisiana Division of Historic Preservation (LDHP)	Pam Breaux- State Historic Preservation Officer (Rachel Watson/Duke Rivet-contact), Capital Annex Building1051 North Third Street, Baton Rouge, LA 70804, (225) 342-8170	Federal oversight requires compliance with Section 106

•      Phase I Survey Report

•      Unanticipated Discoveries Plan review

•      Dredged Material Placement Area Plan review

•      Updated Unanticipated Discoveries Plan

•      Final Phase I Survey Report (terminal and pipeline combined)

•      Consultation for approval of revised construction dock

NTP or as specified in FERC Authorization

Creole Nature Trail View shed	NEPA	Louisiana Department of Culture, Recreation and Tourism	Chuck Morse, Capitol Annex Building, Rm. 1051, North 3rd St., Baton Rouge, LA 70802, (225)-342-1896		consultation	NTP or as specified in FERC Authorization

Traffic data for SH82	NEPA/FERC	Louisiana Department of Transportation and Development	Steve Jiles, 5827 Hwy 90 East, Lake Charles, LA 70615, 337-437-9105		request for traffic information for SH 82	NTP or as specified in FERC Authorization

Building Permit		Cameron Parish	Tina Horn, 110 Smith Circle, Cameron, LA 70631 Phone:(337) 775-5718 (ext. 115)	Design and installation of fire sprinkler and deluge systems	• Consultation • Site plan and description of facility components	NTP or as specified in FERC Authorization

Permit for Construction in a Zone “VE” or Variance as: functionality dependent use, Floodplain Development Permit		Cameron Parish Floodplain Administrator	Tina Horn/Tammy Trahan, 110 Smith Circle, Cameron, LA 70631 Phone:(337) 775-5718 (ext. 115)	Construction of facilities and buildings

•      Submit Individual Permit application package

•      Revised Permit application

•      Revised Step 10 of 16 and Block 22

•      Indemnification and Roadway Easement permits/approvals

•      Revised Aquatic Resources Mitigation Plan

NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Caddo Nation	Mr. Bobby Gonzales, Highway 152 and Highway281, Binger, OK 73009, 405-656-2344		consultation	NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Alabama-Coushatta Tribe of Texas	Ms. Debbie Thomas, 571 State Park Road 56, 936-563-1100		consultation	NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Coushatta Tribe of Louisiana	Coushatta Tribal Council, 1940 CC Bell Road, Elton, LA 70532, 337-584-2261	consultation	NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Chitimaca Tribe of Louisiana	Kimberly Waldon, Cultural Development, 105 Houma Drive, Charenton, LA 70523, (337)-923-9923	consultation	NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Jena Band of Choctaw	Ms. Christine Norris, 14025 Highway 84 West, Trout, LA 7137, 318-992-2717	consultation	NTP or as specified in FERC Authorization

Native American consultation	NEPA, Section 106	Tunica-Biloxi Tribe	Mr. Earl Barby, 151 Melacon Dr., Marksville, LA 71351, 318-253-9767	consultation	NTP or as specified in FERC Authorization

ATTACHMENT R

FORM OF IRREVOCABLE, STANDBY LETTERS OF CREDIT

SCHEDULE R-1

FORM OF PERFORMANCE LETTER OF CREDIT

[to be issued on letterhead of Issuing Bank]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:  [                                                         ]

AMOUNT OF: U.S.$ [                                   ]

BENEFICIARY:	APPLICANT AND ACCOUNT PARTY:

SABINE PASS LNG, L.P.	BECHTEL CORPORATION
717 TEXAS AVENUE, SUITE 3100	3000 POST OAK BOULEVARD
HOUSTON, TEXAS 77002	HOUSTON, TEXAS 77056
FACSIMILE: (713) 659-5459	FACSIMILE: [ ]
ATTN: [ ]	ATTN: [ ]

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      (THIS “LETTER OF CREDIT”) IN FAVOR OF SABINE PASS LNG, L.P., AS BENEFICIARY, FOR AN INITIAL AMOUNT OF [                  ] U.S. DOLLARS ($[                  ]) (THE “STATED AMOUNT”) AT THE REQUEST AND FOR THE ACCOUNT OF BECHTEL CORPORATION, AS APPLICANT.

WE ARE INFORMED THAT THIS LETTER OF CREDIT IS ISSUED ON BEHALF OF THE APPLICANT TO SUPPORT APPLICANT’S OBLIGATIONS UNDER THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL, DATED AS OF DECEMBER 18, 2004, BY AND BETWEEN APPLICANT AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”).

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE BY PAYMENT AGAINST THE PRESENTATION OF YOUR DRAFT(S) DRAWN AT SIGHT ON [INSERT ISSUING BANK’S NAME AND ADDRESS] (THE “ISSUING BANK”) IN SUBSTANTIALLY THE FORM OF ANNEX I ATTACHED HERETO AND ACCOMPANIED BY A DRAWING CERTIFICATE DULY SIGNED IN SUBSTANTIALLY THE FORM OF ANNEX II OR ANNEX VI ATTACHED HERETO APPROPRIATELY COMPLETED.

PARTIAL DRAWINGS ARE PERMITTED.  ALL BANKING CHARGES UNDER THIS LETTER OF CREDIT ARE FOR ACCOUNT OF THE APPLICANT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY AND NOT IN PART, UPON NOTICE BY BENEFICIARY TO ISSUER HEREUNDER, SUBSTANTIALLY IN THE FORM OF ANNEX III ATTACHED HERETO APPROPRIATELY COMPLETED; PROVIDED, HOWEVER, THAT THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON IF SUCH TRANSFER TO, OR DRAWING UNDER THIS LETTER OF CREDIT BY, SUCH PERSON WOULD BE PROHIBITED OR BLOCKED UNDER ANY U.S. EXECUTIVE ORDER, LAW OR ANY RULE OR REGULATION OF THE OFFICE OF FOREIGN ASSETS CONTROL OF THE U.S. TREASURY DEPARTMENT OR THE U.S. COMMERCE DEPARTMENT, AND ANY ATTEMPTED TRANSFER WHICH VIOLATES THIS PROVISION SHALL BE NULL AND VOID.

THE STATED AMOUNT SHALL BE AUTOMATICALLY AND PERMANENTLY REDUCED BY THE AMOUNT OF ANY DRAWING RECEIVED BY BENEFICIARY PURSUANT TO THIS LETTER OF CREDIT [INSERT ENTIRE LETTER OF CREDIT REFERENCE, ALL NUMBERS AND LETTERS].

THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL DECREASE TO AN AGGREGATE AMOUNT OF [                  ] U.S. DOLLARS ($[                  ]) THIRTY (30) DAYS AFTER ISSUING BANK’S RECEIPT FROM BENEFICIARY OF (A) A COPY OF THE SUBSTANTIAL COMPLETION CERTIFICATE SIGNED BY APPLICANT AS CONTRACTOR AND (B) A COPY OF THE SUBSTANTIAL COMPLETION CERTIFICATE SIGNED BY BENEFICIARY AS OWNER SHOWING THAT BENEFICIARY ACCEPTS THE SUBSTANTIAL COMPLETION CERTIFICATE, BOTH OF WHICH SHALL BE IN SUBSTANTIALLY THE FORM OF ANNEX IV ATTACHED HERETO APPROPRIATELY COMPLETED.

ALL DEMANDS FOR PAYMENT SHALL BE PRESENTED TO THE ISSUING BANK LOCATED AT [INSERT ISSUING BANK’S NAME AND ADDRESS], NOT LATER THAN 5:00 P.M., CENTRAL STANDARD TIME (“C.S.T.”).

THIS LETTER OF CREDIT SHALL EXPIRE ON [                    ,] 200[  ] BUT SUCH EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED FOR A PERIOD OF ONE YEAR ON [                ], 200[  ], AND ON EACH SUCCESSIVE EXPIRATION DATE THEREAFTER, UNLESS (A) AT LEAST 120 CALENDAR DAYS BEFORE THE THEN CURRENT EXPIRATION DATE WE NOTIFY BOTH BENEFICIARY AND APPLICANT, BY CERTIFIED MAIL, AT THEIR RESPECTIVE ADDRESSES SET FORTH ABOVE, THAT WE HAVE DECIDED NOT TO EXTEND THIS LETTER OF CREDIT BEYOND THE THEN CURRENT EXPIRATION DATE, OR (B) BEFORE THE THEN CURRENT EXPIRATION DATE, BENEFICIARY PROVIDES WRITTEN NOTICE TO US IN SUBSTANTIALLY THE FORM OF ANNEX V (I) OF THE EXPIRATION OF THE “DEFECT CORRECTION PERIOD” (AS DEFINED IN THE AGREEMENT), OR (II) THAT THE TERM OF THE AGREEMENT HAS OTHERWISE EXPIRED.  IN THE EVENT BENEFICIARY IS SO NOTIFIED BY US PURSUANT TO CLAUSE (A) OF THE IMMEDIATELY PRECEDING SENTENCE, ANY UNUSED PORTION OF THIS LETTER OF CREDIT SHALL BE IMMEDIATELY AVAILABLE FOR PAYMENT TO BENEFICIARY UPON BENEFICIARY’S PRESENTMENT OF DRAFTS DRAWN AT SIGHT IN SUBSTANTIALLY THE FORM OF ANNEX I AND ANNEX VI ATTACHED HERETO APPROPRIATELY COMPLETED NO EARLIER THAN THIRTY (30) CALENDAR DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE.

IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AT OR BEFORE 11:00 A.M., C.S.T., ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE NEXT FOLLOWING BUSINESS DAY.  IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AFTER 11:00 A.M., C.S.T., ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE SECOND BUSINESS DAY FOLLOWING SUCH RECEIPT.  “BUSINESS DAY” MEANS ANY DAY OTHER THAN A SATURDAY, A SUNDAY OR ANY OTHER DAY COMMERCIAL BANKS IN THE UNITED STATES OF AMERICA ARE AUTHORIZED OR REQUIRED TO BE CLOSED, AND A DAY ON WHICH PAYMENTS CAN BE EFFECTED ON THE FEDWIRE SYSTEM.

IF A DEMAND FOR PAYMENT MADE BY BENEFICIARY HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, THE ISSUER SHALL GIVE BENEFICIARY AND APPLICANT PROMPT NOTICE THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFORE AND THAT THE ISSUER WILL HOLD ANY DOCUMENTS AT BENEFICIARY’S DISPOSAL OR UPON BENEFICIARY’S INSTRUCTIONS RETURN THE SAME TO BENEFICIARY.  UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, BENEFICIARY MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT.

WE WILL PROMPTLY NOTIFY BENEFICIARY AND APPLICANT OF ANY NOTICE RECEIVED OR ACTION FILED ALLEGING THE INSOLVENCY OR BANKRUPTCY OF THE ISSUING BANK, OR ALLEGING ANY VIOLATIONS OF REGULATORY REQUIREMENTS WHICH COULD RESULT IN SUSPENSION OR REVOCATION OF OUR CHARTER OR LICENSE TO DO BUSINESS.  IN THE EVENT WE BECOME UNABLE TO FULFILL OUR OBLIGATIONS UNDER THIS LETTER OF CREDIT FOR ANY REASON, NOTICE SHALL BE GIVEN IMMEDIATELY TO EACH OF YOU.

FOR THE WRITTEN NOTICE SPECIFIED IN PARAGRAPH 2 OF ANNEX II, THE CONTENTS OF SUCH NOTICE OR INVOICE, AS THE CASE MAY BE, SHALL NOT BE CONSIDERED AS A TERM OF DRAWING.  THE ONLY PURPOSE FOR PRESENTATION OF SUCH NOTICE OR INVOICE IS TO NOTE THE DATE ON SUCH NOTICE OR INVOICE AND TO VERIFY THAT AT LEAST TEN (10) CALENDAR DAYS HAVE ELAPSED SINCE ISSUANCE OF THE NOTICE OR RECEIPT OF THE INVOICE.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS ISSUED SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (“U.C.P.”), AND AS TO ANY MATTERS NOT SPECIFICALLY COVERED THEREBY, THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE LAWS OF TEXAS.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT, OR AGREEMENT REFERRED TO HEREIN OTHER THAN THE U.C.P.

[NAME OF ISSUING U.S. BANK]

BY:
NAME:
TITLE:

BY:
NAME:
TITLE:

ANNEX I

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

DRAFT

                                  , 20

PAY AT SIGHT TO ORDER OF OURSELVES                                                        AND         /100 U.S. DOLLARS (U.S.$                            ).  THIS DRAFT IS PRESENTED UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO.                            DATED                                         , ISSUED FOR THE ACCOUNT OF BECHTEL CORPORATION.

TO:         [ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

ANNEX II

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

DRAWING CERTIFICATE

TO:                            [ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

RE:                              IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                            (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF SABINE PASS LNG, L.P. (“BENEFICIARY”).

IN ACCORDANCE WITH THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL, DATED AS OF DECEMBER 18,  2004, BY AND BETWEEN BENEFICIARY AND BECHTEL CORPORATION (“APPLICANT”) (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED, AN OFFICER OF BENEFICIARY, DOES HEREBY CERTIFY THAT:

1.             APPLICANT OWES BENEFICIARY LIQUIDATED DAMAGES IN ACCORDANCE WITH THE AGREEMENT, OR APPLICANT OWES BENEFICIARY ANY OTHER LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISING OUT OF OR RELATING TO A BREACH OF ANY OBLIGATION UNDER THE AGREEMENT OR A DEFAULT OR OTHERWISE; AND

2.             AT LEAST TEN (10) CALENDAR DAYS PRIOR TO THE DATE OF THIS CERTIFICATE, EITHER: (A) BENEFICIARY HAS PROVIDED WRITTEN NOTICE TO APPLICANT (A COPY OF WHICH IS ATTACHED) STATING BENEFICIARY’S INTENT TO DRAW AGAINST THE LETTER OF CREDIT AND THE AMOUNT TO BE DRAWN AND SPECIFYING THE GENERAL NATURE OF SUCH LIQUIDATED DAMAGES OR SUCH LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES OWED TO BENEFICIARY FOR SUCH BREACH OR SUCH DEFAULT OR OTHERWISE, OR (B) APPLICANT HAS RECEIVED FROM BENEFICIARY AN INVOICE (A COPY OF WHICH IS ATTACHED) FOR LIQUIDATED DAMAGES OWED TO BENEFICIARY IN ACCORDANCE WITH THE AGREEMENT AND APPLICANT HAS NOT PAID ALL OF SUCH INVOICED LIQUIDATED DAMAGES WITHIN TEN (10) DAYS OF RECEIPT OF SUCH INVOICE; AND

3.             BENEFICIARY IS ENTITLED TO PAYMENT OF U.S.$[                              ].

YOU ARE REQUESTED TO REMIT PAYMENT OF THIS DRAWING IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

[ACCOUNT INFORMATION]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THIS                DAY OF                                     , 20      .

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

ANNEX III

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

FORM OF TRANSFER NOTICE

DATE:

TO:         [ISSUING BANK]
[ISSUING BANK ADDRESS]

RE:          IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

NAME OF TRANSFEREE

ADDRESS

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED TO DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

ENCLOSED IS REMITTANCE OF U.S.$[          ] VIA CERTIFIED CHECK IN PAYMENT OF YOUR TRANSFER COMMISSION AND IN ADDITION THERETO WE AGREE TO PAY TO YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER.

SINCERELY,

SABINE PASS LNG, L.P.

AUTHORIZED NAME & TITLE

AUTHORIZED SIGNATURE

TELEPHONE NUMBER

THE ABOVE SIGNATURE, WITH TITLE AS STATED, CONFORMS WITH THAT ON FILE WITH US AND IS AUTHORIZED FOR EXECUTION OF SUCH INSTRUMENTS.

NAME & ADDRESS OF BANK

AUTHORIZED NAME & TITLE
AUTHORIZED SIGNATURE
TELEPHONE NO.

THIS FORM MUST BE EXECUTED IN DUPLICATE.

(a) FOR BANK USE ONLY

Confirmation of Authenticating Bank’s signature performed by:

Date:	Time:	a.m./p.m.

Addl Info.:

ANNEX IV

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

FORM OF SUBSTANTIAL COMPLETION CERTIFICATE

Date:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attention: Ed Lehotsky

Re:                               Substantial Completion Certificate — Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated as of December 18, 2004 (the “Agreement”), by and between Sabine Pass LNG, L.P. (“Owner”) and Bechtel Corporation (“Contractor”)

Pursuant to Section 11.3 of the Agreement, Contractor hereby certifies that it has completed all requirements under the Agreement for Substantial Completion with respect to the Facility, including: (i) all Minimum Acceptance Criteria have been achieved; (ii) all Performance Guarantees for the Facility have been achieved, or in the case that all Performance Guarantees have not been achieved but all Minimum Acceptance Criteria have been achieved, Contractor has paid Performance Liquidated Damages in accordance with Section 20.3C (except such Performance Liquidated Damages that are not due as a condition of Substantial Completion if Contractor, at Owner’s election, is taking corrective actions under Section 11.5A(i)); (iii) any Substantial Completion Delay Liquidated Damages due and owing have been paid in accordance with Section 20.3C; (iv) the Work (including training, in accordance with Section 3.5 and the delivery of all documentation required as a condition of Substantial Completion under this Agreement (including documentation required for operation, including test reports)) has been completed in accordance with the requirements of the Agreement other than any Work which meets the definition of Punchlist; (v) Contractor hereby delivers this Substantial Completion Certificate, as required pursuant to Sections 11.3 of the Agreement; (vi) Contractor has obtained all Contactor Permits for the Facility and (vii)  Contractor has, pursuant to Section 3.4, delivered to the Project all Operating Spare Parts required by the Operating Spare Parts List to be delivered to the Project prior to Substantial Completion.

To the extent Owner has provided an invoice(s) for Liquidated Damages to Contractor pursuant to Section 20.3C of the Agreement, Contractor certifies that it has              or has not                        (check one) paid to Owner all such Liquidated Damages.

Contractor certifies that it achieved all requirements under the Agreement for Substantial Completion on                               , 200    , including the payment of Liquidated Damages owed under the Agreement (if any), or if any such Liquidated Damages have not been paid upon the date of this Substantial Completion Certificate, such Liquidated Damages will be paid by Contractor within ten (10) Days after Contractor’s receipt of Owner’s invoice for such Liquidated Damages.

Attached is all information required to be provided by Contractor with this Certificate under Section 11.3 of the Agreement, including the Performance Test report and analysis and those requirements set forth in writing between the Parties for the Performance Test Procedures.

[Signature Page Follows]

IN WITNESS WHEREOF, Contractor has caused this Substantial Completion Certificate to be duly executed and delivered as of the date first written above.

BECHTEL CORPORATION

By:
Name:
Title:
Date:

cc:           Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Attn: General Counsel

Owner Acceptance or Rejection of Substantial Completion Certificate

Pursuant to Section 11.4B of the Agreement, Owner                   accepts or                         rejects (check one) the Substantial Completion Certificate.

If Substantial Completion was achieved, Substantial Completion was achieved on                       , 200      .

Acceptance of Substantial Completion shall not relieve Contractor of any of Contractor’s obligations to perform the Work in accordance with the requirements of the Agreement, nor shall it in any way release Contractor or any surety of Contractor from any obligations or liability pursuant to the Agreement, including obligations with respect to unperformed obligations of the Agreement or for any Work that does not conform to the requirements of this Agreement.

The basis for any rejection of Substantial Completion is attached hereto.

For and on behalf of
SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

ANNEX V

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

FORM OF NOTICE FOR EXPIRATION OF DEFECT CORRECTION PERIOD

OR EXPIRATION OF TERM OF AGREEMENT

DATE:

TO:         [ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

RE:          IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                            (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF SABINE PASS LNG, L.P. (“BENEFICIARY”).

IN ACCORDANCE WITH THE TERMS OF LETTER OF CREDIT, BENEFICIARY HEREBY NOTIFIES YOU OF (A) THE EXPIRATION OF THE DEFECT CORRECTION PERIOD OR (B) THE EXPIRATION OF THE TERM OF THE LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL DATED AS OF DECEMBER 18, 2004, BY AND BETWEEN BENEFICIARY AND BECHTEL CORPORATION (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME).

THE UNDERSIGNED HEREBY REQUESTS TERMINATION OF THIS LETTER OF CREDIT AND CONFIRMATION TO APPLICANT OF SAID TERMINATION.

THE LETTER OF CREDIT SHALL EXPIRE ON [                      ], 20[    ].

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

ANNEX VI

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

DRAWING CERTIFICATE

                                            , 20

TO:                            [ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

RE:          IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                            (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF SABINE PASS LNG, L.P. (“BENEFICIARY”).

IN ACCORDANCE WITH THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL DATED AS OF DECEMBER 18, 2004, BY AND BETWEEN BENEFICIARY AND BECHTEL CORPORATION (“APPLICANT”) (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED, AN OFFICER OF BENEFICIARY, DOES HEREBY CERTIFY THAT:

1.             BENEFICIARY HAS BEEN NOTIFIED THAT YOU HAVE DECIDED NOT TO EXTEND THE LETTER OF CREDIT BEYOND THE CURRENT EXPIRATION DATE;

2.             APPLICANT HAS NOT DELIVERED TO BENEFICIARY A REPLACEMENT LETTER OF CREDIT SUBSTANTIALLY IDENTICAL TO THE LETTER OF CREDIT (I.E., IRREVOCABLE STANDBY LETTER OF CREDIT NO.                     ) FROM A COMMERCIAL BANK IN THE UNITED STATES OF AMERICA RATED AT LEAST A- BY STANDARD & POOR’S AND AT LEAST A3 BY MOODY’S INVESTORS SERVICES, AND THIRTY (30) OR LESS CALENDAR DAYS REMAIN BEFORE THE EXPIRATION OF THE CURRENT EXPIRATION DATE; AND

3.             BENEFICIARY IS ENTITLED TO PAYMENT OF U.S.$[                              ].

YOU ARE REQUESTED TO REMIT PAYMENT OF THIS DRAWING IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

[ACCOUNT INFORMATION]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THIS                DAY OF                                     , 20      .

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

SCHEDULE R-2

FORM OF PAYMENT LETTER OF CREDIT

[to be issued on letterhead of Issuing Bank]

IRREVOCABLE STANDBY LETTER OF CREDIT NO.

DATE:  [                                                       ]

AMOUNT OF: U.S.$ [                                 ]

BENEFICIARY:	APPLICANT AND ACCOUNT PARTY:

SABINE PASS LNG, L.P.	BECHTEL CORPORATION
717 TEXAS AVENUE, SUITE 3100	3000 POST OAK BOULEVARD
HOUSTON, TEXAS 77002	HOUSTON, TEXAS 77056
FACSIMILE: (713) 659-5459	FACSIMILE: [ ]
ATTN: [ ]	ATTN: [ ]

WE HEREBY ISSUE OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO.                      (THIS “LETTER OF CREDIT”) IN FAVOR OF SABINE PASS LNG, L.P., AS BENEFICIARY, FOR AN INITIAL AMOUNT OF [                  ] U.S. DOLLARS ($[                  ]) (THE “STATED AMOUNT”) AT THE REQUEST AND FOR THE ACCOUNT OF BECHTEL CORPORATION, AS APPLICANT.

WE ARE INFORMED THAT THIS LETTER OF CREDIT IS ISSUED ON BEHALF OF THE APPLICANT IN CONSIDERATION OF AN ADVANCE PAYMENT PROVIDED BY BENEFICIARY AND TO SUPPORT APPLICANT’S OBLIGATIONS UNDER THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL, DATED AS OF DECEMBER 18, 2004, BY AND BETWEEN APPLICANT AND BENEFICIARY (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”).

FUNDS UNDER THIS LETTER OF CREDIT ARE AVAILABLE BY PAYMENT AGAINST THE PRESENTATION OF YOUR DRAFT(S) DRAWN AT SIGHT ON [INSERT ISSUING BANK’S NAME AND ADDRESS] (THE “ISSUING BANK”) IN SUBSTANTIALLY THE FORM OF ANNEX I ATTACHED HERETO AND ACCOMPANIED BY A DRAWING CERTIFICATE DULY SIGNED IN SUBSTANTIALLY THE FORM OF ANNEX II ATTACHED HERETO APPROPRIATELY COMPLETED.

PARTIAL DRAWINGS ARE PERMITTED.  ALL BANKING CHARGES UNDER THIS LETTER OF CREDIT ARE FOR ACCOUNT OF THE APPLICANT.

THIS LETTER OF CREDIT IS TRANSFERABLE IN ITS ENTIRETY AND NOT IN PART, UPON NOTICE BY BENEFICIARY TO ISSUER HEREUNDER, SUBSTANTIALLY IN THE FORM OF ANNEX III ATTACHED HERETO APPROPRIATELY COMPLETED; PROVIDED, HOWEVER, THAT THIS LETTER OF CREDIT MAY NOT BE TRANSFERRED TO ANY PERSON IF SUCH TRANSFER TO, OR DRAWING UNDER THIS LETTER OF CREDIT BY, SUCH PERSON WOULD BE PROHIBITED OR BLOCKED UNDER ANY U.S. EXECUTIVE ORDER, LAW OR ANY RULE OR REGULATION OF THE OFFICE OF FOREIGN ASSETS CONTROL OF THE U.S. TREASURY DEPARTMENT OR THE U.S. COMMERCE DEPARTMENT, AND ANY ATTEMPTED TRANSFER WHICH VIOLATES THIS PROVISION SHALL BE NULL AND VOID.

THE STATED AMOUNT SHALL BE AUTOMATICALLY AND PERMANENTLY REDUCED BY THE AMOUNT OF ANY DRAWING RECEIVED BY BENEFICIARY PURSUANT TO THIS LETTER OF

CREDIT [INSERT ENTIRE LETTER OF CREDIT REFERENCE, ALL NUMBERS AND LETTERS].

THE NOTICE TO PROCEED (“NTP”) WAS ISSUED ON [                    ,] 200[  ].  THE STATED AMOUNT OF THIS LETTER OF CREDIT SHALL BE REDUCED TO ZERO, ON A PRO RATA BASIS, IN EQUAL MONTHLY AMOUNTS, IN ACCORDANCE WITH THE FOLLOWING SCHEDULE:

DATE	MAXIMUM VALUE (U.S.$)	% OF STATED AMOUNT
[INSERT DATE 30 DAYS FOLLOWING NTP]		$91.67%
[INSERT DATE 61 DAYS FOLLOWING NTP]		$83.33%
[INSERT DATE 91 DAYS FOLLOWING NTP]		$75.00%
[INSERT DATE 122 DAYS FOLLOWING NTP]		$66.67%
[INSERT DATE 152 DAYS FOLLOWING NTP]		$58.33%
[INSERT DATE 183 DAYS FOLLOWING NTP]		$50.00%
[INSERT DATE 213 DAYS FOLLOWING NTP]		$41.67%
[INSERT DATE 243 DAYS FOLLOWING NTP]		$33.33%
[INSERT DATE 273 DAYS FOLLOWING NTP]		$25.00%
[INSERT DATE 304 DAYS FOLLOWING NTP]		$16.67%
[INSERT DATE 334 DAYS FOLLOWING NTP]		$8.33%
[INSERT DATE 365 DAYS FOLLOWING NTP]		$0.00%

ALL DEMANDS FOR PAYMENT SHALL BE PRESENTED TO THE ISSUING BANK LOCATED AT [INSERT ISSUING BANK’S NAME AND ADDRESS], NOT LATER THAN 5:00 P.M., CENTRAL STANDARD TIME (“C.S.T.”).

THIS LETTER OF CREDIT SHALL EXPIRE ON [                    ,] 200[  ].

IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AT OR BEFORE 11:00 A.M., C.S.T., ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE NEXT FOLLOWING BUSINESS DAY.  IF WE RECEIVE YOUR DRAFT AND DRAWING CERTIFICATE IN FULL COMPLIANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT AFTER 11:00 A.M., C.S.T., ON A BUSINESS DAY, WE WILL HONOR YOUR DEMAND FOR PAYMENT NO LATER THAN THE CLOSE OF BUSINESS ON THE SECOND BUSINESS DAY FOLLOWING SUCH RECEIPT.  “BUSINESS DAY” MEANS ANY DAY OTHER THAN A SATURDAY, A SUNDAY OR ANY OTHER DAY COMMERCIAL BANKS IN THE UNITED STATES OF AMERICA ARE AUTHORIZED OR REQUIRED TO BE CLOSED, AND A DAY ON WHICH PAYMENTS CAN BE EFFECTED ON THE FEDWIRE SYSTEM.

IF A DEMAND FOR PAYMENT MADE BY BENEFICIARY HEREUNDER DOES NOT, IN ANY INSTANCE, CONFORM TO THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, THE ISSUER SHALL GIVE BENEFICIARY AND APPLICANT PROMPT NOTICE THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, STATING THE REASONS THEREFORE AND THAT THE ISSUER WILL HOLD ANY DOCUMENTS AT BENEFICIARY’S DISPOSAL OR UPON BENEFICIARY’S INSTRUCTIONS RETURN THE SAME TO BENEFICIARY.  UPON BEING NOTIFIED THAT THE DEMAND FOR PAYMENT WAS NOT EFFECTED IN CONFORMITY WITH THIS LETTER OF CREDIT, BENEFICIARY MAY ATTEMPT TO CORRECT ANY SUCH NON-CONFORMING DEMAND FOR PAYMENT.

WE WILL PROMPTLY NOTIFY BENEFICIARY AND APPLICANT OF ANY NOTICE RECEIVED OR ACTION FILED ALLEGING THE INSOLVENCY OR BANKRUPTCY OF THE ISSUING BANK, OR ALLEGING ANY VIOLATIONS OF REGULATORY REQUIREMENTS WHICH COULD RESULT IN SUSPENSION OR REVOCATION OF OUR CHARTER OR LICENSE TO DO BUSINESS.  IN THE EVENT

WE BECOME UNABLE TO FULFILL OUR OBLIGATIONS UNDER THIS LETTER OF CREDIT FOR ANY REASON, NOTICE SHALL BE GIVEN IMMEDIATELY TO EACH OF YOU.

FOR THE WRITTEN NOTICE SPECIFIED IN PARAGRAPH 2 OF ANNEX II, THE CONTENTS OF SUCH NOTICE OR INVOICE, AS THE CASE MAY BE, SHALL NOT BE CONSIDERED AS A TERM OF DRAWING.  THE ONLY PURPOSE FOR PRESENTATION OF SUCH NOTICE OR INVOICE IS TO NOTE THE DATE ON SUCH NOTICE OR INVOICE AND TO VERIFY THAT AT LEAST TEN (10) CALENDAR DAYS HAVE ELAPSED SINCE ISSUANCE OF THE NOTICE OR RECEIPT OF THE INVOICE.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN, THIS LETTER OF CREDIT IS ISSUED SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 500 (“U.C.P.”), AND AS TO ANY MATTERS NOT SPECIFICALLY COVERED THEREBY, THIS LETTER OF CREDIT SHALL BE GOVERNED BY THE LAWS OF TEXAS.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT IN ANY WAY BE MODIFIED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT, OR AGREEMENT REFERRED TO HEREIN OTHER THAN THE U.C.P.

[NAME OF ISSUING U.S. BANK]

BY:
NAME:
TITLE:

BY:
NAME:
TITLE:

ANNEX I

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

DRAFT

                                   , 20

PAY AT SIGHT TO ORDER OF OURSELVES                                                        AND         /100 U.S. DOLLARS (U.S.$                            ).  THIS DRAFT IS PRESENTED UNDER IRREVOCABLE STANDBY LETTER OF CREDIT NO.                            DATED                                         , ISSUED FOR THE ACCOUNT OF BECHTEL CORPORATION.

TO:         [ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

ANNEX II

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

DRAWING CERTIFICATE

TO:         [ISSUING BANK NAME]
[ISSUING BANK ADDRESS]

RE:          IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

REFERENCE IS MADE TO THAT CERTAIN IRREVOCABLE STANDBY LETTER OF CREDIT NO.                            (THE “LETTER OF CREDIT”) ISSUED BY YOU IN FAVOR OF SABINE PASS LNG, L.P. (“BENEFICIARY”).

IN ACCORDANCE WITH THAT CERTAIN LUMP SUM TURNKEY AGREEMENT FOR THE ENGINEERING, PROCUREMENT AND CONSTRUCTION OF THE SABINE PASS LNG RECEIVING, STORAGE AND REGASIFICATION TERMINAL, DATED AS OF DECEMBER 18, 2004, BY AND BETWEEN BENEFICIARY AND BECHTEL CORPORATION (“APPLICANT”) (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “AGREEMENT”), THE UNDERSIGNED, AN OFFICER OF BENEFICIARY, DOES HEREBY CERTIFY THAT:

1.             APPLICANT OWES BENEFICIARY ANY LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISING OUT OF OR RELATING TO A BREACH OF ANY OBLIGATION UNDER THE AGREEMENT OR A DEFAULT OR OTHERWISE; AND

2.             AT LEAST TEN (10) CALENDAR DAYS PRIOR TO THE DATE OF THIS CERTIFICATE, EITHER: BENEFICIARY HAS PROVIDED WRITTEN NOTICE TO APPLICANT (A COPY OF WHICH IS ATTACHED) STATING BENEFICIARY’S INTENT TO DRAW AGAINST THE LETTER OF CREDIT AND THE AMOUNT TO BE DRAWN AND SPECIFYING THE GENERAL NATURE OF SUCH LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES OWED TO BENEFICIARY FOR SUCH BREACH OR SUCH DEFAULT OR OTHERWISE; AND

3.             BENEFICIARY IS ENTITLED TO PAYMENT OF U.S.$[                              ].

YOU ARE REQUESTED TO REMIT PAYMENT OF THIS DRAWING IN IMMEDIATELY AVAILABLE FUNDS BY WIRE TRANSFER TO THE FOLLOWING ACCOUNT:

[ACCOUNT INFORMATION]

IN WITNESS WHEREOF, THE UNDERSIGNED HAS EXECUTED AND DELIVERED THIS CERTIFICATE AS OF THIS                DAY OF                                     , 20      .

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

ANNEX III

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER

FORM OF TRANSFER NOTICE

DATE:

TO:         [ISSUING BANK]
[ISSUING BANK ADDRESS]

RE:          IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

NAME OF TRANSFEREE

ADDRESS

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED TO DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE HEREOF, AND FORWARD IT DIRECT TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

ENCLOSED IS REMITTANCE OF U.S.$[          ] VIA CERTIFIED CHECK IN PAYMENT OF YOUR TRANSFER COMMISSION AND IN ADDITION THERETO WE AGREE TO PAY TO YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER.

SINCERELY,

NAME OF BENEFICIARY

AUTHORIZED NAME & TITLE

AUTHORIZED SIGNATURE

TELEPHONE NUMBER

THE ABOVE SIGNATURE, WITH TITLE AS STATED, CONFORMS WITH THAT ON FILE WITH US AND IS AUTHORIZED FOR EXECUTION OF SUCH INSTRUMENTS.

NAME & ADDRESS OF BANK

AUTHORIZED NAME & TITLE
AUTHORIZED SIGNATURE
TELEPHONE NO.

THIS FORM MUST BE EXECUTED IN DUPLICATE.

(b) FOR BANK USE ONLY

Confirmation of Authenticating Bank’s signature performed by:

Date:	Time:	a.m./p.m.

Addl Info.:

ATTACHMENT S

PERFORMANCE TESTS

The following sets forth general parameters for the Performance Tests which Contractor must perform as part of the Scope of Work in order to determine whether the Minimum Acceptance Criteria (“MAC”) and Performance Guarantees described in Attachment T have been achieved.   The Parties shall agree, in accordance with the provisions of Section 11.3 of the Agreement, upon detailed procedures for each of the Performance Tests (the “Performance Test Procedures”); however, the parameters set forth in this Attachment S shall be included in such Performance Test Procedures.

1.             Sendout Rate Performance Test

A Performance Test shall be conducted to determine whether the Facility has achieved the Sendout Rate MAC specified in Attachment T (“Sendout Rate Performance Test”).  The Sendout Rate Performance Test shall be conducted in accordance with the Sendout Rate Guarantee Conditions specified in Attachment T and the applicable Performance Test Procedures which will include the following general parameters:

A.            Prior to commencement of the Sendout Rate Performance Test:

i.              all vaporizers and associated sendout pumps, controls systems, and auxiliaries will be operated individually and in parallel up to full capacity of the Equipment, and Contractor shall have fulfilled all of the other requirements set forth in the definition of “Ready for Performance Testing”, as more specifically defined in the Performance Test Procedures which are applicable to the Sendout Rate Performance Test;

ii.             at least two (2) of the Tanks will be substantially full with additional LNG supply in route to ensure adequate supply of LNG for the ramp-up period and the test, to be arranged by Owner;

iii.            the vaporizers and sendout pumps will be operated and brought on line in sequence and will be operated at full rate for up to twelve (12) hours to line-out the system. Owner to ensure that the Export Pipeline will be capable of off-taking the produced Natural Gas at the consequent incremental rates and at the full test rates during the entire test duration including the sequential ramp-up and line-out rates prior to start of test.

B.            Any disruption of the Sendout Rate Performance Test for any reason (including due to lack of available LNG or Export Pipeline limitation) will be noted and logged during the conduct of the Sendout Rate Performance Test and results of the Sendout Rate Performance Test will be adjusted, as appropriate, in accordance with the applicable provisions of the Performance Test Procedures to the extent any such disruption is due to reasons beyond the control of Contractor.

C.            The flow meters installed to monitor and record the Sendout Rate, as defined in Attachment T will be calibrated prior to the Sendout Rate Performance Test with results documented and signed by Owner and Contractor. The following flow meters will be so calibrated and monitored/recorded during the Sendout Rate

Performance Test: (1) SCV Fuel Gas (ultrasonic flow transmitter on SCV fuel gas line shown on P&ID D01-066), (2) CTG Fuel Gas (ultrasonic flow transmitter on CTG fuel gas line shown on P&ID D01-0080), and (3) Master Meter K-103 (on P&ID D01-0050). Procedures for adjusting actual flow rates in order to account for accuracy ranges of the above flow meters will be determined in accordance with generally accepted standards in the U.S. Natural Gas industry and specified in the Performance Test Procedures.  LNG Tank blanketing gas consumption during the Sendout Rate Performance Test will be determined by calculation, which will be defined during detailed design and approved by Owner.

	Flow	Measuring Location	Flow Measured (MMSCFD)
A	SCV Fuel gas	Ultrasonic flow transmitter on SCV fuel gas line shown on P&ID D01-0066

B	CTG Fuel Gas	Ultrasonic flow transmitter on CTG fuel gas line on P&ID D01-0080

C	LNG Tank blanketing calculation	No meter installed. Based on calculation of Tank blanket gas.

D	Master Meter K-103	Total Master Meter flows on P&ID D01-0050

Sendout Rate = (flow measured for A + B + D) + C (calculated)

Pressure
E	Upstream of Master Meter K-103	Pressure Transmitter located at Back-Pressure Control Valve on P&ID D01-0049

D.            Owner and Contractor shall confirm that the Guarantee Conditions stipulated in Section 4 of Attachment T: (i) have been satisfied prior to commencement of the preparatory activities described in Section 1A above and commencement of the Sendout Rate Performance Test, and (ii) continue to be satisfied during conduct of the Sendout Rate Performance Test.  If, during conduct of the Sendout Rate Performance Test, any deviation from the Sendout Rate Guarantee Conditions occurs which is not caused by Contractor, then to the extent such deviation affects the Sendout Rate Performance Test results, the Sendout Performance Test results will be adjusted for such deviation using the process simulation model developed and used by Contractor in performing the design and engineering of the Facility.  The process simulation model shall: (a) utilize HYSYS version 3.0 software, and (b) be reviewed and approved by Owner as part of the Performance Test Procedures.  The resulting output of such analysis will, if agreed by the Parties,  constitute the Sendout Rate Performance Test results for purposes of Attachment T

2.             Ship Unloading Time Performance Test

A Performance Test shall be conducted to determine whether the Facility has achieved the Ship Unloading Time MAC specified in Attachment T (“Ship Unloading Time Performance Test”).  The Ship Unloading Time Performance Test shall be conducted in accordance with the Guarantee Conditions specified in Attachment T and the applicable Performance Test Procedures which will include the following general parameters:

A.            Prior to the Ship Unloading Time Performance Test, Owner will provide one LNG ship of sufficient capacity to meet requirements set out in the Test Procedures, in terms of volume and unloading rate, which will be unloaded at the Target Unloading Rate specified in Paragraph D below, assuming use of all available unloading liquid arms and vapor return arms on any one jetty.

B.            Owner will submit information on the LNG ship designated for the Ship Unloading Time Performance Test to Contractor, including the LNG ship’s certified unloading pump curves and other data reasonably required by Contractor at least twenty-one (21) Days prior to the Ship Unloading Time Performance Test.

C.            Owner will submit information on source and specification of LNG cargo to be unloaded during the Ship Unloading Time Performance Test at least twenty-one (21) Days weeks prior to such test.

D.            The ship’s unloading pumps will be brought on-line and in sequence and lined out to achieve an unloading rate of 12,600 m3 per hour (“Target Unloading Rate”) with LNG in the ship’s tanks at least 90% full before commencement of the Ship Unloading Test period. If the LNG ship design or operation limits the unloading rates to less than the Target Unloading Rate for reasons other than due to Contractor, Subcontractors, Sub-subcontractors or any other Person for which Contractor is responsible, an adjustment will be made in accordance with the Performance Test Procedures such that Contractor will not be penalized for the difference between the Target Unloading Rate and actual rate for purposes of determining unloading times.

E.             Unloaded volume of LNG will be determined from LNG ship level measurements before, during, and after test period with level to be logged during test and which Owner and Contractor will monitor during the test. Methodology shall be based on the Facility procedures for custody transfer of LNG from the ship.

F.             Any ship demurrage, onboard monitoring, third party surveying, or other third party costs associated with the Ship Unloading Time Performance Test will be the responsibility of the Owner.

G.            Owner and Contractor will confirm that the Ship Unloading Time Guarantee Conditions stipulated in Section 4 of Attachment T have been satisfied prior to and during any Ship Unloading Time Performance Test. If, during conduct of the Ship Unloading Time Performance Test, any deviation from the Ship Unloading Time Guarantee Conditions occurs which is not caused by Contractor, then to the extent such deviation affects the Ship Unloading Time Performance Test results, the Ship Unloading Time Performance Test results will be adjusted for such deviation using the process simulation model developed and used by Contractor in performing the design and engineering of the Facility.  The process simulation model shall: (a) utilize HYSYS version 3.0 software, and (b)  be reviewed and approved by Owner as part of the Performance Test Procedures.  The resulting output of such analysis will, if agreed by the Parties,  constitute the Ship Unloading Time Performance Test results for purposes of Attachment T

ATTACHMENT T

PERFORMANCE GUARANTEES, PERFORMANCE LIQUIDATED DAMAGES,
MINIMUM ACCEPTANCE CRITERIA AND DELAY LIQUIDATED DAMAGES

1.                                      Definitions

“Sendout Rate” means the average rate (in MMSCFD) at which LNG is vaporized by the Facility over a specified period of time.  The Sendout Rate shall be calculated by adding:  (i) the quantity of Natural Gas measured at the outlet of the Master Meter (as defined in Schedule A-1), plus (ii) all fuel gas used in the Facility, plus (iii) any calculated blanket gas returned to the Tanks, as such calculation is described more fully in Section 1C of Attachment S.

“Ship Unloading Time” means the time actually required to unload a specified volume of LNG from an LNG ship at the unloading dock.

“Commissioning” means the completion of all activities required following mechanical completion and prior to start-up of systems.

2.                                      Minimum Acceptance Criteria

The Minimum Acceptance Criteria for the Sendout Rate and the Ship Unloading Time are as follows:

A.           Sendout Rate.   The Facility shall vaporize LNG for twenty four (24) continuous hours at an average rate of 2,400 MMSCFD or above (the “Sendout Rate MAC”) at a temperature of no less than 40°F and at a pressure of no less than 1,250 PSIG, using no more than fifteen (15) vaporizers; provided that the Sendout Rate Guarantee Conditions stipulated in Section 4 of this Attachment T are met.

B.             Ship Unloading Time.  The Facility shall unload from a ship at the unloading dock into, at Owner’s option Tank 1, Tank 2, Tank 3 or any combination thereof, 100,000 m3 of LNG in no more than ten (10) consecutive hours (the “Ship Unloading Time MAC”); provided that the Ship Unloading Time Guarantee Conditions stipulated in Section 4 of this Attachment T are met.  Time to hookup, test, startup and Cool Down of the unloading system shall not be counted as part of such 10- hour period.

C.             If the applicable Guarantee Conditions for the Sendout Rate or the Ship Unloading Time are not met during the applicable Performance Test, the Parties shall, with respect to the applicable Sendout Rate or Ship Unloading Time, take such actions as are specified in the Performance Test Procedures.

3.                                      Performance Guarantees

The Performance Guarantees for the Sendout Rate and the Ship Unloading Time are as follows:

A.           Sendout Rate Performance Guarantee.  The Facility shall vaporize LNG for twenty four (24) continuous hours at an average Sendout Rate of 2,730 MM SCFD (the “Sendout Rate Performance Guarantee”) at a temperature of no less than 40°F and at a pressure of no less than 1,250 PSIG, using no more than fifteen (15) vaporizers; provided that the Sendout Rate Guarantee Conditions stipulated in Section 4 of this Attachment T are met.

B.             Ship Unloading Time Performance Guarantee.  The Facility shall unload from a ship at the unloading dock into, at Owner’s option Tank 1, Tank 2, Tank 3 or any combination thereof, 120,000 m3 of LNG in no more than ten (10) consecutive hours (the “Ship Unloading Time Performance Guarantee”); provided that the Ship Unloading Time Guarantee Conditions stipulated in Section 4 of this Attachment T are met.  Time to hookup, test, startup, and Cool Down of the unloading system shall not be counted as part of such 10-hour period.

C.             If the applicable Guarantee Conditions for the Sendout Rate or Ship Unloading Time are not met during the applicable Performance Test, the Parties shall, with respect to the applicable Sendout Rate or Ship Unloading Time, take such actions as are specified in the Performance Test Procedures.

4.                                      Guarantee Conditions.

A.           Sendout Rate Guarantee Conditions.  The conditions upon which the Sendout Rate MAC and the Sendout Rate Performance Guarantee (the “Sendout Rate Guarantee Conditions”) are based are as follows:

(i)            The sendout pressure of the Natural Gas shall be measured directly upstream of the back-pressure control valve located just upstream of the Master Meter, as described in Section 1C of Attachment S. The temperature of the Natural Gas shall be measured at the discharge of the vaporizers.

(ii)           The Export Pipeline will be capable of receiving Natural Gas at a rate which is equal to the Sendout Rate Performance Guarantee plus overages up to and including 5% of the Sendout Rate Performance Guarantee.

(iii)          The operating pressure of Natural Gas in the Export Pipeline will be 1,250 PSIG or less.

(iv)          The composition of the LNG utilized for purposes of the Sendout Rate Performance Test will be Trinidad Supply Source set forth in Schedule A-2.

(v)           A ship will unload LNG at an unloading rate of at least 10,000 m3/hr for at least 10 hours during the Sendout Rate Performance Test period.

B.             Ship Unloading Time Guarantee Conditions.  The conditions upon which the Ship Unloading Time MAC and the Ship Unloading Time Performance Guarantee (the “Ship Unloading Time Guarantee Conditions”) are based are as follows:

(i)            The composition of the ship’s cargo of LNG will be within the LNG specification ranges set forth in Schedule A-2.

(ii)           The average temperature of the ship’s cargo of LNG will be no greater than 0.1oF above the average temperature of the LNG in the Tank.

(iii)          The elevation of the ship’s manifold will be a minimum of 70 feet above the mean low water level.

(iv)          The pumps on the LNG ship will have proven capability (as demonstrated by the ship’s pump curve provided by Owner to Contractor) of delivering LNG at a minimum flowrate of 12,600 m3/hr and at a minimum pressure of 67.5 psig as measured downstream of any temporary strainer installed between the ship’s and unloading arm’s flanges.

(v)           The LNG transport ship will be capable of receiving vapor at a rate equal to the vapor displaced. Vapor will be provided to the ship at a pressure of no less than 5 PSIG and at a temperature of no warmer than -180°F at the ship’s manifold.

(vi)          The pressure in the Tank which is receiving the LNG will be maintained at constant pressure during ship unloading.

(vii)         Tank pressure control will be based on absolute pressure.

(viii)        All of the vents on the Tank will be set so that they do not vent at a pressure of less than 2.0 PSIG.

(ix)           The ship has net unloadable capacity exceeding 120,000 m3 plus the volume of LNG pumped to on-shore Tanks during Cool Down of the unloading system and line-out before the Ship Unloading Time Performance Test commences.

5.             Performance Liquidated Damages

A.           Sendout Rate Performance Liquidated Damages.  Two-hundred Thousand U.S. Dollars (U.S.$200,000) for every MMSCFD less than the Sendout Rate Performance Guarantee (“Sendout Rate Performance Liquidated Damages”).

B.             Ship Unloading Time Performance Liquidated Damages. For every minute longer than the Ship Unloading Guarantee:

(i)            Twenty Five Thousand US Dollars (US $25,000) for every minute from 1 to and including 30 minutes longer than the Ship Unloading Time Performance Guarantee; plus

(ii)           Seventy Five Thousand US Dollars (US $ 75,000) for every minute from 31 to and including 60 minutes longer than the Ship Unloading Time Performance Guarantee; plus

(iii)          One Hundred Twenty Five Thousand US Dollars (US $ 125,000) for every minute from 61 to and including 90 minutes longer than the Ship Unloading Time Performance Guarantee; plus

(iv)          One Hundred Seventy Five Thousand US Dollars (US $ 175,000) for every minute exceeding 90 minutes longer than the Ship Unloading Time Performance Guarantee,

(“Ship Unloading Rate Performance Liquidation Damages”).

6.             Delay Liquidated Damages

A.           RFCD Delay Liquidated Damages.  If RFCD occurs after the date listed in Contractor’s second notice given in accordance with Section 11.1 of the Agreement for a reason attributable to Contractor or any of its Subcontractors or Sub-subcontractors, Contractor shall pay to Owner Seventy-Five Thousand U.S. Dollars (U.S.$75,000) per Day for each Day, or portion thereof, of delay until RFCD occurs (“RFCD Delay Liquidated Damages”).

B.             Substantial Completion Delay Liquidated Damages.

1.                                       If Substantial Completion occurs after the Guaranteed Substantial Completion Date, Contractor shall pay to Owner amounts according to the following schedule for each Day, or portion thereof, of delay until Substantial Completion occurs:

a.               Eighty-four Thousand U.S. Dollars (U.S. $84,000) per Day from 1 Day to and including 15 Days after Guaranteed Substantial Completion Date,  plus

b.              Two Hundred Ten Thousand U.S. Dollars (U.S. $210,000) per Day from 16 Days to and including 30 Days after Guaranteed Substantial Completion Date, plus

c.               Three Hundred Fifty Thousand U.S. Dollars (U.S. $350,000) per Day for 31 Days and more after Guaranteed Substantial Completion Date,

(“Substantial Completion Delay Liquidation Damages”).

2.                                       The Substantial Completion Delay Liquidated Damages set forth in Section 6.B.1. of this Attachment T shall be reduced to the following amounts if only System 1 achieves, on or before the Guaranteed Substantial Completion Date, a Sendout Rate of 1,250 MMSCFD or above at a temperature of no less than 40°F and at a pressure of no less than 1,250 PSIG, and based on the use of no more than seven (7) vaporizers plus one (1) spare vaporizer; provided that the Sendout Rate Guarantee Conditions stipulated in Section 4  of this Attachment T are met:

a.               Sixty Thousand U.S. Dollars (U.S. $60,000) per Day from 1 Day to and including 15 Days after Guaranteed Substantial Completion Date, plus

b.              One Hundred Twenty Thousand U.S. Dollars (U.S. $120,000) per Day from 16 Days to and including 30 Days after Guaranteed Substantial Completion Date, plus

c.               Two Hundred Thirty-five Thousand U.S. Dollars (U.S. $235,000) per Day from 31 Days and more after Guaranteed Substantial Completion Date.

3.                                       The Substantial Completion Delay Liquidated Damages set forth in Section 6.B.1. of this Attachment T shall be reduced to the following amounts if System 1 and System 2 collectively achieve, on or before the Guaranteed Substantial Completion Date,  a Sendout Rate of 2,000 MMSCFD or above at a temperature of no less than 40°F and at a pressure of no less than 1,250 PSIG, and based on the use of no more than twelve (12) vaporizers plus one (1) spare vaporizer; provided that the Sendout Rate Guarantee Conditions stipulated in Section 4  of this Attachment T are met:

a.               Thirty Thousand U.S. Dollars (U.S. $30,000) per Day from 1 Day to and including 15 Days after Guaranteed Substantial Completion Date, plus

b.              Sixty Thousand U.S. Dollars (U.S. $60,000) per Day from 16 Days to and including 30 Days after Guaranteed Substantial Completion Date, plus

c.               One Hundred Twenty Thousand U.S. Dollars (U.S. $120,000) per Day from 31 Days and more after Guaranteed Substantial Completion Date

7.             Priority.

In the event of a conflict or inconsistency between provisions contained within this Attachment T and provisions contained within Attachment A, the provisions within this Attachment T shall control.

ATTACHMENT U

OWNER PROVIDED ITEMS AND RESPONSIBILITY

1.             Soil Testing Confirmation

Within forty-five (45) Days after Owner’s issuance of the LNTP, Owner shall provide Contractor with evidence from the FERC confirming that soil testing activities may commence prior to Owner’s issuance of the NTP.  In the event Owner fails to provide such evidence to Contractor and such failure adversely affect (i) Contractor’s cost of performance of the Work; (ii) Contractor’s ability to perform the Work in accordance with the Project Schedule, or (iii) Contractor’s ability to perform any material obligation under this Agreement, Contractor shall be entitled to a Change Order; provided that Contractor complies with the requirements of Sections 6.2, 6.5 and 6.9 of the Agreement.

2.             Owner Supplied Data

The following data, information, and documents listed below shall be provided by Owner on or before the dates listed below.  Refer to Schedule A-2 for the data, information, and documents which are defined as “Rely Upon” items pursuant to Section 4.8 of the Agreement.

Description of Data/Information/Documents Provided	Date Provided or to be Provided

Application for Authorization to Site Construct and Operate Liquefied Natural Gas Import Terminal Facilities, pursuant to Section 3(a) of the Natural Gas Act and Parts 153 and 380, Docket No. CP04-47 et al, filed by Owner with the FERC on December 23, 2003 (the “FERC Application”), including responses to subsequent data requests in connection with the FERC Application.

Previously provided to Contractor.

Final Environmental Impact Statement, FERC Docket No. CP04-47 et al, dated November 12, 2004	Previously provided to Contractor.

Lonnie G. Harper & Associates Survey of Property lease, Sabine Pass, dated January 26, 2004	Previously provided to Contractor.

Topographic Survey by Lonnie Harper, dated November 2003	Previously provided to Contractor.

Owner Supplied Permits listed in Attachment Q	In accordance with the date specified under the “Date Required” column in Attachment Q

Pre-construction Sound Survey and Noise Modeling Sabine Pass Report, dated November 6, 2003, Owner/HFP Acoustical Consultants, Inc. (Contractor Scope of Work covers base line noise study and noise study during pile driving.)

Previously provided to Contractor.

Facility Security Plan (Contractor will assist in development in accordance with Attachment A)	Prior to RFCD.

Facility Security Assessment (Contractor will assist in development in accordance with Attachment A)	Prior to RFCD.

Vessel Security Plan (Contractor will assist in development in accordance with Attachment A)	Prior to RFCD.

3.             Owner Supplied Equipment, Items, and Services

The following equipment, components, and personnel shall be supplied by Owner on or before the dates listed below in accordance with Attachment A.  Contractor shall provide reasonable support and assistance to the Owner in accordance with the Agreement (including, where applicable, access to Site).

Description of Equipment/Components/Personnel Supplied	Date Supplied or to be Supplied

Provide all work associated with overall program management among other contractors working directly for Owner and not in Contractor Group (“Owner’s Suppliers”), including Owner’s Suppliers for the Export Gas Pipeline, wetland mitigation, permitting agencies, Owner consultants, and Owner’s activities.

Ongoing requirement under the terms of the Agreement.

Provide access to hydrotest water source in accordance with Attachment A.	No later than July 1, 2007, or as adjusted by Change Order in accordance with the terms of the Agreement.

Provide leased nitrogen plant and supply of nitrogen sufficient for operation of the Facility after Substantial Completion. Contractor shall make final connections to the nitrogen plant. Contractor shall provide nitrogen for purging of Tanks, piping, and other Equipment in connection with performance of the Work.

No later than January 1, 2008, or as adjusted by Change Order in accordance with the terms of the Agreement.

Make Owner’s personnel available for training pursuant to Section 3.5 of the Agreement.	As required by the training program to be developed in accordance with Attachment V.

Make Owner’s personnel available to Contractor for commissioning and testing pursuant to the terms of the Agreement, including Section 4.4.	As required under the Project Commissioning Plan.

Provide any outside training and certification required by Applicable	Prior to RFCD.

Law for Owner personnel shall be coordinated by Owner (other than the training to be provided by Contractor in accordance with Section 3.5 of the Agreement).

Provide LNG shipping and offshore logistics, including (i) supply of three (3) tugboats, two (2) line boats, ships other offshore permanent Facility transport vehicles and all related equipment (except the permanent navigational aids to be provided by Contractor in accordance with Attachment A) and (ii) communication and interface with pilot’s organization.

Prior to RFCD.

Provide the LNG necessary for Contractor (i) to achieve Cool Down in accordance with Sections 11.1 and 11.2 of the Agreement and (ii) to conduct the Performance Tests and other commissioning activities in accordance with Section 11.3 of the Agreement.

As required under Sections 11.1, 11.2 and 11.3 of the Agreement.

Provide Export Gas Pipeline up to the designated tie-in points on the outlet weld-in-insulator at the Master Meter. Owner will be responsible for tie-in from Export Gas Pipeline to the Contractor provided Master Meter.  Pipeline contractor will be responsible for access and laydown area development. Contractor will identify laydown and staging areas for the pipeline contractor.

No later than August 1, 2007, or as adjusted by Change Order in accordance with the terms of the Agreement.

Purchasing and coordinating Natural Gas from Export Gas Pipeline for startup and initial operation of the Facility. Until vaporized, imported LNG can supply fuel gas to gas turbine generators.	No later than August 1, 2007, or as adjusted by Change Order in accordance with the terms of the Agreement.

Wetlands mitigation to be performed on or off the Site.	In accordance with the mitigation plan filed with the USACE.

Provide in-plant UHF and VHF base radio and handheld radio system.	Prior to RFCD.

Provide vehicles for Owner’s own use.	As determined by Owner.

Provide permanent plant water (if from local utility)	No later than January 1, 2008

Relocate underground pipeline from existing oil/gas well	No later than May 1, 2005

4.             Budgeted Work by Contractor to Support Work by Owner or Others

Contractor shall provide reasonable assistance to Owner or to others to execute the work described below.  The Contract Price includes a total of 1,250 man-hours to support Owner for all items listed below.  Any additional assistance requested by Owner that would exceed a total of 1,250 man-hours shall be adjusted by Change Order in accordance with the terms of the Agreement.  There is no allowance for equipment or material assistance.

A.            Rerouting of underground pipeline from existing oil/gas well

B.            All work associated with LNG shipping and logistics, including shipping studies

C.            All work associated with monitoring and reporting in accordance with the air permit

D.            All work associated with Owner Permits (Attachment Q), including development and coordination; provided, however, such work does not include the one thousand (1000) man-hours of support for FERC-related activities which shall be provided by Contractor in accordance with Section 10 of Attachment A

E.             Site acquisition and costs associated with acquisition of the Site and Off-Site Rights of Ways and Easements

F.             Environmental data gathering, interpretation, permitting and related requirements, impact assessments, baseline studies and compliance issues, other than as included in Contractor’s Scope of Work or required under Applicable Law or Permits in connection with Contractor’s performance of the Work

G.            All community relations, government relations and public relations, except as directly related to construction and labor relations during construction

H.            Work associated with supporting any reasonable requests by Lender in connection with the financing

I.              Landscaping requirements

J.             Permanent Facility office supplies or rolling stock

K.            Supply of tugboats, line boats, ships, and other onshore and offshore permanent Facility transport vehicles and all related equipment (except that permanent navigational aids will be provided by Contractor in accordance with Attachment A)

L.             Owner will be responsible for the permanent facility building’s computer equipment, servers, and non-controls related network

M.           Laboratory equipment (except that Contractor will provide gas chromatographs)

N.            Except as provided in Section 3.4 of the Agreement and in Attachment A, stocking and purchase of bulk warehouse items such as solvents, consumables, furniture, tools, and shelving

O.            Communication and interface with pilot’s organization

P.             Permit for helipad and any equipment required for the helipad and helicopter accessibility

Q.            Agreements with local community fire and emergency management system applicable after Substantial Completion

R.            Computer and telecommunications equipment (other than telephones, as provided by Contractor in accordance with Schedule A-1) for Owner personnel during construction, commissioning, and operation of the Facility

ATTACHMENT V

PRE-COMMISSIONING, COMMISSIONING, START-UP, AND TRAINING

1.0                               Introduction

In addition to the requirements specified in any other provisions of the Agreement, this Attachment V sets out the general scope of activities to be performed by Contractor for the construction/turnover, pre-commissioning, commissioning, start-up, and operation (until Substantial Completion) of the Project.  This Attachment V does not constitute a substitute for the Project Commissioning Plan or the start-up manual, but rather forms the basis for the development of such Project Commissioning Plan and manual.

The following phases of activities are generally described in this Attachment V:

A.           Pre-commissioning: preparation of a system or systems for the commissioning phase. This will include, but is not limited to, blowing, flushing, and Equipment testing, and initial check out of Facility process and utility systems. Pre-commissioning Work is a construction responsibility which will be performed with the assistance of Contractor’s pre-commissioning/commissioning team (the “PC/C Team”).

B.             Commissioning:  preparation of a system or systems to allow hydrocarbons or other process fluids to be safely introduced into the system or systems for processing. In this phase testing will focus on systems, including utilities. Process units will be purged with nitrogen, dried out and made ready for Cool Down.

C.             Start-up: the bringing of a system or systems into a normal operational mode, including Cool Down of cryogenic and LNG storage systems, and the first LNG ship unloading.  This phase ends upon the completion of the Performance Tests.

D.            Operation – subsequent LNG ship unloading and LNG sendout with and without LNG ship unloading.

2.0                               General

Contractor will perform pre-commissioning, commissioning, and startup for the Facility so as to achieve completion of required systems to enable commencement of operations of the Facility in accordance with the Project Schedule.

3.0                               Project Commissioning Plan; Start-Up Manual

A.           Pursuant to Section 4.4 of the Agreement, Contractor shall prepare and provide to Owner a detailed Project Commissioning Plan, which shall include commissioning procedures that address commissioning activities to be performed for the Work.  The Project Commissioning Plan shall address utilization of Owner’s operation and maintenance personnel and Contractor’s personnel during commissioning and conduct of the Performance Tests.

B.             Contractor shall prepare and provide a detailed start-up manual for Owner’s review and approval prior to final HAZOP.  The manual will include Contractor’s start-up plan and start-up procedures, including procedures for achieving Cool Down of the Facility, and will address, at a minimum, the start-up activities described in Section 8.0  below and will also detail how Contractor will achieve, the Minimum Acceptance Criteria and Performance Guarantees set forth in Attachment T, the Performance Tests set forth in Attachment S and the requirements for Substantial Completion.

4.0                               Contractor’s Organization/Manpower

A.           The PC/C Team will consist of Contractor’s personnel who are experienced in pre-commissioning, commissioning and start-up of petrochemical facilities, some of whom shall have been involved in FEED work, engineering and construction Work. Contractor will also involve appropriate selected vendors’ representatives to assist in pre-commissioning, commissioning and start-up activities. Contractor will assign a senior Startup Manager to lead the PC/C Team throughout the Project execution. Without limiting Contractor’s responsibility to provide sufficient qualified personnel to perform the Work, Contractor’s PC/C Team will have primary responsibility for the commissioning activities and start-up activities as described below.

B.             The PC/C team will be formed, and will carry out the following activities during, the engineering phase:

•                  Review of engineering design including input for operation, maintenance and startup of the Facility.

•                  Participate along with Owner’s personnel, in HAZOP reviews.

•                  Participate in activities identifying commissioning spare parts and two years operational spare parts.

•                  Prepare, with Contractor’s construction personnel, the pre-commissioning and commissioning manual for each unit.

•                  Prepare a first draft of the startup, operations and maintenance manuals.

•                  Prepare, with Contractor’s construction personnel, a first draft of the Safety Plan for pre-commissioning, commissioning and start-up.

•                  Identify systems and/or packages for proper turnover in a logical sequence for a safe startup of the Facility.

•                  Prepare, with Contractor’s construction personnel, a pre-commissioning, commissioning , start-up and turnover schedule.

•                  Prepare test run documents and forms.

5.0                               Pre-commissioning

A.           The PC/C manager and other members of the PC/C team as necessary will relocate to the Site in time to assist Contractor’s construction personnel with completion of the Work and pre-commissioning, and for the purpose of commencing on-Site training of Owner’s personnel under Section 6.0 below.

B.             Although overall responsibility for the pre-commissioning rests with Contractor’s construction force, the PC/C Team will assist, advise and witness testing during this phase. The team will also complete the Safety Plan and startup, operations and maintenance manuals during this phase.

C.             Details of pre-commissioning test procedures will be developed by Contractor and reviewed by Owner.  The schedule of pre-commissioning and commissioning activities will be marked up to reflect progress and updated or revised, as appropriate, after review with Owner.

D.            Contractor, acting through the PC/C Team, shall also be responsible for the following Work during this phase:

•                  Inspect construction Work for conformance to design and for cleanliness.

•                  Inspect construction records for accuracy and completeness.

•                  Check Equipment and systems and prepare preliminary Punchlists.

•                  Supervise, advise, and generally assist construction personnel during pre-commissioning testing.

•                  Verify that mechanical checks have been performed, per detailed checklists.

•                  Inspect all Equipment that is delivered to Site in a preserved condition so that preservation methods used will protect the integrity of the Equipment.  Monitoring such Equipment on Site such that the preservation is maintained until the actual connection to system piping and other Equipment is made. Verify that any field piping or Equipment connection to preserved Equipment has been cleaned and purged before blind removal is made.

•                  Prepare all necessary inspection records and test certificates. Confirm all documentation is in place to allow any given system to go on to the commissioning phase and have in place and provide to Owner, for review, a “Ready For Commissioning Certificate” (RFCC) applicable to each system.

•                  Expedite the transition from pre-commissioning activities to commissioning activities so that progress is not delayed.

•                  Monitor vendor representative activities so that personnel are utilized effectively and that they make a positive contribution to the training program.

•                  Plan and initiate the training program described in Section 6.0.

•                  Final inspection of vessels and other Equipment internals and closing and leak testing of such vessels and Equipment where applicable.  (Some vessels may be final inspected in the initial stage of the commissioning phase)

•                  Final cleanliness inspection and closing of large-diameter piping.

6.0                               Training Program

A.           In accordance with Section 3.5 of the Agreement, Contractor shall design and conduct at the Site, or other locations and at times mutually agreeable to the Parties, a Facility-specific training program for Operator’s personnel covering the following:

•                  Vendor Specific Training on:

•                  DCS

•                  LNG pumps

•                  Boil Off Gas Compressors

•                  Submerged Combustible Vaporizers

•                  Fire & gas systems

•                  LNG Tank systems and instrumentation

•                  Safety instrumented systems (ESD etc.)

•                  Analyzers

•                  Basic LNG Training Program:

•                  Basic explanation of Facility function and layout

•                  Facility design basics

•                  FERC requirements

•                  Pre-commissioning procedures

•                  Commissioning procedures

•                  Testing of each system and item of Equipment

•                  Operating procedures (for each system and item of Equipment):

•                  Initial start-up

•                  Normal operation

•                  Normal shutdown

•                  Emergency shutdown

•                  Safety philosophy

•                  Safety procedures

•                  Performance of routine, preventative and emergency maintenance for each item of Equipment

•                  Spare parts to be maintained for each item of Equipment and their installation and removal

•                  Gas Technology Institute Training Program & Certification

B.             The training program will be given to fifty (50) Owner personnel.

C.             The training program outlined above will be conducted by selected instructors (including Contractor’s engineers, specialists, technicians, and selected vendor representatives, in addition to the PC/C Team members), who, in Contractor’s judgment, are qualified to provide such training. Subcontractors and Sub-subcontractors who are vendors of selected Major Equipment will provide training for such Equipment.

D.            Contractor will cooperate with the Owner in the utilization of the Facility for training of Owner’s personnel during commissioning and other activities where practical.

7.0                               Commissioning

A.           Field engineering, maintenance, safety, administrative and manual labor personnel carried forward from the construction force will augment the PC/C Team during commissioning activities. Contractor will supply all personnel, in addition to personnel provided by Owner for supervision by Contractor pursuant to Section 4.4 of the Agreement, as required to commission and startup the Facility and for continuous operation of the Facility.

B.             Certain portions of the Work may be entering the commissioning or start up phase while other portions of the Work are still in the pre-commissioning phase or in general construction.

C.             Contractor and Owner shall interface with Owner’s Export Pipeline contractor to achieve the transition from pre-commissioning to commissioning to start-up and Natural Gas sendout.

D.            During commissioning, Contractor shall perform the activities required to make the Equipment ready to receive LNG for storage, processing/vaporizing and for the transfer of Natural Gas to the Export Pipelines, all in accordance with the other provisions of the Agreement.  Such activities include but are not limited to:

•                  Arranging for vendor service/startup representatives to be present at the Site at all appropriate times, including during commissioning and RFCD, start-up, and Performance Testing.

•                  Oxygen freeing of piping and Equipment using inert gas such as nitrogen.

•                  Dry out of systems to make ready for introduction of hydrocarbons and for Cool Down using LNG.

•                  Plan and supervise any degreasing and cleaning/pickling of systems as required.

•                  Introduction of any process chemicals such as refrigerants to any system if required.

•                  Vaporizer dry out and final inspection, including for safety and operability.

•                  Initial charging of solvents and chemicals if applicable.

•                  Cleaning and checking of temporary strainers during initial circulation or fluid flow operations.

•                  Circulating lube oil systems and checking operation of all system components and system cleanliness.

•                  Checking, testing and documenting all hazard detection, firefighting and other loss prevention systems and equipment in order to satisfy Applicable Laws and Applicable Codes and Standards.

•                  Normal electric power source put in service and functional.

•                  Plant communications and communications with marine facilities shall be fully operational.

•                  Export Pipeline and interface with remainder of the Facility completed; communications with Export Pipeline operator and Natural Gas management system established.

•                  Potable, service water and fire water systems made operational.

•                  Plant air, instrument air and nitrogen generation unit made operational.

•                  Unloading arm operating systems checked out, including PERC and instrument/alarm systems as per vendor’s instructions.

•                  The wastewater disposal systems made ready and functional.

•                  Instruments checked out, loop tested, calibrated and system documentation completed.

•                  Portable gas detectors made available in accordance with Applicable Law and Applicable Codes and Standards.

•                  Confirm documentation is in place and activities completed for issuance of the RFCD Completion Certificate by Contractor, and issued in accordance with Section 11.1 of the Agreement.

8.0                               Start-up

A.           Start-up activities will begin on a system or subsystem of the Equipment when (1) the RFCD Completion Certificate has been accepted in accordance with Section 11.4 of the Agreement, and (2) the approved start-up procedures (as set forth in the start-up manual referred to in Section 3.0 above) are in place at the Site. All personnel involved in start-up activities shall be trained and shall be conversant with the content and application of all such procedures.

B.             Contractor shall provide all labor, supervisory personnel, vendor representatives, technicians and other items necessary to prepare, test and start-up the Facility and the Equipment and for the execution of the Performance Tests. Owner will provide operating personnel for supervision by Contractor in accordance with Section 4.4 of the Agreement and supply the LNG necessary for Contractor to achieve Cool Down and to commence start-up and conduct the Performance Tests, in accordance with Section 11.1 of the Agreement.

C.             The primary objectives of this phase shall be to unload the first LNG cargo demonstrate that all Minimum Acceptance Criteria and Performance Guarantees have been met.

D.            Activities during start-up will include, without limitation:

•                  Introducing the normal operating fluids and feedstock to the various systems

•                  Conducting circulating cleanliness checks

•                  Purging of any residual inert gas with Natural Gas.

•                  Cleaning and checking of temporary strainers after initial circulation or fluid flow operation.

•                  Startup and operation of utility systems required for support of process unit commissioning if not already in service

•                  Checking safe operation of automatic and manual shutdowns, alarms and emergency depressuring systems.

•                  Cool Down of plant Equipment and piping, Tanks and unloading systems to make ready to receive LNG. Tank Cool Down shall be in accordance with Tank vendor’s approved procedures which shall be incorporated in the start-up manual.

•                  Monitor cool down of Equipment and piping to ensure that the rate of cool down is correct and to prevent thermal shock and/or unacceptable temperature differentials.

•                  Verify that all documentation is in place and activities completed as required for issuance of the Ready for Performance Testing Certificate by Contractor and that the Guarantee Conditions set forth in Attachment T have been satisfied prior to conducting Performance Tests.

•                  Issue Ready for Performance Testing Certificate

•                  Conduct Performance Tests in accordance with the Performance Test Procedures and the other provisions of this Agreement, including Attachment S.

9.0                               Operation

Prior to Substantial Completion and after RFCD, to the extent Contractor has care, custody and control of the Facility, Contractor will operate the Facility in accordance with the Agreement, including Section 11.8 of the Agreement, and will supply operating and maintenance personnel in addition to those personnel supplied by Owner for supervision by Contractor pursuant to Section 4.4 of the Agreement, for operation of the Facility as required to reach Substantial Completion.

Owner will be responsible for nominations of Natural Gas send out to the Export Pipeline. The Contractor will assist the Owner in coordinating these activities as requested by Owner.

ATTACHMENT W

OPERATING SPARE PARTS LIST

Material Requisition Number	Equipment Description	Supplier Name	Supplier Contact Information	Part Description	Part Number	Estimated Price per Unit (U.S.$)	Quantity Required	Extension (Estimated Price per Unit x Quantity Required) (U.S.$)	Required for Delivery Prior to Substantial Completion or Final Completion

Total:								$

W-1

ATTACHMENT X

[Not Used.]

X-1

ATTACHMENT Y

SITE AND OFF-SITE RIGHTS OF WAY AND EASEMENTS

Y-1

ACCESS EASEMENT
SITE
WT PROPERTY
CHENIERE LNG
ATTACHMENT "Y"

COMMENCING AT NATIONAL GEODETIC SURVEY MONUMENT [illegible] THAT HAS NAD 83 (1992) LOUISIANA SOUTH ZONE (1702) LAMBERT COORDINATES OF [illegible] FEET AND [illegible] FEET; THENCE [illegible], A DISTANCE OF [illegible] FEET TO A 1-1/4 INCH DIAMETER IRON PIPE ON THE WEST LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA TO THE POINT OF BEGINNING; THENCE [illegible], A DISTANCE OF [illegible] FEET TO A 1-1/4 INCH DIAMETER IRON PIPE ON THE EAST LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA; THENCE [illegible], A DISTANCE OF [illegible] FEET ALONG THE EAST LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA TO A 1 INCH DIAMETER IRON PIPE; THENCE [illegible], A DISTANCE OF [illegible] FEET ALONG THE EAST LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA TO THE MEANDER LINE AS DETERMINED BY THE ALBERT SMITH PUBLIC LANDS SURVEY DATED MARCH 22, 1917; THENCE [illegible], A DISTANCE OF [illegible] FEET ALONG THE MEANDER LINE AS DETERMINED BY THE ALBERT SMITH PUBLIC LANDS SURVEY DATED MARCH 22, 1917; [illegible] TO A POINT OF THE LEFT DESCENDING BANK OF THE SABINE RIVER NAVIGATION CHANNEL; [illegible]

[illegible] DESCENDING BANK OF THE SABINE RIVER NAVIGATION CHANNEL, TO A POINT ON THE WEST LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA; THENCE TURNING NORTHWESTERLY, A DISTANCE OF [illegible] ALONG THE LEFT DESCENDING BANK OF THE SABINE RIVER NAVIGATION CHANNEL, TO A POINT OF INTERSECTION OF THE WEST LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA; THENCE TURNING EASTERLY [illegible] A DISTANCE OF [illegible] TO A [illegible] DIAMETER IRON PIPE ON THE WEST LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON; THENCE TURNING NORTHERLY [illegible], A DISTANCE OF [illegible] TO A POINT ON THE SOUTH LINE OF PROPERTY; THENCE TURNING EASTERLY [illegible], A DISTANCE OF [illegible] TO A POINT; THEN TURNING NORTHERLY [illegible] A DISTANCE OF [illegible] TO A POINT ON THE NORTH LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA; THENCE TURNING EASTERLY [illegible] A DISTANCE OF [illegible] TO A POINT ON THE NORTH LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA; THENCE EASTERLY [illegible] ALONG A LINE PARALLELING THE SOUTH RIGHT OF WAY LINE OF LOUISIANA HWY. 82 TO A POINT ON THE EAST LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA; THENCE [illegible] A DISTANCE OF [illegible] TO A [illegible] DIAMETER IRON PIPE ON THE WEST LINE OF SECTION 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA.

THE ABOVE DESCRIBED PARCEL IS SITUATED IN SECTIONS 15 AND 15, TOWNSHIP 15 SOUTH, RANGE 15 WEST, CAMERON PARISH, LOUISIANA, IS MADE REFERENCE TO AS PARCEL A ON THE ATTACHED PLAT OF SURVEY, AND CONTAINS [illegible] SQUARE FEET OR [illegible] ACRES, MORE OR LESS.

CONFIDENTIAL

CHENIERE

CHENIERE LNG
SABINE LNG TERMINAL
LAND PLAT
ATTACHMENT "Y"
RIGHTS OF WAY AND EASEMENTS

ATT "Y"

Facility
DMPA Pipeline
DMPA

NOTES:

1. THE DREDGE MATERIAL PLACEMENT AREA (DMPA) PIPELINE IS TO BE SUNK TO THE BOTTOM OF THE WATER AND PROPERLY MARKED SO THAT NO ONE ANCHORS IN THE AREA OF THE PIPE. THE DMPA PIPELINE IS NOT ALLOWED TO CROSS THE LAND DUE TO THE PIPING PLOVER HABITAT.

2. THE DMPA IS LOCATED APPROXIMATELY 3400 FEET FROM THE SHORE ON THE WEST END AND 2800 FEET FROM THE SHORE ON THE EAST END . THE DIMENSION FROM THE EAST JETTY TO THE DMPA IS APPROXIMATELY 2200 FEET. THE DMPA IS APPROXIMATELY 11,000 FEET LONG.

CONFIDENTIAL

CHENIERE LNG
SABINE PASS LNG TERMINAL
DREDGE MATERIAL PLACEMENT AREA

ATT "Y" SHT 2

ATTACHMENT Z

[Not Used.]

Z-1

ATTACHMENT AA

FORM OF ACKNOWLEDGMENT AND

CONSENT AGREEMENT WITH LENDER

Bechtel Corporation (the “Contracting Party”) hereby acknowledges the existence of (but has not reviewed) the Security Agreement, dated as of [                    ], 200[  ] (as from time to time amended, supplemented or modified, the “Security Agreement”), among Sabine Pass LNG, L.P. (the “Borrower”), Société Générale as Agent, and HSBC Bank USA, National Association as Collateral Agent (in such capacity, the “Collateral Agent”), for the benefit of various financial institutions providing financing to the Borrower (collectively, the “Secured Parties”), and hereby executes this Acknowledgement and Consent Agreement (the “Consent”) and agrees as follows:

1.                     The Contracting Party hereby acknowledges and consents in accordance with the terms and conditions set forth below to the Borrower’s pledge and collateral assignment of all its right, title and interest in, to and under (but not, except as provided herein, its obligations, liabilities or duties with respect to) the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated December 18, 2004, between the Contracting Party and the Borrower (as supplemented by the Limited Notice to Proceed dated [                        ], 200[  ], and the Notice to Proceed, dated [                    ], 200[  ], the “Assigned Agreement”) to the Collateral Agent pursuant to the Security Agreement.  Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Assigned Agreement.

2.                     The Contracting Party represents and warrants as of the date hereof as follows:

a.                                       The Contracting Party is a corporation duly organized, validly existing and in good standing under the laws of Nevada, is authorized and qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its financial condition, operations, prospects, taxes or business.

b.                                      The Contracting Party is not in violation of any Applicable Law or judgment entered by any Governmental Instrumentality, which violations, individually or in the aggregate, would affect its performance of any obligations under this Consent or the Assigned Agreement in any material respect.  There are no legal or arbitration proceedings or any proceeding by or before any Governmental Instrumentality, now pending or (to the current actual knowledge of the Contracting Party) threatened against the Contracting Party that, if adversely determined, could reasonably be expected to have a material adverse effect on its ability to perform under this Consent or the Assigned Agreement.

c.                                       The Contracting Party is the holder of all licenses required to permit it to operate or conduct its business in Louisiana now and as contemplated by the Assigned Agreement. No consent or approval of, or other action by or any notice to or filing with, any Governmental Instrumentality (except those previously obtained) was required in connection with the execution and delivery by the Contracting Party of the Assigned Agreement, or is required in connection with the execution and delivery of this Consent, or, to the best actual current knowledge of the Contracting Party, the performance of its obligations under this Consent.  The Contracting Party has obtained all permits, licenses, approvals, consents and exemptions with respect to the performance of its obligations under the Assigned Agreement required by Applicable Law in effect as of the date hereof, except those permits, licenses, approvals, consents and exemptions that the Contracting Party is permitted to obtain in the ordinary course of business in the performance of its obligations under the Assigned Agreement (collectively, the “Ordinary Course Consents”).

d.                                      Neither the execution and delivery of this Consent and the Assigned Agreement by the Contracting Party, the consummation of the transactions herein contemplated by the Contracting Party, nor compliance with the terms and provisions hereof by the Contracting Party, will:

(i)                                     conflict with, result in a breach of or default under, or require any consent (other than consents already obtained and the Ordinary Course Consents) under: (A) the charter or by-laws of the Contracting Party, (B) any Applicable Law, (C) any order, writ, injunction or decree of any court applicable to the Contracting Party, or (D) any agreement or instrument to which the Contracting Party is a party or by which it is bound or to which it or any of its property or assets is subject in any such case under this clause (i) that would result in a material adverse effect upon the ability of the Contracting Party to perform its obligations under this Consent and the Assigned Agreement; or

(ii)                                  result in the creation or imposition of (or the obligation to create or impose) any lien, security interest, charge or encumbrance upon any of the properties or assets of the Contracting Party.

e.                                       The Contracting Party has all necessary power and authority to execute, deliver and perform its obligations under this Consent and the Assigned Agreement; the execution, delivery and performance by the Contracting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary action on its part; and this Consent and the Assigned Agreement have been duly and validly executed and delivered by the Contracting Party and each constitutes a legal, valid and binding obligation of the Contracting Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors’ rights generally, and by general principles of equity.  There are no amendments, modifications or supplements (whether by waiver, consent or otherwise) to the Assigned Agreement, either oral or written.

f.                                         The Contracting Party is financially solvent, able to pay all debts as they mature and possesses sufficient working capital to complete the Work and perform its obligations hereunder.

g.                                      To the Contracting Party’s current actual knowledge, the Borrower (a) has complied with all conditions precedent required to be complied with by or on behalf of the Borrower on or prior to the date hereof pursuant to the Assigned Agreement and (b) is not in default under any covenant or obligation of the Assigned Agreement and no such default has occurred prior to the date hereof.

h.                                      The Contracting Party is not, to its current actual knowledge, in default under any covenant or obligation hereunder or under the Assigned Agreement and no such default has occurred prior to the date hereof. After giving effect to the pledge and assignment referred to in paragraph 1, and after giving effect to the consent to such pledge and assignment by the Contracting Party, to the current actual knowledge of the Contracting Party, (a) there exists no event or condition that would, either immediately or with the passage of time or giving of notice, or both, entitle either the Contracting Party or the Borrower to terminate or suspend its obligations under the Assigned Agreement and (b) there are no claims or rights of set-off pending by any party to the Assigned Agreement.

i.                                          The Contracting Party affirms that it has no written notice or current actual knowledge of any pledge or assignment relative to the right, title and interest of the Borrower in, to and under the Assigned Agreement other than the pledge and assignment referred to in paragraph 1.

3.

a.                                       From and after the date hereof and unless and until the Contracting Party shall have received written notice from the Collateral Agent that the lien of the Security Agreement has been released in full and provided that an event of default by the Borrower shall have occurred and be continuing pursuant to the loan documents executed in connection with the Security Agreement, the Collateral Agent shall have the right, but not the obligation, to pay all sums due under the Assigned Agreement by the Borrower and to perform any other act, duty or obligation required of the Borrower thereunder (to the same extent as the Borrower has the right to perform any such other act, duty or obligation thereunder) at any time and, without limiting the generality of the foregoing, shall have the full right and power to enforce directly against the Contracting Party (subject to all of the Contracting Party’s defenses and other rights under the Assigned Agreement in accordance with the terms thereof) all obligations of the Contracting Party under the Assigned Agreement and otherwise to exercise all remedies thereunder and to make all demands and give all notices and make all requests required or permitted to be made by the Borrower under the Assigned Agreement, all in accordance with the terms thereof; provided that no such payment or performance shall be construed as an assumption by the Collateral Agent or any Secured Party of any covenants, agreements or obligations of the Borrower under or in respect of the Assigned Agreement, except to the extent the Assigned Agreement shall have been expressly assumed by the Collateral Agent pursuant to paragraph 5 hereof.   Any action taken by the Collateral Agent in accordance with this paragraph 3(a) shall be binding on the Borrower. If the Contracting Party receives any demands, notices or requests made from the Collateral Agent in accordance with this paragraph 3(a) which are conflicting with that made by the Borrower, the Collateral Agent’s demands, notices and requests shall control over those conflicting demands, notices or requests made by the Borrower.

b.                                      The Contracting Party agrees that it will not terminate or suspend its obligations under the Assigned Agreement without giving the Collateral Agent concurrent notice with notice(s) provided the Borrower pursuant to the applicable provisions of the Assigned Agreement, and, in the case of the termination of obligations, an opportunity to cure as provided in paragraph 3(c) below.

c.                                       If (i) the Contracting Party is entitled to terminate the Assigned Agreement for an event under Sections 16.3, 16.5, 16.6 or 16.7 of the Assigned Agreement (“Termination Event”), (ii) the Contracting Party desires to terminate its obligations under the Assigned Agreement, and (iii) notice(s) with respect to clauses (i) and (ii) shall have been provided to the Collateral Agent by the Contracting Party as provided in paragraph 3(b) above, then, and in any such case: the Collateral Agent may elect to exercise its right to cure by providing, within thirty (30) days after the receipt by it of the notices referred to in the preceding clause (iii), to the Contracting Party, written notice stating that the Collateral Agent has elected to exercise such right to cure (or cause to be cured), together with a written statement of the Collateral Agent that it will promptly commence to cure (or cause to be cured) all Termination Events susceptible of being cured (including, as appropriate, by the payment of money damages), and that it will, during the cure period, diligently attempt in good faith to complete (or cause to be completed) the curing of, to the reasonable satisfaction of the Contracting Party, all such Termination Events.  If the Contracting Party is entitled to suspend performance of the Work for an event under Section 16.4 of the Assigned Agreement (“Suspension Event”), the Contracting Party may, provided that notice to the Collateral Agent shall have been provided to the Collateral Agent as provided in paragraph 3(b) above, suspend performance of the Work in accordance with the terms of the Assigned Agreement until such time as (a) the Borrower has cured the Suspension Event or (b) the Collateral Agent has cured (or caused to be cured) such Suspension Event in accordance with paragraph 3(d).  The preceding sentence shall in no way limit any rights the Contracting Party may otherwise have to terminate the Assigned Agreement, subject to the other provisions of this Consent.  Notwithstanding anything to the contrary in this paragraph 3(c), in no event shall this paragraph 3(c) be interpreted to change the Contracting Party’s rights to suspend performance of the Work under the Assigned Agreement or terminate the Assigned Agreement, except to the extent of the Collateral Agent’s right to effect a cure in accordance with paragraph 3(c) for a Termination Event or Suspension Event and paragraph 3(d) for a Termination Event.

d.                                      The Collateral Agent shall have a period equal to forty-five (45) days in the event of default in payment of undisputed amounts under Section 16.5 of the Assigned Agreement or ninety (90) days in other cases, after the delivery of the notice by the Collateral Agent referred to in paragraph 3(c) in which to cure the Termination Event(s) specified in such notice; provided that if such cure of any non-payment default can only be effected through a foreclosure on the Project (as defined in the Security Agreement), then, provided that the Collateral Agent makes, and continues to make, timely payment to the Contracting Party of all sums due under the Assigned Agreement, and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs reasonably incurred by the Contracting Party thereafter, the Collateral Agent shall have such additional reasonable period of time as is necessary to effect such foreclosure.  Notwithstanding the foregoing, no such cure of a payment shall be construed as an assumption by the Collateral Agent or any Secured Party of any covenants, agreements or obligations of the Borrower under or in respect of the Assigned Agreement.

e.                                       If, before the Collateral Agent shall have cured any Termination Event pursuant to paragraph 3(d), the Borrower shall have cured such Termination Event, the Contracting Party promptly shall provide the Collateral Agent with notice of such cure and the discontinuance of such Termination Event.

f.                                         In the event any delay and incremental costs are due and payable to the Contracting Party under the terms of this Consent, the Contracting Party shall take all reasonable steps necessary to mitigate such delay and incremental costs.

g.                                      The Collateral Agent’s right to cure Borrower defaults under the Assigned Agreement or otherwise take action on behalf of the Borrower under this paragraph 3 shall not arise until after the initial disbursement of the Secured Parties’ loans.

4.

a.                                       Notwithstanding any provision in the Assigned Agreement to the contrary, in the event of the rejection or termination of the Assigned Agreement by a receiver of the Borrower or otherwise pursuant to bankruptcy or insolvency proceedings, then, provided that the Collateral Agent shall have made payment to the Contracting Party of all sums due under the Assigned Agreement and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs incurred by the Contracting Party during the period of time required for the following activities, the Contracting Party will enter into a new agreement with the Collateral Agent or, at the Collateral Agent’s request, with the Collateral Agent’s nominee, for the remainder of the originally scheduled term of the Assigned Agreement, effective as of the date of such rejection, with substantially the same covenants, agreements, terms, provisions and limitations as are contained in the Assigned Agreement; provided that the Collateral Agent shall have made a request to the Contracting Party for such new agreement within ninety (90) days after the date the Collateral Agent receives notice from the Contracting Party of the rejection of the Assigned Agreement and provided further that the Contracting Party shall have been provided assurances of payment and security for payment reasonably satisfactory to the Contracting Party.

b.                                      If the Collateral Agent or its nominee is prohibited by any process or injunction issued by any court having jurisdiction of any bankruptcy or insolvency proceeding involving the Borrower, from continuing the Assigned Agreement in place of the Borrower or from otherwise exercising any of its rights or remedies hereunder or under the Security Agreement in respect of the Assigned Agreement, then, provided that the Collateral Agent shall have made payment to the Contracting Party of all sums due under the Assigned Agreement and, subject to paragraph 3(f) hereof, shall either make current payment to or provide the Contracting Party with assurance(s) of current payment reasonably satisfactory to the Contracting Party of all reasonable delay and incremental costs incurred by the Contracting Party thereafter, the times specified herein for the exercise by the Collateral Agent of any right or benefit granted to it hereunder (including without limitation the time period for the exercise of any cure rights granted hereunder) shall be extended for the period of such prohibition; provided that the Collateral Agent is diligently pursuing such rights or remedies (to the extent permitted) in such bankruptcy or insolvency proceeding or otherwise.

c.                                       The Collateral Agent shall not take action under this paragraph 4 until after the initial disbursement of the Secured Parties’ loans.

5.                     Provided that an event of default by Borrower shall have occurred and be continuing pursuant to the loan documents executed in accordance with the Security Agreement, the Contracting Party agrees that the Collateral Agent may (but shall not be obligated to) pursuant to the terms of the Security Agreement assume, or cause any purchaser at any foreclosure sale or any assignee or transferee under any instrument of assignment or transfer in lieu of foreclosure to assume, all of the interests, rights and all of the obligations of the Borrower thereafter arising under the Assigned Agreement, provided that as conditions precedent to or concurrent with any such assignment or transfer, (a) the Collateral Agent shall have made or caused to be made payment to the Contracting Party of all sums due hereunder or under the Assigned Agreement, and, subject to paragraph 3(f) hereof, all reasonable delay and incremental costs incurred by the Contracting Party during the period of time preceding such assignment or transfer, if any, and (b) the assuming party shall have executed an agreement in writing to be bound by and to assume all of the obligations to the Contracting Party arising or accruing thereunder from and after the date of such assumption, and shall have provided the Contracting Party with assurances of future payment and security for future payment reasonably satisfactory to the Contracting Party.  If the interests, rights and obligations of the Borrower in the Assigned Agreement shall be assumed, sold or transferred as provided herein, then the Contracting Party shall continue to perform its obligations under the Assigned Agreement in favor of the assuming party as if such party had thereafter been named as the Borrower under the Assigned Agreement; provided that if the Collateral Agent (or any entity acting on behalf of the Collateral Agent or any of the other Secured Parties) assumes the Assigned Agreement as provided above, such party shall not be liable for the performance of the obligations thereunder except to the extent of all of its right, title and interest in and to the Project (as defined in the Security Agreement).  Notwithstanding any such assumption or disposition by the Collateral Agent, a purchaser, an assignee or a transferee, the Borrower shall not be released or discharged from and shall remain liable for any and all of its obligations to the Contracting Party arising or accruing under the Assigned Agreement prior to such assumption and the Contracting Party retains all rights under the Assigned Agreement relating to any breach thereof by the Borrower or the assuming party.  The Collateral Agent shall not take action under this paragraph 5 until after the initial disbursement of the Secured Parties’ loans.

6.                     The Contracting Party shall make all payments due to the Borrower under the Assigned Agreement to [                    ], acting as the Collateral Agent to Account No. [                    ], ABA No. [                    ].  All parties hereto agree that each payment by the Contracting Party to the Collateral Agent of amounts due to the Borrower from the Contracting Party under the Assigned Agreement shall satisfy the Contracting Party’s corresponding payment obligation under the Assigned Agreement.

7.                     Except for Change Orders (as defined in the Assigned Agreement), no amendment or modification of, or waiver by or consent of, the Borrower in respect of, any provision of the Assigned Agreement shall be effective unless the same shall be in writing, in accordance with the requirements of the Assigned Agreement, prior written notice thereof shall have been given to the Collateral Agent and the Collateral Agent shall have given its consent.  No Change Order shall be effective unless the same shall be in writing, in accordance with the requirements of the Assigned

Agreement, prior written notice thereof shall have been given to the Collateral Agent and the Collateral Agent shall have given its consent, provided that (i) in the case of any one Change Order, prior written notice to and consent by the Collateral Agent is not required if such Change Order would result in an increase in the Contract Price (as defined in the Assigned Agreement) in an amount less than Five Million U.S. Dollars (U.S.$5,000,000) or (ii) in the case of a Change Order in conjunction with other Change Orders, prior written notice to and consent by the Collateral Agent of such Change Order is not required if such Change Orders would in themselves result in an increase in the Contract Price in an amount less than Fifteen Million U.S. Dollars (U.S.$15,000,000), and provided further that the foregoing shall not impair any rights the Contracting Party may have to any Change Order under the Assigned Agreement. This Consent may be amended or modified only by an instrument in writing signed by the Contracting Party, the Borrower and the Collateral Agent.

8.                     The Contracting Party shall deliver to the Collateral Agent concurrently with the delivery thereof to the Borrower, a copy of the following items if and when provided by the Contracting Party to the Borrower pursuant to the Assigned Agreement: (a) notification prior to cancellation, non-renewal or a material change in the insurance coverage required under the terms of the Assigned Agreement; (b) notification of termination; (c) notification of suspension of all of the Work; (d) notification of default by the Borrower; (e) notification of claims, demands, actions or causes of actions asserted against the Contracting Party for which the Borrower has indemnification obligations; and (f) notification of request for arbitration.

9.                     The Contracting Party shall provide to the Collateral Agent any information or documentation as reasonably requested by the Collateral Agent in connection with the financing of the Borrower’s obligations under the Assigned Agreement including, without limitation, the following: (a) an opinion of counsel of Contracting Party customary for a project financing with respect to the authorization, execution, delivery and enforceability, and other similar issues, of the Assigned Agreement and this Consent; (b) a certificate of an authorized officer of Contracting Party certifying that (i) all amounts due and payable under the Assigned Agreement have been paid other than those amounts payable in respect of the current invoice and (ii) no event or condition exists to the Contracting Party’s current actual knowledge which constitutes a default by the Borrower under the Assigned Agreement; and (c) a copy of a certificate of good standing of, and payment of franchise taxes by, the Contracting Party issued by the Secretary of State of Nevada.

10.               Notice to any party hereto shall be deemed to be delivered on the earlier of: (a) the date of personal delivery and (b) if deposited in a United States Postal Service depository, postage prepaid, registered or certified mail, return receipt requested, addressed to such party at the address indicated below (or at such other address as such party may have theretofore specified by written notice delivered in accordance herewith), upon delivery or refusal to accept delivery, in each case as evidenced by the return receipt:

The Collateral Agent:	HSBC Bank USA, National Association
452 Fifth Avenue
New York, NY 10018
Facsimile: [ ]
Attn: [ ]

The Borrower:	Sabine Pass LNG, L.P.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
Facsimile: (713) 659-5459
Attn: Ed Lehotsky

with a copy to:

Sabine Pass LNG, L.P.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
Facsimile: (713) 659-5459
Attn: General Counsel

The Contracting Party:	Bechtel Corporation
3000 Post Oak Boulevard
Houston, Texas 77056
Facsimile: (713) 253-1610
Attn: C. Asok Kumar

with a copy to:

Bechtel Corporation
3000 Post Oak Boulevard
Houston, Texas 77056
Facsimile: (713) 235-3945
Attn: Principal Counsel

11.               This Consent shall be binding upon and shall inure to the benefit of the respective successors and permitted assigns of the Contracting Party, the Borrower, the Collateral Agent and the Secured Parties (provided, however, that the Contracting Party shall not assign or transfer it rights hereunder without the prior written consent of the Collateral Agent).

12.               This Consent may be executed in one or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Consent shall become effective at such time as the Collateral Agent shall have received counterparts hereof signed by all of the intended parties hereto.

13.               For purposes of this Consent, the term “day” or “days” shall mean calendar days unless otherwise defined herein.

14.               No failure on the part of any party or any of its agents to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege hereunder shall operate as a waiver thereof (subject to any statute of limitations), and no single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right power or privilege.

15.               If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

16.               The agreements of the parties hereto are solely for the benefit of the Contracting Party, the Borrower, the Collateral Agent and the Secured Parties, and no Person (other than the parties hereto and the Secured Parties and their successors and assigns permitted hereunder) shall have any rights hereunder.

17.               This Consent shall terminate upon the indefeasible payment in full of all amounts owed in connection with the Security Agreement.

18.               THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. THE CONTRACTING PARTY, THE COLLATERAL AGENT AND THE BORROWER HEREBY SUBMIT TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EXCEPT FOR DISPUTES ARISING OUT OF OR RELATING TO THE ASSIGNED AGREEMENT WHICH WILL CONTINUE TO BE GOVERNED EXCLUSIVELY BY ARTICLE 18 OF THE ASSIGNED AGREEMENT.  THE CONTRACTING PARTY, THE COLLATERAL AGENT AND THE BORROWER IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19.               EACH OF THE CONTRACTING PARTY, THE COLLATERAL AGENT AND THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CONSENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.               NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, NONE OF THE CONTRACTING PARTY, THE COLLATERAL AGENT, NOR THE BORROWER, SHALL BE LIABLE UNDER THIS CONSENT, WHETHER IN CONTRACT,

WARRANTY, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY, PRODUCTS LIABILITY, PROFESSIONAL LIABILITY, INDEMNITY, CONTRIBUTION, OR ANY OTHER CAUSE OF ACTION FOR SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL LOSSES OR DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF USE, LOSS OF OPPORTUNITY, LOSS OF REVENUES, LOSS OF FINANCING, LOSS OR INCREASE OF BONDING CAPACITY, COSTS OF OBTAINING OR MAINTAINING FINANCING, LOSS OF GOODWILL, OR BUSINESS INTERRUPTION, OR DAMAGES OR LOSSES FOR PRINCIPAL OFFICE EXPENSES INCLUDING COMPENSATION OF PERSONNEL STATIONED THERE (“CONSEQUENTIAL DAMAGES”), AND THE CONTRACTING PARTY, THE COLLATERAL AGENT, AND THE BORROWER DO HEREBY RELEASE EACH OTHER FROM ANY LIABILITY FOR SUCH CONSEQUENTIAL DAMAGES; PROVIDED THAT THE EXCLUSION OF LIABILITY SET FORTH IN THIS SECTION IS NOT INTENDED TO PRECLUDE RECOVERIES AS PERMITTED PURSUANT TO SECTION 20.4 OF THE ASSIGNED AGREEMENT WITH RESPECT TO OBLIGATIONS UNDER THE ASSIGNED AGREEMENT ONLY.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the                  day of                                 , 20    .

HSBC BANK USA, NATIONAL ASSOCIATION

By:

Name:

Title:

BECHTEL CORPORATION

By:

Name:

Title:

ACKNOWLEDGED and AGREED

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:

Name:

Title:

ATTACHMENT BB

FORM OF CONTRACTOR AND OWNER CONFIRMATIONS

SCHEDULE BB-1

FORM OF CONTRACTOR QUARTERLY CONFIRMATION

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Facsimile: (713) 659-5459

Attn: Ed Lehotsky

Re:                               Contractor Quarterly Confirmation

I confirm that Bechtel Corporation was in compliance with the covenants on its credit facilities during the fiscal quarter ended                                   , 200    .

As of the date of this confirmation and so far as I am aware, Bechtel Corporation has kept its Books and Records in accordance with generally accepted accounting principles and has the financial resources available to it such as to enable Bechtel Corporation to continue to perform its obligations under the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal dated December 18, 2004. This confirmation shall not be construed in any way such as to relieve Sabine Pass LNG, L.P. from its obligations and liabilities under such Lump Sum Turnkey Agreement.

This confirmation is prepared expressly and exclusively for the use and benefit of Sabine Pass LNG, L.P. and its Lenders.

Signature and Title of Appropriate Senior Officer of Bechtel Corporation

Date

cc.                                 Sabine Pass LNG, L.P.
717 Texas Avenue, Suite 3100
Houston, Texas 77002
Attn: General Counsel

SCHEDULE BB-2

FORM OF OWNER MONTHLY CONFIRMATION

Bechtel Corporation

3000 Post Oak Boulevard

Houston, Texas 77056

Attn: C. Asok Kumar

Re:                               Owner Monthly Confirmation

As of the date of this confirmation and so far as I am aware, Sabine Pass LNG, L.P. has sufficient funds to continue to fulfill its payment obligations under the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal dated December 18, 2004, up to the date of the First Draw, and no event has come to the attention of Sabine Pass LNG, L.P. which would materially and adversely affect the continued availability of such funding.  This confirmation shall not be construed in any way such as to relieve Bechtel Corporation from its obligations and liabilities under such Lump Sum Turnkey Agreement.

This confirmation is prepared expressly and exclusively for the use and benefit of Bechtel Corporation.

Signature and Title of Appropriate Senior Officer of Sabine Pass LNG, L.P.

Date

cc:                                 Bechtel Corporation
3000 Post Oak Boulevard
Houston, Texas 77056
Attn: Principal Counsel

SCHEDULE BB-3

FORM OF OWNER QUARTERLY CONFIRMATION

Bechtel Corporation

3000 Post Oak Boulevard

Houston, Texas 77056

Attn: C. Asok Kumar

Re:                               Owner Quarterly Confirmation

As of the date of this confirmation and so far as I am aware, Sabine Pass LNG, L.P. has sufficient funds through itself or financing to continue to fulfill its payment obligations under the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal dated December 18, 2004, and no event has come to the attention of Sabine Pass LNG, L.P. which would materially and adversely affect the continued availability of such funding.  This confirmation shall not be construed in any way such as to relieve Bechtel Corporation from its obligations and liabilities under such Lump Sum Turnkey Agreement.

This confirmation is prepared expressly and exclusively for the use and benefit of Bechtel Corporation.

Signature and Title of Appropriate Senior Officer of Sabine Pass LNG, L.P.

Date

cc:                                 Bechtel Corporation
3000 Post Oak Boulevard
Houston, Texas 77056
Attn: Principal Counsel

ATTACHMENT CC

INDEPENDENT ENGINEER ACTIVITIES

Owner has overall responsibility to coordinate the activities of Independent Engineer, including but not limited to, (i) arranging visits to Contractor’s offices and to the Site, (ii) forwarding relevant Project reports and documentation to Independent Engineer, and (iii) transmitting comments and feedback, if any, from Independent Engineer to Contractor.  Independent Engineer shall comply with all Site safety programs in effect while on the Site.  With respect to the activities of Independent Engineer, Owner is responsible for the actions of Independent Engineer.

Independent Engineer shall not be entitled to issue any instruction or directive to Contractor or any of its Subcontractors or Sub-subcontractors in connection with performance of the Work.  Contractor shall reasonably cooperate with Independent Engineer in the conduct of his or her duties in relation to the Facility and the Work, including but not limited to, the activities of Independent Engineer set forth below:

1.               Review all Drawings and Specifications provided by Contractor to Owner.  Contractor shall provide to Independent Engineer a set of Record Drawings and Specifications.

2.               Conduct quarterly Site visits, including:

a.               Evaluation of the progress of the Work against the Milestones set forth in Attachment C, Schedule C-1 and the CPM Schedule;

b.              Observation of general standard of workmanship and performance of spot checks of Contractor’s quality records;

c.               Review of Owner’s audits of Contractor’s quality system;

d.              Review of incurred and potential delays and proposed Recovery Schedule, if any;

e.               Review of Contractor Permits obtained and assessment of Contractor’s ability to obtain outstanding Contractor Permits;

f.                 Review and report on Contractor’s health, safety and environmental compliance programs;

g.              Evaluation of lost time incidents, if any;

h.              Review of Contractor’s waste management and effluent discharge practices; and

i.                  Assessment of Contractor’s implementation of socio-economic and environmental offset programs required under the environmental impact assessment report submitted for FERC approval.

3.               Verify Contractor’s achievement of each Milestone (including achievement of RFCD, Substantial Completion and Final Completion).

CC-1

4.               Review Monthly Progress Reports.

5.               Monitor and review Change Order requests.

6.               Monitor Performance Tests and confirm satisfaction of Performance Guarantees.

7.               Review all necessary reports and data associated with the pre-commissioning and commissioning of the Facility.

8.               Review Contractor’s proposed Performance Test plans and procedures and confirm compliance with Performance Test criteria specified in Attachment S, Applicable Codes and Standards, Applicable Law, Equipment manufacturers’ recommendations, GECP, and loan documents with Lender.

9.               Witness Performance Tests, including:

a.               Observation of data collection procedures, instrumentation calibration and operating and testing personnel during the Performance Tests;

b.              Verification of Performance Testing results and calculations used to adjust for relevant conditions;

c.               Verification of compliance of operational and regulatory requirements with Agreement requirements, as well as Permits;

d.              Random verification of proper operation of Equipment and calibration of measurement and control systems;

e.               Verification that measurement and control systems have no overrides;

f.                 Evaluation of compliance with Performance Guarantees and, if applicable, calculation of Liquidated Damage payments;

g.              Review and comment to Owner on Contractor’s Performance Test reports; and

h.              Verification of data collection and calculation procedures used to adjust Performance Test results to the Performance Guarantee conditions set forth in Attachment T of the Agreement.

10.         Verify that Punchlist items are complete in all material respects.

11.         Sign and submit the RFCD Completion Certificate, Substantial Completion Certificate and the Final Completion Certificate confirming that all conditions of RFCD, Substantial Completion and Final Completion, as the case may be, have been achieved.

12.         Monitor completion of Punchlist items.

CC-2

ATTACHMENT DD

FORM OF ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”) is entered into as of [                      ], 2004 (the “Effective Date”) by and among SABINE PASS LNG, L.P., a Delaware limited partnership (“Owner”), and BECHTEL CORPORATION, a Nevada corporation, (“Contractor” and, together with Owner, each a “Party” and, collectively, the “Parties”), and [NAME OF ESCROW AGENT], a [jurisdiction] State bank with an office in [city], [          ] County, [          ] (“Escrow Agent”). Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the EPC Agreement (as defined below).

W I T N E S S E T H :

WHEREAS, pursuant to the terms of the Lump Sum Turnkey Agreement for the Engineering, Procurement and Construction of the Sabine Pass LNG Receiving, Storage and Regasification Terminal, dated as of December 18, 2004, by and between Owner and Contractor (the “EPC Agreement”), Contractor will provide services for the engineering, procurement, construction, commissioning, start-up and testing of the Facility; and

WHEREAS, pursuant to Section 18.4 of the EPC Agreement, Owner has the obligation, in certain circumstances, to deliver the Escrow Funds (as defined below) to be set aside in the Escrow Account pursuant to the terms of this Escrow Agreement; and

WHEREAS, Owner and Contractor have mutually agreed upon and selected Escrow Agent to serve as the escrow agent for the Escrow Funds subject to the terms and conditions of this Escrow Agreement; and

WHEREAS, Escrow Agent is willing to serve in such capacity subject to the terms and conditions of this Escrow Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the Parties and Escrow Agent, intending to be legally bound, agree as follows:

1.                                       Appointment of Escrow Agent.  Owner and Contractor hereby appoint and designate [Name of Escrow Agent] as escrow agent to receive, hold, administer, invest and disburse the Escrow Funds in accordance with the terms of this Escrow Agreement.  Escrow Agent hereby accepts its appointment as Escrow Agent and agrees to hold, administer, invest and disburse the Escrow Funds in accordance with the terms of this Escrow Agreement.

2.                                       Delivery of the Escrow Funds.  Pursuant to Section 18.4 of the EPC Agreement, Owner and Contractor have agreed that Owner shall have the obligation in certain circumstances to deliver by wire transfer to Escrow Agent certain sums to be held by Escrow Agent in accordance with the terms of this Escrow Agreement (the “Escrow Funds”).  Subject to and in accordance with the terms and conditions hereof, Escrow Agent agrees that it shall receive, hold in escrow, invest and reinvest, and release or disburse the Escrow Funds.  It is hereby expressly stipulated and agreed that all interest and other earnings on the Escrow Funds shall be added to and become a part of the Escrow Funds for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and any amounts which may be charged thereto in accordance with Section 10 to compensate or reimburse Escrow Agent from time to time for amounts owing to it hereunder shall from the time of such loss or charge no longer constitute part of the Escrow Funds.

3.                                       Investment of the Escrow Funds.  Escrow Agent shall invest and reinvest the Escrow Funds in short-term U.S. government notes maturing within thirty (30) calendar days (“Days”), as determined by the Escrow Agent.  It is understood and agreed that the Escrow Agent or its affiliates are permitted to receive additional compensation that could be deemed to be in the Escrow Agent’s economic self-interest for (i) serving as investment advisor, administrator, shareholder servicing agent, custodian or sub-custodian with respect to certain of the investments; (ii) using affiliates to effect transactions in certain investments; and (iii) effecting transactions in investments.

Receipt, disbursement, investment and reinvestment of the Escrow Funds shall be confirmed by Escrow Agent within thirty (30) Days of such receipt, disbursement, investment or reinvestment by an account statement delivered to the Parties by Escrow Agent, and any discrepancies in any such account statement shall be noted by the Parties to Escrow Agent within thirty (30) Days after receipt thereof.  Failure to inform Escrow Agent in writing of any discrepancies in any such account statement within said thirty (30)-Day period shall be presumed to constitute confirmation of such account statement in its entirety.  For purposes of this paragraph, each account statement shall be deemed to have been received by the Party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three (3) Business Days after the deposit thereof in the United States Mail, postage prepaid.  The term “Business Day” shall mean any day of the year, excluding Saturday, Sunday and any other day on which banks are required or authorized to close in Houston, Texas.

4.                                       Release of the Escrow Funds.  Escrow Agent shall disburse the Escrow Funds to Owner or Contractor, or their assigned representatives, only upon the following conditions and/or circumstances:

(a)                                  Escrow Agent shall disburse the Escrow Funds, in whole or in part, as directed by Owner and Contractor in a notarized writing in substantially the form of Exhibit 1, attached hereto (“Joint Notice”), executed by authorized representatives of Owner and Contractor and setting forth, at a minimum, (i) the amount of the Escrow Funds (plus accrued interest) to be disbursed, (ii) the percentage allocation of the Escrow Funds (plus accrued interest) to be disbursed between Owner and Contractor, and (iii) the timing of when the disbursement shall occur; OR,

(b)                                 Escrow Agent shall disburse the Escrow Funds, in whole or in part, as directed by Owner in a notarized writing delivered to Escrow Agent (with a copy by facsimile and registered mail to Contractor), in substantially the form of Exhibit 2, attached hereto (“Owner’s Notice”), setting forth, at a minimum, (i) the amount of the Escrow Funds (plus accrued interest) to be disbursed and (iii) the timing of when the disbursement shall occur; provided that Contractor has not provided its objection in writing to Escrow Agent (with a copy by facsimile and registered mail provided to Owner) (“Objection Notice”) within sixty (60) Days of receipt of Owner’s Notice, such Objection Notice setting forth in reasonable detail Contractor’s rationale for objecting to the disbursement terms set forth in Owner’s Notice; OR

(c)                                  Escrow Agent shall disburse the Escrow Funds, if any, upon Escrow Agent’s receipt of a court order or other legal and binding directive (including but not limited to a binding order from an arbitrator and any decision by an arbitration panel or arbitrator within the scope of Section 18.2 of the EPC Agreement) requiring Escrow Agent to disburse such Escrow Funds in accordance with the terms of such court order or directive, irrespective of whether such court order or other legal and binding directive or arbitration decision is subject to appeal or has been appealed.

5.                                       Interest.  Upon disbursement of the Escrow Funds pursuant to Section 4 or hereof, any interest accrued on such Escrow Funds shall be disbursed to Owner.

6.                                       Tax Matters.  Through execution of this Escrow Agreement, Owner and Contractor hereby each provide Escrow Agent with their respective taxpayer identification number documented on the signature page of this Escrow Agreement.  Owner and Contractor shall provide Escrow Agent with the taxpayer identification number(s) of any recipient, other than Escrow Agent, of funds to be disbursed from the Escrow Funds.  Owner and Contractor understand that the failure to provide such information as to any recipient may prevent or delay disbursements from the Escrow Funds and may also result in the assessment of a penalty and Escrow Agent’s being required to withhold tax on any interest or other income earned on the Escrow Funds.  Any payments of income shall be subject to applicable withholding regulations then in force in the United States or any other jurisdiction, as applicable.  Solely for purposes of ensuring the regular payment of taxes upon Escrow Funds, the Parties agree that Owner shall be treated as the owner of the Escrow Funds for federal and state income tax purposes and that Owner shall include in taxable income the earnings on the Escrow Funds.

7.                                       Limited Liability of Escrow Agent.  In performing its duties under this Escrow Agreement or upon the claimed failure to perform its duties hereunder, Escrow Agent shall have no liability except for Escrow Agent’s willful misconduct or gross negligence.  The Escrow Agent’s sole responsibility shall be for the safekeeping and disbursement of the Escrow Funds in accordance with the terms of this Escrow Agreement.  The Escrow Agent shall have no implied duties or obligations and shall not be charged with knowledge or notice of any fact or circumstance not specifically set forth herein or in any notice given to it under this Escrow Agreement in accordance with Section 11 hereof.  The Escrow Agent shall be entitled to rely upon and shall be protected in acting upon any request, instructions, statement or other instrument, not only as to its due execution, validity and effectiveness, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by the Person or Parties purporting to sign the same and to conform to the provisions of this Escrow Agreement.  In no event shall Escrow Agent be liable for incidental, indirect, special, consequential or punitive damages.  The Escrow Agent shall not be obligated to take any legal action or to commence any proceeding in connection with the Escrow Funds or to appear in, prosecute or defend any such legal action or proceedings.  The Escrow Agent may consult legal counsel selected by it in the event of any dispute or question as to the construction of any of the provisions hereof or of any other agreement or of its duties hereunder, and shall incur no liability and shall be fully protected from any liability whatsoever in acting in accordance with the opinion or instruction of such counsel.  Owner and Contractor, jointly and severally, shall promptly pay, upon demand (in accordance with the procedures set forth in Section 10 hereof), the reasonable fees and expenses of any such counsel; provided, however, Owner and Contractor agree that such fees and expenses shall be borne equally between Owner and Contractor.  The Escrow Agent shall have no obligations or responsibilities in connection with the EPC Agreement, or any other agreement between the Parties, other than this Escrow Agreement.

8.                                       Right of Interpleader.  Should any controversy arise involving the Parties and Escrow Agent, or any of them or any other person, firm or entity with respect to this Escrow Agreement or the Escrow Funds, or should a substitute escrow agent fail to be designated as provided in Section 14 hereof, or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right, but not the obligation, either to (i) withhold delivery of the Escrow Funds until the controversy is resolved, the conflicting demands are withdrawn or its doubt is resolved or (ii) institute a petition for interpleader in a court in Harris County, Texas to determine the rights of the Parties and Escrow Agent.  Should a petition for interpleader be instituted, or should Escrow Agent be threatened with litigation or become involved in litigation in any manner whatsoever in connection with this Escrow Agreement or the Escrow Funds, Owner and Contractor hereby jointly and severally agree to reimburse Escrow Agent for its reasonable attorneys’ fees and any and all other reasonable expenses, losses, costs and damages incurred by Escrow Agent in connection with or resulting from such threatened or actual litigation prior to any disbursement hereunder, except to the extent that any such expense, loss, cost or damage results from the willful misconduct or gross negligence of Escrow Agent.

9.                                       Exculpation of Escrow Agent.  It is agreed that the duties of Escrow Agent are herein specifically provided and are purely ministerial in nature, and that Escrow Agent shall incur no liability whatsoever except for its willful misconduct or gross negligence, so long as Escrow Agent is acting in good faith.  The Parties do hereby release Escrow Agent from any liability for any error or judgment or for any act done or omitted to be done by Escrow Agent in good faith performance of its duties hereunder and do each, jointly and severally, indemnify Escrow Agent against, and agree to hold harmless, save and defend Escrow Agent from, any costs, liabilities, and expenses incurred by Escrow Agent in serving as Escrow Agent hereunder and in faithfully discharging its duties and obligations hereunder.

10.                                 Compensation and Reimbursement of Expenses.  The Parties shall compensate Escrow Agent for its services hereunder in accordance with Exhibit 3 attached hereto and, in addition, shall reimburse Escrow Agent for all of its reasonable out-of-pocket expenses incurred in the performance of its duties and enforcement of its rights hereunder and otherwise in connection with the preparation, operation, administration and enforcement of this Escrow Agreement, including, without limitation, attorneys’ fees, brokerage costs and related expenses incurred by Escrow Agent (collectively, the “Fees”).  All of the compensation and reimbursement obligations set forth in this Section 10 shall be payable within ten (10) Business Days following the Parties’ receipt of notice from Escrow Agent that such payment should be made.  The Parties agree that the Fees shall be borne equally by the Parties and the Fees may be deducted from the Escrow Funds.  Solely in the event and to the extent that the Parties shall have failed to provide payment to Escrow Agent within the ten (10) Business Day period set forth in the preceding sentence, Escrow Agent is authorized to disburse to itself from the Escrow Funds the amount(s) not paid, subject to Escrow Agent’s restoration of such payment to the Escrow

Funds should the applicable payment be later received by Escrow Agent.

11.                                 Notices.  All notices, communications and deliveries under this Escrow Agreement will be made in writing signed by or on behalf of the party making the same, will specify the Section under this Escrow Agreement pursuant to which it is given or being made, and will be delivered (i) by facsimile, (ii) by personal delivery or (iii) by express air courier, return receipt requested (with evidence of delivery and postage and other fees prepaid) as follows:

If to Escrow Agent:

[Name of Escrow Agent]

[Address]

Attn:  [                                                                ]

Facsimile:  [                                                        ]

Telephone No.:  [                                               ]

If to Owner:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Facsimile: (713) 659-5459

Attn: Ed Lehotsky

with a copy to:

Sabine Pass LNG, L.P.

717 Texas Avenue, Suite 3100

Houston, Texas 77002

Facsimile: (713) 659-5459

Attn: General Counsel

If to Contractor:

Bechtel Corporation

3000 Post Oak Boulevard

Houston, Texas 77056

Facsimile: (713) 253-1610

Attn: C. Asok Kumar

with a copy to:

Bechtel Corporation

3000 Post Oak Boulevard

Houston, Texas 77056

Facsimile: (713) 235-3945

Attn: Principal Counsel

Except to the extent otherwise provided in the second paragraph of Section 3 herein, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed.  The Parties or Escrow Agent may change the address to which communications hereunder are to be directed by giving written notice to the other parties hereto in the manner provided in this Section 11. All signatures of the parties to this Escrow Agreement may be transmitted by facsimile, and such facsimile will, for all purposes, be deemed to be the original signature of such party whose signature it reproduces, and will be binding upon such party.

12.                                 Authorization.  Each Party to this Agreement, on behalf of itself and the Escrow Agent, on behalf of itself, acknowledges and represents that the signatories for each Party and the Escrow Agent to this Escrow Agreement have the requisite authorization to bind the Parties and Escrow Agent hereto.

13.                                 Choice of Laws; Cumulative Rights.  This Escrow Agreement shall be governed by, and construed in accordance with, the laws of the state of Texas, without giving effect to the principles thereof relating to conflicts of law.  All of Escrow Agent’s rights hereunder are cumulative of any other rights it may have at law, in equity or otherwise.  The Parties and Escrow Agent agree that the forum for resolution of any dispute arising under this Escrow Agreement shall be in a court in Harris County, Texas.

14.                                 Resignation or Removal of Escrow Agent.  Escrow Agent may resign from the performance of its duties hereunder at any time by providing thirty (30) Days’ prior written notice to Owner and Contractor or may be removed, with or without cause, by Owner and Contractor, acting jointly, at any time by providing thirty (30) Days’ prior written notice to Escrow Agent.  Such resignation or removal shall take effect upon the appointment of a successor escrow agent as provided herein.  Upon any such notice of resignation or removal, Owner and Contractor, acting jointly, shall appoint a successor escrow agent hereunder, which shall be a commercial bank, trust company or other financial institution with a combined capital and surplus in excess of $100,000,000, unless otherwise agreed by Owner and Contractor as evidenced by written instructions executed by Owner and Contractor.  Upon the acceptance in writing of any appointment as Escrow Agent hereunder by a successor escrow agent: (i) the retiring Escrow Agent shall deliver the Escrow Funds to the successor escrow agent, (ii) such successor escrow agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Escrow Agent, and (iii) the retiring Escrow Agent shall be discharged from its duties and obligations under this Escrow Agreement, but shall not be discharged from any liability for actions taken as Escrow Agent hereunder prior to such succession.  After any retiring Escrow Agent’s resignation or removal, the provisions of this Escrow Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Escrow Agent under this Escrow Agreement.  If Owner and Contractor fail to designate a substitute escrow agent within ten (10) Business Days after receiving a notice of Escrow Agent’s resignation or delivering to Escrow Agent a notice of removal, Escrow Agent may institute a petition for interpleader.  Escrow Agent’s sole responsibility after such ten (10)

Business Day notice period expires shall be to hold the Escrow Funds (without any obligation to reinvest the same) and to deliver the same to a designated substitute escrow agent, if any, or in accordance with the directions of a final order or judgment of a court of competent jurisdiction, at which time of delivery Escrow Agent’s obligations hereunder shall cease and terminate.

15.                                 Assignment.  This Escrow Agreement shall not be assigned without the prior written consent of the non-assigning party hereto, except Owner may assign this Escrow Agreement, in whole or in part, to any of its Affiliates or Lender without Contractor’s or Escrow Agent’s consent.  When duly assigned in accordance with the foregoing, this Escrow Agreement shall be binding upon and shall inure to the benefit of the assignee; provided that any assignment by a party pursuant to this Section 15 shall not relieve such assigning party of any of its obligations under this Escrow Agreement.  Any assignment not in accordance with this Section 15 shall be void and without force or effect, and any attempt to assign this Escrow Agreement in violation of this provision shall grant the non-assigning party the right, but not the obligation, to terminate this Escrow Agreement at its option for default.

16.                                 Severability.  If one or more of the provisions hereof shall for any reason be held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

17.                                 Termination.  This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 4, 8 or 14 hereof, of the Escrow Funds in full; provided, however, that in the event all Fees required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 10 hereof shall survive the termination hereof and, provided further, that the last sentence of Section 8 hereof and the provisions of Section 9 hereof shall, in any event, survive the termination hereof.

18.                                 General.  The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement.  This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two (2) or more counterparts, each of which shall be deemed an original instrument, but all of which taken together shall constitute one and the same instrument.  Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders.  The terms and provisions of this Escrow Agreement constitute the entire agreement among the Parties and Escrow Agent in respect of the subject matter hereof, and neither the Parties nor Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement.  This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only by written instrument duly signed by the Parties and Escrow Agent.  This Escrow Agreement shall inure to the benefit of, and be binding upon, the Parties and Escrow Agent and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and permitted assigns.  This Escrow Agreement is for the sole and exclusive benefit of the Parties and Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement to be effective as of the Effective Date.

Owner:

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:
Tax Identification #:

Contractor:

BECHTEL CORPORATION

By:
Name:
Title:
Tax Identification #:

Escrow Agent:

[NAME OF ESCROW AGENT]

By:
Name:
Title:

Exhibit 1

Form of Joint Notice

[Date]

[Name of Escrow Agent]

[Address]

Attn:  [                                           ]

Re:                               Escrow Agreement, dated [                ], 2004, by and among Sabine Pass LNG, L.P. (“Owner”), Bechtel Corporation (“Contractor”) and [Name of Escrow Agent] (“Escrow Agent”) (the “Escrow Agreement”)

Dear [              ]:

Pursuant to Section 4(a) of the Escrow Agreement, Owner and Contractor hereby certify that [$U.S.                    ] of the Escrow Funds (the “Released Escrow Funds”), plus any accrued interest thereon, should be released from the Escrow Account and disbursed to [Owner/Contractor/Owner and Contractor], as set forth below.  Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Escrow Agreement.

Owner and Contractor hereby direct Escrow Agent to release and disburse such Released Escrow Funds by wire transfer in immediately available funds, within [    ] ([    ]) Days of receipt of this notice, as follows: [(i)] [$U.S.                           ] of the Released Escrowed Funds, plus accrued interest thereon, to [                    ] to the following account [list account information including name of recipient, name of recipient’s financial institution, account number, and ABA routing number] [; and (ii) [$U.S.                           ] of the Released Escrowed Funds, plus accrued interest thereon, to [                    ] to the following account [list account information including name of recipient, name of recipient’s financial institution, account number, and ABA routing number].]

This Joint Notice may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Joint Notice.  A facsimile or photocopy of any signature shall have the same force and effect as an original.  This Joint Notice shall be effective as of the date first written above once the counterparts of the Joint Notice have been signed and delivered by all the parties set forth below.

Very truly yours,

Owner:

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

Contractor

BECHTEL CORPORATION

By:
Name:
Title:

cc:                                 [                                ]

State of [                      ]

County of [                  ]

This instrument was acknowledged before me on [Date] by [Name of Officer], [Title of Officer] of [Name of entity acknowledging], a [jurisdiction] [type of entity], on behalf of said [type of entity].

Commission expires:
Notary Public’s signature

(Notary stamp or seal)

Exhibit 2

Form of Owner’s Notice

[Date]

[Name of Escrow Agent]

[Address]

Attn:  [                                         ]

Re:                               Escrow Agreement, dated [                ], 20[    ], by and among Sabine Pass LNG, L.P. (“Owner”), Bechtel Corporation (“Contractor”) and [Name of Escrow Agent] (“Escrow Agent”) (the “Escrow Agreement”)

Dear [              ]:

Pursuant to Section 4(b) of the Escrow Agreement, Owner hereby certifies that [$U.S.                    ] of the Escrow Funds (the “Released Escrow Funds”), plus any accrued interest thereon, should be released from the Escrow Account and disbursed to [Owner] [Name of Other Recipient], as set forth below.  Capitalized terms used, but not otherwise defined, herein shall have the respective meanings ascribed to such terms in the Escrow Agreement.

Owner hereby directs Escrow Agent to release and disburse such Released Escrowed Funds, plus accrued interest thereon, by wire transfer in immediately available funds, within [    ] ([    ]) days of receipt of this notice, as follows (provided that Escrow Agent has not received, within sixty (60) Days of receipt of this notice, written notice from Contractor of its objection to the terms of this notice):

Sabine Pass LNG, L.P.

[Name of Financial Institution]

[City, State]

Account No.: [                                                 ]

ABA Routing No.: [                                        ]

Amount: U.S.$[                              ]

Very truly yours,

Owner:

SABINE PASS LNG, L.P.

By: Sabine Pass LNG-LP, Inc., its General Partner

By:
Name:
Title:

cc:	Bechtel Corporation
3000 Post Oak Boulevard
Houston, Texas 77056
Attn: [ ]

State of [                             ]

County of [                         ]

This instrument was acknowledged before me on [Date] by [Name of Officer], [Title of Officer] of [Name of entity acknowledging], a [jurisdiction] [type of entity], on behalf of said [type of entity].

Commission expires:
Notary Public’s signature

(Notary stamp or seal)

Exhibit 3

Fee Schedule

[To come]

ATTACHMENT EE

STAINLESS STEEL ADJUSTMENT, TANK SUBCONTRACT MATERIALS
ADJUSTMENT, MARINE LOADING ARM ADJUSTMENT AND BOG
COMPRESSOR ADJUSTMENT

1.                          STAINLESS STEEL ADJUSTMENT

1.1                   Stainless Steel Adjustment

The Stainless Steel Adjustment, which is used to account for the changes in commodity pricing of 304L stainless steel pipe, fittings and flanges as described in Section 7.1D of the Agreement, shall be determined in accordance with this Section 1.  All calculations shall be rounded to four (4) decimal places.

1.2                   Step 1, Determine Base Metal Price at NTP

Nibase =                                nickel base metal price

Crbase =                               chromium base metal price

Febase =                              iron base metal price

The above Nibase, Crbase and Febase shall be as published by North American Stainless at website http://www.northamericanstainless.com, using the commercial information/flat alloy surcharge and the averages cited for two (2) Months prior to NTP.   For example, if the NTP is given in March 2005, the Monthly average for January 2005 shall be used.

1.3                   Step 2, Calculate Alloy Surcharge for Pipe “Pipesch” at NTP

Pipesch = 0.096*(Nibase – 2.0) + 0.216*(Crbase – 0.35) + 0.8388*(Febase – 0.0625)

1.4                   Step 3, Determine Base Price for Pipe at NTP

The base price for stainless pipe at NTP (“Pipebase”) shall be the pricing index “Stainless Steel Pipe & Tube – 4-1/2 in. to 16 in.” for the Month in which the NTP is issued, as specified in the pricing index database maintained by Preston Pipe & Tube Report, expressed in U.S. Dollars per lb.

1.5                   Step 4, Determine Piping Component of Adjustment

PipeNTP = U.S.$10,860,880*[((Pipesch + Pipebase)/1.4635) – 1]

1.6                   Step 5, Calculate Alloy Surcharge for Fittings at NTP

Ftgsch = 1.0836* Pipesch

1.7                   Step 6, Determine Fitting Component of Adjustment

FtgNTP = U.S.$3,100,000*[((Ftgsch + Pipebase)/1.4938) - 1]

1.8                   Step 7, Calculate Stainless Steel Adjustment

In accordance with Section 7.1D of the Agreement, the Contract Price shall be adjusted by the Stainless Steel Adjustment (“SSadj”), which shall be determined as follows:

SSadj (in U.S.$) = PipeNTP + FtgNTP

The Stainless Steel Adjustment shall be paid as an adjustment to the applicable Milestone(s) in Schedule C-1.

2.                          MARINE LOADING ARM ADJUSTMENT AND BOG COMPRESSOR ADJUSTMENT

2.1                   Introduction

The Marine Loading Arm Adjustment (“Armadj”) and BOG Compressor Adjustment (“BOGadj”), which are used to take into account currency fluctuations, shall be determined in accordance with this Section 2.  All calculations shall be rounded to four (4) decimal places. All currency exchange rates shall be determined using FxConverter on website http://www.oanda.com/convert/classic

In accordance with Section 7.1F of the Agreement, the Contract Price shall be adjusted by the Marine Loading Arm Adjustment, which shall be determined as follows:

Armadj (in U.S.$) = U.S.$6,289,705 * ((0.79177/EuroNTP) - 1)

Where:

EuroNTP  = The currency exchange rate for Euros compared to U.S.$ (Euro/U.S.$), defined as the Interbank rate, median price (ask) for the Day of the Notice to Proceed.

In accordance with Section 7.1G of the Agreement, the Contract Price shall be adjusted by the BOG Compressor Adjustment, which shall be determined as follows:

BOGadj (in U.S.$) = U.S.$8,314,332 * ((107.35/YenNTP) - 1)

Where:

YenNTP = The currency exchange rate for Japanese Yen compared to U.S.$ (Yen/U.S.$) defined as the Interbank rate, median price (ask) for the Day of the Notice to Proceed.

3.                          TANK SUBCONTRACT MATERIALS ADJUSTMENT

3.1                   Exercise Date

The Tank Subcontract Materials Adjustment, which is used to account for changes in commodity pricing of certain materials used in the Tanks, shall be determined in accordance with this Section 3.

The date for determining the Tank Subcontract Materials Adjustment shall be the “Exercise Date,” which is the Day that Owner gives Contractor written notice that Owner wants to set the date for determining the Tank Subcontract Materials Adjustment.  The Exercise Date shall be no later than thirty (30) Days before the material will be ordered, as advised in writing by the Tank Subcontractor through Contractor.

The “Trended Purchasing Magazine Business Information Center Price Index” shall be the best fit linear regression straight line of the values of the each of the applicable

Purchasing Magazine Business Information Center Price Indices defined in Sections 3.3 through 3.8 below from October 2004 for each Month through the latest information available on the Exercise Date.

3.2                   Adjustment for 9% Nickel Steel Materials (“9Niadj”)

9Niadj = U.S.$4,644*((0.09 * N1) -1209.6)

Where “N1” is the price of nickel (in U.S.$/metric ton), as published in the Wall Street Journal on the Day of the Exercise Date

3.3                   Adjustment for Rebar and Anchors (“Rebaradj”)

Rebaradj = U.S.$885,639*((R1/520) - 1)

Where “R1”is the Trended Purchasing Magazine Business Information Center Price Index for Steel, reinforcing bar (PURPRI50D208) at the Exercise Date.

3.4                   Adjustment for Tank Stainless Steel (“TankSSadj”)

TankSSadj = U.S.$729,942*[((S1+SSC1)/3480) - 1]

Where:

S1  =                           the Trended Purchasing Magazine Business Information Center Price Index for Stainless steel, hot rolled plate (PURPRI50D210), for the [Month] of the Exercise Date; and

SSC1 = the current Allegheny Ludlum Raw Material Surcharge for 304/304L Stainless Steel, as published on website http://www.alleghenyludlum.com, for the Month of the Exercise Date

3.5                   Adjustment for Aluminum Materials (“Aladj”)

Aladj = U.S.$1,577,315*((Al1/137) - 1)

Where “Al1” is the Trended Purchasing Magazine Business Information Center Price Index for Aluminum, grade 3003 common alloy sheet (PURPRI50D303), for the [Month] of the Exercise Date.

3.6                   Adjustment for Carbon Steel Materials (“CSadj”)

CSadj = U.S.$16,648,373*((CS1/744) - 1)

Where “CS1” is the Trended Purchasing Magazine Business Information Center Price Index for Steel, hot rolled plate (PURPRI50D204) for the [Month] of the Exercise Date.

3.7                   Adjustment for Structural Steel Materials (“STadj”)

STadj = U.S.$7,669,977*((ST1/574) - 1)

Where “ST1” is the Trended Purchasing Magazine Business Information Center Price Index for Steel, wide-flange beams (PURPRI50D206) for the [Month] of the Exercise Date.

3.8                   Adjustment for Piping and Valves (“PVadj”)

PVadj = U.S.$7,642,495*[((S1+SSC1) / 3480) -1]

Where S1 and SSC1 are as specified in Section 3.4 above.

3.9                   Tank Subcontract Materials Adjustment

In accordance with Section 7.1E, the Contract Price shall be adjusted by the Tank Subcontract Materials Adjustment (“Tankadj”), which shall be determined as follows:

Tankadj (in U.S.$) = Rebaradj + 9Niadj + TankSSadj + Aladj + CSadj + STadj + PVadj

The Parties agree that the commodity pricing methodology set forth in this Section 3 for materials used in the Tanks is subject to change in the course of Contractor’s selection of the Tank Subcontractor, and any change in such pricing methodology shall be done by Change Order.